FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 2, 2015, may be amended or completed prior to time of sale.

$860,640,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-P2
(Central Index Key Number 0001659329)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Principal Commercial Capital
(Central Index Key Number 0001634437)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Citigroup Global Markets Realty Corp.
(Central Index Key Number 0001541001)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Société Générale
(Central Index Key Number 0001238163)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2015-P2

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2015-P2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F, Class G, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2015-P2. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2016. The rated final distribution date for the certificates is December 2048.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1		$28,655,000%	(5)	October 2020
Class A-2A		$70,000,000%	(5)	December 2020
Class A-2B		$82,513,000%	(5)	December 2020
Class A-3		$170,000,000%	(5)	October 2025
Class A-4		$292,790,000%	(5)	December 2025
Class A-SB		$57,582,000%	(5)	August 2025
Class A-S		$47,605,000%	(5)	December 2025
Class X-A		$749,145,000(6)%	Variable(7)	NAP
Class X-B		$61,385,000(8)%	Variable(9)	NAP
Class B		$61,385,000%	(5)	December 2025
Class C		$50,110,000%	(5)	December 2025

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 57 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC and Deutsche Bank Securities Inc., will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SG Americas Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 53.8% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 33.5% of each class of offered certificates and SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 12.7% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 23, 2015.

Wells Fargo Securities	Citigroup	SOCIETE GENERALE
Co-Lead Manager and Joint-Bookrunner	Co-Lead Manager and Joint-Bookrunner	Co-Lead Manager and Joint-Bookrunner
Deutsche Bank Securities Co-Manager

December [_], 2015

Wells Fargo Commercial Mortgage Trust 2015-P2

Commercial Mortgage Pass-Through Certificates, Series 2015-P2

Missouri
2 properties
$1,501,500
0.1% of total
Illinois
3 properties
$8,203,000
0.8% of total
Ohio
6 properties
$28,549,586
2.8% of total
Vermont
1 property
$254,403
0.0% of total
Maine
1 property
$628,526
0.1% of total
South Dakota
1 property
$75,000,000
7.5% of total
Minnesota
1 property
$812,500
0.1% of total
Michigan
5 properties
$39,600,000
4.0% of total
New York
10 properties
$70,964,055
7.1% of total
New Hampshire
5 properties
$10,524,213
1.1% of total
Massachusetts
11 properties
$13,019,161
1.3% of total
Washington
3 properties
$61,500,000
6.1% of total
Connecticut
7 properties
$5,290,091
0.5% of total
Pennsylvania
8 properties
$34,990,996
3.5% of total
Rhode Island
2 properties
$1,515,345
0.2% of total
Nevada
3 properties
$23,282,111
2.3% of total
New Jersey
1 property
$50,000,000
5.0% of total
Delaware
2 properties
$13,982,512
1.4% of total
California
12 properties
$149,562,303
14.9% of total
Maryland
1 property
$12,100,000
1.2% of total
Virginia
1 property
$88,000,000
8.8% of total
West Virginia
1 property
$22,000,000
2.2% of total
North Carolina
1 property
$6,988,368
0.7% of total
Alaska
1 property
$37,926,518
3.8% of total
Colorado
2 properties
$21,320,000
2.1% of total
South Carolina
1 property
$10,150,000
1.0% of total
Oklahoma
3 properties
$16,965,000
1.7% of total
Louisiana
2 properties
$11,415,220
1.1% of total
Kentucky
1 property
$12,788,000
1.3% of total
Florida
5 properties
$69,580,983
6.9% of total
Texas
9 properties
$67,986,634
6.8% of total
Tennessee
3 properties
$35,800,000
3.6% of total
Percentage of Initial Pool Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%
>10.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$28,655,000	30.000%	%	(5)	October 2020	2.90	01/16 – 10/20
A-2A	$70,000,000	30.000%	%	(5)	December 2020	4.86	10/20 – 12/20
A-2B	$82,513,000	30.000%	%	(5)	December 2020	4.98	12/20 – 12/20
A-3	$170,000,000	30.000%	%	(5)	October 2025	9.73	08/25 – 10/25
A-4	$292,790,000	30.000%	%	(5)	December 2025	9.90	10/25 – 12/25
A-SB	$57,582,000	30.000%	%	(5)	August 2025	7.45	12/20 – 08/25
A-S	$47,605,000	25.250%	%	(5)	December 2025	9.98	12/25 – 12/25
X-A	$749,145,000(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$61,385,000(8)	NAP	%	Variable(9)	NAP	NAP	NAP
B	$61,385,000	19.125%	%	(5)	December 2025	9.98	12/25 – 12/25
C	$50,110,000	14.125%	%	(5)	December 2025	9.98	12/25 – 12/25
Non-Offered Certificates
X-D	$56,373,000(10)	NAP	%	Variable(11)	NAP	NAP	NAP
D	$56,373,000	8.500%	%	(5)	December 2025	9.98	12/25 – 12/25
E	$22,550,000	6.250%	%	(5)	December 2025	9.98	12/25 – 12/25
F	$11,275,000	5.125%	%	(5)	December 2025	9.98	12/25 – 12/25
G	$51,363,025	0.000%	%	(5)	December 2025	9.98	12/25 – 12/25
V(12)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
R(13)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

3

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class V certificates will not have a certificate balance, certificate notional amount, credit support, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E, Class F, Class G, Class R and Class V certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	57
The Certificates May Not Be a Suitable Investment for You	57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	57
Risks Related to Market Conditions and Other External Factors	57
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	57
Other Events May Affect the Value and Liquidity of Your Investment	58
Risks Relating to the Mortgage Loans	58
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	58
Risks of Commercial and Multifamily Lending Generally	59
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	60
General	60
A Tenant Concentration May Result in Increased Losses	61
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	62
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	62
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	62
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	63
Early Lease Termination Options May Reduce Cash Flow	64
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	65
Retail Properties Have Special Risks	65
Multifamily Properties Have Special Risks	67
Hotel Properties Have Special Risks	70
Risks Relating to Affiliation with a Franchise or Hotel Management Company	71
Industrial Properties Have Special Risks	72
Self Storage Properties Have Special Risks	74
Office Properties Have Special Risks	75
Mixed Use Properties Have Special Risks	75
Manufactured Housing Community Properties Have Special Risks	76
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	77
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	77
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	79
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	80
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	81
Risks Related to Zoning Non-Compliance and Use Restrictions	83
Risks Relating to Inspections of Properties	85

5

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	85
Insurance May Not Be Available or Adequate	85
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	86
Terrorism Insurance May Not Be Available for All Mortgaged Properties	86
Risks Associated with Blanket Insurance Policies or Self-Insurance	88
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	88
Limited Information Causes Uncertainty	89
Historical Information	89
Ongoing Information	89
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	89
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	90
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	91
Static Pool Data Would Not Be Indicative of the Performance of this Pool	92
Appraisals May Not Reflect Current or Future Market Value of Each Property	92
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	94
The Borrower’s Form of Entity May Cause Special Risks	94
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	97
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	97
Other Financings or Ability to Incur Other Indebtedness Entails Risk	99
Tenancies-in-Common May Hinder Recovery	100
Risks Relating to Enforceability of Cross-Collateralization	101
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	101
Risks Associated with One Action Rules	101
State Law Limitations on Assignments of Leases and Rents May Entail Risks	102
Various Other Laws Could Affect the Exercise of Lender’s Rights	102
Risks of Anticipated Repayment Date Loans	102
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	103
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	103
Risks Related to Ground Leases and Other Leasehold Interests	105
Leased Fee Properties Have Special Risks	106
Increases in Real Estate Taxes May Reduce Available Funds	107
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	107
Risks Related to Conflicts of Interest	107
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	107
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	110
The Servicing of the Empire Mall Whole Loan Will Shift to Other Servicers	112
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	112

6

Potential Conflicts of Interest of the Operating Advisor	114
Potential Conflicts of Interest of the Asset Representations Reviewer	115
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	115
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	118
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	119
Other Potential Conflicts of Interest May Affect Your Investment	119
Other Risks Relating to the Certificates	119
The Certificates Are Limited Obligations	119
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	120
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	120
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	123
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	125
General	125
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	126
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	128
Losses and Shortfalls May Change Your Anticipated Yield	128
Risk of Early Termination	129
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	129
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	130
You Have Limited Voting Rights	130
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	130
You Have Limited Rights to Replace the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	132
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	133
Risks Relating to Modifications of the Mortgage Loans	135
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	136
Risks Relating to Interest on Advances and Special Servicing Compensation	136
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	136
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	137

7

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	138
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	138
Tax Considerations Relating to Foreclosure	138
REMIC Status	139
Material Federal Tax Considerations Regarding Original Issue Discount	139
Description of the Mortgage Pool	140
General	140
Certain Calculations and Definitions	141
Definitions	141
Mortgage Pool Characteristics	155
Overview	155
Property Types	157
Retail Properties	157
Multifamily Properties	158
Hotel Properties	158
Self Storage Properties	161
Mixed Use Properties	161
Manufactured Housing Community Properties	161
Specialty Use Concentrations	162
Mortgage Loan Concentrations	162
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	162
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	164
Geographic Concentrations	166
Mortgaged Properties With Limited Prior Operating History	167
Tenancies-in-Common	167
Fee & Leasehold Estates; Ground Leases	167
Environmental Considerations	168
Redevelopment, Renovation and Expansion	171
Assessment of Property Value and Condition	171
Litigation and Other Considerations	172
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	173
Tenant Issues	175
Tenant Concentrations	175
Lease Expirations and Terminations	175
Expirations	175
Terminations	176
Purchase Options and Rights of First Refusal	178
Affiliated Leases	178
Insurance Considerations	180
Use Restrictions	181
Appraised Value	182
Non-Recourse Carveout Limitations	183
Real Estate and Other Tax Considerations	184
Delinquency Information	185
Certain Terms of the Mortgage Loans	185
Amortization of Principal	185
Due Dates; Mortgage Rates; Calculations of Interest	185
ARD Loan	186
Prepayment Protections and Certain Involuntary Prepayments	187
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	189

8

Defeasance	190
Partial Releases	191
Escrows	193
Mortgaged Property Accounts	194
Exceptions to Underwriting Guidelines	196
Additional Indebtedness	198
General	198
Whole Loans	199
Mezzanine Indebtedness	199
Other Unsecured Indebtedness	202
The Whole Loans	203
General	203
The Serviced Pari Passu Whole Loans	206
The Empire Mall Whole Loan	206
The Heritage Industrial Portfolio Whole Loan	211
The Non-Serviced Pari Passu Whole Loans	215
The Harbor Pointe Apartments Whole Loan	215
The Anchorage Marriott Downtown Whole Loan	220
The Harvey Building Products Portfolio Whole Loan	225
The JW Marriott Santa Monica Le Merigot Whole Loan	230
Additional Information	235
Transaction Parties	235
The Sponsors and Mortgage Loan Sellers	235
Principal Commercial Capital	236
General	236
Principal Commercial Capital’s Securitization Program	236
Principal Commercial Capital’s Underwriting Guidelines and Processes	237
Review of PCC Mortgage Loans	242
Servicing	245
Compliance with Rule 15Ga-1 under the Exchange Act	245
Retained Interests in This Securitization	245
Ladder Capital Finance LLC	245
General	245
Ladder Capital Group’s Securitization Program	246
Ladder Capital Group’s Underwriting Guidelines and Processes	248
Review of LCF Mortgage Loans	255
Compliance with Rule 15Ga-1 under the Exchange Act	257
Retained Interests in This Securitization	257
Citigroup Global Markets Realty Corp.	257
General	257
CGMRC’s Commercial Mortgage Origination and Securitization Program	257
CGMRC’s Underwriting Guidelines and Processes	258
Review of CGMRC Mortgage Loans	262
Compliance with Rule 15Ga-1 under the Exchange Act	267
Retained Interests in This Securitization	267
Wells Fargo Bank, National Association	267
General	267
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	268
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	269
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	274
Compliance with Rule 15Ga-1 under the Exchange Act	276
Retained Interests in This Securitization	279

9

Société Générale	279
General	279
Société Générale’s Commercial Mortgage Securitization Program	279
Société Générale’s Underwriting Standards	280
Review of the Mortgage Loans for Which Société Générale is the Sponsor	284
Compliance with Rule 15Ga-1 under the Exchange Act	286
Retained Interests in This Securitization	286
The Depositor	287
The Issuing Entity	287
The Trustee	288
The Certificate Administrator	289
The Master Servicer	291
The PCC Mortgage Loan Primary Servicer	295
The Special Servicer	298
The Operating Advisor and Asset Representations Reviewer	301
Description of the Certificates	302
General	302
Distributions	304
Method, Timing and Amount	304
Available Funds	305
Priority of Distributions	307
Pass-Through Rates	310
Interest Distribution Amount	312
Principal Distribution Amount	312
Certain Calculations with Respect to Individual Mortgage Loans	314
Excess Interest	316
Application Priority of Mortgage Loan Collections or Whole Loan Collections	316
Allocation of Yield Maintenance Charges and Prepayment Premiums	318
Assumed Final Distribution Date; Rated Final Distribution Date	320
Prepayment Interest Shortfalls	321
Subordination; Allocation of Realized Losses	322
Reports to Certificateholders; Certain Available Information	324
Certificate Administrator Reports	324
Information Available Electronically	331
Voting Rights	335
Delivery, Form, Transfer and Denomination	336
Book-Entry Registration	336
Definitive Certificates	339
Certificateholder Communication	340
Access to Certificateholders’ Names and Addresses	340
Requests to Communicate	340
List of Certificateholders	341
Description of the Mortgage Loan Purchase Agreements	341
General	341
Dispute Resolution Provisions	350
Asset Review Obligations	350
Pooling and Servicing Agreement	351
General	351
Assignment of the Mortgage Loans	351
Servicing Standard	352
Subservicing	353
Advances	354
P&I Advances	354

10

Servicing Advances	355
Nonrecoverable Advances	356
Recovery of Advances	357
Accounts	359
Withdrawals from the Collection Account	361
Servicing and Other Compensation and Payment of Expenses	364
General	364
Master Servicing Compensation	370
Special Servicing Compensation	373
Disclosable Special Servicer Fees	377
Certificate Administrator and Trustee Compensation	377
Operating Advisor Compensation	378
Asset Representations Reviewer Compensation	379
CREFC® Intellectual Property Royalty License Fee	379
Appraisal Reduction Amounts	380
Maintenance of Insurance	385
Modifications, Waivers and Amendments	388
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	390
Inspections; Collection of Operating Information	391
Collection of Operating Information	392
Special Servicing Transfer Event	392
Asset Status Report	394
Realization Upon Mortgage Loans	397
Sale of Defaulted Loans and REO Properties	400
The Directing Certificateholder	403
General	403
Major Decisions	404
Asset Status Report	406
Replacement of Special Servicer	406
Control Termination Event and Consultation Termination Event	407
Servicing Override	409
Rights of Holders of Companion Loans	410
Limitation on Liability of Directing Certificateholder	410
The Operating Advisor	411
General	411
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	412
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	413
Recommendation of the Replacement of the Special Servicer	415
Eligibility of Operating Advisor	415
Other Obligations of Operating Advisor	416
Delegation of Operating Advisor’s Duties	417
Termination of the Operating Advisor With Cause	417
Rights Upon Operating Advisor Termination Event	418
Waiver of Operating Advisor Termination Event	418
Termination of the Operating Advisor Without Cause	418
Resignation of the Operating Advisor	419
Operating Advisor Compensation	419
The Asset Representations Reviewer	420
Asset Review	420
Asset Review Trigger	420
Asset Review Vote	421

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Review Materials	422
Asset Review	423
Eligibility of Asset Representations Reviewer	425
Other Obligations of Asset Representations Reviewer	425
Delegation of Asset Representations Reviewer’s Duties	426
Asset Representations Reviewer Termination Events	426
Rights Upon Asset Representations Reviewer Termination Event	427
Termination of the Asset Representations Reviewer Without Cause	427
Resignation of Asset Representations Reviewer	428
Asset Representations Reviewer Compensation	428
Replacement of Special Servicer Without Cause	428
Termination of Master Servicer and Special Servicer for Cause	431
Servicer Termination Events	431
Rights Upon Servicer Termination Event	433
Waiver of Servicer Termination Event	434
Resignation of the Master Servicer and Special Servicer	434
Limitation on Liability; Indemnification	435
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	438
Dispute Resolution Provisions	439
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	439
Repurchase Request Delivered by a Party to the PSA	439
Resolution of a Repurchase Request	440
Mediation and Arbitration Provisions	442
Servicing of the Non-Serviced Mortgage Loans	443
Rating Agency Confirmations	449
Evidence as to Compliance	452
Limitation on Rights of Certificateholders to Institute a Proceeding	453
Termination; Retirement of Certificates	453
Amendment	455
Resignation and Removal of the Trustee and the Certificate Administrator	457
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	459
Certain Legal Aspects of Mortgage Loans	459
General	459
Types of Mortgage Instruments	460
Leases and Rents	460
Personalty	461
Foreclosure	461
General	461
Foreclosure Procedures Vary from State to State	461
Judicial Foreclosure	461
Equitable and Other Limitations on Enforceability of Certain Provisions	462
Nonjudicial Foreclosure/Power of Sale	462
Public Sale	463
Rights of Redemption	464
Anti-Deficiency Legislation	464
Leasehold Considerations	465
Cooperative Shares	465
Bankruptcy Laws	466
Environmental Considerations	472
General	472
Superlien Laws	472
CERCLA	472

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Certain Other Federal and State Laws	473
Additional Considerations	474
Due-on-Sale and Due-on-Encumbrance Provisions	474
Subordinate Financing	474
Default Interest and Limitations on Prepayments	475
Applicability of Usury Laws	475
Americans with Disabilities Act	475
Servicemembers Civil Relief Act	476
Anti-Money Laundering, Economic Sanctions and Bribery	476
Potential Forfeiture of Assets	476
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	477
Pending Legal Proceedings Involving Transaction Parties	479
Use of Proceeds	480
Yield and Maturity Considerations	480
Yield Considerations	480
General	480
Rate and Timing of Principal Payments	480
Losses and Shortfalls	482
Certain Relevant Factors Affecting Loan Payments and Defaults	482
Delay in Payment of Distributions	483
Yield on the Certificates with Notional Amounts	483
Weighted Average Life	484
Pre-Tax Yield to Maturity Tables	490
Material Federal Income Tax Considerations	495
General	495
Qualification as a REMIC	496
Status of Offered Certificates	498
Taxation of Regular Interests	498
General	498
Original Issue Discount	498
Acquisition Premium	501
Market Discount	501
Premium	502
Election To Treat All Interest Under the Constant Yield Method	502
Treatment of Losses	503
Yield Maintenance Charges and Prepayment Premiums	504
Sale or Exchange of Regular Interests	504
Taxes That May Be Imposed on a REMIC	505
Prohibited Transactions	505
Contributions to a REMIC After the Startup Day	505
Net Income from Foreclosure Property	505
Bipartisan Budget Act of 2015	506
Taxation of Certain Foreign Investors	506
FATCA	507
Backup Withholding	508
Information Reporting	508
3.8% Medicare Tax on “Net Investment Income”	508
Reporting Requirements	508
Certain State and Local Tax Considerations	509
Method of Distribution (Underwriter)	510
Incorporation of Certain Information by Reference	512
Where You Can Find More Information	513

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Financial Information	513
Certain ERISA Considerations	514
General	514
Plan Asset Regulations	514
Administrative Exemptions	515
Insurance Company General Accounts	517
Legal Investment	518
Legal Matters	519
Ratings	519
Index of Defined Terms	522

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Report to Certificateholders	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED; PROSPECTIVE INVESTORS HAVE OTHERWISE TAKEN ALL ACTIONS SUCH PROSPECTIVE INVESTORS MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND SUCH PROSPECTIVE INVESTORS HAVE THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITIONS IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE

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AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 57 of this prospectus, which describes risks that apply to the certificates.

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This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 523 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER

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STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF

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COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN

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PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT

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IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A

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RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Pass Through Certificates, Series 2015-P2.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity

Wells Fargo Commercial Mortgage Trust 2015-P2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

	•	Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware limited liability company

	•	Ladder Capital Finance LLC, a Delaware limited liability company

	•	Citigroup Global Markets Realty Corp., a New York corporation

	•	Wells Fargo Bank, National Association, a national banking association

	•	Société Générale, a société anonyme organized under the laws of France

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Principal Commercial Capital(1)	9	$255,000,000	25.4%
Ladder Capital Finance LLC	23	243,814,257	24.3
Citigroup Global Markets Realty Corp.	10	208,388,821	20.8
Wells Fargo Bank, National Association(2)	21	167,826,195	16.7
Société Générale	8	127,171,753	12.7
Total	71	$1,002,201,025	100.0%

	(1)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans. The mortgage loans to be transferred to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital were originated by either (i) Macquarie Investments US Inc. d/b/a Principal Commercial Capital, in the case of one mortgage loan, secured by the mortgaged property identified on Annex A-1 to this prospectus as Hawthorne Business Center, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which will transfer such mortgage loan to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the closing date, or (ii) Macquarie US Trading LLC d/b/a Principal Commercial Capital, in the case of all other mortgage loans to be transferred to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital.

	(2)	Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with 1 mortgage loan, secured by the mortgaged properties identified on Annex A-1 to this prospectus as University Center South, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage

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Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of the master servicer are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of the master servicer are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

PCC Mortgage Loans
Primary Servicer	Principal Global Investors, LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to the mortgage loans sold to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital and one of the mortgage loans sold to the depositor by Wells Fargo Bank, National Association.

See “Transaction Parties—The PCC Mortgage Loan Primary Servicer” in this prospectus. The master servicer will pay the fees of the primary servicer.

Special Servicer	C-III Asset Management LLC will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to a non-serviced mortgage loan set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The primary servicing office of the special servicer is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

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If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer was appointed to be the special servicer by Raith Capital Partners, LLC or an affiliate, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Non-Serviced Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2015-P2. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”

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below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and

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Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, funds and/or accounts managed by Raith Capital Partners, LLC or an affiliate, will purchase the Class E, Class F, Class G and Class V certificates (and may purchase certain other classes of certificates), and that Raith Capital Partners,

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LLC or an affiliate, is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan).

With respect to the Empire Mall whole loan, the directing certificateholder under this securitization will only have limited consultation rights with respect to various servicing matters or mortgage loan modifications affecting both the mortgage loan and the related pari passu companion loans in the applicable split loan structure. Prior to the securitization of the Empire Mall controlling pari passu companion loan, the holder of the controlling companion loan will have certain consent rights under the pooling and servicing agreement for this transaction and, after the securitization of the controlling pari passu companion loan, the directing certificateholder under the pooling and servicing agreement entered into in connection with the related securitization will have certain consent and consultation rights with respect to the Empire Mall mortgage loan, which are expected to be substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Empire Mall Whole Loan”.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and

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“Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2015 (or, in the case of any mortgage loan that has its first due date in January 2016, the date that would have been its due date in December 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 23, 2015.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the

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month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date;
Rated Final
Distribution Date

The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Assumed
Class	Final Distribution Date
Class A-1	October 2020
Class A-2A	December 2020
Class A-2B	December 2020
Class A-3	October 2025
Class A-4	December 2025
Class A-SB	August 2025
Class A-S	December 2025
Class X-A	NAP
Class X-B	NAP
Class B	December 2025
Class C	December 2025

The rated final distribution date will be the distribution date in December 2048.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2015-P2:

	•	Class A-1

	•	Class A-2A

	•	Class A-2B

	•	Class A-3

	•	Class A-4

	•	Class A-SB

	•	Class A-S

	•	Class X-A

	•	Class X-B

	•	Class B

	•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

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Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$28,655,000	2.859%	30.000%
Class A-2A	$70,000,000	6.985%	30.000%
Class A-2B	$82,513,000	8.233%	30.000%
Class A-3	$170,000,000	16.963%	30.000%
Class A-4	$292,790,000	29.215%	30.000%
Class A-SB	$57,582,000	5.746%	30.000%
Class A-S	$47,605,000	4.750%	25.250%
Class X-A	$749,145,000	NAP	NAP
Class X-B	$61,385,000	NAP	NAP
Class B	$61,385,000	6.125%	19.125%
Class C	$50,110,000	5.000%	14.125%

	(1)	The approximate initial credit support with respect to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Approx. Initial
Class	Pass-Through Rate(1)
Class A-1%
Class A-2A	%
Class A-2B	%
Class A-3%
Class A-4%
Class A-SB	%
Class A-S	%
Class X-A	%
Class X-B	%
Class B	%
Class C	%

(1)

The pass-through rates for the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that

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distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and special servicer are entitled to a servicing fee or a special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced pari passu companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

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The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced pari passu companion loans at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0550%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced pari passu companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced pari passu companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.0060%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding each non-serviced mortgage loan and the Empire Mall whole loan, and excluding each companion loan) at a per annum rate equal to 0.0020%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

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The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan, but excluding each companion loan) at a per annum rate equal to 0.00083%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in

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amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Harbor Pointe Apartments	0.0025%	0.25%
Anchorage Marriott Downtown	0.0025%	0.25%
Harvey Building Products Portfolio	0.0025%	0.25%
JW Marriott Santa Monica Le Merigot	0.0025%	0.25%

(1)	Does not reflect the Empire Mall mortgage loan, which is part of a split loan structure comprised of five mortgage notes, including four pari passu companion loans that may be included in future securitizations. After the securitization of the Empire Mall controlling pari passu companion loan, the Empire Mall mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under the related pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

Distributions

A. Amount and Order
of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be

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distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2A certificates, until the certificate balance of the Class A-2A certificates has been reduced to zero, (d) fourth, to principal on the Class A-2B certificates, until the certificate balance of the Class A-2B certificates has been reduced to zero, (e) fifth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (f) sixth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its

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interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D certificates and other than the Class R and Class V certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V

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certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

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(1)	The Class X-A, X-B and X-D certificates are interest-only certificates.

(2)	The Class X-D certificates are non-offered certificates.

(3)	Other than the Class X-D certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

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E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

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Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including each non-serviced mortgage loan) or any REO loan (other than any portion of a REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

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•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be

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reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 71 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 115 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,002,201,025.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 71 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Whole Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR	Whole Loan Underwritten NCF DSCR
Empire Mall	$75,000,000	7.5%	$115,000,000	54.3%	54.3%	1.80x	1.80x
Harbor Pointe Apartments	$50,000,000	5.0%	$ 60,000,000	71.0%	71.0%	1.48x	1.48x
Heritage Industrial Portfolio	$41,000,000	4.1%	$ 40,375,000	69.8%	69.8%	1.36x	1.36x
Anchorage Marriott Downtown	$37,926,518	3.8%	$ 37,926,518	63.5%	63.5%	1.76x	1.76x
Harvey Building Products Portfolio	$32,922,772	3.3%	$ 76,819,802	53.4%	53.4%	1.96x	1.96x
JW Marriott Santa Monica Le Merigot	$31,162,303	3.1%	$ 31,162,303	59.9%	59.9%	1.77x	1.77x

The Empire Mall whole loan will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the Empire Mall controlling

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pari passu companion loan designated as Note A-1, the Empire Mall whole loan will be serviced under the pooling and servicing agreement entered into in connection with that securitization. The Empire Mall whole loan is referred to in this prospectus as a “serviced whole loan”, and the related companion loans are each referred to as “serviced pari passu companion loans” until the securitization of the Empire Mall controlling pari passu companion loan, and after such securitization the Empire Mall whole loan will be referred to as a “non-serviced whole loan”.

The Heritage Industrial Portfolio whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate pooling and servicing agreement identified below relating to a related companion loan and each is referred to in this prospectus as a “non-serviced whole loan” or collectively, as the “non-serviced whole loans”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” or collectively, as the “non-serviced mortgage loans” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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	Non-Serviced Whole Loans(1)

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Harbor Pointe Apartments	CGCMT 2015-GC35	5.0%	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	Deutsche Bank Trust Company Americas
Anchorage Marriott Downtown	CGCMT 2015-GC35	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	Deutsche Bank Trust Company Americas
Harvey Building Products Portfolio	COMM 2015-LC23	3.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
JW Marriott Santa Monica Le Merigot	CGCMT 2015-GC35	3.1%	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	Deutsche Bank Trust Company Americas

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
Harbor Pointe Apartments	Citibank, N.A.	Deutsche Bank Trust Company Americas	Park Bridge Lender Services LLC	C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC
Anchorage Marriott Downtown	Citibank, N.A.	Deutsche Bank Trust Company Americas	Park Bridge Lender Services LLC	C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC
Harvey Building Products Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC and Seer Capital Partners Master Fund, L.P.
JW Marriott Santa Monica Le Merigot	Citibank, N.A.	Deutsche Bank Trust Company Americas	Park Bridge Lender Services LLC	C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC

(1)	Does not reflect the Empire Mall mortgage loan, which is part of a split loan structure comprised of five mortgage notes, including four pari passu companion loans that may be included in future securitizations. After the securitization of the Empire Mall controlling pari passu companion loan, the Empire Mall mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under the related pooling and servicing agreement for that securitization transaction will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other subordinate debt

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encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,002,201,025
Number of mortgage loans	71
Number of mortgaged properties	115
Number of crossed loans	2
Crossed loans as a percentage	5.7%
Range of Cut-off Date Balances	$734,500 to $88,000,000
Average Cut-off Date Balance	$14,115,507
Range of Mortgage Rates	4.220% to 5.470%
Weighted average Mortgage Rate	4.763%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	111 months
Range of remaining terms to maturity(2)	58 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)	42.4% to 75.5%
Weighted Cut-off Date average LTV Ratio(4)(5)	62.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	38.8% to 71.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	56.8%
Range of U/W NCF DSCRs(5)(6)	1.27x to 3.28x
Weighted average U/W NCF DSCR(5)(6)	1.64x
Range of U/W NOI Debt Yields(5)	7.2% to 17.4%
Weighted average U/W NOI Debt Yield(5)	10.2%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	26.9%
Amortizing Balloons	23.6%
Interest-Only Amortizing Balloons	48.0%
Interest-Only ARD	1.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 7 mortgage loans with anticipated repayment dates, identified as Reasor’s Foods – Bixby, Harp’s Foods – Grove, Dollar General – Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General – Cape Girardeau and Dollar General – Troy on Annex A-1 to this prospectus, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes 19 mortgage loans identified as Rolling Brook Village, Harbor Pointe Apartments, Keeper’s Self Storage Manhattan, 2052 Century Park East,

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Columbine Place, Savannah Club Apartments, Hawthorne Business Center, Parkway Commons, Reasor’s Foods – Bixby, OSH San Leandro, Academy Gateway Retail, URS Corporate Center, 3325 Hollywood Boulevard, Harp’s Foods – Grove, Dollar General – Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General – Cape Girardeau and Dollar General – Troy on Annex A-1 to this prospectus, representing approximately 28.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of 4 mortgaged properties identified as Harbor Pointe Apartments, Anchorage Marriott Downtown, Aloft Nashville West End and Westgate Shopping Center on Annex A-1 to this prospectus, securing or partially securing 4 mortgage loans representing approximately 13.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. In the case of the Mortgage Loan identified as Heritage Industrial Portfolio on Annex A-1 to this prospectus, the “as-is” appraised value reflects a premium attributed to the value of the related Mortgaged Properties as a whole. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of the 6 mortgaged properties identified as Empire Mall, Harbor Pointe Apartments, Heritage Industrial Portfolio, Anchorage Marriott Downtown, Harvey Building Products Portfolio and JW Marriott Santa Monica Le Merigot on Annex A-1 to this prospectus, collectively representing approximately 26.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted

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pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool”.

Loans Underwritten
Based on Projections
of Future Income	With respect to 53 of the mortgaged properties, representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool-Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. With respect to two (2) mortgage loans representing approximately 8.6% of the initial pool balance, there were exceptions from Principal Commercial Capital’s underwriting guidelines with respect to underwritten occupancy being greater than 80% and additionally, with respect to one (1) of the aforementioned mortgage loans representing approximately 6.1% of the initial pool balance, there was an exception from Principal Commercial Capital’s underwriting guidelines with respect to ADA compliance. With respect to two (2) mortgage loans representing in the aggregate approximately 3.8% of the initial pool balance, the underwritten management fee is less than provided in Wells Fargo Bank, National Association’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank,

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National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Citigroup Global Markets Realty Corp.—CGMRC’s Underwriting Guidelines and Processes”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” and “—Société Générale—Société Générale’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See

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“Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation; and

•	The certificate administrator’s website initially located at www.ctslink.com

•	The master servicer’s website initially located at www.wellsfargo.com/com

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of
Mortgage Loans; Loss
of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to

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compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to each non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a

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manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute REMIC “regular interests”.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your offered certificates using the accrual method of accounting.

•	It is anticipated that the Class [__] and Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and

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consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties

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for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases,

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however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

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•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant

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delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

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A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and

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the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

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Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

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The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related

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borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

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•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise

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property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

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•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for

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limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

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•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

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•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

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Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks”, “—Condominium Ownership May Limit Use and Improvements” and “—Leased Fee Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

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Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased

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homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s

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aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, hospitality, industrial, self storage, office and other. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Virginia, South Dakota, New York, Florida, Texas, Washington and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another

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mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions

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whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, “—Citigroup Global Markets Realty Corp.—CGMRC’s Underwriting Guidelines and Processes”, “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”, “—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes”, “—Société Générale—Société Générale’s Underwriting Standards”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a

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termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

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Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the

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mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a

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“legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such

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mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at

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commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all

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or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest

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and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Citigroup Global Markets Realty Corp.—CGMRC’s Underwriting Guidelines and Processes”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” and “—Société Générale—Société Générale’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor”; “—Citigroup Global Markets Realty Corp.—Review of CGMRC Mortgage Loans”; “—Ladder Capital Finance LLC—Review of LCF Mortgage Loans”; “—Principal Commercial Capital—Review of PCC Mortgage Loans” and “—Société Générale—Review of the Mortgage Loans for Which Société Générale is the Sponsor”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the

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Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

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In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells

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Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Citigroup Global Markets Realty Corp.—CGMRC’s Underwriting Guidelines and Processes”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” and “—Société Générale—Société Générale’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

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Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income

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and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay

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enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

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Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

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Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

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In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

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Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple

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states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a

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yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

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•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

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Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it

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would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for

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offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the

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tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as Reasor’s Foods – Bixby, Harp’s Foods – Grove, Dollar General – Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General - Cape Girardeau and Dollar General - Troy, collectively representing approximately 1.5% of the initial pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related loan documents permit future mezzanine financing; and (iii) there is no separate environmental indemnitor other than the related borrower.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, ”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and

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other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the certificate registrar and the custodian under this securitization. Furthermore, Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc.) are the purchasers under separate repurchase agreements with separate affiliates of Ladder Capital Finance LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates. In the case of those repurchase facilities, Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch have agreed to purchase mortgage loans from the applicable affiliates of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliates under those repurchase facilities. As of December 1, 2015, one mortgage loan, with a principal balance as of the cut-off date of approximately $88,000,000, that Ladder Capital Finance LLC intends to sell to the depositor in connection with this securitization transaction, was subject to the repurchase facility with Wells Fargo Bank, National Association, and one mortgage loan, with a principal balance as of the cut-off date of approximately $32,922,772, that Ladder Capital Finance LLC intends to sell to the depositor in connection with this securitization transaction, was subject to the repurchase facility with Deutsche Bank AG, Cayman Islands Branch; however, such amounts may change prior to the initial issuance of the certificates. Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase, directly or through its affiliates, from Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch each of the mortgage loans subject to those repurchase facilities that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens. As a result, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association and Deutsche Bank Securities Inc. to the mortgage loans that are to be transferred by Ladder Capital Finance LLC to the depositor.

In addition, SG Americas Securities, LLC, one of the initial purchasers and underwriters, is an affiliate of Société Générale, a sponsor, mortgage loan seller, originator and the current holder of the Empire Mall companion loans. In addition, Citigroup Global Markets Inc., one of the initial purchasers and underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor, mortgage loan seller, originator and the current holder of

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the Harbor Pointe Apartments, Anchorage Marriott Downtown and JW Marriott Santa Monica Le Merigot companion loans. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Servicing of the Empire Mall Whole Loan Will Shift to Other Servicers

The servicing of the Empire Mall whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such time as the related controlling pari passu companion loan (designated as Note A-1) is securitized in a separate securitization. At that time, the servicing and administration of the related whole loan will shift to the master servicer and special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such other master servicer or special servicer has been determined. In addition, the provisions of the other pooling and servicing agreement have not yet been determined, although they will be required to satisfy certain requirements set forth in the related intercreditor agreement described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Empire Mall Whole Loan”. Prospective investors should be aware that they will not have any control over the identity of either of the master servicer or the special servicer under the other pooling and servicing agreement, nor will they have any assurance as to the particular terms of the other pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Empire Mall whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan (i.e., the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related intercreditor agreement) will likely have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Empire Mall Whole Loan”.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds

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certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2015-P2 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that

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determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than a non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

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The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Raith Capital Partners, LLC or an affiliate will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the Empire Mall Mortgage Loan, at the direction of the holder of the Empire Mall controlling pari passu companion loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the

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classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) or the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Servicing Pooling Agreement	Controlling Noteholder	Initial Directing Certificateholder
Empire Mall	WFCM 2015-P2(1)	Note A-1 holder(2)	Note A-1 holder(2)
Harbor Pointe Apartments	CGCMT 2015-GC35	CGCMT 2015-GC35	C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC or an affiliate thereof
Anchorage Marriott Downtown	CGCMT 2015-GC35	CGCMT 2015-GC35	C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC or an affiliate thereof
Harvey Building Products Portfolio	COMM 2015-LC23	COMM 2015-LC23	LNR Securities Holdings, LLC and Seer Capital Partners Master Fund, L.P.
JW Marriott Santa Monica Le Merigot	CGCMT 2015-GC35	CGCMT 2015-GC35	C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC or an affiliate thereof

(1)	Prior to the securitization of the Empire Mall controlling pari passu companion loan. After the securitization of the Empire Mall controlling pari passu companion loan, the Empire Mall whole loan will be serviced under the related pooling and servicing agreement for that securitization transaction.

(2)	Société Générale will be the initial controlling noteholder with respect to the Empire Mall whole loan. After the securitization of the Empire Mall controlling pari passu companion loan, the securitization trust holding the Empire Mall controlling pari passu companion loan will be the controlling noteholder and the directing certificateholder for the Empire Mall whole loan is expected to be the holder of certain subordinate certificates issued by such securitization trust.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely

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with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder (or, in the case of the Empire Mall Mortgage Loan, prior to the securitization of the Empire Mall controlling pari passu companion loan, by the holder of such companion loan) for cause at any time and without cause for so long as a control termination event does not exist (and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the securitization thereof, the securitization trust for the Empire Mall controlling pari passu companion loan) has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with

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the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Consultation and Control”.

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Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the

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issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted, would recast the Retention Requirement, the Due Diligence Requirement and Similar Requirements and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’

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risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

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Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

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Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

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We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

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Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending

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upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

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Interest-Only Class of Certificates	Underlying Class
Class X-A	Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the

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servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-S or Class B certificates will result in a corresponding reduction in the notional amount of the Class X-A and Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See

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“Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and other than any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the Empire Mall mortgage loan, with respect to which the directing certificateholder prior to the securitization of the controlling pari passu companion loan will have the rights and powers of the directing certificateholder under the pooling and servicing

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agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii) may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization

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trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan)

(iii) does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv) may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, the Empire Mall mortgage loan or any related REO Property. Additionally, with respect to the Empire Mall mortgage loan, in the event the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this

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prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the Empire Mall controlling pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the controlling Empire Mall pari passu companion loans will have certain consent and consultation rights with respect to certain matters relating to the Empire Mall mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the Empire Mall whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the Empire Mall mortgage loan documents, call or waive any event of default under the Empire Mall mortgage loan documents and consent to any action or failure to act by any party to the Empire Mall mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the Empire Mall whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

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With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its

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representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing

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advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act

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(“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

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In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and

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manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States internal revenue code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 71 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,002,201,025 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2015 (or, in the case of any Mortgage Loan that has its first due date in January 2016, the date that would have been its due date in December 2015 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) of the Mortgage Loans, representing approximately 26.7% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Companion Loans” or “Pari Passu Companion Loans” or each, a “Companion Loan” or “Pari Passu Companion Loan”, as applicable). Each such Mortgage Loan and any related Companion Loan is collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

The Mortgage Loans and Whole Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Principal Commercial Capital(1)	9	22	$255,000,000	25.4%
Ladder Capital Finance LLC	23	52	243,814,257	24.3
Citigroup Global Markets Realty Corp.	10	12	208,388,821	20.8
Wells Fargo Bank, National Association(2)	21	21	167,826,195	16.7
Société Générale	8	8	127,171,753	12.7
Total	71	115	$1,002,201,025	100.0%

(1)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans. The mortgage loans to be transferred to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital were originated by either (i) Macquarie Investments US Inc. d/b/a Principal Commercial Capital, in the case of one mortgage loan, secured by the mortgaged property identified on Annex A-1 to this prospectus as Hawthorne Business Center, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which will transfer such mortgage loan to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the closing date, or (ii) Macquarie US Trading LLC d/b/a Principal Commercial Capital, in the case of all other mortgage loans to be transferred to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital.

(2)	Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with one Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this

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prospectus as University Center South, representing approximately 0.3% of the Initial Pool Balance, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community real property (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 23, 2015 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

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“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. For example, in the case of the Mortgage Loan identified as Heritage Industrial Portfolio on Annex A-1 to this prospectus, representing approximately 4.1% of the Initial Pool Balance, the “as-is” appraised value of $116,500,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $108,500,000. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated

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Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

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The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the Depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as is” Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans identified as Harbor Pointe Apartments, Anchorage Marriott Downtown, Aloft Nashville West End and Westgate Shopping Center on Annex A-1 to this prospectus and as shown in the table below, the “as-complete” or “as-stabilized value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As- Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Harbor Pointe Apartments	5.0%	71.0%(1)	71.0%(1)	$155,000,000(1)	71.4%	71.4%	$154,000,000
Anchorage Marriott Downtown	3.8%	63.5%(2)	51.7%(2)	$119,500,000(2)	69.9%	56.9%	$108,500,000
Aloft Nashville West End	2.5%	56.2%(3)	51.5%(3)	$43,800,000(3)	60.3%	55.3%	$40,800,000
Westgate Shopping Center	2.2%	72.8%(4)	64.4%(4)	$30,200,000(4)	76.9%	68.0%	$28,600,000

(1)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of December 15, 2015.

(2)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of September 1, 2017.

(3)	Reflects an appraisal on an “as-complete” basis, based upon a projected completion date of October 9, 2015 for the $2,100,000 of property improvement plan renovations and capital improvements which are anticipated to be performed at the related Mortgaged Property. The actual anticipated completion date of such renovations and capital improvements is the first half of 2016. The appraisal also provides a hypothetical “when-stabilized” value for the Mortgaged Property of $44,200,000 as of November 1, 2017. The appraised values and LTV Ratios used in this prospectus for such Mortgage Loan are (or are based on) the “as-complete” value, except where otherwise expressly specified.

(4)	Reflects an appraisal on an “as-completed/as-stabilized” basis, subject to an anticipated stabilization date of July 1, 2016.

In the case of the Mortgage Loan identified as Heritage Industrial Portfolio on Annex A-1 to this prospectus, the “as-is” appraised value reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $108,500,000, which results in a Cut-Off Date LTV Ratio of 75.0%.

In the event that a Mortgage Loan comprises a portion of a cross-collateralized group of Mortgage Loans, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the

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cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date. Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this prospectus.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash

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Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

Unless clearly indicated otherwise, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a split loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan and the related Mortgage Loan included in the issuing entity, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of

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(a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this prospectus.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the

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percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a residential cooperative mortgage loan, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which

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prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“D or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for

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significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the

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prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the

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following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. Unless clearly indicated otherwise, the Underwritten Net Cash Flow Debt Service Coverage Ratio for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal

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balance of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date. Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. Unless clearly indicated otherwise and as set forth below, the Underwritten Net Operating Income Debt Service Coverage Ratio for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of

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the cut-off date. Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this prospectus.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

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Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,002,201,025
Number of Mortgage Loans	71
Number of Mortgaged Properties	115
Number of crossed loans	2
Crossed loans as a percentage	5.7%
Range of Cut-off Date Balances	$734,500 to $88,000,000
Average Cut-off Date Balance	$14,115,507
Range of Mortgage Rates	4.220% to 5.470%
Weighted average Mortgage Rate	4.763%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	111 months
Range of remaining terms to maturity(2)	58 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)	42.4% to 75.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	62.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	38.8% to 71.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	56.8%
Range of U/W NCF DSCRs(5)(6)	1.27x to 3.28x
Weighted average U/W NCF DSCR(5)(6)	1.64x
Range of U/W NOI Debt Yields(5)	7.2% to 17.4%
Weighted average U/W NOI Debt Yield(5)	10.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	26.9%
Amortizing Balloon	23.6%
Interest-only, Amortizing Balloon	48.0%
Interest-only, ARD	1.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of seven (7) mortgage loans with anticipated repayment dates, identified as Reasor’s Foods – Bixby, Harp’s Foods – Grove, Dollar General – Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General – Cape Girardeau and Dollar General – Troy on Annex A-1 to this prospectus, representing approximately 1.5% of the Initial Pool Balance, calculated as of the related anticipated repayment date.

(3)	Excludes nineteen (19) mortgage loans identified as Rolling Brook Village, Harbor Pointe Apartments, Keeper’s Self Storage Manhattan, 2052 Century Park East, Columbine Place, Savannah Club Apartments, Hawthorne Business Center, Parkway Commons, Reasor’s Foods – Bixby, OSH San Leandro, Academy Gateway Retail, URS Corporate Center, 3325 Hollywood Boulevard, Harp’s Foods – Grove, Dollar General – Farmington, Dollar

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General – Rice, Dollar General – Bloomington, Dollar General – Cape Girardeau and Dollar General – Troy on Annex A-1 to this prospectus, representing approximately 28.4% of the Initial Pool Balance, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of four (4) mortgaged properties identified as Harbor Pointe Apartments, Anchorage Marriott Downtown, Aloft Nashville West End and Westgate Shopping Center on Annex A-1 to this prospectus, securing or partially securing four (4) mortgage loans representing approximately 13.4% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The loan-to-value ratios of the remaining mortgage loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” above. In the case of the Mortgage Loan identified as Heritage Industrial Portfolio on Annex A-1 to this prospectus, the “as-is” appraised value reflects a premium attributed to the value of the related Mortgaged Properties as a whole. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value” in this prospectus.

(5)	In the case of the six (6) mortgage loans, collectively representing approximately 26.7% of the Initial Pool Balance, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans. In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the twelve payment periods immediately following the expiration of the interest-only period.

The issuing entity will include 10 Mortgage Loans, representing approximately 33.5% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	27	$257,287,731	25.7%
Anchored	8	107,132,512	10.7
Regional Mall	1	75,000,000	7.5
Single Tenant	14	54,907,000	5.5
Unanchored	3	11,098,220	1.1
Shadow Anchored	1	9,150,000	0.9
Multifamily	9	191,325,000	19.1
Garden	7	127,775,000	12.7
Mid Rise	1	50,000,000	5.0
High Rise	1	13,550,000	1.4
Hospitality	9	170,615,310	17.0
Limited Service	6	96,035,120	9.6
Full Service	2	69,088,821	6.9
Extended Stay	1	5,491,368	0.5
Industrial	44	110,451,769	11.0
Warehouse	38	60,474,908	6.0
Light Industrial	2	28,600,000	2.9
Flex	2	11,978,906	1.2
Manufacturing	2	9,397,955	0.9
Self Storage	16	109,226,854	10.9
Self Storage	16	109,226,854	10.9
Office	5	76,644,361	7.6
Suburban	4	61,144,361	6.1
CBD	1	15,500,000	1.5
Other	2	55,000,000	5.5
Leased Fee	2	55,000,000	5.5
Mixed Use	3	31,650,000	3.2
Manufactured Housing Community/Multifamily/Self Storage	1	19,000,000	1.9
Retail/Office	1	8,050,000	0.8
Office/Retail	1	4,600,000	0.5
Total	115	$1,002,201,025	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

With respect to the retail properties, mixed use properties and self storage properties with retail components set forth in the above chart:

•	One (1) Mortgaged Property, identified on Annex A-1 to this prospectus as 2200 Harbor Boulevard, representing approximately 1.4% of the Initial Pool Balance in the aggregate by allocated loan amount, has a dry cleaners with on-site processing operations. See “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund

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to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily and similar mixed use properties set forth in the above chart:

•	With respect to the multifamily and mixed use properties identified on Annex A-1 to this prospectus as Rolling Brook Village and CSS Lafayette, collectively representing approximately 9.4% of the Initial Pool Balance in the aggregate by allocated loan amount, each such Mortgaged Property has some or all of its rents subsidized under, or certain related tenants receive rental assistance through, the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development (“HUD”) or another federal, state or local tenant-based assistance program. We cannot assure you that any such program will be continued in its present form or that the level of assistance provided thereby will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan. Additionally, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Harbor Pointe Apartments, representing 5.0% of the Initial Pool Balance, the Mortgaged Property is required to offer certain affordable rental units under the PILOT Agreement. See “—Real Estate and Other Tax Considerations” below.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Savannah Club Apartments, representing approximately 1.2% of the Initial Pool Balance, such Mortgaged Property is 20% or more occupied by student tenants.

•	The Mortgaged Property identified on Annex A-1 to this prospectus as Marley Manor Apartments, securing a Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, consists of two phases (Phase II and III) of a multifamily development. Phase III was constructed in 2014 and has a limited operating history. Phase I of the development is located adjacent to the Mortgaged Property, is owned by an affiliate of the related borrowers and may compete with the Mortgaged Property. In addition, an affiliate of the related borrowers owns undeveloped land which is expected to be developed into another apartment complex that would constitute Phase IV of the total development, which may also compete with the Mortgaged Property. The leasing office and amenities for the Mortgaged Property are located on Phase I, which does not secure the related Mortgage Loan. However the Mortgaged Property benefits from an easement with respect to the amenities, which easement is included in the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hotel Properties

With respect to the hotel properties set forth in the above chart:

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•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, representing approximately 6.1% of the Initial Pool Balance, each related Mortgaged Property is unflagged. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

•	With respect to six (6) Mortgaged Properties identified on Annex A-1 as Anchorage Marriott Downtown, JW Marriott Santa Monica Le Merigot, Aloft Nashville West End, Fairfield Inn & Suites Lumberton, Hawthorn Suites Philadelphia and Baymont Inn & Suites Las Vegas, securing approximately 10.9% of the Initial Pool Balance by allocated loan amount in the aggregate, such Mortgaged Properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Anchorage Marriott Downtown	$37,926,518	3.8%	12/31/2020	11/6/2025
JW Marriott Santa Monica Le Merigot	$31,162,303	3.1%	12/31/2020	11/6/2020
Aloft Nashville West End	$24,600,000	2.5%	11/30/2035	12/01/2025
Fairfield Inn & Suites Lumberton	$6,988,368	0.7%	9/27/2031	11/6/2025
Hawthorn Suites Philadelphia	$5,491,368	0.5%	1/1/2034	11/6/2025
Baymont Inn & Suites Las Vegas	$2,946,753	0.3%	9/30/2032	11/1/2020

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, which secures a Mortgage Loan representing approximately 6.1% of the Initial Pool Balance, the Mortgaged Property identified as University Inn is expected to undergo a renovation of furniture, fixtures and equipment (“FF&E”) in its original wing commencing in 2015, which is anticipated to cost approximately $800,000. No reserve was required for such renovations.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hotel Five, partially securing the Mortgage Loan identified on Annex A-1 as Pineapple Hotel Portfolio, which represents approximately 6.1% of the Initial Pool Balance, there are three hotels that were recently completed or are under development, including a 222-room recently completed Hilton Garden Inn that competes directly with such property and two others that are considered partially competitive, and (ii) with respect to the Mortgaged Properties identified as Watertown Hotel and University Inn, partially securing the Mortgage Loan identified

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on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, which represents approximately 6.1% of the Initial Pool Balance, there is a 165-room Residence Inn by Marriott that is expected to be completed in December 2015 and to be directly competitive and two planned hotel projects, with estimated delivery in 2016 and 2017 that are expected to be partially competitive.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Aloft Nashville West End, which secures a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, a 180 room Kimpton Hotel located 0.25 miles from the Mortgaged Property is expected to open in 2016 and may compete with the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Aloft Nashville West End, securing a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a $1,800,000 franchisor required property improvement plan in 2016, as well as $300,000 of capital improvements, which includes both (i) immediate repairs of $43,650 and (ii) capital expenditures scheduled for 2016. At origination, the borrower deposited $2,100,000 into a reserve for such renovations and improvements.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Lumberton, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, two new hotels, Springhill Suites by Marriott and Hampton Inn, are under construction and are expected to be fully competitive with the Mortgaged Property. The new Springhill Suites hotel is expected to be completed in late 2015. The new Hampton Inn hotel is expected to be completed in late 2016 and will replace an existing Hampton Inn hotel already in the market.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hawthorn Suites Philadelphia, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, there are three hotels that were recently completed or are under development that are expected to compete directly with the Mortgaged Property. One such competing property, Hyatt Place, is under development by the Mortgage Loan sponsor.

•	Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, Anchorage Marriott Downtown, JW Marriott Santa Monica Le Merigot and Hawthorn Suites Philadelphia, securing Mortgage Loans representing approximately 6.1%, 3.8%, 3.1% and 0.5%, respectively, of the Initial Pool Balance, require seasonality reserves that were deposited in connection with the origination of such Mortgage Loans and/or that are required to be funded on an ongoing basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Self Storage Properties

With respect to the self storage properties and mixed use properties set forth in the above chart:

•	Six (6) Mortgaged Properties secured by four (4) mortgage loans, identified on Annex A-1 as Keeper’s Self Storage Manhattan, Green Caye, Amsdell Michigan Pool and CSS Lafayette, collectively representing approximately 6.9% of the Initial Pool Balance by allocated loan amount, derive a significant portion of the underwritten revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

•	Each such mixed use Mortgaged Property has one or more retail, office, manufactured housing community, self storage and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

With respect to the manufactured housing community set forth in the above chart:

•	One (1) Mortgaged Property identified on Annex A-1 as Green Caye, securing approximately 1.9% of the Initial Pool Balance by allocated loan amount, is a recreational vehicle resort or has a significant portion of the properties that is intended for short-term recreational vehicle hook-ups.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Green Caye, securing a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, approximately 91 of the Mortgaged Property’s 760 home sites are occupied by homes owned by an affiliate of the related borrower and rented out like apartments. Although the affiliate-owned homes are not collateral for the related Mortgage Loan, the related loan documents require that they remain in place at the subject Mortgaged Property and are to be maintained. In addition, there is a master lease with, and an assignment of net cash flow from, the borrower affiliate that owns the homes in question that will spring into effect upon the occurrence of an event of default under the related Mortgage Loan.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Gym, fitness center or a health club(1)	6	8.5%
Restaurant(2)	7	4.9%
Medical(3)	2	3.5%
Bank branch(4)	2	1.4%
Church(5)	1	1.2%
School or educational facility(6)	2	0.9%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Office, 2200 Harbor Boulevard, Hawthorne Business Center, LA Fitness – Euless, LA Fitness – Grand Prairie and LA Fitness – Pearland.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Industrial, Tally Ho, Parkway Commons, Academy Gateway Retail, 3325 Hollywood Boulevard, University Center South and Alpha Corners.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 2052 Century Park East and 3325 Hollywood Boulevard.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Tally Ho and 3325 Hollywood Boulevard.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Hawthorne Business Center.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Academy Gateway Retail and University Center South.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Additionally, the Mortgaged Property identified on Annex A-1 to this prospectus as 2200 Harbor Boulevard, which secures a Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, includes one or more tenants that operate its space as a dry cleaner with on-site processing.

In addition, the Mortgaged Property identified on Annex A-1 to this prospectus as Harp’s Foods – Grove, which secures a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, includes one or more tenants that operate its space as an on-site gas station.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

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Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
Rolling Brook Village	$88,000,000	8.8%	$120,219	1.48	x	62.0%	Multifamily
Empire Mall	$75,000,000	7.5%	$169	1.80	x	54.3%	Retail
Pineapple Hotel Portfolio	$61,500,000	6.1%	$193,396	1.96	x	60.0%	Hospitality
Adler Office(2)	$40,200,000	4.0%	$98	1.29	x	63.3%	Office
Adler Industrial(2)	$16,800,000	1.7%	$98	1.29	x	63.3%	Industrial
Harbor Pointe Apartments	$50,000,000	5.0%	$202,206	1.48	x	71.0%	Multifamily
Heritage Industrial Portfolio	$41,000,000	4.1%	$32	1.36	x	69.8%	Industrial
Anchorage Marriott Downtown	$37,926,518	3.8%	$193,503	1.76	x	69.9%	Hospitality
Harvey Building Products Portfolio	$32,922,772	3.3%	$54	1.96	x	53.4%	Various
JW Marriott Santa Monica Le Merigot	$31,162,303	3.1%	$356,141	1.77	x	59.9%	Hospitality
Keeper’s Self Storage Manhattan	$31,000,000	3.1%	$503	1.45	x	57.5%	Self Storage
2052 Century Park East	$30,000,000	3.0%	$476	1.79	x	51.2%	Other
Home Depot Jamaica	$25,000,000	2.5%	$238	1.65	x	64.1%	Other
Aloft Nashville West End	$24,600,000	2.5%	$176,978	2.09	x	56.2%	Hospitality
Merritt Creek Farm Shopping Center	$22,000,000	2.2%	$83	1.38	x	71.2%	Retail
Westgate Shopping Center	$22,000,000	2.2%	$126	1.36	x	72.8%	Retail
Top 3 Total/Weighted Average	$224,500,000	22.4%		1.72	x	58.9%
Top 5 Total/Weighted Average	$331,500,000	33.1%		1.61	x	61.5%
Top 15 Total/Weighted Average	$629,111,593	62.8%		1.63	x	62.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate.

(2)	Adler Office and Adler Industrial, which together have a Cut-off Date Balance of $57,000,000, are cross-collateralized and cross-defaulted. The Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio are based on the ratios for the aggregate indebtedness represented by both Mortgage Loans.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include the Pineapple Hotel Portfolio, Heritage Industrial Portfolio, Harvey Building Products Portfolio and Amsdell Michigan Pool Mortgage Loans, set forth in the table below entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, representing approximately 14.8% of the Initial Pool Balance, which are each secured by two or more properties. The Mortgage Pool also includes the Adler Office and Adler Industrial Mortgage Loans that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 5.7% of the Initial Pool Balance. See the footnotes to the table below. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Pineapple Hotel Portfolio	Multiproperty	$61,500,000	6.1%
Adler Office	Cross-Collateralized Group	40,200,000	4.0
Adler Industrial	Cross-Collateralized Group	16,800,000	1.7
Heritage Industrial Portfolio	Multiproperty	41,000,000	4.1
Harvey Building Products Portfolio	Multiproperty	32,922,772	3.3
Amsdell Michigan Pool	Multiproperty	12,500,000	1.2
Total		$204,922,772	20.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Marley Manor Apartments on Annex A-1, representing approximately 1.2% of the Initial Pool Balance, the related Mortgaged Property is comprised of two separate parcels, each of which is owned by a separate borrower.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Nine (9) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 18.6% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 6.9% of the Initial Pool Balance.

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The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Anchorage Marriott Downtown	1	$37,926,518	3.8%
JW Marriott Santa Monica Le Merigot	1	31,162,303	3.1
Total for Group 1:	2	$69,088,821	6.9%
Group 2:
Security Public Storage – Salinas	1	$9,925,000	1.0%
Security Public Storage – Pittsburg	1	6,050,000	0.6
Security Public Storage – Manteca	1	4,225,000	0.4
Security Public Storage – Sacramento III	1	2,600,000	0.3
Total for Group 2:	4	$22,800,000	2.3%
Group 3:
LA Fitness – Euless	1	$6,700,000	0.7%
LA Fitness – Grand Prairie	1	6,300,000	0.6
LA Fitness – Pearland	1	6,125,000	0.6
Total for Group 3:	3	$19,125,000	1.9%
Group 4:
Reasor’s Foods – Bixby	1	$7,910,000	0.8%
Harp’s Foods – Grove	1	3,605,000	0.4
Dollar General – Farmington	1	890,500	0.1
Dollar General – Rice	1	812,500	0.1
Dollar General - Bloomington	1	812,500	0.1
Dollar General – Cape Girardeau	1	767,000	0.1
Dollar General - Troy	1	734,500	0.1
Total for Group 4:	7	$15,532,000	1.5%
Group 5:
Tally Ho	1	$8,988,677	0.9%
Dover Downs	1	4,993,835	0.5
Total for Group 5:	2	$13,982,512	1.4%
Group 6:
OSH San Leandro	1	$7,650,000	0.8%
Academy Gateway Retail	1	5,820,000	0.6
Total for Group 6:	2	$13,470,000	1.3%
Group 7:
Walgreens – York	1	$4,970,000	0.5%
Walgreens - Reynoldsburg	1	4,480,000	0.4
Walgreens - Dyersburg	1	3,150,000	0.3
Total for Group 7:	3	$12,600,000	1.3%

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Group 8:
ClimaStor 6	1	$7,620,134	0.8%
ClimaStor 7	1	3,795,086	0.4
Total for Group 8:	2	$11,415,220	1.1%
Group 9:
Storage Depot Fossil Creek	1	$4,015,000	0.4%
Storage Depot Morning Side	1	2,686,634	0.3
Storage Depot Culebra	1	2,010,000	0.2
Total for Group 9:	3	$8,711,634	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	12	$149,562,303	14.9%
Virginia	1	$88,000,000	8.8%
South Dakota	1	$75,000,000	7.5%
New York	10	$70,964,055	7.1%
Florida	5	$69,580,983	6.9%
Texas	9	$67,986,634	6.8%
Washington	3	$61,500,000	6.1%
New Jersey	1	$50,000,000	5.0%
Other States	73	$369,607,049	36.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 24 other states, with no more than 5.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Sixteen (16) Mortgaged Properties securing approximately 24.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

•	Seven (7) Mortgaged Properties identified as Adler Office, Adler Industrial, Harbor Pointe Apartments, Keeper’s Self Storage Manhattan, Home Depot Jamaica, Marley

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Manor Apartments and 3325 Hollywood Boulevard on Annex A-1 to this prospectus, securing or partially securing five (5) mortgage loans representing approximately 17.9% of the Initial Pool Balance by allocated loan amount, are within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which are more susceptible to hurricanes. See representation and warranty no. 16 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble in Annex D-1 to this prospectus).

Mortgaged Properties With Limited Prior Operating History

Sixteen (16) of the Mortgage Loans representing approximately 25.0% of the Initial Pool Balance, are secured by Mortgaged Properties that were acquired within the 12-month period preceding the origination of the Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Six (6) Mortgaged Properties identified as Rolling Brook Village, Harbor Pointe Apartments, Heritage Industrial Portfolio, Hawthorne Business Center, Parkway Commons and CSS Lafayette on Annex A-1, representing 20.5% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Fee & Leasehold Estates; Ground Leases

•	The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	108	$830,663,722	82.9%
Fee/Leasehold(3)	3	114,000,000	11.4
Leasehold	4	57,537,303	5.7
Total	115	$1,002,201,025	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

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In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. The Mortgaged Property identified on Annex A-1 to this prospectus as Home Depot Jamaica, which secures a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, includes nine parcels of real property, of which three are ground leasehold interests and the remainder are fee interests. With respect to the three ground leasehold parcels, each has an expiration date (taking into account optional renewal terms that can be exercised by the borrower or by lender) of 20 years after the maturity date of the related Mortgage Loan. However, with respect to one such ground leasehold parcel, known as the Kimaqu ground lease, the lender has the right to exercise optional renewal terms only if there is an event of default under the Kimaqu ground lease.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight months prior to the Cut-off Date with the exception of one Mortgage Loan identified as University Center South on Annex A-1 to this prospectus and representing 0.3% of the Initial Pool Balance. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Empire Mall, representing 7.5% of the Initial Pool Balance, the related ESA and an Opinion of Probable Cost letter from the ESA consultant reported that three in-ground hydraulic lifts previously were removed from the tenant facility with no action-level impacts identified. The consultant recommended removing eleven additional out-of-service in-ground hydraulic lifts, including investigation and disposal of surrounding soils, at total estimated cost range of $95,000 to $150,000 based on the assumption on available evidence that no active groundwater remediation is likely to be required. Sears, Roebuck & Co. has been identified as the party responsible for liability and costs associated with ground-water monitoring and remediation, if required. We cannot assure you that the recommended actions will not cost more than the estimated costs or that no further action will be required.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Harbor Pointe Apartments, representing 5.0% of the Initial Pool Balance, the ESA identifies the Mortgaged Property as being located within the former Military Ocean Terminal, Bayonne (“MOTBY”). MOTBY was, at separate times, utilized by the United States Navy and the United States Army whose various operations caused impacts to the larger MOTBY site. Multiple site investigations of MOTBY identified impacts to soil on various portions of the MOTBY site, including the Mortgaged Property. These impacts were remediated and/or capped by the Bayonne Local Redevelopment Authority. In 2006, the soil remediated and capped areas received a No Further Action letter (“NFA”) from the governing authority, which restricted the capped areas, including portions of the Mortgaged Property, to non-residential use. This restriction was later modified in June 2007 to allow for multifamily use. In 2006, the larger MOTBY site, including the Mortgaged Property, also received an NFA from the governing authority related to groundwater, which created a groundwater classification exception area and well restriction area. The City of Bayonne has assumed the responsibilities associated with groundwater monitoring and reporting for the larger MOTBY site.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as the Harvey Building Products Portfolio, which secures a Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, the related Phase I ESAs recommended the following: (i) limited subsurface investigation be conducted at the Waltham Corporate Mortgaged Property related to historical auto body repair and manufacturing activities conducted at the Mortgaged Property; (ii) secondary containment structures be installed at the Woburn Mortgaged Property beneath four above ground storage tanks in order to contain potential spills or releases and that a limited subsurface investigation be conducted in the vicinity of the former underground storage tanks; (iii) the oil water separator in place at the Dartmouth Mortgaged Property be serviced, which separator is in place due to a hydraulic oil leak from a solid waste compactor and that such compactor be repaired; (iv) phase II ESA be conducted at the Bethlehem Mortgaged Property related to soil and groundwater contamination; (v) that closure documentation for the former underground storage tank with respect to the Woburn CPD Mortgaged Property be provided for review and, if unavailable, a geophysical survey, including a ground penetrating radar be conducted in the reported former location of such underground storage tank; (vi) ongoing monitoring at the Manchester, NH Mortgaged Property with respect to soil contamination; (vii) a limited subsurface investigation be conducted in the vicinity of the former underground storage tank at the Fitchburg Mortgaged Property and

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(viii) if underground storage tank closure documentation is unavailable for review, a limited subsurface investigation be conducted with respect to potential soil contamination. The related borrower obtained an environmental insurance policy from XL Catlin Insurance (with a rating of “A” by S&P and “A:XV” by A.M. Best Company, Inc.), with coverage limit of $6,000,000, in the aggregate and $2,000,000 per incident having a term of five years with a three year tail and a deductible of $25,000.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Westgate Shopping Center which secures a Mortgage Loan representing approximately 2.2% of the Initial Pool Balance, the ESA identifies impacts to soil and groundwater associated with a dry-cleaning operation formerly located on-site. Subsurface investigations conducted at the Mortgaged Property in 2000 determined that, given identified concentration levels, impacts to soil and groundwater did not pose a significant risk to human health in the outdoor environment. To address any potential vapor intrusion issues associated with the impacts, a sub-slab depressurization system (SSDS) was installed at the Mortgaged Property. Indoor air sampling in 2013 and June 2015 confirmed that the SSDS is successfully mitigating any potential health hazard risk to building occupants. Periodic air quality testing on an annual basis has been recommended to monitor the ongoing effectiveness of the SSDS.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 2200 Harbor Boulevard, representing approximately 1.4% of the Initial Pool Balance, the ESA identified a recognized environmental condition associated with former on-site dry cleaners, including related soil and groundwater contamination. In lieu of a Phase II environmental site assessment, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term (equivalent to loan term) and 3-year policy tail, and having a $50,000 deductible (which was reserved at loan closing). The policy premium was pre-paid at closing, and the loan documents provide for personal liability to the borrower and guarantor for losses related to the failure to pay such policy deductible. Zurich North America has an S&P rating of “AA-”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Golf Plaza, which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the related ESA reported that previous onsite dry cleaning had impacted soil and groundwater and the facility was enrolled in the Illinois Site Remediation Program. A Remedial Action Completion Report (“RACR”) was prepared in September 2015 to request a Focused No Further Remediation (“NFR”) determination from the Illinois Environmental Protection Agency (“IEPA”). The proposed NFR would include a deed restriction that includes: industrial/commercial usage only; maintaining engineered barriers and a sub-slab depressurization system beneath the former dry cleaner space; groundwater usage restrictions; and a plan for appropriate care during any excavation. The ESA recommended that upon issuance of an NFR the deed restrictions and any additional requirement that might be imposed by the IEPA should be followed. We cannot assure you that the NFR will be issued on a timely basis or that no further action will be required.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Oak Valley Apartments, which secures a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, the ESA discusses limited radon

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sampling conducted at the Mortgaged Property, which detected radon above the Environmental Protection Agency’s (EPA) Action Level of 4.0 picoCuries per Liter (pCi/L) in seven of eleven samples collected. Based on the analytical results, the consultant has recommended additional radon sampling in the Mortgaged Property units which tested above the EPA Action Level as well as additional radon testing in the previously untested buildings at the Mortgaged Property, including those with radon mitigation systems, in order to establish an average radon level. To address the consultant’s recommendation, an environmental escrow of $50,000 was established at origination. If within 90 days of origination the lender has not received evidence that the recommended testing and any mitigation, if necessary, has been completed, the related borrower is required to deposit $100,000 less any amounts disbursed for such work in the environmental escrow.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Alpha Corners, which secures a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the related ESA reported that a previous onsite gas station was razed during redevelopment in 2014 and two leaking underground storage tank (“LUST”) incidents received regulatory closure. A third LUST incident that impacted soil and groundwater remains open with an agency-identified viable responsible party. The ESA ruled out potential indoor vapor intrusion concerns and recommended monitoring the status of the responsible party’s remediation work until regulatory closure is achieved. At origination of the Mortgage Loan, a reserve in the amount $125,000 was established as security for the performance of the remedial work. We cannot assure you that any remaining required work will not exceed the escrowed funds or that regulatory closure will be achieved in a timely manner.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgaged Properties identified on Annex A-1 as Pineapple Hotel Portfolio, which secure a Mortgage loan representing approximately 6.1% of the initial Pool Balance, the Mortgaged Property identified as University Inn is expected to undergo an FF&E renovation in its original wing commencing in 2015, which is anticipated to cost approximately $800,000. No reserve was required for such renovations.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In

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general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 8 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Empire Mall, representing 7.5% of the Initial Pool Balance, the borrower is involved in an action by a tenant seeking specific performance and declaratory judgment to enforce an option to renew its lease of an outparcel at the Mortgaged Property. The tenant filed this lawsuit in July 2015 after receiving the borrower’s letter stating that the tenant did not timely exercise its option to renew and is required to vacate the premises no later than December 31, 2015. The action is still pending.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Anchorage Marriott Downtown and JW Marriott Santa Monica Le Merigot, collectively representing approximately 6.9% of the Initial Pool Balance, one of the related sponsors acquired an unrelated entity that owned certain casinos. The unrelated entity was denied a gaming license with respect to one casino and the related sponsor was unable to operate the property. As a result, the related sponsor placed the casino-owning entity into Chapter 11 bankruptcy and defaulted on the loan used to acquire the entity. The entity’s assets were sold out of bankruptcy to unaffiliated parties. The sponsor is currently a defendant in litigation relating to the acquisition of the casino-owning entity; the plaintiffs, bondholders in the transaction, allege breaches of fiduciary duty, contract, and the implied covenant of good faith and fair dealing.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Huntington Park Shopping Center, representing approximately 1.8% of the Initial Pool Balance, one of the guarantors (Daniel D. Crosser) is the defendant in a pending lawsuit filed by his former partners alleging that Mr. Crosser failed to make distributions in the amount of $302,000. Mr. Crosser has filed an answer to the complaint denying all claims. As of October 1, 2015, Mr. Crosser had stated net worth of approximately $32.9 million. There is no requirement under the Mortgage Loan documents that the guarantor maintain a specific net worth and there can be no assurances made as to what the guarantor’s net worth currently is or may be in the future.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Fifty-five (55) of the Mortgage Loans, representing 75.0% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	Sixteen (16) of the Mortgage Loans, representing approximately 25.0% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to fifteen (15) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Rolling Brook Village, Empire Mall, Adler Office, Adler Industrial, Heritage Industrial Portfolio, Anchorage Marriott Downtown, JW Marriott Santa Monica Le Merigot, Aloft Nashville West End, Merritt Creek Farm Shopping Center, Westgate Shopping Center, Huntington Park Shopping Center, Hayden’s Crossing, Valley View Business Center, CSS Lafayette and Hawthorne Club Apartments, collectively representing approximately 45.2% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or

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an affiliate thereof from a foreclosing lender or through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Rolling Brook Village, representing approximately 8.8% of the Initial Pool Balance, the sponsor was also the sponsor of another mortgage loan, which loan was modified in 2014 to provide for a full payoff of the loan with a waiver of prepayment penalties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Empire Mall, representing approximately 7.5% of the Initial Pool Balance, the related sponsor, Simon Property Group, LP, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Anchorage Marriott Downtown and JW Marriott Santa Monica Le Merigot, collectively representing approximately 6.9% of the Initial Pool Balance, one of the related sponsors acquired an unrelated entity that owned certain casinos. The unrelated entity was denied a gaming license with respect to one casino and the related sponsor was unable to operate the property. As a result, the related sponsor placed the casino-owning entity into Chapter 11 bankruptcy and defaulted on the loan used to acquire the entity. The entity’s assets were sold out of bankruptcy to unaffiliated parties. The sponsor is currently a defendant in litigation relating to the acquisition of the casino-owning entity; the plaintiffs, bondholders in the transaction, allege breaches of fiduciary duty, contract, and the implied covenant of good faith and fair dealing.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Office and Adler Industrial, respectively, which Mortgage Loans are cross-collateralized and cross-defaulted, and represent in the aggregate approximately 5.7% of the Initial Pool Balance, the related non-recourse carve-out guarantor for such Mortgage Loans disclosed prior foreclosures, deeds-in-lieu of foreclosure, and receiverships with respect to seven properties in which such guarantor was a sponsor or investor, all of which took place during the period from 2013 to the present.

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Heritage Industrial Portfolio, representing approximately 4.1% of the Initial Pool Balance, the related sponsor disclosed three loans in which it was a sponsor (in one case) or minority investor (in the other two cases) in the related properties, as to which a deed-in-lieu of foreclosure, an uncontested foreclosure, or a discounted payoff was effected, during the period between 2007 through 2012.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aloft Nashville West End, representing approximately 2.5% of the Initial Pool Balance, the proceeds of such Mortgage Loan were used by the borrower to acquire the related Mortgaged Property (in

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November 2015) from a prior lender which had foreclosed on such Mortgaged Property in 2012.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Merritt Creek Farm Shopping Center, representing approximately 2.2% of the Initial Pool Balance, such Mortgage Loan refinanced a bank loan, which in turn refinanced a prior securitized loan to an affiliate of the borrower, which securitized loan, which was secured by a portion of the Mortgaged Property and by adjacent parcels, experienced a maturity default in 2014. The borrower also reported two prior foreclosure actions and a prior deed-in-lieu of foreclosure with respect to properties in which the related sponsor was a sponsor and/or investor.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Forty-eight (48) of the Mortgaged Properties, securing in whole or in part Mortgage Loans, representing approximately 13.2% of the Initial Pool Balance by allocated loan amount are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before,

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or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Empire Mall, Adler Office, Adler Industrial, Heritage Industrial Portfolio and Merritt Creek Farm Shopping Center.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Home Depot Jamaica	2.5%	No	6/28/2025	9/1/2025
2294 Molly Pitcher Highway(1)	1.4%	No	3/31/2018	8/1/2025
3530 East Pike Road(1)	0.3%	No	4/30/2017	8/1/2025
22 Northeastern Industrial Park(1)	0.2%	No	8/31/2018	8/1/2025

(1)	The 2294 Molly Pitcher Highway, 3530 East Pike Road and 22 Northeastern Industrial Park Mortgaged Properties all secure, in part, the Heritage Industrial Portfolio Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property or portfolio of Mortgaged Properties):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Empire Mall, representing 7.5% of the Initial Pool Balance, Macy’s, one of the anchor tenants, has a right to terminate its ground lease at any time with 180 days’ prior written notice.

For more information related to tenant termination options see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to

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the Mortgaged Properties identified on Annex A-1 to this prospectus as Empire Mall, Adler Office and Adler Industrial.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Adler Office(1)	4.0%	Florida Department of Revenue(2) Miami-Dade County(2)	9.7% 4.4%	12.6% 5.3%
Adler Industrial(1)	1.7%	Miami-Dade County(2) Miami Behavioral Health Center	6.1% 5.5%	7.7% 8.1%

(1)	Cross-collateralized and cross-defaulted.

(2)	Lease also provides that the obligation of the related tenant to pay rent is contingent upon appropriations from the legislature.

See Annex A-1 to this prospectus and the accompanying footnotes for information regarding certain termination options held by the 5 largest tenants (by net rentable area leased) at each Mortgaged Property or portfolio of Mortgaged Properties. Prospective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	Five (5) of the Mortgaged Properties, identified on Annex A-1 to this prospectus as Westgate Shopping Center, Columbine Place, 2200 Harbor Boulevard, 2700 Blankenbaker and University Center South, collectively representing approximately 6.7% of the Initial Pool Balance in the aggregate by allocated loan amount, have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

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See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	Nine (9) of the Mortgage Loans secured in whole or in part by the Mortgaged Properties, identified on Annex A-1 to this prospectus as Heritage Industrial Portfolio -4500 & 4510 Steelway Boulevard South, Heritage Industrial Portfolio – 16725 Square Drive, Home Depot Jamaica, Merritt Creek Farm Shopping Center, Huntington Park Shopping Center, Tally Ho, Fairfield Inn & Suites Lumberton, Walgreens-York, Walgreens-Reynoldsburg and Walgreens-Dyersburg, collectively representing approximately 9.7% of the Initial Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, with respect to the 15 largest loans presented on Annex A-3 to this prospectus, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Heritage Industrial Portfolio, representing approximately 4.1% of the Initial Pool Balance, Midwest Express Inc., the sole tenant at the 16725 Square Drive Mortgaged Property, has the right to purchase such Mortgaged Property at any time after the 25th payment date after the securitization of the Heritage Industrial Portfolio Whole Loan, for a purchase price equal to $4,000,000 plus all applicable defeasance costs. Pursuant to such tenant’s lease, if for any reason, other than the intentional or arbitrary acts of the borrower, the borrower is unable to convey such Mortgaged Property in accordance with the lease, the sole obligation and liability of the borrower will be to refund the deposit provided by tenant in connection with the anticipated sale.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, which secures a Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, Harvey Industries, Inc., the sole tenant at each Mortgaged Property, is an affiliate of the related borrower.

•	In addition, it may be possible that the master lease for the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, which represents approximately 3.3% of the Initial Pool Balance (the “Harvey Building Products Portfolio Master Lease”) could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the Harvey Building Products Portfolio properties, rather than a tenant, with potentially adverse consequences for the holder of the Harvey Building Products Portfolio Mortgage Loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. However, the Harvey Building Products Portfolio Master Lease includes no option on the part of the related master lessee to purchase the Harvey Building Products Portfolio properties, and the related borrower has delivered a “true lease” opinion with respect to the Harvey Building Products Portfolio Master Lease, which is a reasoned opinion of outside counsel to the related borrower to the effect that, in a federal bankruptcy proceeding, and subject to certain qualifications and limitations set forth therein, the Harvey Building Products Portfolio Master Lease would be construed as a true lease rather than being characterized as a financing lease. The “true lease” opinion is subject to certain assumptions and qualifications regarding the related borrower, the related master lessee, their respective affiliates and the lender and regarding the Harvey Building Products Portfolio properties and the Harvey Building Products Portfolio Master Lease, including assumptions that the Harvey Building Products Portfolio properties have a useful life beyond the term of the Harvey Building Products Portfolio Master Lease and that the rent under the Harvey Building Products Portfolio Master Lease is reflective of a fair rental value for the Harvey Building Products Portfolio properties.

The Harvey Building Products Portfolio Master Lease is drafted as a single, unitary, indivisible, non-severable lease of all the Harvey Building Products Portfolio properties and not to constitute separate leases contained in one document that are each governed by similar terms. The related borrower delivered a “unitary lease opinion” with respect to the Harvey Building Products Portfolio Master Lease which is a reasoned opinion of outside counsel to the related borrower to the effect that, subject to certain qualifications and limitations set forth therein, the Harvey Building Products Portfolio Master Lease would be construed as a unitary, non-severable lease. The “unitary lease” opinion is subject to certain assumptions and qualifications regarding future actions of the related borrower, the related master lessee, their respective affiliates and the lender and regarding the Harvey Building Products Portfolio properties and the Harvey Building Products Portfolio Master Lease.

Reasoned opinions, in general, do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in the bankruptcy cases. Therefore, the result described in such “true lease” and “unitary lease” opinions are not a guarantee.

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•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hawthorn Suites Philadelphia, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease between Lessor, Phileo RI, Inc., a borrower affiliate, as lessor, and the borrower as lessee. The mortgage is also secured by the fee owner’s interest in the Mortgaged Property. The mortgage gives the lender the right to foreclose on both the fee and leasehold interests in the event of a default.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Sixteen (16) of the Mortgaged Properties, securing 24.8% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Arizona, Arkansas, Utah, Tennessee, Washington, Idaho, Missouri or Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

In the case of 52 Mortgaged Properties which secure in whole or in part 21 Mortgage Loans, representing approximately 33.2% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Home Depot Jamaica, Merritt Creek Farm Shopping Center, Reasor’s Foods- Bixby, OSH San Leandro, LA Fitness – Euless, LA Fitness – Grand Prairie, LA Fitness – Pearland, Walgreens-York, Walgreens-Reynoldsburg, Harp’s Foods-Grove, Walgreens-Dyersburg, Dollar General – Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General – Cape Girardeau and Dollar General - Troy, representing approximately 10.2% of the Initial Pool Balance, the related borrower may rely on the single tenant’s or a ground lease tenant’s

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insurance or self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. If the tenant fails to provide acceptable insurance coverage or self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the loan documents. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. For example:

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as the Harvey Building Products Portfolio, which secures a Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, the Bethlehem Mortgaged Property is legal, non-conforming as to use. Following a casualty or condemnation, the Bethlehem Mortgaged Property may be rebuilt if the exterior structure is properly secured following the damage or destruction and reconstruction begins within 12 months of the date of such damage or destruction. In addition, the Norwalk II Mortgaged Property is legal, non-conforming as to use. If 50% or more of the Norwalk II Mortgaged Property is destroyed, such Mortgaged Property could only be rebuilt with a special use permit. The borrower is required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, including coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction, all in amounts acceptable to the lender. Law and ordinance insurance coverage has been obtained with respect to each such Mortgaged Property in an amount covering up to (i) $10,000,000 for losses to undamaged portions of the structure and (ii) $1,000,000 for demolition costs and increased costs of construction.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as JW Marriott Santa Monica Le Merigot, representing approximately 3.1% of the Initial Pool Balance, the related Mortgaged Property is located in an area currently zoned as residential with limited commercial use, and its current use as a hospitality property is considered legal non-conforming. Following a casualty, the borrower has the right to continue to use the Mortgaged Property as a hotel (provided that such use is not abandoned or expanded), provided, however, that if

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the casualty is greater than 50% of the Mortgaged Property, the reconstruction is subject to zoning board review and approval relating to the Mortgaged Property’s legal nonconforming status. Law and ordinance coverage was obtained in an amount covering up to $150,000,000 for the loss of use of the undamaged portion of the Mortgaged Property, demolition costs and increased costs of construction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Keeper’s Self Storage Manhattan, representing approximately 3.1% of the Initial Pool Balance, the related Mortgaged Property is designated a landmark site and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the Mortgaged Property. In addition, the related Mortgaged Property’s current use of self storage is a legal non-conforming use. If over 50% of the Mortgaged Property is damaged or destroyed, the Mortgaged Property may only be reconstructed in compliance with current zoning requirements. Law and ordinance coverage was obtained in an amount covering up to $25,592,847 for the loss of use of the undamaged portion of the Mortgaged Property, $1,500,000 for demolition costs and $1,500,000 for increased costs of construction.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete”, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized” or “as-complete”, value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized” and/or “as-complete” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)		Other than “As-Is” Appraised Value		Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Harbor Pointe Apartments	5.0%	71.0	%(1)	$155,000,000	(1)	71.4%	$154,000,000
Anchorage Marriott Downtown	3.8%	63.5	%(2)	$119,500,000	(2)	69.9%	$108,500,000
Aloft Nashville West End	2.5%	56.2	%(3)	$43,800,000	(3)	60.3%	$40,800,000
Westgate Shopping Center	2.2%	72.8	%(4)	$30,200,000	(4)	76.9%	$28,600,000

(1)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of December 15, 2015.

(2)	Reflects an appraisal on an “as-stabilized” basis, subject to a stabilization date of September 1, 2017.

(3)	Reflects an appraisal on an “as-complete” basis, based on a projected completion date of October 9, 2015 for $2,100,000 of property improvement plan renovations and capital improvements that are anticipated to be performed at the related Mortgaged Property. The actual anticipated completion date of such renovations and capital improvements is the first half of 2016. The appraisal also provides a hypothetical “when-stabilized” value for the Mortgaged Property of $44,200,000 as of November 1, 2017. The appraised values and LTV Ratios used in this prospectus for such Mortgage Loan are (or are based on) the “as-complete” value, except where otherwise expressly specified.

(4)	Reflects an appraisal on an “as-completed/as-stabilized” basis, subject to an anticipated stabilization date of July 1, 2016.

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In the case of the Mortgage Loan identified as Heritage Industrial Portfolio on Annex A-1 to this prospectus, the “as-is” appraised value of $116,500,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $108,500,000, which results in a Cut-off Date LTV Ratio of 75.0%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Empire Mall, representing approximately 7.5% of the Initial Pool Balance, the guarantor’s liability is limited to $38,000,000 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with an entity controlled by any key principal of the guarantor.

•	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Aloft Nashville West End, representing approximately 2.5% of the Initial Pool Balance, provides that so long as certain entities affiliated with American International Group, Inc. own and control the borrower, the non-recourse carve-out guarantor and environmental indemnitor have no obligation or liability under the related guaranty or environmental indemnity to the extent the same first arises after the earliest of (1) the date the borrower has tendered a deed-in-lieu of foreclosure satisfying certain requirements in the loan agreement and a title company is unconditionally prepared to record the deed and issue a title policy in the unpaid principal amount of the loan, subject only to permitted encumbrances, (2) the date all amounts then due under the loan documents and environmental indemnity have been paid in full, or if earlier, the date of any collateral release under the loan documents, and (3) the date that title to the Mortgaged Property is transferred pursuant to a foreclosure sale or deed-in-lieu. The release of liability described above applies to all matters covered by the non-recourse carveout guaranty (including full recourse items such as voluntary bankruptcy and non-permitted transfers) and the environmental indemnity. The guarantor and environmental indemnitor is currently AIG Global Real Estate Investment Corp., which is the non-member manager of the borrower and a sister company of the borrower; both such guarantor/indemnitor and the borrower are indirectly owned by American International Group, Inc.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Reasor’s Foods-Bixby, Harp’s Foods – Grove, Dollar General –

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Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General - Cape Girardeau and Dollar General – Troy, collectively representing approximately 1.5% of the Initial Pool Balance, there is no separate environmental indemnitor other than the related borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the property identified on Annex A-1 to this prospectus as Harbor Pointe Apartments, representing approximately 5.0% of the Initial Pool Balance, the related Mortgaged Property is subject to a payment-in-lieu-of-taxes agreement with the City of Bayonne (“PILOT Agreement”) whereby the related borrower makes payments in lieu of real estate taxes. These payments are lower than what real estate taxes would likely be if the Mortgaged Property were not subject to the PILOT Agreement. The PILOT Agreement may be transferred to a successor owner (including a mortgagee in foreclosure) only upon the satisfaction of certain conditions, which include, among other things: (1) the transferee does not own or lease any other project subject to long term tax exemption at the time of transfer, (2) the transferee is formed and eligible to operate under New Jersey’s Long Term Tax Exemption Law, (3) the related borrower is not in default under the PILOT Agreement or New Jersey’s Long Term Tax Exemption Law, (4) the related borrower’s obligations under the PILOT Agreement are fully assumed by the transferee, (5) the transferee agrees to abide by all terms and conditions of the PILOT Agreement, (6) the principal owners of the transferee possess the same business reputation, financial qualifications and credit worthiness as the related borrower and are otherwise reputable and (7) the transfer is approved by the City of Bayonne. We cannot assure you that a similar program would be available in the event of foreclosure or transfer in lieu of foreclosure to a subsequent owner not meeting the transfer requirements of the PILOT Agreement. Additionally, the related borrower is required to offer 13 units as affordable rental units under the PILOT Agreement.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar Self Storage, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is located in a local improvement district (the “LID”) in Henderson, Nevada and the borrower is required to pay a special assessment that, together with other assessments on properties located in the LID, is used to pay debt service on certain bonds that were issued to refinance bonds that financed certain infrastructure projects in the LID. The remaining unbilled principal amount of the special assessment was $184,421 as of December 1, 2015, with semi-annual payments due on June 1 and December 1 of each year through December 1, 2021. The special assessment is senior to the lien of the Mortgage, however, the lender required the borrower to escrow $2,600 per month to cover the special assessment.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans, representing approximately 48.0% of the Initial Pool Balance, provide for payments of interest-only for the first 24 to 84 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Twenty-five (25) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 23.6% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Twelve (12) Mortgage Loans, representing approximately 26.9% of the Initial Pool Balance, provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Seven (7) Mortgage Loans, representing approximately 1.5% of the Initial Pool Balance, provide for interest-only payments prior to a specified Anticipated Repayment Date, occurring approximately 10 years following the related origination date, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Amortizing Balloon	27	481,288,000	48.0%
Interest-only, Balloon	12	$269,320,000	26.9
Amortizing Balloon	25	236,061,025	23.6
Interest-only, ARD	7	15,532,000	1.5
Total:	71	$1,002,201,025	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to

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be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	22	$408,052,736	40.7%
6	33	452,203,077	45.1
11	16	141,945,212	14.2
Total:	71	$1,002,201,025	100%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)		Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0		53	$622,423,289	62.1%
5	(1)	18	379,777,736	37.9
Total:		71	$1,002,201,025	100%

(1)	Includes one (1) Mortgage Loan, representing approximately 2.5% of the Initial Pool Balance, which has a 5-day grace period after written notice with a maximum notice requirement of once per year after default occurs without such notice.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

Seven (7) Mortgage Loans securing the Mortgaged Properties or portfolio of Mortgaged Properties identified as Reasor’s Foods-Bixby, Harp’s Foods-Grove, Dollar General-Farmington, Dollar General-Rice, Dollar General-Bloomington, Dollar General-Cape Girardeau, Dollar General-Troy, on Annex A-1 (the “ARD Loan”), collectively representing approximately 1.5% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

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After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

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Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Fifty-two (52) of the Mortgage Loans, representing approximately 81.3% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Six (6) of the Mortgage Loans representing approximately 8.7% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	Five (5) of the Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loan, representing approximately 3.1% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and following such specified period of time, for a further specified period of time permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease such Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the

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amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Seven (7) of the Mortgage Loans, representing approximately 1.5% of the Initial Pool Balance, each permit voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a period and thereafter permit prepayment upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, a period and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	11	22.9%
4-6	46	62.6
7	14	14.6
Total	71	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a

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specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of sixty-five (65) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 91.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the

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Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, which represents approximately 6.1% of the Initial Pool Balance, the borrowers may obtain the release of any individual Mortgaged Property from the lien of such Mortgage Loan upon a third-party sale of such Mortgaged Property provided that certain conditions are satisfied, including: (i) defeasance or prepayment of 120% of the allocated loan amount for such property being sold and, in the case of a prepayment, payment of the greater of a Yield Maintenance Premium or Prepayment Premium on the principal amount being repaid; (ii) no event of default then exists under the loan documents; (iii) after giving effect to such release, the amortizing debt service coverage ratio for the remaining Mortgaged Properties will be no less than the greater of (x) the amortizing debt service coverage ratio immediately preceding such release and (y) 1.95x; (iv) after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties will not be greater than the lesser of (a) the loan-to-value ratio on the premises immediately preceding such partial release and (b) 60.0%, (v) receipt of a REMIC opinion and (vi) at the lender’s option, receipt of a rating agency confirmation from each rating agency rating the certificates that such partial release will not result in a requalification, reduction or withdrawal of the rating assigned to the certificates by such rating agency. In the event of a prepayment in connection with a partial release, the Mortgage Loan documents provide that the monthly debt service payment will be reamortized based on the then remaining portion of the original 30-year amortization period.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Office and Adler Industrial, respectively, which Mortgage Loans are cross-collateralized and cross-defaulted, and represent in the aggregate approximately 5.7% of the Initial Pool Balance, each such Mortgage Loan permits the release of specified parcels of land and improvements securing such Mortgage Loan (each such parcel, a “Release Parcel”) in connection with a bona fide sale of any such Release Parcel to a third party, provided that certain conditions are satisfied, including: (i) defeasance of an amount equal to the greater of 115% of the allocated loan amount of such Release Parcel and 100% of the proceeds received by the borrower in connection with such partial release, net of closing costs with respect to the partial release, (ii) a combined amortizing debt service coverage ratio for both such Mortgage Loans following such partial release of not less than the greater of (a) the combined amortizing debt service coverage ratio for both such Mortgage Loans immediately preceding the partial release and (b) 1.25x; (iii) a combined loan-to-value ratio for both such Mortgage Loans following such partial release not greater than the lesser of (a) the combined loan-to-value ratio for both such Mortgage Loans immediately preceding the release and (b) 64.0%; (iv) the lease rollover for the remaining Mortgaged Property securing the applicable Mortgage Loan after the partial release must not be greater than 30% of net rentable area in any given year, (v) receipt of a REMIC opinion and (vi) at the lender’s option, receipt of rating agency confirmation.

In addition, each of the Adler Office Mortgage Loan and Adler Industrial Mortgage Loan may be separately defeased in full, without full defeasance of the other such Mortgage Loan; provided that such other Mortgage Loan must be partially defeased in an amount equal to 15% of the original principal balance of the Mortgage Loan that is being fully defeased (but without any corresponding release of the non-fully-defeased Mortgage Loan’s related Mortgaged Properties). A defeasance in full of either such Mortgage Loan is conditioned upon satisfaction of conditions similar to those described above, except that the debt service coverage ratio and loan-to-value ratio conditions will be based solely on the remaining Mortgage Loan after such defeasance. Upon the full defeasance of either the Adler Office Mortgage Loan or Adler Industrial Mortgage Loan, the related Mortgaged Properties securing the defeased Mortgage Loan will be released. In addition, the related Mortgage Loan documents provide that any funds remaining in the upfront reserve for future tenant improvement and leasing commissions under the defeased Mortgage Loan are to be retained by the lender as security for the remaining Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Heritage Industrial Portfolio, representing approximately 4.1% of the Initial Pool Balance, a release of individual Mortgaged Properties is permitted subject to the satisfaction of certain conditions, including: (i) defeasance of a principal balance equal to the greater of (a) 120% of the allocated loan amount for the Mortgaged Properties located in Pennsylvania (2294 Molly Pitcher Highway and 1001 & 1011 Air Park Drive) and Guilderland, New York (8 Northeastern Industrial Park, 21 Northeastern Industrial Park and 22 Northeastern Industrial Park) or 110% of the allocated loan amount for all other Mortgaged Properties; and (b) an amount equal to 100% of the net proceeds of the sale of the released Mortgaged Property; (ii) the remaining Mortgaged Properties, following release, would have (x) an amortizing debt service coverage ratio utilizing annual net operating income (without deduction for tenant improvements, leasing commissions or replacement reserves) from leases on the remaining premises that have remaining terms of at least 18 months of at least 1.25x and (y) a loan-to-value ratio of not more than 75.0%; (iv) at the lender’s option, the lender has received confirmation from each rating agency rating the Offered Certificates that such release will not result in a downgrade, withdrawal or qualification of its ratings assigned to the Offered Certificates, along with similar

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confirmations from each rating agency rating any securities backed by the Heritage Industrial Portfolio Companion Loan; and (v) receipt of a REMIC opinion. Certain of the Mortgaged Properties are located on the same tax parcel as certain of the other Mortgaged Properties. With respect to such Mortgaged Properties, separate partial release is permitted so long as the borrower furnishes evidence that the released Mortgaged Property is either separately assessed or that separate assessment procedures have been initiated.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as the Harvey Building Products Portfolio, representing approximately 3.3% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties at the expiration of the lockout period, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases the Mortgage Loan in an amount equal to the greater of (x) the net sales proceeds with respect to such individual Mortgaged Property and (y) 125% of the Allocated Loan Amount for such individual Mortgaged Property and (iii) if, after such release, at least $11,000,000 of the principal amount of the Mortgage Loan has been repaid or defeased, the loan-to-value ratio for the remaining Mortgaged Properties is no greater than 60.0%.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Fifty-four (54) of the Mortgage Loans, representing approximately 79.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-six (46) of the Mortgage Loans, representing approximately 72.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-six (36) of the Mortgage Loans, representing approximately 60.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Two (2) of the Mortgage Loans, representing approximately 3.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Twenty-four (24) of the Mortgage Loans, representing approximately 76.3% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy

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issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	33	$419,448,106	41.9%
Hard/Springing Cash Management	12	308,103,006	30.7
Soft/Upfront Cash Management	1	88,000,000	8.8
Hard/Upfront Cash Management	9	79,617,076	7.9
None	15	77,032,837	7.7
Soft/Springing Cash Management	1	30,000,000	3.0
Total:	71	$1,002,201,025	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are

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otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, “—Citigroup Global Markets Realty Corp.—CGMRC’s Underwriting Guidelines and Processes”, “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”, “—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” and “—Société Générale—Société Générale’s Underwriting Standards”.

Four (4) Mortgage Loans, representing approximately 12.3% of the Initial Pool Balance, were originated by Wells Fargo Bank, National Association and Principal Commercial Capital with exceptions to the underwriting guidelines relating to underwritten management fees, underwritten occupancy and ADA compliance.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, representing approximately 6.1% of the Initial Pool Balance, underwritten occupancy (89.1%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Principal Commercial Capital. Inclusion of this Mortgage Loan in this securitization transaction notwithstanding this exception was supported by the following: (a) the Mortgage Loan has an U/W NOI Debt Yield and U/W NCF DSCR of 13.6% and 1.96x, respectively, as well as a Cut-Off Date LTV and Balloon or ARD LTV Ratio of 60.0% and 51.8%, respectively; (b) if the property were underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 11.6% and 1.66x, respectively; (c) the Pineapple Hotel Portfolio Mortgaged Properties averaged 89.1% occupancy over the trailing 12-month period ending August 31, 2015, producing a reported weighted average 109.5% occupancy penetration factor; and (d) the Hotel Five Mortgaged Property is located in the CBD of Seattle, within one block of the new 4.1 million square feet Amazon.Com Headquarters (which is currently under construction) and within walking distance to the Washington State Convention Center, and the Watertown Hotel and University Inn Mortgaged Properties are located within walking distance to the University of Washington and University of Washington Medical Center. In addition, the property condition report identified Americans with Disabilities Act of 1990 (the “ADA”) deficiencies for two out of the three Mortgaged Properties in the portfolio. Principal Commercial Capital did not require the related borrower to complete all recommended ADA compliance items, however the Mortgage Loan agreement contains a non-recourse carveout for any loss or

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damage arising from the Mortgaged Properties not being ADA accessible. Certain characteristics of the Mortgage Loan are set forth on Annex A-1 to this prospectus. Based on the foregoing factors and Principal Commercial Capital’s evaluation of the quality of the portfolio of Mortgaged Properties, Principal Commercial Capital approved the inclusion of the Mortgage Loan in this securitization transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 2052 Century Park East, representing approximately 3.0% of the Initial Pool Balance, the underwritten management fee (1.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan represents a conservative 51.2% loan-to-value ratio; (b) the Mortgaged Property is a leased fee interest with a long-term, triple-net ground lease in-place through 2041 (16 years beyond the loan term); (c) the ground lease is guaranteed by Thermal North America, Inc., which is owned by Veolia Energy North America, a division of Veolia Environmental Services North America, whose parent company is Veolia Environment (rated BBB by S&P); (d) the underwritten management fee is higher than the contractual management fee of $7,200 per year (0.3%); (e) the current U/W NCF DSCR is 1.79x and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would be approximately 1.75x; and (f) the loan sponsors, Steven Gordon and Stephen Massman, have a combined net worth and liquidity of approximately $312.9 million and $21.2 million as of December 31, 2014 and September 30, 2015, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this securitization transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aloft Nashville West End, representing approximately 2.5% of the Initial Pool Balance, underwritten occupancy (83.6%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Principal Commercial Capital. Inclusion of this Mortgage Loan in this securitization transaction notwithstanding this exception was supported by the following: (a) the Mortgage Loan has an U/W NOI Debt Yield and U/W NCF DSCR of 14.4% and 2.09x, respectively, as well as a Cut-Off Date LTV and Balloon or ARD LTV Ratio (based on the “as complete” appraised value) of 56.2% and 51.5%, respectively; (b) if the property were underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 13.5% and 1.95x, respectively; (c) the Mortgaged Property averaged 83.6% occupancy over the trailing 12-month period ending August 31, 2015; (d) for the trailing 12-month period ending August 31, 2015, the Mortgaged Property had a reported RevPAR penetration factor of 102.9%; (e) the Mortgaged Property is located within walking distance to Music Row, Vanderbilt University and Vanderbilt University Medical Center; and (f) the Mortgaged Property benefits from Starwood Hotels & Resorts brand recognition. Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this prospectus. Based on the foregoing, Principal Commercial Capital approved inclusion of the Mortgage Loan into this securitization transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as OSH San Leandro, representing approximately 0.8% of the Initial Pool Balance, the underwritten management fee (1.8%) is less

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than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Cut-off Date LTV Ratio and U/W NCF DSCR are 58.7% and 1.81x, respectively and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would be approximately 1.78x; (b) the Mortgaged Property is 100.0% occupied by Orchard Supply Hardware, a subsidiary of Lowe’s Companies, Inc., which is rated “A3” and “A-” by Moody’s and S&P, respectively; (c) Lowe’s Companies, Inc. guarantees the lease; (d) Orchard Supply Hardware’s lease matures in 2032 (seven years after loan maturity) and has two, five-year renewal options that would extend the lease to 2042; and (e) as of June 30, 2015, the Mortgage Loan guarantors have a combined net worth and liquidity of approximately $132.8 million and $65.2 million, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this securitization transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

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Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Rolling Brook Village	$88,000,000	8.8%	$20,200,000	$0	$108,200,000	6.018%	62.0%	76.2%	1.48x	1.05x
JW Marriott Santa Monica Le Merigot	$31,162,303	3.1%	$17,000,000(3)	$31,162,303	$79,324,606	5.941%	59.9%	76.3%	1.77x	1.26x

(1)	Calculated including the mezzanine debt and any related Companion Loan

(2)	Calculated including any related Companion Loan

(3)	The related mezzanine loan is initially being held by a third party that is not affiliated with the related Sponsor.

In addition, in the case of one (1) Mortgaged Property identified on Annex A-1 to this prospectus as Hayden’s Crossing, representing approximately 1.4% of the Initial Pool Balance, Redwood Acquisition LLC, an affiliate of the borrower, obtained a loan in the amount of $4 million from Next Sparc LLC, a 10% member of the borrower, secured by a pledge of the membership interests in the borrower and in an affiliate of the borrower. Redwood Acquisition LLC and Next Sparc LLC executed a subordination and standstill agreement which prohibits Next Sparc LLC from exercising its ability to foreclose on the membership interests in the borrower at any time during the term of the Mortgage Loan.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgage Loans identified on Annex A-1 as Rolling Brook Village and JW

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Marriott Santa Monica Le Merigot, representing approximately 11.9% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Pineapple Hotel Portfolio, which represents approximately 6.1% of the Initial Pool Balance, there are two borrowers, the fee owner of the Mortgaged Properties and an operating lessee of the Mortgaged Properties. A family trust of which Michelle Foreman Barnet, the non-recourse carveout guarantor, is a trustee (the “MFB Family Trust”), owns a 49% equity ownership interest in an entity named Dream Legacy LLC

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(“Fee Borrower Parent”), which owns 100% of the equity ownership interest in the fee owner borrower, Dream Legacy PRU SPE LLC. The other 51% equity ownership interest in Fee Borrower Parent is owned by a family trust of which Diane Foreman, Michelle Foreman Barnet’s mother, is a trustee. The MFB Family Trust obtained its 49% equity ownership interest in Fee Borrower Parent from Diane Foreman and, in connection therewith executed a promissory note in favor of Diane Foreman. The MFB Family Trust has pledged its equity ownership interest in Fee Borrower Parent to Diane Foreman to secure such promissory note. There is no intercreditor agreement relating to such promissory note and pledge.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Adler Office(4)	$40,200,000	N/A	75.0%	1.20x	N/A	Yes	Yes(5)
Adler Industrial(4)	$16,800,000	N/A	75.0%	1.20x	N/A	Yes	Yes(5)
Westgate Shopping Center	$22,000,000	N/A	75.0%	1.30x	8.0%	Yes	Yes
2200 Harbor Boulevard	$14,000,000	$2,000,000	55.0%	1.05x	10.5%	Yes	Yes
Reasor’s Foods- Bixby	$7,910,000	N/A	85.0%	1.20x	N/A	Yes	No
Harp’s Foods- Grove	$3,605,000	N/A	85.0%	1.20x	N/A
Dollar General- Farmington	$890,500	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General- Rice	$812,500	N/A	85.0%	1.20x	N/A
Dollar General- Bloomington	$812,500	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General- Cape Girardeau	$767,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General- Troy	$734,500	N/A	85.0%	1.20x	N/A	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	The loan documents provide that an affiliate of the lender or an affiliate of Principal Real Estate Investors, LLC will have the first opportunity to provide the mezzanine financing, which election is required to be made within ten days of delivery of all requested information.

(5)	Mortgage lender is allowed to require rating agency confirmation only if specifically required by the procedures promulgated by any rating agency rating the Offered Certificates.

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The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as the Harvey Building Products Portfolio, representing approximately 3.3% of the Initial Pool Balance, the related loan documents allow for the pledge of direct or indirect interests in the guarantor of the Mortgage Loan to secure corporate level financing, provided that the value of the Mortgaged Properties are not more than 25% of the value of all security for such financing. There is no requirement for an intercreditor agreement in connection with such pledges.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. For example, with respect to the 15 largest loans presented on Annex A-3 to this prospectus:

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•	The Mortgaged Properties identified on Annex A-1 to this prospectus as the Harvey Building Products Portfolio, which secure a Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, are held by the borrower, Harvey Propco, LLC, while ongoing manufacturing and distribution operations will be owned by Harvey Industries, Inc., a subsidiary of the borrower’s indirect parent company, which is the sole tenant at the Mortgaged Properties pursuant to a master lease. In connection with the sponsor’s acquisition of Harvey Industries, Inc., Harvey Industries, Inc. obtained (i) a $30,000,000 revolving line of credit and (ii) a $70,000,000 term loan secured by all of the assets and stock of Harvey Industries, Inc. The revolver and term loan lenders do not have a direct or indirect lien on the Mortgaged Properties or on the equity of the borrower.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Aloft Nashville West End, which secures a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the related borrower acquired the Mortgaged Property from a seller which had received “key money” from its franchisor. In connection with the issuance of a new franchise agreement, the borrower assumed the obligation to pay the balance of the unamortized key money (which is currently $1,104,167) if the franchise agreement is terminated prior to its stated expiration date. The borrower’s obligation to pay such funds, if any, is unsecured and no ongoing payments are required to be made by the borrower to the franchisor. If the obligation to repay the financing is triggered, the unamortized portion of the key money financing will be payable to the franchisor. The parent company of the borrower (which is not the guarantor of the Mortgage Loan) has guaranteed the borrower’s obligation to the franchisor to pay the unamortized portion of the key money financing. No subordination and standstill agreement or intercreditor agreement has been entered into in connection with the key money financing. The loan documents include a nonrecourse carve-out to the borrower and guarantor for any losses associated with this obligation.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Empire Mall”, “Harbor Pointe Apartments”, “Heritage Industrial Portfolio”, “Anchorage Marriott Downtown”, “Harvey Building Products Portfolio” and “JW Marriott Santa Monica Le Merigot” is part of a related Whole Loan consisting of the Mortgage Loan and a related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole

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Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to each Whole Loan:

“CGCMT 2015-GC35 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Harbor Pointe Apartments Companion Loan, the Anchorage Marriott Downtown Companion Loan and the JW Marriott Santa Monica Le Merigot Companion Loan.

“COMM 2015-LC23 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Harvey Building Products Portfolio Lead Note.

“Companion Loan Rating Agency” means, any NRSRO rating any serviced companion loan securities.

“Non-Serviced Certificate Administrator” means (i) with respect to the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan and the JW Marriott Santa Monica Le Merigot Whole Loan, the certificate administrator under the CGCMT 2015-GC35 Pooling and Servicing Agreement, (ii) with respect to the Harvey Building Products Portfolio Whole Loan, the certificate administrator under the COMM 2015-LC23 Pooling and Servicing Agreement and (iii) with respect to the Empire Mall Whole Loan, after the date of the Empire Mall Controlling Pari Passu Companion Loan securitization (the “Empire Mall Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Harbor Pointe Apartments Companion Loan, the Anchorage Marriott Downtown Companion Loan, the Harvey Building Products Portfolio Companion Loans, and the JW Marriott Santa Monica Le Merigot Companion Loan and, after the Empire Mall Companion Loan Securitization Date, the Empire Mall Companion Loans, each as defined in “The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

“Non-Serviced Directing Certificateholder” means (i) with respect to the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan and the JW Marriott Santa Monica Le Merigot Whole Loan, the directing certificateholder (or the equivalent) under the CGCMT 2015-GC35 Pooling and Servicing Agreement, (ii) with respect to the Harvey Building Products Portfolio Whole Loan, the directing certificateholder under the COMM 2015-LC23 Pooling and Servicing Agreement and (iii) with respect to the Empire Mall Whole Loan, after the Empire Mall Companion Loan Securitization Date, the directing certificateholder under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means (i) with respect to the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan and the JW Marriott Santa Monica Le Merigot Whole Loan, the master servicer under the CGCMT 2015-GC35 Pooling and Servicing Agreement, (ii) with respect to the Harvey Building Products Portfolio Whole Loan, the master servicer under the COMM 2015-LC23 Pooling and Servicing Agreement and (iii) with respect to the Empire Mall Whole Loan, after the Empire Mall Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Harbor Pointe Apartments Mortgage Loan, the Anchorage Marriott Downtown Mortgage Loan, the Harvey Building Products Portfolio Mortgage Loan, the JW Marriott Santa Monica Le Merigot Mortgage Loan and, after the Empire Mall Companion Loan Securitization Date, the Empire Mall Mortgage Loan, each

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as defined in “The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

“Non-Serviced PSA” means (i) with respect to the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan and the JW Marriott Santa Monica Le Merigot Whole Loan, the CGCMT 2015-GC35 Pooling and Servicing Agreement, (ii) with respect to the Harvey Building Products Portfolio Whole Loan, the COMM 2015-LC23 Pooling and Servicing Agreement and (iii) with respect to the Empire Mall Whole Loan, after the Empire Mall Companion Loan Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the Empire Mall Controlling Pari Passu Companion Loan.

“Non-Serviced Special Servicer” means (i) with respect to the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan and the JW Marriott Santa Monica Le Merigot Whole Loan, the special servicer under the CGCMT 2015-GC35 Pooling and Servicing Agreement, (ii) with respect to the Harvey Building Products Portfolio Whole Loan, the special servicer under the COMM 2015-LC23 Pooling and Servicing Agreement and (iii) with respect to the Empire Mall Whole Loan, after the Empire Mall Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means (i) with respect to the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan and the JW Marriott Santa Monica Le Merigot Whole Loan, the trustee under the CGCMT 2015-GC35 Pooling and Servicing Agreement, (ii) with respect to the Harvey Building Products Portfolio Whole Loan, the trustee under the COMM 2015-LC23 Pooling and Servicing Agreement and (iii) with respect to the Empire Mall Whole Loan, after the Empire Mall Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Harbor Pointe Apartments Whole Loan, the Anchorage Marriott Downtown Whole Loan, the Harvey Building Products Portfolio Whole Loan, the JW Marriott Santa Monica Le Merigot Whole Loan and, after the Empire Mall Companion Loan Securitization Date, the Empire Mall Whole Loan.

“Other Master Servicer” means with respect to the Heritage Industrial Portfolio Whole Loan, the master servicer that will be appointed under the pooling and servicing agreement that creates the trust whose assets include the Heritage Industrial Portfolio Companion Loan.

“Other PSA” means with respect to the Heritage Industrial Portfolio Whole Loan, the pooling and servicing agreement that creates the trust whose assets include the Heritage Industrial Portfolio Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced Pari Passu Companion Loan” means the Heritage Industrial Portfolio Companion Loan and, prior to the Empire Mall Companion Loan Securitization Date, the Empire Mall Companion Loans.

“Serviced Pari Passu Mortgage Loan” means the Heritage Industrial Portfolio Mortgage Loan and, prior to the Empire Mall Companion Loan Securitization Date, the Empire Mall Mortgage Loan.

“Serviced Whole Loan” means the Heritage Industrial Portfolio Whole Loan and, prior to the Empire Mall Companion Loan Securitization Date, the Empire Mall Whole Loan.

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The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Whole Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR	Whole Loan Underwritten NCF DSCR
Empire Mall	$75,000,000	7.5%	$115,000,000	54.3%	54.3%	1.80x	1.80x
Harbor Pointe Apartments	$50,000,000	5.0%	$60,000,000	71.0%	71.0%	1.48x	1.48x
Heritage Industrial Portfolio	$41,000,000	4.1%	$40,375,000	69.8%	69.8%	1.36x	1.36x
Anchorage Marriott Downtown	$37,926,518	3.8%	$37,926,518	63.5%	63.5%	1.76x	1.76x
Harvey Building Products Portfolio	$32,922,772	3.3%	$76,819,802	53.4%	53.4%	1.96x	1.96x
JW Marriott Santa Monica Le Merigot	$31,162,303	3.1%	$31,162,303	59.9%	59.9%	1.77x	1.77x

The Serviced Pari Passu Whole Loans

The Empire Mall Whole Loan

General. One Mortgage Loan, identified as “Empire Mall” (the “Empire Mall Mortgage Loan”) on Annex A-1, representing approximately 7.5% of the Initial Pool Balance, is part of a split loan structure comprised of five mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property

The Empire Mall Mortgage Loan is evidenced by a promissory note, Note A-2, with a Cut-off Date Balance of $75,000,000. The related Companion Loans (the “Empire Mall Companion Loans”) are evidenced by four promissory notes, Note A-1 (the “Empire Mall Controlling Pari Passu Companion Loan”), Note A-3, Note A-4 and Note A-5 (collectively, the “Empire Mall Non-Controlling Companion Loans” and, together with the Empire Mall Controlling Pari Passu Companion Loan, the “Empire Mall Companion Loans”), with respective Cut-off Date Balances of $40,000,000, $40,000,000, $25,000,000 and $10,000,000) that are not included in the issuing entity. Only the Serviced Pari Passu Mortgage Loan is included in the issuing entity. The Empire Mall Mortgage Loan and the Empire Mall Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Empire Mall Whole Loan”. It is anticipated that the Empire Mall Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Empire Mall Mortgage Loan and the rights of the holder(s) of the Empire Mall Companion Loans are subject to an Intercreditor Agreement (the “Empire Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Empire Mall Intercreditor Agreement.

Servicing. Pursuant to the terms of the Empire Mall Intercreditor Agreement, the Empire Mall Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, according to the Servicing Standard until the Empire Mall Companion Loan Securitization Date, after which the Empire Mall Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “Empire Mall Pooling and Servicing Agreement”) entered into in connection with such other securitization and the Empire Mall Intercreditor Agreement. The Empire Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Empire Mall Whole Loan will be allocated on a pro rata basis to the holders thereof.

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Advances. Until the Empire Mall Companion Loan Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Empire Mall Mortgage Loan (but not any advances of principal and/or interest on the Empire Mall Companion Loans) pursuant to the terms of the PSA and the master servicer, the special servicer (with respect to emergency servicing advances) or the trustee, as applicable, under the PSA will be responsible for making any required Servicing Advances with respect to the Empire Mall Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Empire Mall Mortgage Loan (in the case of a P&I Advance) or the Empire Mall Whole Loan (in the case of a Servicing Advance).

On and after the Empire Mall Companion Loan Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Empire Mall Mortgage Loan (but not any advances of principal and/or interest on the Empire Mall Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Empire Mall Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Empire Mall Controlling Pari Passu Companion Loan as required under the terms of the Empire Mall Pooling and Servicing Agreement (but not on the Empire Mall Mortgage Loan or the Empire Mall Non-Controlling Companion Loans) and (B) any required property protection advances with respect to the Empire Mall Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the Empire Mall Pooling and Servicing Agreement.

Application of Payments. The Empire Mall Intercreditor Agreement sets forth the respective rights of the holder of the Empire Mall Mortgage Loan and the holder of the related Empire Mall Companion Loans with respect to distributions of funds received in respect of the Empire Mall Whole Loan, and provides, in general, that:

•	the Empire Mall Mortgage Loan and the Empire Mall Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Empire Mall Whole Loan or the related Mortgaged Property will be applied to the Empire Mall Mortgage Loan and the related Empire Mall Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Empire Mall Intercreditor Agreement and the PSA and any pooling and servicing agreement related to a future securitization that includes the Empire Mall Controlling Pari Passu Companion Loan, as applicable; and

•	costs, fees, expenses, losses and shortfalls relating to the Empire Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Empire Mall Mortgage Loan and the related Empire Mall Companion Loans in accordance with the terms of the Empire Mall Intercreditor Agreement.

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For more information regarding the allocation of collections and expenses in respect of the Empire Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control. The controlling noteholder under the Empire Mall Intercreditor Agreement will initially be Société Générale as the holder of the Empire Mall Controlling Pari Passu Companion Loan, which from and after the Empire Mall Companion Loan Securitization Date, is expected to be the controlling class representative or such other party specified in the Empire Mall Pooling and Servicing Agreement (such party, the “Empire Mall Directing Holder”); provided that if at any time 50% or more of the Note A-1 is held by the borrower or an affiliate of the borrower under the Empire Mall Whole Loan, the Note A-1 holder will not be entitled to exercise any rights of the Empire Mall Directing Holder and the Note A-2 holder will be the Empire Mall Directing Holder unless 50% or more of Note A-2 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan; provided, further, that if at any time 50% or more of each of Note A-1 and Note A-2 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan, neither the holder of Note A-1 nor the holder of Note A-2 will be entitled to exercise any rights of the Empire Mall Directing Holder and the Note A-3 holder will be the Empire Mall Directing Holder unless 50% or more of Note A-3 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan; provided, further, that if at any time 50% or more of each of Note A-1, Note A-2 and Note A-3 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan, none of the holder of Note A-1, the holder of Note A-2 and the holder of Note A-3 will be entitled to exercise any rights of the Empire Mall Directing Holder and the Note A-4 holder will be the Empire Mall Directing Holder unless 50% or more of Note A-4 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan; and provided, further, that if at any time 50% or more of each of Note A-1, Note A-2, Note A-3 and Note A-4 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan, none of the holder of Note A-1, the holder of Note A-2, the holder of Note A-3 and the holder of Note A-4 will be entitled to exercise any rights of the Empire Mall Directing Holder and the Note A-5 holder will be the Empire Mall Directing Holder unless 50% or more of Note A-5 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan. If 50% or more of each of Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 is held by the borrower or an affiliate of the borrower under the Empire Mall Mortgage Loan, no person will be entitled to exercise the rights of the Empire Mall Directing Holder. In its capacity as the controlling noteholder under the Empire Mall Intercreditor Agreement, the Empire Mall Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Empire Mall Whole Loan.

In addition, pursuant to the terms of the Empire Mall Intercreditor Agreement, the issuing entity as holder of the Empire Mall Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder) will (i) have, after the Empire Mall Companion Loan Securitization Date, the right to receive copies of all notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Empire Mall Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Empire Mall Directing Holder under the Empire Mall Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Empire Mall Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Empire Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken

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with respect to the Empire Mall Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Empire Mall Whole Loan. The consultation right of the holder of the Empire Mall Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Empire Mall Mortgage Loan (or its representative) has responded within such period; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Prior to the Empire Mall Companion Loan Securitization Date, the holder of the Empire Mall Non-Controlling Companion Loans (or their representatives) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of the holder of the Empire Mall Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Empire Mall Mortgage Loan and the Empire Mall Companion Loans. Prior to the Empire Mall Companion Loan Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Empire Mall Mortgage Loan (or its representative, including the Directing Certificateholder) and neither the master servicer nor the special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the holders of the Empire Mall Mortgage Loan or the Empire Mall Non-Controlling Companion Loans (or their representatives, including the directing certificateholder under the Empire Mall Pooling and Servicing Agreement).

After the Empire Mall Companion Loan Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Empire Mall Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable) annual meetings with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Empire Mall Whole Loan.

Sale of Defaulted Empire Mall Whole Loan. Pursuant to the terms of the Empire Mall Intercreditor Agreement, if the Empire Mall Mortgage Loan becomes a Defaulted Loan, and if the special servicer (or, after the Empire Mall Companion Loan Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the Empire Mall Pooling and Servicing Agreement, as the case may be) and the Empire Mall Intercreditor Agreement to pursue a sale of the Empire Mall Mortgage Loan (or the Empire Mall Companion Loans, as the case may be), the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Empire Mall Mortgage Loan together with the Empire Mall Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the Empire Mall Pooling and Servicing Agreement), as applicable, obligation to review whether any offer

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from an Interested Person received for the Empire Mall Mortgage Loan and the Empire Mall Companion Loans constitutes a fair price. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, on and after the Empire Mall Companion Loan Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Empire Mall Mortgage Loan together with the Empire Mall Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holder of the Empire Mall Mortgage Loan (provided that such consent is not required if the holder of the Empire Mall Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the holder of the Empire Mall Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Empire Mall Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Empire Mall Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the PSA, the holder of the Empire Mall Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Prior to the Empire Mall Companion Loan Securitization Date, in the event of the sale by the special servicer of the Empire Mall Whole Loan, the special servicer will be required to provide the same information to, and consult with, the holders of the Empire Mall Companion Loans as described above.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights. Prior to the Empire Mall Companion Loan Securitization Date, the holder of the Empire Mall Controlling Pari Passu Companion Loan will have the right to replace the special servicer then acting with respect to the Empire Mall Whole Loan and appoint a replacement special servicer, solely with respect to the Empire Mall Whole Loan. On and after the Empire Mall Companion Loan Securitization Date, pursuant to the terms of the Empire Mall Intercreditor Agreement, the Empire Mall Directing Holder (which, unless a control termination event or consultation termination event exists under the Empire Mall Pooling and Servicing Agreement, will be the directing certificateholder under the Empire Mall Pooling and Servicing Agreement) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Empire Mall Whole Loan and appoint a replacement special servicer without the consent of the holder of the Empire Mall Mortgage Loan. The directing certificateholder under the Empire Mall Pooling and Servicing Agreement (so long as no control termination event has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a control termination event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Empire Mall Whole Loan and appoint a replacement special servicer, pursuant to terms substantially similar to those as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

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The Heritage Industrial Portfolio Whole Loan

General

One (1) Mortgage Loan, secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as “Heritage Industrial Portfolio” (the “Heritage Industrial Portfolio Mortgage Loan”), representing approximately 4.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties.

The Heritage Industrial Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $41,000,000. The related Companion Loan (the “Heritage Industrial Portfolio Companion Loan”) is evidenced by a promissory note with a Cut-off Date Balance of $40,375,000 that is not included in the issuing entity. The Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Companion Loan are collectively referred to in this prospectus as the “Heritage Industrial Portfolio Whole Loan”. It is anticipated that the Heritage Industrial Portfolio Companion Loan will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur.

Servicing

The Heritage Industrial Portfolio Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Intercreditor Agreement. In servicing the Heritage Industrial Portfolio Whole Loan, the Servicing Standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests of the Certificateholders and the related Companion Holder as a collective whole.

Amounts payable to the issuing entity as holder of the Heritage Industrial Portfolio Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Holder will be distributed to such holder net of certain fees and expenses on the Heritage Industrial Portfolio Companion Loan as provided in the related Intercreditor Agreement.

Application of Payments

The related Intercreditor Agreement sets forth the respective rights of the holder of the Heritage Industrial Portfolio Mortgage Loan and the holder of the Heritage Industrial Portfolio Companion Loan with respect to distributions of funds received in respect of the Heritage Industrial Portfolio Whole Loan, and provides, in general, that:

•	the Heritage Industrial Portfolio Mortgage Loan and Heritage Industrial Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Heritage Industrial Portfolio Whole Loan or the related Mortgaged Property will be applied to the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the operating

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advisor, the certificate administrator and the trustee) in accordance with the terms of the related Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Heritage Industrial Portfolio Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Heritage Industrial Portfolio Mortgage Loan and Heritage Industrial Portfolio Companion Loan in accordance with the terms of the related Intercreditor Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Heritage Industrial Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Heritage Industrial Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Heritage Industrial Portfolio Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Heritage Industrial Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Heritage Industrial Portfolio Companion Loan or from general collections with respect to the securitization of the Heritage Industrial Portfolio Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling note holder with respect to the Heritage Industrial Portfolio Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity, as holder of the Mortgage Loan; provided that, unless a Control Termination Event exists or the Heritage Industrial Portfolio Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the controlling note holder with respect to the Heritage Industrial Portfolio Whole Loan. In such capacity, the Directing Certificateholder will be entitled to exercise all of the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus with respect to the Heritage Industrial Portfolio Whole Loan, including consent and/or consultation rights regarding Major Decisions and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Heritage Industrial Portfolio Whole Loan as and to the extent described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions” and “—Asset Status Report” in this prospectus. Pursuant to the terms of the PSA, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Heritage Industrial Portfolio Whole Loan as it does, and for so long as it does have similar rights, with respect to the other Mortgage Loans (exclusive of the Non-Serviced Mortgage Loans and any Excluded Loan) included in the issuing entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Intercreditor Agreement, the related Companion Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the master servicer or the special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to certain Major Decisions to be taken with respect to the Heritage Industrial Portfolio Whole Loan or the

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implementation of any recommended action outlined in an asset status report relating to the Heritage Industrial Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain Major Decisions to be taken with respect to the Heritage Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Heritage Industrial Portfolio Whole Loan. The consultation right of the related Companion Holder (or its representative) will expire 10 business days following the delivery to such Companion Holder of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Directing Certificateholder, whether or not the related Companion Holder (or its representative) has responded within such period; provided that if the master servicer (or the special servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Holder’s (or its representative’s) consultation rights described above, the master servicer or the special servicer, as applicable, is permitted to make such Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Heritage Industrial Portfolio Whole Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Holder (or its representative).

The PSA provides that no direction or disapproval of the Companion Holder will (a) require the master servicer or the special servicer to violate the terms of the Heritage Industrial Portfolio Whole Loan, applicable law, or any provision of the PSA, including the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC and the grantor trust status of the Grantor Trust, (b) result in the imposition of a “prohibited transaction” or prohibited contribution” tax under the REMIC provisions or (c) materially expand the scope of the special servicer’s, trustee’s, certificate administrator’s or master servicer’s responsibilities under the PSA.

In addition to the consultation rights of the related Companion Holder (or its representative) described above, pursuant to the terms of the related Intercreditor Agreement, the related Companion Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the master servicer or the special servicer, as applicable) with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, in which servicing issues related to the Heritage Industrial Portfolio Whole Loan are discussed.

Application of Penalty Charges

The related Intercreditor Agreement provides that penalty charges paid on the Heritage Industrial Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Heritage Industrial Portfolio Mortgage Loan and Heritage Industrial Portfolio Companion Loan by the amount necessary to pay the master servicer, the trustee or the special servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Companion Loan by the amount necessary to pay the master servicer and the trustee, and the master servicer and the trustee for the securitization of the Heritage Industrial Portfolio Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the

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document governing the securitization of the Heritage Industrial Portfolio Companion Loan) made with respect to such loan by such party (if and as specified in the PSA or the document governing the securitization of the Heritage Industrial Portfolio Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to Heritage Industrial Portfolio Whole Loan (as specified in the PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Heritage Industrial Portfolio Mortgage Loan, be paid to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA and (ii) in the case of the remaining amount of penalty charges allocable to the Heritage Industrial Portfolio Companion Loan, be paid, (x) prior to the securitization of the Heritage Industrial Portfolio Companion Loan, to the related Companion Holder and (y) following the securitization of the Heritage Industrial Portfolio Companion Loan, to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the Heritage Industrial Portfolio Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the Heritage Industrial Portfolio Mortgage Loan in accordance with the PSA, then the special servicer will be required to sell the Heritage Industrial Portfolio Companion Loan together with the Heritage Industrial Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Heritage Industrial Portfolio Whole Loan if it becomes a Defaulted Loan without the written consent of the related Companion Holder (provided that such consent is not required if the related Companion Holder is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the related Companion Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Heritage Industrial Portfolio Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Heritage Industrial Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Holder that are material to the price of the Heritage Industrial Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the related Companion Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the PSA, the related Companion Holder (or its representative) will be permitted to bid at any sale of the Heritage Industrial Portfolio Whole Loan unless the related Companion Holder is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

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Special Servicer Appointment Rights

Pursuant to the related Intercreditor Agreement, the controlling note holder with respect to the Heritage Industrial Portfolio Whole Loan (which, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the Heritage Industrial Portfolio Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Heritage Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the related Companion Holder (or its representative). Accordingly, the Directing Certificateholder (prior to a Control Termination Event and provided that the Heritage Industrial Portfolio Whole Loan is not an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the special servicer then acting with respect to the Heritage Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus. The related Companion Holder may direct the trustee to terminate the special servicer (solely with respect to the Heritage Industrial Portfolio Whole Loan) upon a Servicer Termination Event with respect to the special servicer that affects the related Companion Holder.

The Non-Serviced Pari Passu Whole Loans

The Harbor Pointe Apartments Whole Loan

General

One Mortgage Loan, identified as “Harbor Pointe Apartments” (the “Harbor Pointe Apartments Mortgage Loan”) on Annex A-1, representing approximately 5.0% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Harbor Pointe Apartments Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $50,000,000. The related Companion Loan (the “Harbor Pointe Apartments Companion Loan”) is evidenced by a promissory note with a Cut-off Date Balance of $60,000,000 that is not included in the issuing entity. The Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan are collectively referred to in this prospectus as the “Harbor Pointe Apartments Whole Loan”. The Harbor Pointe Apartments Companion Loan is expected to be contributed to the Citigroup Commercial Mortgage Trust 2015-GC35, commercial pass-through certificate series 2015-GC35 (“CGCMT 2015-GC35”) securitization.

Servicing

The Harbor Pointe Apartments Whole Loan and any related REO Property are expected to be serviced and administered pursuant to the CGCMT 2015-GC35 Pooling and Servicing Agreement, to be dated as of December 1, 2015, between Citigroup Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “CGCMT 2015-GC35 Master Servicer”), C-III Asset Management LLC, as special servicer (the “CGCMT 2015-GC35 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (the “CGCMT 2015-GC35 Operating Advisor”), Citibank, N.A., as certificate administrator (the “CGCMT 2015-GC35 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC35 Trustee”), in the manner described under “Pooling and Servicing Agreement—

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Servicing of the Non-Serviced Mortgage Loans— Servicing of the Harbor Pointe Apartments Mortgage Loan, the Anchorage Marriott Downtown Mortgage Loan and the JW Marriott Santa Monica Le Merigot Mortgage Loan” in this prospectus, but subject to the terms of the related Intercreditor Agreement. In servicing the Harbor Pointe Apartments Whole Loan, the servicing standard set forth in the CGCMT 2015-GC35 Pooling and Servicing Agreement will require the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Holder as a collective whole.

Amounts payable to the issuing entity as holder of the Harbor Pointe Apartments Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Intercreditor Agreement sets forth the respective rights of the holder of the Harbor Pointe Apartments Mortgage Loan and the holder of the Harbor Pointe Apartments Companion Loan with respect to distributions of funds received in respect of the Harbor Pointe Apartments Whole Loan, and provides, in general, that:

•	the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Harbor Pointe Apartments Whole Loan or the related Mortgaged Property will be applied to the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 Operating Advisor, the CGCMT 2015-GC35 Certificate Administrator and the CGCMT 2015-GC35 Trustee) in accordance with the terms of the related Intercreditor Agreement and the CGCMT 2015-GC35 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Harbor Pointe Apartments Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Harbor Pointe Apartments Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Harbor Pointe Apartments Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Harbor Pointe Apartments Companion Loan. Similarly, P&I advances on the Harbor Pointe Apartments Companion Loan are not reimbursable out of payments or other collections on the Harbor Pointe Apartments Mortgage Loan or the Mortgage Loans.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the Harbor Pointe Apartments Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2015-GC35

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securitization, subject to the CGCMT 2015-GC35 issuing entity’s right to reimbursement from future payments and other collections on the Harbor Pointe Apartments Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the directing holder with respect to the Harbor Pointe Apartments Whole Loan, as of any date of determination, will be the CGCMT 2015-GC35 Trustee on behalf of the CGCMT 2015-GC35 issuing entity as holder of the related Companion Loan; provided that, unless a control termination event exists under the CGCMT 2015-GC35 Pooling and Servicing Agreement or the Harbor Pointe Apartments Whole Loan is an “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement, the controlling class representative under the CGCMT 2015-GC35 Pooling and Servicing Agreement (the “CGCMT 2015-GC35 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Harbor Pointe Apartments Whole Loan. In such capacity, the CGCMT 2015-GC35 Controlling Class Representative will be entitled to exercise consent and/or consultation rights under the related Intercreditor Agreement with respect to the Harbor Pointe Apartments Whole Loan, including consent and/or consultation rights regarding any “major decision” (as defined under the related Intercreditor Agreement) to be taken with respect to the Harbor Pointe Apartments Whole Loan and approval rights regarding the implementation of any recommended actions outlined in an asset status report relating to the Harbor Pointe Apartments Whole Loan (which consent, consultation and approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the CGCMT 2015-GC35 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Harbor Pointe Apartments Whole Loan as it does, and for so long as it does have similar rights, with respect to the other mortgage loans included in the CGCMT 2015-GC35 issuing entity (other than any “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement) that are serviced under the CGCMT 2015-GC35 Pooling and Servicing Agreement and do not have Companion Loans.

In addition, pursuant to the terms of the related Intercreditor Agreement, the issuing entity, as holder of the Harbor Pointe Apartments Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, is required to provide to the CGCMT 2015-GC35 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2015-GC35 Controlling Class Representative under the CGCMT 2015-GC35 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to certain major decisions to be taken with respect to the Harbor Pointe Apartments Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Harbor Pointe Apartments Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Harbor Pointe Apartments Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Harbor Pointe Apartments Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CGCMT 2015-GC35 Controlling Class Representative, whether or not the issuing entity (or its representative)

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has responded within such period; provided that if the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, is permitted to make such major decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Harbor Pointe Apartments Whole Loan. Neither the CGCMT 2015-GC35 Master Servicer nor the CGCMT 2015-GC35 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the CGCMT 2015-GC35 Master Servicer nor the CGCMT 2015-GC35 Special Servicer may take or refrain from taking any action pursuant to instructions from the issuing entity (or its representative) that would cause the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, to violate applicable law, the terms of the Harbor Pointe Apartments Whole Loan, the related Intercreditor Agreement, the CGCMT 2015-GC35 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2015-GC35 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 depositor, a mortgage loan seller with respect to the CGCMT 2015-GC35 securitization, the CGCMT 2015-GC35 issuing entity, the CGCMT 2015-GC35 Trustee, the CGCMT 2015-GC35 Operating Advisor, the CGCMT 2015-GC35 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2015-GC35 Master Servicer’s or the CGCMT 2015-GC35 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2015-GC35 certificateholders.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the related Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable) with the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, in which servicing issues related to the Harbor Pointe Apartments Whole Loan are discussed.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The related Intercreditor Agreement provides that items in the nature of penalty charges paid on the Harbor Pointe Apartments Whole Loan will first be used to reduce, on a pro rata basis, the amounts payable on each of the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan by the amount necessary to pay the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Trustee or the CGCMT 2015-GC35 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, second, be used to reduce the

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respective amounts payable on each of the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan by the amount necessary to pay the master servicer, the trustee, the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2015-GC35 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CGCMT 2015-GC35 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2015-GC35 Pooling and Servicing Agreement) incurred with respect to the Harbor Pointe Apartments Whole Loan (as specified in the CGCMT 2015-GC35 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Companion Loan, be paid to the CGCMT 2015-GC35 Master Servicer and/or the CGCMT 2015-GC35 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC35 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the Harbor Pointe Apartments Whole Loan becomes a defaulted mortgage loan under the CGCMT 2015-GC35 Pooling and Servicing Agreement, and if the CGCMT 2015-GC35 Special Servicer determines to sell the Harbor Pointe Apartments Companion Loan in accordance with the CGCMT 2015-GC35 Pooling and Servicing Agreement, then the CGCMT 2015-GC35 Special Servicer will be required to sell the Harbor Pointe Apartments Companion Loan together with the Harbor Pointe Apartments Mortgage Loan as a single whole loan in accordance with the procedures set forth under the CGCMT 2015-GC35 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the CGCMT 2015-GC35 Special Servicer will not be permitted to sell the Harbor Pointe Apartments Whole Loan if it becomes a defaulted mortgage loan under the CGCMT 2015-GC35 Pooling and Servicing Agreement without the written consent of the issuing entity (or its representative), as holder of the Harbor Pointe Apartments Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower), unless the CGCMT 2015-GC35 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Harbor Pointe Apartments Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC35 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Harbor Pointe Apartments Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) that are material to the price of the Harbor Pointe Apartments Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC35 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of

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the Harbor Pointe Apartments Whole Loan unless the issuing entity is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Intercreditor Agreement and the CGCMT 2015-GC35 Pooling and Servicing Agreement, the directing holder with respect to the Harbor Pointe Apartments Whole Loan (which, as of any date of determination, will be the CGCMT 2015-GC35 Trustee on behalf of the CGCMT 2015-GC35 issuing entity as holder of the Harbor Pointe Apartments Companion Loan, or its representative, which, prior to a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement, will be the CGCMT 2015-GC35 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the CGCMT 2015-GC35 Special Servicer then acting with respect to the Harbor Pointe Apartments Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). Accordingly, the CGCMT 2015-GC35 Controlling Class Representative (prior to a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement and provided that the Harbor Pointe Apartments Whole Loan is not an “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement), and the applicable CGCMT 2015-GC35 certificateholders with the requisite percentage of voting rights (after a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CGCMT 2015-GC35 Special Servicer then acting with respect to the Harbor Pointe Apartments Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The issuing entity (or its representative) will be permitted to direct the CGCMT 2015-GC35 Trustee to terminate the CGCMT 2015-GC35 Special Servicer (solely with respect to the Harbor Pointe Apartments Whole Loan) upon a servicer termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement with respect to the CGCMT 2015-GC35 Special Servicer that affects the issuing entity as the holder of the Harbor Pointe Apartments Mortgage Loan.

The Anchorage Marriott Downtown Whole Loan

General

One (1) Mortgage Loan, identified as “Anchorage Marriott Downtown” (the “Anchorage Marriott Downtown Mortgage Loan”) on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Anchorage Marriott Downtown Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $37,926,518.  The related Companion Loan (the “Anchorage Marriott Downtown Companion Loan”) is evidenced by a promissory note with a Cut-off Date Balance of $37,926,518 that is not included in the issuing entity.  The Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan are collectively referred to in this prospectus as the “Anchorage Marriott Downtown Whole Loan”. The Anchorage Marriott Downtown Companion Loan is expected to be contributed to the CGCMT 2015-GC35 securitization.

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Servicing

The Anchorage Marriott Downtown Whole Loan and any related REO Property are expected to be serviced and administered pursuant to the CGCMT 2015-GC35 Pooling and Servicing Agreement, to be dated as of December 1, 2015, between Citigroup Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “CGCMT 2015-GC35 Master Servicer”), C-III Asset Management LLC, as special servicer (the “CGCMT 2015-GC35 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (the “CGCMT 2015-GC35 Operating Advisor”), Citibank, N.A., as certificate administrator (the “CGCMT 2015-GC35 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC35 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Harbor Pointe Apartments Mortgage Loan, the Anchorage Marriott Downtown Mortgage Loan and the JW Marriott Santa Monica Le Merigot Mortgage Loan” in this prospectus, but subject to the terms of the related Intercreditor Agreement. In servicing the Anchorage Marriott Downtown Whole Loan, the servicing standard set forth in the CGCMT 2015-GC35 Pooling and Servicing Agreement will require the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Holder as a collective whole.

Amounts payable to the issuing entity as holder of the Anchorage Marriott Downtown Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Intercreditor Agreement sets forth the respective rights of the holder of the Anchorage Marriott Downtown Mortgage Loan and the holder of the Anchorage Marriott Downtown Companion Loan with respect to distributions of funds received in respect of the Anchorage Marriott Downtown Whole Loan, and provides, in general, that:

•	the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Anchorage Marriott Downtown Whole Loan or the related Mortgaged Property will be applied to the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 Operating Advisor, the CGCMT 2015-GC35 Certificate Administrator and the CGCMT 2015-GC35 Trustee) in accordance with the terms of the related Intercreditor Agreement and the CGCMT 2015-GC35 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Anchorage Marriott Downtown Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan.

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Notwithstanding the foregoing, if a P&I Advance is made with respect to the Anchorage Marriott Downtown Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Anchorage Marriott Downtown Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Anchorage Marriott Downtown Companion Loan. Similarly, P&I advances on the Anchorage Marriott Downtown Companion Loan are not reimbursable out of payments or other collections on the Anchorage Marriott Downtown Mortgage Loan or the Mortgage Loans.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the Anchorage Marriott Downtown Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2015-GC35 securitization, subject to the CGCMT 2015-GC35 issuing entity’s right to reimbursement from future payments and other collections on the Anchorage Marriott Downtown Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the directing holder with respect to the Anchorage Marriott Downtown Whole Loan, as of any date of determination, will be the CGCMT 2015-GC35 Trustee on behalf of the CGCMT 2015-GC35 issuing entity as holder of the related Companion Loan; provided that, unless a control termination event exists under the CGCMT 2015-GC35 Pooling and Servicing Agreement or the Anchorage Marriott Downtown Whole Loan is an “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement, the controlling class representative under the CGCMT 2015-GC35 Pooling and Servicing Agreement (the “CGCMT 2015-GC35 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Anchorage Marriott Downtown Whole Loan. In such capacity, the CGCMT 2015-GC35 Controlling Class Representative will be entitled to exercise consent and/or consultation rights under the related Intercreditor Agreement with respect to the Anchorage Marriott Downtown Whole Loan, including consent and/or consultation rights regarding any “major decision” (as defined under the related Intercreditor Agreement) to be taken with respect to the Anchorage Marriott Downtown Whole Loan and approval rights regarding the implementation of any recommended actions outlined in an asset status report relating to the Anchorage Marriott Downtown Whole Loan (which consent, consultation and approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the CGCMT 2015-GC35 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Anchorage Marriott Downtown Whole Loan as it does, and for so long as it does have similar rights, with respect to the other mortgage loans included in the CGCMT 2015-GC35 issuing entity (other than any “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement) that are serviced under the CGCMT 2015-GC35 Pooling and Servicing Agreement and do not have Companion Loans.

In addition, pursuant to the terms of the related Intercreditor Agreement, the issuing entity, as holder of the Anchorage Marriott Downtown Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, is required to provide to the CGCMT 2015-GC35 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2015-GC35 Controlling Class Representative under the CGCMT

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2015-GC35 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to certain major decisions to be taken with respect to the Anchorage Marriott Downtown Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Anchorage Marriott Downtown Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Anchorage Marriott Downtown Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Anchorage Marriott Downtown Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CGCMT 2015-GC35 Controlling Class Representative, whether or not the issuing entity (or its representative) has responded within such period; provided that if the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, is permitted to make such major decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Anchorage Marriott Downtown Whole Loan. Neither the CGCMT 2015-GC35 Master Servicer nor the CGCMT 2015-GC35 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the CGCMT 2015-GC35 Master Servicer nor the CGCMT 2015-GC35 Special Servicer may take or refrain from taking any action pursuant to instructions from the issuing entity (or its representative) that would cause the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, to violate applicable law, the terms of the Anchorage Marriott Downtown Whole Loan, the related Intercreditor Agreement, the CGCMT 2015-GC35 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2015-GC35 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 depositor, a mortgage loan seller with respect to the CGCMT 2015-GC35 securitization, the CGCMT 2015-GC35 issuing entity, the CGCMT 2015-GC35 Trustee, the CGCMT 2015-GC35 Operating Advisor, the CGCMT 2015-GC35 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2015-GC35 Master Servicer’s or the CGCMT 2015-GC35 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2015-GC35 certificateholders.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the related Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable) with the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, in which servicing issues related to the Anchorage Marriott Downtown Whole Loan are discussed.

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See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The related Intercreditor Agreement provides that items in the nature of penalty charges paid on the Anchorage Marriott Downtown Whole Loan will first be used to reduce, on a pro rata basis, the amounts payable on each of the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan by the amount necessary to pay the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Trustee or the CGCMT 2015-GC35 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan by the amount necessary to pay the master servicer, the trustee, the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2015-GC35 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CGCMT 2015-GC35 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2015-GC35 Pooling and Servicing Agreement) incurred with respect to the Anchorage Marriott Downtown Whole Loan (as specified in the CGCMT 2015-GC35 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Companion Loan, be paid to the CGCMT 2015-GC35 Master Servicer and/or the CGCMT 2015-GC35 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC35 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the Anchorage Marriott Downtown Whole Loan becomes a defaulted mortgage loan under the CGCMT 2015-GC35 Pooling and Servicing Agreement, and if the CGCMT 2015-GC35 Special Servicer determines to sell the Anchorage Marriott Downtown Companion Loan in accordance with the CGCMT 2015-GC35 Pooling and Servicing Agreement, then the CGCMT 2015-GC35 Special Servicer will be required to sell the Anchorage Marriott Downtown Companion Loan together with the Anchorage Marriott Downtown Mortgage Loan as a single whole loan in accordance with the procedures set forth under the CGCMT 2015-GC35 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the CGCMT 2015-GC35 Special Servicer will not be permitted to sell the Anchorage Marriott Downtown Whole Loan if it becomes a defaulted mortgage loan under the CGCMT 2015-GC35 Pooling and Servicing Agreement without the written consent of the issuing entity (or its representative), as holder of the Anchorage Marriott Downtown Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower), unless the CGCMT 2015-GC35 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Anchorage Marriott Downtown Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC35 Special Servicer in connection with any such proposed sale; (c) at least

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10 days prior to the proposed sale date, a copy of the most recent appraisal for the Anchorage Marriott Downtown Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) that are material to the price of the Anchorage Marriott Downtown Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC35 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the Anchorage Marriott Downtown Whole Loan unless the issuing entity is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Intercreditor Agreement and the CGCMT 2015-GC35 Pooling and Servicing Agreement, the directing holder with respect to the Anchorage Marriott Downtown Whole Loan (which, as of any date of determination, will be the CGCMT 2015-GC35 Trustee on behalf of the CGCMT 2015-GC35 issuing entity as holder of the Anchorage Marriott Downtown Companion Loan, or its representative, which, prior to a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement, will be the CGCMT 2015-GC35 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the CGCMT 2015-GC35 Special Servicer then acting with respect to the Anchorage Marriott Downtown Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). Accordingly, the CGCMT 2015-GC35 Controlling Class Representative (prior to a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement and provided that the Anchorage Marriott Downtown Whole Loan is not an “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement), and the applicable CGCMT 2015-GC35 certificateholders with the requisite percentage of voting rights (after a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CGCMT 2015-GC35 Special Servicer then acting with respect to the Anchorage Marriott Downtown Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The issuing entity (or its representative) will be permitted to direct the CGCMT 2015-GC35 Trustee to terminate the CGCMT 2015-GC35 Special Servicer (solely with respect to the Anchorage Marriott Downtown Whole Loan) upon a servicer termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement with respect to the CGCMT 2015-GC35 Special Servicer that affects the issuing entity as the holder of the Anchorage Marriott Downtown Mortgage Loan.

The Harvey Building Products Portfolio Whole Loan

General

One (1) Mortgage Loan, identified as “Harvey Building Products Portfolio” (the “Harvey Building Products Portfolio Mortgage Loan”) on Annex A-1, representing approximately 3.3% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes,

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each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Harvey Building Products Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $32,922,772. The related Companion Loans (the “Harvey Building Products Portfolio Companion Loans”) are evidenced by three promissory notes with a combined Cut-off Date Balance of $76,819,802 that is not included in the issuing entity. Only the Harvey Building Products Portfolio Mortgage Loan is included in the issuing entity. The Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Harvey Building Products Portfolio Whole Loan”.

The rights of the issuing entity as the holder of the Harvey Building Products Portfolio Mortgage Loan and the rights of the holders of the Harvey Building Products Portfolio Companion Loans are subject to an Intercreditor Agreement (the “Harvey Building Products Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Harvey Building Products Portfolio Intercreditor Agreement.

The trust formed pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement is the holder of the Harvey Building Products Portfolio Companion Loan evidenced by a promissory note A-1 (the “Harvey Building Products Portfolio Lead Note”) and so long as no control event has occurred under the COMM 2015-LC23 Pooling and Servicing Agreement, the COMM 2015-LC23 Directing Holder will have the right to direct, consult with and advise the related Non-Serviced Master Servicer and Non-Serviced Special Servicer with respect to servicing of the Harvey Building Products Portfolio Whole Loan. The Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to consult with the Directing Certificateholder (so long as no Control Termination Event has occurred and is continuing under the PSA) with respect to the servicing matters for which it is required to obtain the consent of the COMM 2015-LC23 Directing Holder. In the event that the parties exercising the rights of the holder of the Harvey Building Products Portfolio Lead Note and the holder of the Harvey Building Products Portfolio Mortgage Loan disagree, the decision of the party exercising the rights of the holder of the Harvey Building Products Portfolio Lead Note will be binding.

Servicing

Pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, the Harvey Building Products Portfolio Whole Loan will be serviced and administered pursuant to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement dated as of November 1, 2015, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “COMM 2015-LC23 Master Servicer”), LNR Partners, LLC, as special servicer (the “COMM 2015-LC23 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “COMM 2015-LC23 Certificate Administrator”), paying agent and custodian and Wilmington Trust, National Association, as trustee (the “COMM 2015-LC23 Trustee”) in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Harvey Building Products Portfolio Mortgage Loan”. The Harvey Building Products Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Harvey Building Products Portfolio Whole Loan will be allocated on a pro rata basis to the holders thereof.

Advances

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(i) The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Harvey Building Products Portfolio Mortgage Loan (but not any advances of principal and/or interest on any of the Harvey Building Products Portfolio Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Harvey Building Products Portfolio Mortgage Loan and (ii) the related Non-Serviced Master Servicer, Non-Serviced Special Servicer (with respect to an urgent or emergency situation requiring a servicing advance) or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Harvey Building Products Portfolio Companion Loans as required under the terms of the COMM 2015-LC23 Pooling and Servicing Agreement (but not on the Harvey Building Products Portfolio Mortgage Loan) and (B) any required property protection advances with respect to the Harvey Building Products Portfolio Whole Loan, unless in the case of clause (A or (B) above, a similar determination of nonrecoverability is made under the COMM 2015-LC23 Pooling and Servicing Agreement.

Application of Payments

The Harvey Building Products Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Harvey Building Products Portfolio Mortgage Loan and the holder or holders of the Harvey Building Products Portfolio Companion Loans with respect to distributions of funds received in respect of the Harvey Building Products Portfolio Whole Loan, and provides, in general, that:

•	the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Harvey Building Products Portfolio Whole Loan or the related Mortgaged Property will be applied to the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the parties to the COMM 2015-LC23 Pooling and Servicing Agreement); and

•	costs, fees, expenses, losses and shortfalls relating to the Harvey Building Products Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans in accordance with the terms of the Harvey Building Products Portfolio Intercreditor Agreement.

For more information regarding the allocation of collections and expenses in respect of the Harvey Building Products Portfolio Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Harvey Building Products Portfolio Intercreditor Agreement will be the controlling class representative or such other party specified in the COMM 2015-LC23 Pooling and Servicing Agreement (such party, the “COMM 2015-LC23 Directing Holder”). In its capacity as the controlling noteholder under the Harvey Building

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Products Portfolio Intercreditor Agreement, the COMM 2015-LC23 Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Harvey Building Products Portfolio Whole Loan.

In addition, pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, the issuing entity as holder of the Harvey Building Products Portfolio Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder) will (i) have the right to receive copies of all notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is required to provide to the COMM 2015-LC23 Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the COMM 2015-LC23 Directing Holder under the COMM 2015-LC23 Pooling and Servicing Agreement without regard to the occurrence of any control termination event or consultation termination event under the COMM 2015-LC23 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the Harvey Building Products Portfolio Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Harvey Building Products Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Harvey Building Products Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report prepared pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement relating to the Harvey Building Products Portfolio Whole Loan. The consultation right of the holder of the Harvey Building Products Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Harvey Building Products Portfolio Mortgage Loan (or its representative) has responded within such period; provided that if the related Non-Serviced Master Servicer and Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Harvey Building Products Portfolio Mortgage Loan (or its representative) described above, related Non-Serviced Master Servicer and Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans. Neither the related Non-Serviced Master Servicer nor Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Harvey Building Products Portfolio Mortgage Loan (or its representative, including the Directing Certificateholder).

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the related Non-Serviced Master Servicer and Non-Serviced Special Servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, under the COMM 2015-LC23 Pooling and Servicing Agreement, upon reasonable notice and at times reasonably acceptable to related Non-Serviced Master Servicer and Non-Serviced Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Harvey Building Products Portfolio Whole Loan.

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Sale of Defaulted Harvey Building Products Portfolio Whole Loan

Pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, if the Harvey Building Products Portfolio Whole Loan becomes a Defaulted Loan, and if the related Non-Serviced Special Servicer determines pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement and the Harvey Building Products Portfolio Intercreditor Agreement to pursue a sale of the Harvey Building Products Portfolio Mortgage Loan or the Harvey Building Products Portfolio Lead Note, such Non-Serviced Special Servicer will be required to sell the entire Harvey Building Products Portfolio Whole as a single whole loan, subject, to the satisfaction of the consent or notice and information delivery requirements described in the next paragraph and the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the COMM 2015-LC23 Pooling and Servicing Agreement) obligation to review whether any offer from an Interested Person received for the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans constitutes a fair price. In connection with any such sale, such Non-Serviced Special Servicer will be required to follow procedures similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The related Non-Serviced Special Servicer will not be permitted to sell the Harvey Building Products Portfolio Mortgage Loan together with the Harvey Building Products Portfolio Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holder of the Harvey Building Products Portfolio Mortgage Loan (provided that such consent is not required if the holder of the Harvey Building Products Portfolio Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the holder of the Harvey Building Products Portfolio Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Harvey Building Products Portfolio Whole Loan, and any documents in the servicing file requested by the holder of the Harvey Building Products Portfolio Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the COMM 2015-LC23 Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in connection with the proposed sale. Subject to the terms of the PSA, the holder of the Harvey Building Products Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, the directing certificateholder under the COMM 2015-LC23 Pooling and Servicing Agreement (so long as no control termination event has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a control termination event has occurred and is continuing) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Harvey Building Products Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holder of the Harvey Building Products Portfolio Mortgage Loan pursuant to terms substantially similar to those as described under “Pooling and Servicing Agreement—

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Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The JW Marriott Santa Monica Le Merigot Whole Loan

General

One Mortgage Loan, identified as “JW Marriott Santa Monica Le Merigot” (the “JW Marriott Santa Monica Le Merigot Mortgage Loan”) on Annex A-1, representing approximately 3.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The JW Marriott Santa Monica Le Merigot Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $31,162,303. The related Companion Loan (the “JW Marriott Santa Monica Le Merigot Companion Loan”) is evidenced by a promissory note with a Cut-off Date Balance of $31,162,303 that is not included in the issuing entity. The JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan are collectively referred to in this prospectus as the “JW Marriott Santa Monica Le Merigot Whole Loan”. The JW Marriott Santa Monica Le Merigot Companion Loan is expected to be contributed to the CGCMT 2015-GC35 securitization.

Servicing

The JW Marriott Santa Monica Le Merigot Whole Loan and any related REO Property are expected to be serviced and administered pursuant to the CGCMT 2015-GC35 Pooling and Servicing Agreement, to be dated as of December 1, 2015, between Citigroup Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “CGCMT 2015-GC35 Master Servicer”), C-III Asset Management LLC, as special servicer (the “CGCMT 2015-GC35 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (the “CGCMT 2015-GC35 Operating Advisor”), Citibank, N.A., as certificate administrator (the “CGCMT 2015-GC35 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC35 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans— Servicing of the Harbor Pointe Apartments Mortgage Loan, the Anchorage Marriott Downtown Mortgage Loan and the JW Marriott Santa Monica Le Merigot Mortgage Loan” in this prospectus, but subject to the terms of the related Intercreditor Agreement. In servicing the JW Marriott Santa Monica Le Merigot Whole Loan, the servicing standard set forth in the CGCMT 2015-GC35 Pooling and Servicing Agreement will require the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Holder as a collective whole.

Amounts payable to the issuing entity as holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Intercreditor Agreement sets forth the respective rights of the holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the holder of the JW Marriott Santa Monica Le Merigot Companion Loan with respect to distributions of funds received in respect of the JW Marriott Santa Monica Le Merigot Whole Loan, and provides, in general, that:

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•	the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the JW Marriott Santa Monica Le Merigot Whole Loan or the related Mortgaged Property will be applied to the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 Operating Advisor, the CGCMT 2015-GC35 Certificate Administrator and the CGCMT 2015-GC35 Trustee) in accordance with the terms of the related Intercreditor Agreement and the CGCMT 2015-GC35 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the JW Marriott Santa Monica Le Merigot Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the JW Marriott Santa Monica Le Merigot Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the JW Marriott Santa Monica Le Merigot Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the JW Marriott Santa Monica Le Merigot Companion Loan. Similarly, P&I advances on the JW Marriott Santa Monica Le Merigot Companion Loan are not reimbursable out of payments or other collections on the JW Marriott Santa Monica Le Merigot Mortgage Loan or the Mortgage Loans.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the JW Marriott Santa Monica Le Merigot Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2015-GC35 securitization, subject to the CGCMT 2015-GC35 issuing entity’s right to reimbursement from future payments and other collections on the JW Marriott Santa Monica Le Merigot Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the directing holder with respect to the JW Marriott Santa Monica Le Merigot Whole Loan, as of any date of determination, will be the CGCMT 2015-GC35 Trustee on behalf of the CGCMT 2015-GC35 issuing entity as holder of the related Companion Loan; provided that, unless a control termination event exists under the CGCMT 2015-GC35 Pooling and Servicing Agreement or the JW Marriott Santa Monica Le Merigot Whole Loan is an “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement, the controlling class representative under the CGCMT 2015-GC35 Pooling and Servicing Agreement (the “CGCMT 2015-GC35 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the JW Marriott Santa Monica Le Merigot Whole Loan. In such capacity, the CGCMT 2015-GC35 Controlling Class Representative will be entitled to exercise consent and/or consultation rights under the related Intercreditor Agreement with respect to the JW Marriott Santa Monica Le Merigot Whole Loan, including consent and/or consultation rights regarding any “major decision” (as defined under the related Intercreditor Agreement) to be

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taken with respect to the JW Marriott Santa Monica Le Merigot Whole Loan and approval rights regarding the implementation of any recommended actions outlined in an asset status report relating to the JW Marriott Santa Monica Le Merigot Whole Loan (which consent, consultation and approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the CGCMT 2015-GC35 Controlling Class Representative will have the same consent and/or consultation rights with respect to the JW Marriott Santa Monica Le Merigot Whole Loan as it does, and for so long as it does have similar rights, with respect to the other mortgage loans included in the CGCMT 2015-GC35 issuing entity (other than any “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement) that are serviced under the CGCMT 2015-GC35 Pooling and Servicing Agreement and do not have Companion Loans.

In addition, pursuant to the terms of the related Intercreditor Agreement, the issuing entity, as holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, is required to provide to the CGCMT 2015-GC35 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2015-GC35 Controlling Class Representative under the CGCMT 2015-GC35 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to certain major decisions to be taken with respect to the JW Marriott Santa Monica Le Merigot Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the JW Marriott Santa Monica Le Merigot Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the JW Marriott Santa Monica Le Merigot Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the JW Marriott Santa Monica Le Merigot Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CGCMT 2015-GC35 Controlling Class Representative, whether or not the issuing entity (or its representative) has responded within such period; provided that if the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, is permitted to make such major decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the JW Marriott Santa Monica Le Merigot Whole Loan. Neither the CGCMT 2015-GC35 Master Servicer nor the CGCMT 2015-GC35 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the CGCMT 2015-GC35 Master Servicer nor the CGCMT 2015-GC35 Special Servicer may take or refrain from taking any action pursuant to instructions from the issuing entity (or its representative) that would cause the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, to violate applicable law, the terms of the JW Marriott Santa Monica Le Merigot Whole Loan, the related Intercreditor Agreement, the CGCMT 2015-GC35 Pooling and Servicing Agreement, including the

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servicing standard under the CGCMT 2015-GC35 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 depositor, a mortgage loan seller with respect to the CGCMT 2015-GC35 securitization, the CGCMT 2015-GC35 issuing entity, the CGCMT 2015-GC35 Trustee, the CGCMT 2015-GC35 Operating Advisor, the CGCMT 2015-GC35 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2015-GC35 Master Servicer’s or the CGCMT 2015-GC35 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2015-GC35 certificateholders.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the related Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable) with the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer, as applicable, in which servicing issues related to the JW Marriott Santa Monica Le Merigot Whole Loan are discussed.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The related Intercreditor Agreement provides that items in the nature of penalty charges paid on the JW Marriott Santa Monica Le Merigot Whole Loan will first be used to reduce, on a pro rata basis, the amounts payable on each of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan by the amount necessary to pay the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Trustee or the CGCMT 2015-GC35 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan by the amount necessary to pay the master servicer, the trustee, the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2015-GC35 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CGCMT 2015-GC35 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2015-GC35 Pooling and Servicing Agreement) incurred with respect to the JW Marriott Santa Monica Le Merigot Whole Loan (as specified in the CGCMT 2015-GC35 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Companion Loan, be paid to the CGCMT 2015-GC35 Master Servicer and/or the CGCMT 2015-GC35 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC35 Pooling and Servicing Agreement.

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Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the JW Marriott Santa Monica Le Merigot Whole Loan becomes a defaulted mortgage loan under the CGCMT 2015-GC35 Pooling and Servicing Agreement, and if the CGCMT 2015-GC35 Special Servicer determines to sell the JW Marriott Santa Monica Le Merigot Companion Loan in accordance with the CGCMT 2015-GC35 Pooling and Servicing Agreement, then the CGCMT 2015-GC35 Special Servicer will be required to sell the JW Marriott Santa Monica Le Merigot Companion Loan together with the JW Marriott Santa Monica Le Merigot Mortgage Loan as a single whole loan in accordance with the procedures set forth under the CGCMT 2015-GC35 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the CGCMT 2015-GC35 Special Servicer will not be permitted to sell the JW Marriott Santa Monica Le Merigot Whole Loan if it becomes a defaulted mortgage loan under the CGCMT 2015-GC35 Pooling and Servicing Agreement without the written consent of the issuing entity (or its representative), as holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower), unless the CGCMT 2015-GC35 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the JW Marriott Santa Monica Le Merigot Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC35 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the JW Marriott Santa Monica Le Merigot Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) that are material to the price of the JW Marriott Santa Monica Le Merigot Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC35 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC35 Master Servicer or the CGCMT 2015-GC35 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the JW Marriott Santa Monica Le Merigot Whole Loan unless the issuing entity is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Intercreditor Agreement and the CGCMT 2015-GC35 Pooling and Servicing Agreement, the directing holder with respect to the JW Marriott Santa Monica Le Merigot Whole Loan (which, as of any date of determination, will be the CGCMT 2015-GC35 Trustee on behalf of the CGCMT 2015-GC35 issuing entity as holder of the JW Marriott Santa Monica Le Merigot Companion Loan, or its representative, which, prior to a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement, will be the CGCMT 2015-GC35 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the CGCMT 2015-GC35 Special Servicer then acting with respect to the JW Marriott Santa Monica Le Merigot Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). Accordingly, the CGCMT 2015-GC35 Controlling Class Representative (prior

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to a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement and provided that the JW Marriott Santa Monica Le Merigot Whole Loan is not an “excluded loan” under the CGCMT 2015-GC35 Pooling and Servicing Agreement), and the applicable CGCMT 2015-GC35 certificateholders with the requisite percentage of voting rights (after a control termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CGCMT 2015-GC35 Special Servicer then acting with respect to the JW Marriott Santa Monica Le Merigot Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The issuing entity (or its representative) will be permitted to direct the CGCMT 2015-GC35 Trustee to terminate the CGCMT 2015-GC35 Special Servicer (solely with respect to the JW Marriott Santa Monica Le Merigot Whole Loan) upon a servicer termination event under the CGCMT 2015-GC35 Pooling and Servicing Agreement with respect to the CGCMT 2015-GC35 Special Servicer that affects the issuing entity as the holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Citigroup Global Markets Realty Corp., Ladder Capital Finance LLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Macquarie Investments US Inc. d/b/a Principal Commercial Capital and Société Générale are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Citigroup Global Markets Realty Corp., Ladder Capital Finance LLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital and Société Générale on or about December 23, 2015 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

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Principal Commercial Capital

General

Macquarie US Trading LLC d/b/a Principal Commercial Capital (“Principal Commercial Capital”), a Delaware limited liability company, is a sponsor of, and a seller of certain Mortgage Loans (the “PCC Mortgage Loans”) into, the securitization described in this prospectus. Macquarie US Trading LLC (“Macquarie”) is a wholly-owned subsidiary of Macquarie Investments US Inc., a Delaware corporation. Each of Macquarie Investments US Inc. d/b/a Principal Commercial Capital and Macquarie US Trading LLC d/b/a Principal Commercial Capital is an originator of the PCC Mortgage Loans, and Macquarie Investments US Inc. d/b/a Principal Commercial Capital will transfer the PCC Mortgage Loans that it originated to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the Closing Date. Macquarie Investments US Inc. d/b/a Principal Commercial Capital originated one (1) PCC Mortgage Loan identified on Annex A-1 to this prospectus as Hawthorne Business Center, representing approximately 1.2% of the Initial Pool Balance, and Macquarie US Trading LLC d/b/a Principal Commercial Capital originated the other eight (8) PCC Mortgage Loans. Each of Macquarie Investments US Inc. and Macquarie is an indirect wholly-owned subsidiary of Macquarie Group Limited (“MGL”), which is an Australian Securities Exchange-listed diversified financial services holding company. MGL is a global provider of banking, financial, advisory, investment and funds management services.

Principal Real Estate Investors, LLC (“Principal”) and Macquarie jointly formed a lending platform, known as Principal Commercial Capital, in September 2014 to originate and securitize commercial mortgage loans. The executive offices of Principal Commercial Capital are located at 125 West 55th Street, New York, New York 10019.

The Principal Commercial Capital lending platform operates as a line of business established and owned by Macquarie but is jointly managed by both Principal and Macquarie. Principal provides services relating to the sourcing, underwriting, closing and securitization of loans for Principal Commercial Capital. Macquarie and its affiliates provide services relating to the pricing, hedging and securitization of loans for Principal Commercial Capital. PCC Mortgage Loans are funded by either Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital. Principal and Macquarie (and certain of Macquarie’s affiliates) jointly participate in material decisions, including joint representation on an investment committee which evaluates and approves all PCC Mortgage Loans prior to origination.

Principal Commercial Capital’s Securitization Program

The primary business plan of the Principal Commercial Capital lending platform is to originate, acquire and securitize commercial real estate loans secured by stabilized income-producing properties. Principal Commercial Capital may also invest in bridge loans and mezzanine loans. This is the third commercial mortgage-backed securitization to which Principal Commercial Capital is contributing loans. However, Principal, through its affiliates, was an active seller of commercial real estate loans into commercial mortgage-backed securitizations from 1999 through 2008, contributing approximately 2,000 loans totaling approximately $16 billion. In addition, certain members of Macquarie staff who are active in the management of Principal Commercial Capital previously held senior positions in commercial mortgage-backed securities platforms at other investment banking firms.

All of the PCC Mortgage Loans were sourced and underwritten by Principal and funded by either Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie

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US Trading LLC d/b/a Principal Commercial Capital, and each PCC Mortgage Loan was closed either by Principal’s closing staff or third party origination counsel.

Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the PCC Mortgage Loans prior to securitization.

In connection with this commercial mortgage securitization transaction, Principal Commercial Capital will transfer the PCC Mortgage Loans to the depositor, who will then transfer the PCC Mortgage Loans to the issuing entity. In return for the transfer by the depositor to the issuing entity of the PCC Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters and initial purchasers engaged by the depositor, Principal Commercial Capital will work with rating agencies, investors, servicers and other mortgage loan sellers and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors including without limitation, geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Macquarie US Trading LLC d/b/a Principal Commercial Capital will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the PCC Mortgage Loans. In the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Macquarie US Trading LLC d/b/a Principal Commercial Capital, and no other party, will be responsible for curing a breach or defect, repurchasing an affected PCC Mortgage Loan from the trust fund, substituting the affected PCC Mortgage Loan with another mortgage loan or making a loss of value payment with respect to such defect or breach. In addition, Macquarie US Trading LLC d/b/a Principal Commercial Capital has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Principal Commercial Capital’s Underwriting Guidelines and Processes

Underwriting guidelines and processes were established by Principal and Macquarie for Principal Commercial Capital. Set forth below is a general description of these guidelines and processes.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan originated or acquired by Principal Commercial Capital will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the PCC Mortgage Loans, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Principal Commercial Capital” section and “Exceptions to Mortgage Loan Representations and Warranties” in Annex D-2 to this prospectus.

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If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional in-place, ongoing or springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Loans will be underwritten, not only from a real estate perspective, but also on a credit/cash flow basis. All underwriting is required to include the development and analysis of cash flow from the collateral and determination of value for the improvements. The underwriting function will incorporate the following factors into the overall analysis of a transaction:

•	Quality of the improvements, location and competitiveness of the subject property. Macro and sub-market research is reviewed to determine desirability of the location. Site inspections are completed to assess the property’s functionality, condition, access/visibility and overall competitiveness. Review of third party appraisal reports, physical condition assessments and environmental reports is also performed by Principal’s in-house appraisers and engineers, and results are incorporated into the loan underwriting as deemed appropriate.

•	Overall sustainability of the cash flow from the collateral. Due diligence includes review of rent rolls, leases, historical operating statements and occupancy levels. Analysis of key tenants is also performed, including financial strength, sales/occupancy cost, tenant investment in space, etc. Underwriting considers potential capital outlays for tenant improvements, leasing commissions and capital expenditures.

•	Sponsorship’s experience and financial capacity. A thorough evaluation of the investment philosophy, real estate experience and financial statements of the principal(s) of the borrower is conducted on all transactions. Background and credit checks are performed on the borrower and key principals to identify any liens, judgments, bankruptcies or pending litigation. Borrowers are generally required to be special purpose entities.

Loan Approval. All loans originated or acquired for Principal Commercial Capital must be approved by the Principal Commercial Capital investment committee which consists of representatives from both Principal and Macquarie experienced in commercial real estate lending. The Principal Commercial Capital investment committee may approve a loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-To-Value Ratios. Generally, the debt service coverage ratios for the PCC Mortgage Loans will be equal to or greater than 1.20x for all property types except hospitality and self storage properties which will generally have debt service coverage ratios equal to or greater than 1.30x. Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties. Debt service coverage ratios are calculated in accordance with Principal Commercial Capital’s property-specific underwritten cash flow guidelines.

Generally, the loan-to-value ratio for PCC Mortgage Loans will be equal to or less than 80%. Variances may be allowed in circumstances deemed warranted by Principal

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Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties.

Additional Debt. Additional debt in the form of mezzanine debt, B-notes or preferred equity may be permitted either at the time of loan origination or during the loan term subject to certain loan-to-value constraints or debt service coverage requirements. When underwriting an asset, Principal Commercial Capital will review terms of such additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Macquarie or Principal or affiliates of either firm will be the lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.

Assessments of Property Condition. As part of the underwriting process, Principal Commercial Capital will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. Principal will generally perform site inspections of the subject property or, in limited instances, engage a third party to complete the inspection. In most cases Principal Commercial Capital will obtain the independent assessments and reports described below.

Appraisal Reports. Principal Commercial Capital will in most cases require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by an appraiser who is a member of the Appraisal Institute, a membership association of professional real estate appraisers or an otherwise qualified appraiser. In certain situations, an update to an existing independent appraisal may be acceptable. The appraisal reports are required to be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. The appraisal will include or be accompanied by a separate letter that includes a statement by the appraiser that the appraisal was prepared in conformity with FIRREA.

Environmental Assessments. Principal Commercial Capital will in most cases require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted environmental assessment. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues, such as an analysis of radon, lead-based paint and lead in drinking water, which will usually be conducted only at multifamily properties. Depending on the findings of the Phase I environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments. Principal Commercial Capital will in most cases require that an engineering firm inspect the real property collateral for any multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted engineering assessment. Based on the findings of the engineering assessment, Principal Commercial Capital will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance. In some instances, repairs or maintenance may be completed prior to closing and/or reserves may be established to fund any deferred maintenance or replacement items.

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Seismic Reports. Principal Commercial Capital will in most cases require a seismic report with respect to all multifamily or commercial mortgage loans located in seismic zones 3 or 4 to provide an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any mortgage loans as to which the mortgaged property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost will be subject to seismic upgrading, have adequate reserves in place for retrofitting, satisfactory earthquake insurance or be structured with recourse to a guarantor.

Zoning and Building Code Compliance. With respect to each mortgage loan, Principal Commercial Capital will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Principal Commercial Capital will consider whether to require the related borrower to obtain law and ordinance coverage and/or whether an alternative mitigating factor is in place.

Title Insurance. Each borrower is required to provide, and Principal Commercial Capital or its origination counsel typically will review, a title insurance policy for each mortgaged property. The title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) provide protection and benefits that run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Hazard, Liability and Other Insurance. Mortgaged properties are typically required to be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially

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reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

The mortgaged properties are typically not insured for earthquake risk unless a seismic report indicates a PML or SEL of greater than 20%.

Escrow Requirements. Principal Commercial Capital may require borrowers to fund various escrows for taxes and insurance, tenant improvements and leasing commissions, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Principal Commercial Capital are as follows:

•	Taxes: Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required. Such escrows may not be required under certain circumstances, including, but not limited to (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, and (iii) if there is a low loan-to-value ratio; provided that in each case the borrower will generally be required to submit evidence of payment of annual property taxes.

•	Insurance: Typically, if the mortgaged property is insured under an individual policy, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required. Such escrows may not be required under certain circumstances, including, but not limited to (i) if the borrower maintains a blanket insurance policy, (ii) if the mortgaged property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance, and (iii) if there is a low loan-to-value ratio; provided that in each case the borrower will generally be required to submit evidence of payment of annual property insurance premiums.

•	Replacement Reserves: Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from a third party property condition or engineering report or to certain minimum requirements by property type. Such escrows may not be required under certain circumstances, including, but not limited to (i) if a single or investment grade tenant (which may be a ground lease tenant) is responsible for all repairs and maintenance under the terms of its lease, and (ii) if there is a low loan-to-value ratio.

•	Completion Repair/Environmental Remediation: Typically, a completion repair or remediation reserve is required where an environmental or property condition report suggests that a reserve is necessary. Upon funding of the mortgage loan, Principal Commercial Capital generally requires that at least 110-125% of the

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estimated cost identified in the environmental or property condition report be reserved and that repairs or replacements be completed within one year after the funding of the applicable mortgage loan. Such escrows may not be required under certain circumstances, including, but not limited to (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, (iii) if a single or major tenant (which may be a ground lease tenant) at the related mortgaged property is responsible for the repairs, and (iv) if a secured creditor insurance policy or borrower insurance policy is in place.

•	Tenant Improvement/Leasing Commissions: In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk with respect to industrial, retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing the space occupied by such tenants. Such escrows may not be required under certain circumstances, including, but not limited to (i) if rent at the mortgaged property is considered below market, and (ii) if no material leases expire within the mortgage loan term.

Furthermore, Principal Commercial Capital may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower, its sponsor or an affiliate, or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In addition, under certain circumstances, where (i) positive credit characteristics exist, (ii) the amounts involved are relatively minimal, or (iii) Principal Commercial Capital has determined the mortgaged property, the borrower or its owners will likely be able to bear the related expenses without the escrow or reserve, an escrow or reserve may not be required.

Exceptions. One or more of the mortgage loans originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital may vary from the specific Principal Commercial Capital underwriting guidelines described herein when additional credit positive characteristics are present. In addition, in the case of one or more of the mortgage loans originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital, such originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Principal Commercial Capital’s underwriting guidelines described above in respect of the PCC Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of PCC Mortgage Loans

Overview. Principal Commercial Capital, in its capacity as the sponsor of the PCC Mortgage Loans, has conducted a review of the PCC Mortgage Loans in connection with the securitization described in this prospectus designed and effected to provide reasonable assurance that the disclosure related to the PCC Mortgage Loans is accurate in all material respects. Principal Commercial Capital determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the PCC Mortgage Loans was performed by a deal team comprised of real estate and securitization

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professionals who are employees of Principal and Macquarie (collectively, the “PCC Deal Team”) with the assistance of certain third parties. Principal Commercial Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the PCC Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the PCC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the PCC Deal Team created a database of loan-level and property-level information relating to each PCC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Principal Commercial Capital during the underwriting process. Prior to securitization of each PCC Mortgage Loan, the PCC Deal Team may have updated the information in the database with respect to such PCC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the PCC Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any PCC Mortgage Loan.

A data tape (the “PCC Data Tape”) containing detailed information regarding each PCC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The PCC Data Tape was used by the PCC Deal Team to provide the numerical information regarding the PCC Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Principal Commercial Capital, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, which were designed or provided by Principal Commercial Capital relating to information in this prospectus regarding the PCC Mortgage Loans. These procedures included:

•	comparing the information in the PCC Data Tape against various source documents provided by Principal Commercial Capital;

•	comparing numerical information regarding the PCC Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the PCC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the PCC Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each PCC Mortgage Loan, counsel to Principal Commercial Capital prepared a form of legal summary to be completed by Principal’s internal closing staff or third party origination counsel that, among other things, set forth certain material terms and property diligence information and elicited information concerning potentially outlying attributes of the mortgage loans, as well as any related mitigating considerations. Principal Commercial Capital’s counsel reviewed the legal summaries for each PCC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, Principal

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Commercial Capital’s counsel reviewed Principal Commercial Capital’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the PCC Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the PCC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each PCC Mortgage Loan with multiple mortgaged properties for compliance with the REMIC provisions.

Principal Commercial Capital’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Principal Commercial Capital confirmed with the related servicer for the PCC Mortgage Loans that, to the best of such servicer’s knowledge and except as previously identified, material events concerning the related mortgage loan, the mortgaged property and the borrower and guarantor had not occurred since origination, including, but not limited to: (i) loan modifications or assumptions, or releases of the related borrower or mortgaged property; (ii) damage to the mortgaged property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the mortgaged property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The PCC Deal Team also consulted with Principal Commercial Capital personnel responsible for the origination and closing of the PCC Mortgage Loans to confirm that the PCC Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Principal Commercial Capital’s Underwriting Guidelines and Processes” as well as to identify any material deviations from those origination and underwriting criteria. See also “—Principal Commercial Capital’s Underwriting Guidelines and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, Principal Commercial Capital determined that the disclosure regarding the PCC Mortgage Loans in this prospectus is accurate in all material respects. Principal Commercial Capital also determined that the PCC Mortgage Loans were originated in accordance with Principal Commercial Capital’s origination procedures and underwriting criteria described above under “—Principal Commercial Capital’s Underwriting Guidelines and Processes”, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. Principal Commercial Capital attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Macquarie US Trading LLC d/b/a Principal Commercial Capital will perform a review of any mortgage loan that it elects to substitute for a PCC Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Macquarie US Trading LLC d/b/a Principal Commercial Capital, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Macquarie US Trading LLC d/b/a Principal Commercial Capital may engage a third party accounting firm to compare the Qualification Criteria

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against the underlying source documentation to verify the accuracy of the review by Principal Commercial Capital and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Macquarie US Trading LLC d/b/a Principal Commercial Capital to render any tax opinion required in connection with the substitution.

Servicing

Interim servicing for all PCC Mortgage Loans prior to securitization is typically performed by Principal Global Investors, LLC. Generally, servicing responsibilities with respect to the PCC Mortgage Loans will be transferred from the interim servicer to the Master Servicer on the Closing Date; however, Principal Global Investors, LLC is expected to retain certain sub-servicing responsibilities with respect to all of the PCC Mortgage Loans.

Compliance with Rule 15Ga-1 under the Exchange Act

Macquarie US Trading LLC d/b/a Principal Commercial Capital most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 14, 2015. Principal Commercial Capital’s Central Index Key Number is 0001634437. With respect to the period from and including October 1, 2012 to September 30, 2015, Principal Commercial Capital does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Principal Commercial Capital nor any of its affiliates (including Macquarie Investments US Inc. d/b/a Principal Commercial Capital) intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Principal Commercial Capital or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Principal Commercial Capital” regarding Principal Commercial Capital has been provided by Principal Commercial Capital.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and

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distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of November 30, 2015, Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to one (1) LCF Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $88,000,000. As of December 1, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to one (1) LCF Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $32,922,772.

In addition, Wells Fargo Bank, National Association is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the LCF Mortgage Loans. However, in the case of the Harvey Building Products Portfolio Mortgage Loan, Wells Fargo Bank, National Association is holding most of the related Mortgage Loan documents in its capacity as custodian for the COMM 2015-LC23 commercial mortgage securitization.

LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During the first 6 calendar months of 2015, LCF contributed approximately $1.12 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans

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throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013 and 2014 and the first 6 months of 2015.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015(1)	84	$1,909,515,489

(1)	Reflects activity from and including January 1, 2015 through and including September 30, 2015.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. As of September 30, 2015, based on unaudited financial statements, Ladder Holdings had total assets of $5,809,683,418, total liabilities of $4,316,712,521 and total capital of $1,492,970,897. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

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No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association acts as interim servicer with respect to 22 of the LCF Mortgage Loans, having an aggregate Cut-off Date Balance of $210,891,484, representing approximately 21.0% of the Initial Pool Balance. Wells Fargo Bank has been servicing the Harvey Building Products Portfolio Mortgage Loan in its capacity as master servicer for the COMM 2015-LC23 commercial mortgage securitization.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee

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that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective

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commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain

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insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then

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applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are

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typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant

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improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above

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in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

•	comparing the information in the LCF Data Tape against various source documents provided by LCF;

•	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any LCF Mortgage Loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G on February 10, 2015. LCF’s Central Index Key number is 0001541468. With respect to the period from and including July 1, 2012 to and including September 30, 2015, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither LCF nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF and its affiliates are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, LCF and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General” in this prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC

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securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion and $5.23 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

CGMRC’s Underwriting Guidelines and Processes

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may

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not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

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Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

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•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty no. 6 on Annex D-1 to this prospectus without any exceptions that CGMRC deems material.

Property Insurance. CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties no. 16 and no. 29 on Annex D-1 to this prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisal. CGMRC obtains an appraisal meeting the requirements described in the sponsor representation and warranty no. 41 on Annex D-1 to this prospectus without any exceptions that CGMRC deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the sponsor

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representation and warranty no. 40 on Annex D-1 to this prospectus without any exceptions that CGMRC deems material.

•	Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. None of the CGMRC Mortgage Loans have material exceptions to the related underwriting criteria.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

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CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1 and A-2 to this prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. The depositor, on behalf of CGMRC, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus.

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the related mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

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•	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

•	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

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•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the sponsor representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

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For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loans that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering any group of cross-collateralized Mortgage Loans as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 5 largest Mortgage Loans (considering any group of cross-collateralized Mortgage Loans as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria described above under “—CGMRC’s Underwriting Guidelines and Processes”. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Review Procedures in the Event of a Mortgage Loan Substitution. CGMRC will perform a review of any mortgage loan that it elects to substitute for a CGMRC Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. CGMRC, and if appropriate its legal counsel, will review the related mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). CGMRC may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by CGMRC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by CGMRC to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 17, 2015. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including October 1, 2012 to and including September 30, 2015, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CGMRC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Citibank, N.A., an affiliate of CGMRC, may purchase the Class R certificates. In addition, CGMRC or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citigroup Global Markets Realty Corp.” relating to CGMRC has been provided by CGMRC.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

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Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

In the case of the Mortgage Loan identified on Annex A-1 to this prospectus as University Center South representing approximately 0.3% of the Initial Pool Balance, Wells Fargo Bank, as mortgage loan seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors, LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank. These functions were all performed in accordance with the loan approval procedures described herein in all material respects. Such Mortgage Loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization. Principal Global Investors, LLC, an affiliate of Principal Life Insurance Company, serviced such Mortgage Loan prior to securitization and will continue to act as primary servicer with respect to such Mortgage Loan after securitization.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2014, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.07 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,256 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $23.8 billion, which were included in 61 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

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In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the

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credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

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Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or

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letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include

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ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the trust fund has been co-originated as described in this paragraph.

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Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

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•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

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Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2012 to September 30, 2015 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn (4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balanc e	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass- Through Certificates Series 2006-C30	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0.00	0	0.00	0	0.00	0.00	1	13,737,368.00	0.65	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0.00	0	0.00	0	0.00	0.00	1	13,737,368.00	0.65	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass- Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation(11)	26	214,877,938.00	10.73	1	35,588,502.00	2.54	0.00	0	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.54	0.00	0	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass- Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.68
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.68

Commercial Mortgages Asset Class Total			492	9,199,243,911.61		2	123,516,660.00		0.00	0		0	0.00		1	13,737,368.00		0	0.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (For columns d-f).

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(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed as indicated immediately below the footnotes. (For columns m-x)

(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York (“U.S. Bank vs. Dexia”). On September 29, 2011, Dexia Real Estate Capital Markets (“Dexia”) received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, Judge Scheindlin entered its judgment directing Dexia to repurchase the loan for $19,627,961.66. Dexia has appealed the judgment and the Opinion and Order because Dexia believes they should be reversed. Briefing on the appeal has been completed, and the matter is set for oral argument on December 3, 2015.

(11)   U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2015 through September 30, 2015 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278-6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

•	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These

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loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through October 2015, Société Générale has securitized 40 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $470 million.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers

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within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

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Debt Service Coverage Ratio and Loan-to-Value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 to this prospectus for instances in which reserves were not taken):

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under

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appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

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Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the

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attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

•	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

•	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3 to this prospectus.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each

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borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on April 14, 2015. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2015, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under “—Société Générale” has been provided by Société Générale.

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The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2015-P2 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service

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payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2015, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $100 billion, of which approximately 113 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $70 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

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The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, tax administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

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Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo Bank was acting as custodian of more than 116,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions.

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There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the PSA. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the tax administrator. the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the master servicer, the certificate administrator, the custodian and the paying agent under the COMM 2015-LC23 Pooling and Servicing Agreement, which governs the servicing and administration of the Harvey Building Products Portfolio Mortgage Loan. Wells Fargo Bank is the purchaser under a repurchase agreement with LCF or, with a wholly-owned subsidiary or other affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to an interim servicing agreement between Wells Fargo Bank and CGMRC, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by CGMRC that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity. Pursuant to certain interim servicing agreements between LCF, a sponsor, originator and mortgage loan

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seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any LCF Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity. Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Société Générale from time to time, including. prior to their inclusion in the issuing entity, some or all of the Mortgage Loans that Société Générale will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Société Générale that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 9/30/2015
By Approximate Number:	35,189	33,354	33,590	32,950
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.5	$434.4	$474.4	$490.9

Within this portfolio, as of September 30, 2015, are approximately 24,056 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $403.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas,

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the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
YTD September 30, 2015	$391,394,556,943	$1,652,387,266	0.42%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa1” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

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Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in mortgage loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does

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Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

In its capacity as the master servicer, Wells Fargo Bank is expected to enter into a primary servicing agreement with PGI pursuant to which PGI will perform most servicing duties of the master servicer, other than making Advances, with respect to all of the PCC Mortgage Loans and one of the Mortgage Loans to be transferred to the issuing entity by Wells Fargo Bank.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The information set forth above under this heading “Transaction Parties—The Master Servicer” has been provided by Wells Fargo Bank.

The PCC Mortgage Loan Primary Servicer

Principal Global Investors, LLC (“PGI”) will act as primary servicer with respect to 10 Mortgage Loans, representing approximately 25.8% of the Initial Pool Balance (comprised of all the PCC Mortgage Loans and the Mortgage Loan secured by the Mortgaged Property identified in Annex A-1 as University Center South). PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

PGI is ranked “Strong” as a primary servicer and “Above Average” as a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of

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commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of September 30, 2015, PGI was responsible for servicing approximately 2,369 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.7 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

As of September 30, 2015, PGI was a primary servicer in approximately 63 commercial mortgage-backed securitization transactions, servicing approximately 788 loans with an aggregate outstanding principal balance of approximately $7.5 billion.

PGI’s historical servicing volume is shown below:

Year-End	2011	2012	2013	2014
CMBS	$11.5B	$10.3B	$9.2B	$8.3B
Total loans	$24.2B	$24.5B	$23.5B	$22.8B

PGI utilizes the Enterprise! loan servicing system, which is widely used in the loan servicing industry. PGI has a robust website available for borrowers to view the current status of their loans. PGI also utilizes a website to provide information to master servicers, including property inspections, property financials and other reporting.

The PGI servicing team is comprised of the following areas:

•	Operations is responsible for new loan boarding, loan audits, insurance and real estate tax monitoring and escrows and UCC administration.

•	Servicing Asset Management is responsible for processing borrower consents, including lease related items; escrow and reserve administration and monitoring triggers.

•	Portfolio managers are responsible for compliance with the Pooling and Servicing and Primary Servicing agreements, and master servicer and special servicer communication.

•	Surveillance is responsible for collecting and analyzing financial statements, rent rolls, physical property inspections and general portfolio surveillance.

•	Cash Management and Investor Reporting controls cash management, including payment processing, remittances and investor reporting.

PGI may use sub-servicers or vendors to perform certain servicing processes. None of the sub-servicers or vendors perform any cashiering or material processes. PGI monitors any sub-vendors for compliance and quality control.

Generally, all loan payments received by PGI are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

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PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

PGI has quality control policies and procedures to ensure compliance with the servicing criteria set forth in Item 1122 of Regulation AB. PGI’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and servicing industry changes. There have been no material non-compliance or default issues against PGI in the servicing of its CMBS or other loans.

No securitization transaction involving commercial mortgage loans in which PGI was acting as primary servicer has experienced an event of default as a result of any action or inaction of PGI as primary servicer, including as a result of PGI’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, PGI and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PGI does not believe that any currently pending lawsuits or legal proceedings would individually or in the aggregate have a material adverse effect on its business or its ability to act as primary servicer with respect to the PCC Mortgage Loans.

PGI has an interim servicing agreement with Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates) to primary service PCC Mortgage Loans prior to securitization. PGI also has an interim servicing agreement with Wells Fargo Bank, National Association or one of its affiliates to primary service the Mortgage Loan secured by the Mortgaged Property identified in Annex A-1 as University Center South prior to securitization.

PGI has acquired the right to be appointed as the primary servicer of 10 Mortgage Loans, representing approximately 25.8% of the Initial Pool Balance (which includes all of the PCC Mortgage Loans and the Mortgage Loan secured by the Mortgaged Property identified in Annex A-1 as University Center South). Accordingly, Wells Fargo Bank, as master servicer, and PGI, as primary servicer, will enter into a Primary Servicing Agreement to be dated as of a date in December 1, 2015 (the “PGI Primary Servicing Agreement”). The primary servicing of the related PCC Mortgage Loans will be governed by the PGI Primary Servicing Agreement.

Neither PGI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, PGI or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The PGI Primary Servicing Agreement

Pursuant to the PGI Primary Servicing Agreement, PGI, as primary servicer, on behalf of the master servicer, will be responsible for certain of the obligations of the master servicer with respect to all of the PCC Mortgage Loans, as described under “Pooling and Servicing Agreement” in this prospectus, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related mortgaged property and processing borrower requests. PGI will have no obligation to make monthly debt service advances or property advances on the PCC Mortgage Loans. PGI will be responsible for performing the primary servicing of the PCC Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement. PGI’s responsibilities will include, but are not limited to:

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•	collecting payments on the PCC Mortgage Loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CREFC® reports to the master servicer;

•	processing borrower requests in respect of PCC Mortgage Loans (and obtaining, when required, consent of the master servicer or the special servicer, as applicable); and

•	handling early stage delinquencies and collections; provided that servicing of PCC Mortgage Loans that are Specially Serviced Loans will be transferred from PGI to the special servicer as required pursuant to the terms of the Pooling and Servicing Agreement.

As compensation for its activities under the PGI Primary Servicing Agreement, PGI will be paid a primary servicing fee with respect to the PCC Mortgage Loans only to the extent that the master servicer receives the servicing fee with respect to the PCC Mortgage Loans. PGI will be entitled to certain additional servicing compensation with respect to the PCC Mortgage Loans, including, but not limited to, a portion of Modification Fees and assumption fees, but only from amounts to which the master servicer is entitled under the PSA.

PGI may not resign as primary servicer except by mutual consent of PGI and the master servicer and payment by PGI of all reasonable out-of-pocket costs and expenses of the master servicer in connection with such resignation and transfer of servicing, or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by PGI.

The master servicer will have the right to terminate PGI as primary servicer under the PGI Primary Servicing Agreement if certain termination events under the PGI Primary Servicing Agreement are not remedied. In addition, the depositor will have the right to terminate PGI as primary servicer under the PGI Primary Servicing Agreement upon any failure of PGI to comply with the Exchange Act reporting requirements of the PSA, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the PSA.

The information set forth under this heading “Transaction Parties—The PCC Mortgage Loan Primary Servicer” regarding PGI has been provided by PGI.

The Special Servicer

C-III Asset Management LLC, a Delaware limited liability company (“C-III”), will initially be appointed to act as special servicer with respect to all of the Mortgage Loans (other than any Excluded Special Servicer Loan) in the Mortgage Pool (other than any Non-Serviced Mortgage Loan) and each Serviced Pari Passu Mortgage Loan, and in this capacity will initially be responsible for (i) the servicing and administration of such Mortgage Loans that become Specially Serviced Loans and any related REO properties pursuant to the PSA and (ii) with respect to non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and the master servicer’s written recommendation and analysis. C-III’s principal servicing office is located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039.

C-III, a wholly owned subsidiary of C-III Capital Partners LLC, provides primary and special loan servicing for third party portfolio owners, CMBS trusts, CDOs, government

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agencies and C-III Capital Partners and its affiliates. C-III is an established Collateralized Debt Obligation (CDO) Manager and Collateral Administrator. C-III has a special servicer rating of CSS1- from Fitch and a rating of MOR CS1 from Morningstar. C-III is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of September 30, 2015, C-III was the named special servicer in approximately 136 transactions representing approximately 8,734 first mortgage loans, with an aggregate stated principal balance of approximately $97.6 billion. Of those 136 transactions, 127 are commercial mortgage-backed securities transactions representing approximately 8,631 first mortgage loans, with an aggregate stated principal balance of approximately $96.6 billion. The remaining nine transactions are made up of three CDOs and six business lines with affiliates of C-III and third-party noteholders. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 456 assets with a stated principal balance of approximately $6.9 billion. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since its inception in 2002 and through September 30, 2015, C-III has resolved 3,594 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $42.28 billion.

C-III has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-III servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore C-III’s disaster recovery plan is reviewed annually.

C-III will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Pari Passu Companion Loan. C-III may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, Serviced Pari Passu Companion Loans or otherwise. To the extent that C-III has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the PSA and the Servicing Standard (as defined in “Pooling and Servicing Agreement—Servicing Standard”).

No securitization transaction involving commercial or multifamily mortgage loans in which C-III was acting as special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of C-III as special servicer including as a result of C-III’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, C-III is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-III does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

C-III has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 2002. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to C-III as special servicer in CMBS transactions from 2012 to 2014.

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	Calendar Year End December 31st (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014

Total	$11.6	$7.3	$6.4

C-III may enter into one or more arrangements with a Controlling Class Certificateholder, the initial Directing Certificateholder, a holder of a Companion Loan or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, C-III’s appointment as special servicer under the PSA and any related Intercreditor Agreement and limitations on such person’s right to replace the special servicer.

The special servicer will not have any material advancing rights or obligations. In certain instances, the special servicer may have the right to make property related servicing advances in emergency situations.

C-III occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

There are no legal proceedings pending against C-III, or to which any property of C-III is subject, that are material to the Certificateholders, and C-III has no actual knowledge of any such proceedings of this type contemplated by governmental authorities.

Neither the special servicer nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Special Servicer” has been provided by C-III.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

The principal offices of Pentalpha Surveillance are located at 375 N. French Road, Suite 100, Amherst, New York, 14228 and its telephone number is (716) 418-1307. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which was founded in 1995, and is headquartered at Two Greenwich Office Park, Greenwich, Connecticut, 06831.

Pentalpha Surveillance is a leading provider of independent oversight services on behalf of loan securitization trusts. Pentalpha Surveillance utilizes custom software systems and a team of industry operations veterans to investigate and resolve securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. These services have been applied primarily on transactions involving commercial and residential real estate debt; however, Pentalpha Surveillance has also performed certain of these services in other structured asset classes. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income-producing loans have been boarded to the software in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of September 30, 2015, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 74 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $83 billion since October 2010.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

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From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

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The Commercial Mortgage Pass-Through Certificates, Series 2015-P2 will consist of the following classes: the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class R, and Class V certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$28,655,000
A-2A	$70,000,000
A-2B	$82,513,000
A-3	$170,000,000
A-4	$292,790,000
A-SB	$57,582,000
A-S	$47,605,000
X-A	$749,145,000
X-B	$61,385,000
B	$61,385,000
C	$50,110,000

Non-Offered Certificates
X-D	$56,373,000
D	$56,373,000
E	$22,550,000
F	$11,275,000
G	$51,363,025
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that

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Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $749,145,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $61,385,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $56,373,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the

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certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class V certificate) will equal its initial denomination as of the closing date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

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•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

                         (i)   prior to the Cross-Over Date

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)  to the Class A-2A certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2A certificates is reduced to zero,

(d)  to the Class A-2B certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2B certificates is reduced to zero,

(e)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(f)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(g)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and

                        (ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective

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Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

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The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R and Class V certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2A certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution

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Date, over (b) the Pass-Through Rate on the Class B certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

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Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are

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subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and

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(b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

                       (i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

                      (ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

                     (iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

                     (iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

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                       (i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

                      (ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

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Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

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Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance

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Charge or Prepayment Premium distributed to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates as described above, and (3) to the Class X-B certificates, any remaining such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

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“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class E, Class F, Class G, Class R or Class V certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2A	December 2020
Class A-2B	December 2020
Class A-3	October 2025
Class A-4	December 2025
Class A-SB	August 2025
Class A-S	December 2025
Class X-A	NAP
Class X-B	NAP
Class B	December 2025
Class C	December 2025

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2048. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

                       (i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

                      (ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

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If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amounts, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G certificates. The Class D certificates will likewise be protected by the subordination of the Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

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No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2A certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-2B certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the

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respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to

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distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

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(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

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•	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Pari Passu Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is the special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a

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Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

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“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the

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master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

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o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

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Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution

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Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for

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them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the

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replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the

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Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee,

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the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

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Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

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Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2015-P2

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any

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Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording); provided that with respect to the Empire Mall Mortgage Loan, such assignments will be executed in blank until the earlier of (x) the Empire Mall Companion Loan Securitization Date, and (y) 180 days after the Closing Date;

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

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(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording); provided that with respect to the Empire Mall Mortgage Loan, such assignments will be executed in blank until the earlier of (x) the Empire Mall Companion Loan Securitization Date, and (y) 180 days after the Closing Date;

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)  the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)   the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any

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assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xvi)  the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii) the original or a copy of any related mezzanine intercreditor agreement; and

(xviii) the original or a copy of all related environmental insurance policies;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the Empire Mall Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the Empire Mall Companion Loan Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon (if in the possession of the applicable mortgage loan seller);

(iv)        all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)         the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a

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marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      a copy of all related environmental reports; and

(xiv)      a copy of all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

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(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of origination settlement statement;

(r)           insurance consultant report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

(t)           a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)          the original or a copy of all related environmental reports that were received by the mortgage loan seller;

(v)          a copy of any closure letter (environmental); and

(w)         a copy of environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable

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the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) the discovery by the mortgage loan seller of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section

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860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect and (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2)

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all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an

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appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o) prohibit Defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate

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Administrator/Trustee Fee Rate and the Operating Advisor Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and

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the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

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(C)     the obligation, if any, of the master servicer to make advances;

(D)     the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)     any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)     any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Pari Passu Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA

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without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

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(2)     in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

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However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any specially-serviced Mortgage Loan, in consultation with (with respect to any Mortgage Loan other than an Excluded Loan), prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master

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servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal

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collections and then from any other collections). Amounts payable in respect of each Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as

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soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

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The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class V certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates.

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Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

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(ii)     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

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(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable

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Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and other than the Empire Mall Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and the related Serviced Pari Passu Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Pari Passu Companion Loans.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and the Empire Mall Whole Loan, and excluding each Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Asset Review Fee	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan or REO Loan, equal to a per annum rate ranging from 0.0050% to 0.0550%. The Servicing Fee payable to the master servicer with respect to each Serviced

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Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees;

•	100% of all assumption application fees and other similar items received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees;

•	100% of assumption, waiver, consent and earnout fees and other similar items (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and other similar items (other than assumption application fees and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s consent or approval is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or related Serviced Pari Passu Companion Loan have been paid;

•	100% of charges collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on the Mortgage Loans and any Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses

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(excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Pari Passu Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and the Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and

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Serviced Pari Passu Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of Wells Fargo Bank as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum with respect to such Non-Serviced Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after

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receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds

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(including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)  the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)  with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation

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fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)   100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)  100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans,

(iii)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)  50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Pari Passu Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and for which the special servicer’s consent or approval is required.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the

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special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within one business day following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the

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certificate administrator will pay the trustee fee to the trustee in an amount equal to $210 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0060% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and the Empire Mall Whole Loan and excluding each Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.0020% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee shall be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

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Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00083% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000 (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty

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License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with

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the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a

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summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be

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paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B

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certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is

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located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the

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master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

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The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (with respect to Specially Serviced Loans) or the master servicer (with respect to Mortgage Loans that are not Specially Serviced Loans or Non-Serviced Mortgage Loans) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days after delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to,

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such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing

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Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) with respect to such waiver of rights, if such waiver is by the master servicer, the master servicer has obtained the consent of the special servicer (provided that such consent will be deemed given if such consent has not been expressly denied within 15 business days (or within at least 5 business days after the time period provided for in any related Intercreditor Agreement) of the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis and all information reasonably requested by the special servicer and reasonably available to the master servicer) and prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans

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and REO Properties) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that the master servicer, prior to itself taking such an action, has obtained the consent (or deemed consent) of the special servicer and the special servicer has obtained prior written consent (or deemed consent) of the Directing Certificateholder (provided that the consent of the Directing Certificateholder will be deemed to have been received 10 business days after receipt of notice along with the master servicer’s or special servicer’s recommendation and analysis with respect to such proposed waiver or proposed granting of consent) (i) with respect to such waiver of rights prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2016 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the

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related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)      as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the special servicer, as of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the special servicer will promptly forward such commitment to the master servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to

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diligently pursue such refinancing, or fails to satisfy any condition of such refinancing or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing, (ii) if such refinancing does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing is scheduled to occur pursuant to the related refinancing commitment), or (iii) the related refinancing commitment is terminated before the refinancing is scheduled to occur;

(2)      as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)      as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)      as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)      as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)      as to which a default of which the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan, as applicable), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)      as to which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely

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affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

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o	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

o	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

o	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

o	the master servicer; and

o	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

o	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

o	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

o	the most current rent roll and income or operating statement available for the related Mortgaged Property;

o	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

o	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

o	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

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o	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

o	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

o	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

o	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special

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servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title

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or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

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In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make

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any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among

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other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

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An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

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The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and (3) the special servicer with respect to all Mortgage Loans other than any Excluded Loan for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Raith Capital Partners, LLC or an affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate

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Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F or Class G certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to a Mortgage Loan (other than a Specially Serviced Loan or a Non-Serviced Mortgage Loan), the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) below) after receipt of the written analysis (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action).

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Each of the following, a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)    any requests for release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (A) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (B) releases of non-material parcels of a Mortgaged Property, (C) releases which the related Mortgage Loan documents expressly require the mortgagee thereunder to make upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents, (D) releases that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property, or (E) releases of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

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(viii)   any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(ix)    releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)    any determination of an Acceptable Insurance Default;

(xii)    any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)   any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; and

(xiv)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—

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Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a

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portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

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Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and —Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the Empire Mall Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the Empire Mall Directing Holder. The issuing entity, as the holder of the Empire Mall Mortgage Loan has, consultation rights with respect to certain major decisions relating to the Empire Mall Whole Loan, and, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of the Empire Mall Whole Loan to the extent that it has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans —The Empire Mall Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan (other than the Empire Mall Controlling Pari Passu Companion Loan, which has the rights described above) that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

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(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

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Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, the Empire Mall Mortgage Loan or any related REO Properties. It is expected that each operating advisor under the Empire Mall Pooling and Servicing Agreement, the CGCMT 2015-GC35 Pooling and Servicing Agreement and the COMM 2015-LC23 Pooling and Servicing Agreement will have certain obligations and consultation rights with respect to the Empire Mall Whole Loan and each Non-Serviced Whole Loan thereunder, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

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Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

                       (i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

                      (ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

                     (iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

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The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality

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requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five

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years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

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(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such

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Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger“ will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the

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aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 80 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and September 30, 2015 was 34.3%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 6.4%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 17.7% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 4.4%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

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An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)  any other related information that is required of the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) to be delivered to the asset representations reviewer as described below.

In addition, in the event that the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any documents or information required to complete any Test in connection with an Asset Review of such Mortgage Loan, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and information, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents and information in its possession. In the event any missing documents or information are not provided by the master servicer or special servicer, as applicable, within such 10 business

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day period, the asset representations reviewer will request such documents or information from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents and information only to the extent such information is in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Review Materials with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 15 business days upon request as described above, the asset representations reviewer will list such missing information and documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such

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information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later than within 10 business days, provide such results to the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test will be sent to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the master servicer and the special servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the related mortgage loan seller, deliver to the asset representations reviewer any information and documents received from the mortgage loan seller or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or the mortgage loan seller’s claim that any missing information and documents in the Review Materials are not required to complete a Test.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate

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administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior

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written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future

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federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued

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prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate

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administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

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If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (vii) currently has a special servicer rating of at least “CSS3” from Fitch.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the

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Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or

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obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f) either of Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or serviced companion loan securities, as applicable, or (ii) has placed one or more classes of certificates or serviced companion loan securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(g) the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of

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securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

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In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 -2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of

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a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as

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applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and

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duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own

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negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The special servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such

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time as the special servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA

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Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election

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Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other

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Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.

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By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Empire Mall Mortgage Loan

Following the Empire Mall Companion Loan Securitization Date, the Empire Mall Whole Loan will be a Non-Serviced Mortgage Loan and will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer pursuant to the terms of the

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Empire Mall Pooling and Servicing Agreement. Although the related Intercreditor Agreement imposes some requirements regarding the terms of the Empire Mall Pooling and Servicing Agreement (and it is expected that the Empire Mall Pooling and Servicing Agreement will contain servicing provisions similar to, but not identical with, the provisions of the PSA) the securitization to which the Empire Mall Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of the Empire Mall Pooling and Servicing Agreement are unknown. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Empire Mall Whole Loan” in this prospectus.

Servicing of the Harbor Pointe Apartments Mortgage Loan, the Anchorage Marriott Downtown Mortgage Loan and the JW Marriott Santa Monica Le Merigot Mortgage Loan

Each of the Harbor Pointe Apartments Mortgage Loan, the Anchorage Marriott Downtown Mortgage Loan and the JW Marriott Santa Monica Le Merigot Mortgage Loan (collectively, the “GC35 Serviced Mortgage Loans”) and any related REO Property is expected to be serviced under the CGCMT 2015-GC35 Pooling and Servicing Agreement.

The servicing arrangements under the CGCMT 2015-GC35 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, in the case of the CGCMT 2015-GC35 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the CGCMT 2015-GC35 Pooling and Servicing Agreement and the PSA:

•	The CGCMT 2015-GC35 Master Servicer will earn a primary servicing fee with respect to each of the GC35 Serviced Mortgage Loans that is to be calculated at 0.0025% per annum.

•	The CGCMT 2015-GC35 Special Servicer will earn a special servicing fee payable monthly with respect to each of the GC35 Serviced Mortgage Loans accruing at a rate equal to the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month.

•	The CGCMT 2015-GC35 Special Servicer will be entitled to a workout fee in respect of any workout of a GC35 Serviced Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, except that such workout fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000 and, except as provided under the CGCMT 2015-GC35 Pooling and Servicing Agreement, the workout fee payable in respect of any workout of a GC35 Serviced Mortgage Loan will in no event be less than $25,000.

•	The CGCMT 2015-GC35 Special Servicer will be entitled to a liquidation fee in respect of any liquidation or other resolution of a GC35 Serviced Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, except that such liquidation fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000 and, except as provided under the CGCMT 2015-GC35 Pooling and Servicing Agreement, the liquidation fee payable in respect of any liquidation or other resolution of a GC35 Serviced Mortgage Loan will not be less than $25,000.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to each of the GC35 Serviced Mortgage Loans, unless the

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master servicer or the trustee, as applicable, or the special servicer, has determined that such Advance would not be recoverable from collections on such Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

•	The CGCMT 2015-GC35 Master Servicer is obligated to make property protection advances with respect to each of the GC35 Serviced Mortgage Loans (and any related Companion Loans). If the CGCMT 2015-GC35 Master Servicer determines that a property protection advance it made with respect to any such Mortgage Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Mortgage Loan and the related Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the CGCMT 2015-GC35 issuing entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Amounts payable with respect to each of the GC35 Serviced Mortgage Loans that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the CGCMT 2015-GC35 Pooling and Servicing Agreement may be allocated between the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The CGCMT 2015-GC35 Special Servicer will be required to take actions with respect to each of the GC35 Serviced Mortgage Loans if such Mortgage Loan becomes a defaulted loan, which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to each of the GC35 Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are similar to those of the PSA.

•	The requirement of the CGCMT 2015-GC35 Master Servicer to make compensating interest payments in respect of each of the GC35 Serviced Mortgage Loans is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Special Servicer (a) have rights related to resignation similar to those of the master servicer and the Special Servicer under the PSA and (b) are subject to servicer termination events similar to those in the PSA.

•	No amounts payable with respect to the Whole Loans related to the GC35 Serviced Mortgage Loans that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer under the PSA as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to any of the GC35 Serviced Mortgage Loans.

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•	Penalty charges with respect to each of the Whole Loans related to the GC35 Serviced Mortgage Loans will be allocated in accordance with the related Intercreditor Agreement.

•	The servicing transfer events of the CGCMT 2015-GC35 Pooling and Servicing Agreement that would cause a GC35 Serviced Mortgage Loan to become specially serviced are similar in all material respects to, but not identical to, the corresponding provisions under the PSA.

•	The specific types of actions constituting major decisions under the CGCMT 2015-GC35 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	With respect to non-specially serviced mortgage loans under the CGCMT 2015-GC35 PSA, each of the CGCMT 2015-GC35 Master Servicer and the CGCMT 2015-GC35 Special Servicer shall have the power and authority thereunder (as compared to the Special Servicer with respect to non-Specially Serviced Loans under the PSA), to direct, manage, prosecute and/or defend any action, suit or proceeding brought by a borrower, guarantor, other obligor under the related mortgage loan documents or any affiliates thereof against the trust and represent the interests of the trust in any litigation relating to the rights and obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, or with respect to the related mortgaged property or other collateral securing a mortgage loan, or of the trust or the enforcement of the obligations of a borrower, guarantor or other obligor under the related mortgage loan documents.

•	The CGCMT 2015-GC35 Special Servicer will be entitled to consent to certain loan-level decisions (that are not otherwise major decisions) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied, certain incurrences of additional debt and releases of collateral, (iii) approval of material easements and (iv) requests for the funding or disbursement of amounts from escrow accounts, reserve funds or letters of credit held as “performance,” “earn-out” or “holdback” escrows or reserves (other than certain routine and/or customary fundings or disbursements).

•	The liability of the parties to the CGCMT 2015-GC35 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on each of GC35 Serviced Mortgage Loans will be maintained under the CGCMT 2015-GC35 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Mortgage Loans serviced under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CGCMT 2015-GC35 Pooling and Servicing Agreement does not provide for an asset representations reviewer and does not provide for any asset representations review similar to that described under “—The Asset Representations Reviewer”.

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•	The CGCMT 2015-GC35 Pooling and Servicing Agreement does not provide for dispute resolution mechanisms similar to those described under “—Dispute Resolution Provisions”.

•	The CGCMT 2015-GC35 Pooling and Servicing Agreement does not require deliver of a Diligence File as described under “—Assignment of the Mortgage Loans”.

•	The CGCMT 2015-GC35 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The applicable Non-Serviced Directing Certificateholder under the CGCMT 2015-GC35 Pooling and Servicing Agreement will, under certain circumstances, be entitled to continue to exercise consent and consultation rights despite the existence of appraisal reduction amounts that result in a related control termination event.

The CGCMT 2015-GC35 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Harbor Pointe Apartments Whole Loan—Special Servicer Appointment Rights”, “—The Anchorage Marriott Downtown Whole Loan—Special Servicer Appointment Rights” and “—The JW Marriott Santa Monica Le Merigot Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The CGCMT 2015-GC35 depositor, the CGCMT 2015-GC35 Master Servicer, the CGCMT 2015-GC35 Special Servicer, the CGCMT 2015-GC35 Certificate Administrator, the CGCMT 2015-GC35 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement and the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Harbor Pointe Apartments Whole Loan”, “—The Anchorage Marriott Downtown Whole Loan” and “—The JW Marriott Santa Monica Le Merigot Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CGCMT 2015-GC35 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Harvey Building Products Portfolio Mortgage Loan

The Harvey Building Products Portfolio Mortgage Loan and any related REO Property will be serviced under the COMM 2015-LC23 Pooling and Servicing Agreement.

The servicing arrangements under the COMM 2015-LC23 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, in the case of the COMM 2015-LC23 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the COMM 2015-LC23 Pooling and Servicing Agreement and the PSA:

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•	The COMM 2015-LC23 Master Servicer will earn a primary servicing fee with respect to the Harvey Building Products Portfolio Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The COMM 2015-LC23 Special Servicer will earn a special servicing fee accruing at a rate equal to the greater of 0.25% per annum or such rate as would result in a special servicing fee of $1,000 for the related month.

•	The COMM 2015-LC23 Special Servicer will be entitled to a workout fee accruing at a rate equal to the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000.

•	The COMM 2015-LC23 Special Servicer will be entitled to a liquidation fee accruing at a rate equal to the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Harvey Building Products Portfolio Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such Advance would not be recoverable from collections on such Mortgage Loan.

•	No items with respect to the Harvey Building Products Portfolio Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA (except that penalty charges may be used to offset interest on P&I Advances made by the master servicer) rather such items will be allocated as additional servicing compensation to the COMM 2015-LC23 Master Servicer and the COMM 2015-LC23 Special Servicer, which allocation may be in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

•	The COMM 2015-LC23 Special Servicer will be required to take actions with respect to the Harvey Building Products Portfolio Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	The servicing provisions relating to performing inspections and collecting operating information are similar to those of the PSA.

•	The requirement of the COMM 2015-LC23 Master Servicer to make compensating interest payments in respect of the Harvey Building Products Portfolio Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Mortgage Loans under the PSA.

•	The COMM 2015-LC23 Master Servicer and COMM 2015-LC23 Special Servicer (a) have rights related to resignation similar, but not necessarily identical, to those of the master servicer and the special servicer and (b) are subject to servicer termination events similar to those in the PSA, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the COMM 2015-LC23 Pooling and Servicing Agreement differ in certain respects from those actions

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that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the COMM 2015-LC23 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Harvey Building Products Portfolio Whole Loan will be maintained under the COMM 2015-LC23 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Pari Passu Mortgage Loans and the Serviced Whole Loans under the PSA, except that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The COMM 2015-LC23 Pooling and Servicing Agreement does not provide for an asset representations reviewer and does not provide for any asset representations review similar to that described under “—The Asset Representations Reviewer”.

•	The COMM 2015-LC23 Pooling and Servicing Agreement does not provide for resolution mechanisms similar to those described under “—Dispute Resolution Provisions”.

•	The COMM 2015-LC23 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The COMM 2015-LC23 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Harvey Building Products Portfolio Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The COMM 2015-LC23 depositor, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer, the COMM 2015-LC23 Certificate Administrator, the COMM 2015-LC23 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Harvey Building Products Portfolio Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the COMM 2015-LC23 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”)

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required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we

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cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

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Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

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Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the

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Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating

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Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or

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change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by KBRA (if rated by KBRA); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating); provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

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The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state

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in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity

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even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in

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possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior

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lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

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Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the

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borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of

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the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to

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the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the

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commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after

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that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

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Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of

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granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive

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consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of

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“owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

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Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain

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offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar of the Harvey Building Products Portfolio Whole Loan under the COMM 2015-LC23 Pooling and Servicing Agreement, which governs the servicing and administration of the Harvey Building Products Portfolio Whole Loan.

Wells Fargo Bank, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities and other lending arrangements. Some or all of the LCF Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the financed LCF Mortgage Loans from the Financing Affiliates, and the Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or otherwise obtain the release of the warehoused LCF Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of November 30, 2015, Wells Fargo Bank was the repurchase agreement counterparty with respect to one (1) of the LCF Mortgage Loans, with a Cut-off Date Balance of $88,000,000, and Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to one (1) LCF Mortgage Loan, with a Cut-off Date Principal Balance of $32,922,772, although such circumstances may change prior to the closing of this securitization transaction. The certificate administrator is the interim custodian of the loan documents with respect to all of the LCF Mortgage Loans other than the Harvey Building Products Portfolio Mortgage Loan, which have an aggregate Cut-off Date Balance of $210,891,484. In addition, the certificate administrator acts as interim servicer with respect to 22 of the LCF Mortgage Loans, having an aggregate Cut-off Date Balance of $210,891,484, representing approximately 21.0% of the Initial Pool Balance.

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Wells Fargo Bank has been servicing the Harvey Building Products Portfolio Mortgage Loan in its capacity as master servicer for the COMM 2015-LC23 commercial mortgage securitization.

In addition, Wells Fargo Bank is acting as the interim custodian for the loan files for all of the CGMRC Mortgage Loans prior to securitization.

In addition, Wells Fargo Bank is acting as the interim custodian for the loan files for all of the PCC Mortgage Loans prior to securitization.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank and Deutsche Bank Securities Inc. to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC to the Depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank and CGMRC, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

Ladder Capital Finance LLC is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Reasor’s Foods – Bixby, Harp’s Foods – Grove, Dollar General – Farmington, Dollar General – Rice, Dollar General – Bloomington, Dollar General - Cape Girardeau and Dollar General - Troy, collectively representing approximately 1.5% of the Initial Pool Balance as of the Cut-off Date. Ladder Capital Finance LLC or an affiliate thereof originated each of those Mortgage Loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those Mortgage Loans. Those Mortgage Loans contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including, but not limited to, (i) the related loan documents permit transfers of interests in the borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related loan documents permit future mezzanine financing; and (iii) there is no separate environmental indemnitor other than the related borrower.

Ladder Capital Finance LLC or one of its affiliates may purchase certain certificates offered by this prospectus and/or certain non-offered certificates of the same series.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

In addition, potential and actual conflicts of interest may arise as a result of LCF’s and certain of its affiliates’ ongoing relationships with the Underwriter Entities, which include, but are not limited to, repurchase and other financing facilities, securities underwriting, securities brokerage and trading, administrative services and co-funding of commercial mortgage loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as

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primary servicer with respect to certain mortgage loans owned by Société Générale from time to time, including, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans that Société Générale will transfer to the depositor.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into a primary servicing agreement with PGI pursuant to which PGI will perform most servicing duties of the master servicer, other than making Advances, with respect to all of the PCC Mortgage Loans and the Mortgage Loan secured by the Mortgaged Property identified in Annex A-1 as University Center South.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to an interim servicing agreement between PGI, a primary servicer, and Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates), PGI acts from time to time as primary servicer with respect to mortgage loans owned by Principal Commercial Capital (or certain of its affiliates), including, prior to their inclusion in the trust fund, all of the PCC Mortgage Loans.

In addition, Principal Commercial Capital currently holds the Heritage Industrial Portfolio Companion Loan, however, Principal Commercial Capital intends to sell the Heritage Industrial Portfolio Companion Loan in connection with one or more future securitizations.

In addition, Principal Real Estate Investors, LLC performed certain underwriting and origination functions with respect to one of the Mortgage Loans to be transferred to the issuing entity by Wells Fargo Bank; however, such Mortgage Loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization. PGI is acting as primary servicer with respect to such Mortgage Loan prior to its inclusion in the trust fund.

Citibank, N.A., an affiliate of CGMRC is expected to be the certificate administrator under the CGCMT 2015-GC35 Pooling and Servicing Agreement which is expected to govern the servicing of the Harbor Pointe Apartments Whole Loan, the JW Marriott Santa Monica Le Merigot Whole Loan and the Anchorage Marriott Downtown Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal

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proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan

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Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if

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Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$ 749,145,000	Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$ 61,385,000	Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk

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level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Class

Class X-A	$ 749,145,000	Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-S certificates

Class X-B	$ 61,385,000	Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and any fixed penalty period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of

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CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

○	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

○	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

○	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

○	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

○	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1 to this prospectus;

○	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

○	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

○	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

○	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

○	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

○	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

○	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the

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subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

○	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

○	no Yield Maintenance Charges or Prepayment Premiums are collected;

○	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

○	no Mortgage Loan is required to be repurchased;

○	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2016; and

○	the Offered Certificates are settled with investors on December 23, 2015.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	88%	88%	88%	88%	88%
December 2017	74%	74%	74%	74%	74%
December 2018	54%	54%	54%	54%	54%
December 2019	24%	24%	24%	24%	24%
December 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.90	2.90	2.89	2.89	2.89

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Percent of the Initial Certificate Balance
of the Class A-2A Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.86	4.85	4.84	4.81	4.66

Percent of the Initial Certificate Balance
of the Class A-2B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.98	4.98	4.97	4.97	4.81

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	98%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.73	9.69	9.66	9.61	9.43

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Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.88	9.86	9.82	9.58

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	81%	81%	81%	81%	81%
December 2022	61%	61%	61%	61%	61%
December 2023	40%	40%	40%	40%	40%
December 2024	13%	14%	14%	15%	18%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.45	7.45	7.45	7.46	7.49

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.93	9.89	9.72

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.93	9.73

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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2015 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

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For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2A Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2A certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2B certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any other governing documents, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such

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a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief

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may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 9 of the Mortgaged Properties securing 9 Mortgage Loans representing 19.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID

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Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar

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to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [ ] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be

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divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such

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interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [ ] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield

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method to a debt instrument subject to such an election, (i) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder

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of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the

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applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that investors, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

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among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, and

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gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

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Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

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You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2A	Class A-2B	Class A-3
Wells Fargo Securities, LLC	$15,416,390	$37,660,000	$44,391,994	$91,460,000
Citigroup Global Markets Inc.	$9,599,425	$23,450,000	$27,641,855	$56,950,000
SG Americas Securities, LLC	$3,639,185	$8,890,000	$10,479,151	$21,590,000
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$28,655,000	$70,000,000	$82,513,000	$170,000,000

Underwriter	Class A-4	Class A-SB	Class A-S	Class X-A
Wells Fargo Securities, LLC	$157,521,020	$30,979,116	$25,611,490	$403,040,010
Citigroup Global Markets Inc.	$98,084,650	$19,289,970	$15,947,675	$250,963,575
SG Americas Securities, LLC	$37,184,330	$7,312,914	$6,045,835	$95,141,415
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$292,790,000	$57,582,000	$47,605,000	$749,145,000

Underwriter	Class X-B	Class B	Class C
Wells Fargo Securities, LLC	$33,025,130	$33,025,130	$26,959,180
Citigroup Global Markets Inc.	$20,563,975	$20,563,975	$16,786,850
SG Americas Securities, LLC	$7,795,895	$7,795,895	$6,363,970
Deutsche Bank Securities Inc.	$0	$0	$0
Total	$61,385,000	$61,385,000	$50,110,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2015, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting

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discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, National Association, which is a sponsor and mortgage loan seller and is also the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., which is a sponsor and mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, which is a sponsor and mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and the joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and the joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and the joint bookrunner for this offering, and affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)	the payment by the depositor to Citigroup Global Markets Realty Corp., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Citigroup Global Markets Realty Corp.;

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(3)	the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale;

(4)	the payment by Ladder Capital Finance LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Ladder Capital Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Ladder Capital Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Ladder Capital Finance LLC in connection with the sale of those Mortgage Loans to the Depositor by Ladder Capital Finance LLC; and

(5)	the payment by Ladder Capital Finance LLC or an affiliate thereof to Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., in Deutsche Bank AG, Cayman Islands Branch’s capacity as the purchaser under a repurchase agreement with Ladder Capital Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Ladder Capital Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Ladder Capital Finance LLC in connection with the sale of those Mortgage Loans to the depositor by Ladder Capital Finance LLC.

As a result of the circumstances described above in this paragraph and the prior paragraph, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC and Deutsche Bank Securities Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes

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as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity

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interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of

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the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the

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direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment

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of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

518

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the Depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in December 2048. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties,

519

default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

520

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on final feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

521

INDEX OF DEFINED TERMS

		Asset Review Report	424
1		Asset Review Report Summary	424
		Asset Review Standard	423
17g-5 Information Provider	335	Asset Review Trigger	420
1986 Act	497	Asset Review Vote Election	421
1996 Act	473	Asset Status Report	394
		Assumed Final Distribution Date	320
3		Assumed Scheduled Payment	313
		Attestation Report	452
30/360 Basis	373	Available Funds	305

4		B

401(c) Regulations	517
		Balloon Balance	142
A		Balloon or ARD LTV Ratio	146
		Balloon or ARD Payment	147
Acceptable Insurance Default	386	Bankruptcy Code	466
Acting General Counsel’s Letter	138	Base Interest Fraction	319
Actual/360 Basis	186	Beds	154
Actual/360 Loans	360	Borrower Party	328
ADA	196, 475	Borrower Party Affiliate	328
Additional Exclusions	386	Breach Notice	346
Administrative Cost Rate	311
ADR	141	C
Advances	355
Affirmative Asset Review Vote	421	C(WUMP)O	20
ALTA	283	Cash Flow Analysis	143
Annual Debt Service	142	CERCLA	472
Anticipated Repayment Date	186	Certificate Administrator/Trustee
Appraisal Institute	271	Fee	377
Appraisal Reduction Amount	380	Certificate Administrator/Trustee
Appraisal Reduction Event	380	Fee Rate	378
Appraised Value	142	Certificate Balance	303
Appraised-Out Class	384	Certificate Owners	337
ARD Loan	186	Certificateholder	329
Assessment of Compliance	452	Certificateholder Quorum	429
Asset Representations Reviewer		Certificateholder Repurchase
Asset Review Fee	379	Request	439
Asset Representations Reviewer		Certifying Certificateholder	340
Fee	379	CGCMT 2015-GC35	215
Asset Representations Reviewer		CGCMT 2015-GC35 Certificate
Fee Rate	379	Administrator	215, 221, 230
Asset Representations Reviewer		CGCMT 2015-GC35 Controlling
Termination Event	426	Class Representative	217, 222, 231
Asset Representations Reviewer		CGCMT 2015-GC35 Master
Upfront Fee	379	Servicer	215, 221, 230
Asset Review	423	CGCMT 2015-GC35 Operating
Asset Review Notice	422	Advisor	215, 221, 230
Asset Review Quorum	422

522

CGCMT 2015-GC35 Pooling and		Cross-Over Date	310
Servicing Agreement	204	CRR	121
CGCMT 2015-GC35 Special		Cure/Contest Period	424
Servicer	215, 221, 230	Custodian	290
CGCMT 2015-GC35 Trustee	215, 221, 230	Cut-off Date	140
CGMRC	257	Cut-off Date Balance	144
CGMRC Data File	263	Cut-off Date Loan-to-Value Ratio	145
CGMRC Securitization Database	262	Cut-off Date LTV Ratio	145
C-III	298
Class A Certificates	303	D
Class A-SB Planned Principal
Balance	314	D or @%(#)	149
Class X Certificates	303	D or GRTR of @% or YM(#)	149
Clearstream	336	D or YM(#)	149
Clearstream Participants	338	D(#)	148
Closing Date	141, 235	Debt Service Coverage Ratio	145
CMBS	57	Defaulted Loan	400
Code	495	Defeasance Deposit	190
Collection Account	359	Defeasance Loans	190
Collection Period	306	Defeasance Lock-Out Period	190
COMM 2015-LC23 Certificate		Defeasance Option	190
Administrator	226	Definitive Certificate	336
COMM 2015-LC23 Directing Holder	227	Delinquent Loan	421
COMM 2015-LC23 Master Servicer	226	Demand Entities	277
COMM 2015-LC23 Pooling and		Demand Letter	278
Servicing Agreement	204	Depositaries	337
COMM 2015-LC23 Special Servicer	226	Determination Date	304
COMM 2015-LC23 Trustee	226	Dexia	278
Communication Request	340	Diligence File	343
Companion Distribution Account	360	Directing Certificateholder	403
Companion Holder	203	Disclosable Special Servicer Fees	377
Companion Loan	140	Discount Rate	319
Companion Loan Rating Agency	204	Dispute Resolution Consultation	441
Companion Loans	140	Dispute Resolution Cut-off Date	440
Compensating Interest Payment	321	Distribution Accounts	360
Complaint	290	Distribution Date	304
Constant Prepayment Rate	484	Distribution Date Statement	325
Consultation Termination Event	408	Dodd-Frank Act	121
Control Eligible Certificates	404	DOL	514
Control Termination Event	408	DSCR	145
Controlling Class	403	DTC	336
Controlling Class Certificateholder	403	DTC Participants	337
Corrected Loan	394	DTC Rules	338
CPP	484	Due Date	186, 306
CPR	484	Due Diligence Questionnaire	263
CPY	484	Due Diligence Requirement	121
CRE Loans	276
CREFC®	325	E
CREFC® Intellectual Property		EDGAR	513
Royalty License Fee	379	EEA	121
CREFC® Intellectual Property		Effective Gross Income	143
Royalty License Fee Rate	380
CREFC® Reports	325

523

Eligible Asset Representations		Financial Promotion Order	18
Reviewer	425	FINRA	512
Eligible Operating Advisor	415	FIRREA	138
Empire Mall Companion Loan		Fitch	293, 451
Securitization Date	204	FPO Persons	18
Empire Mall Companion Loans	206	FSCMA	21
Empire Mall Controlling Pari Passu		FSMA	19
Companion Loan	206
Empire Mall Directing Holder	208	G
Empire Mall Intercreditor
Agreement	206	Garn Act	474
Empire Mall Mortgage Loan	206	GC35 Serviced Mortgage Loans	444
Empire Mall Non-Controlling		GLA	146
Companion Loans	206	Government Securities	188
Empire Mall Pooling and Servicing		Grantor Trust	304, 495
Agreement	206	GRTR of @% or YM(#)	149
Empire Mall Whole Loan	206
Enforcing Party	439	H
Enforcing Servicer	439	Harbor Pointe Apartments
ESA	168	Companion Loan	215
Euroclear	336	Harbor Pointe Apartments
Euroclear Operator	339	Mortgage Loan	215
Euroclear Participants	339	Harbor Pointe Apartments Whole
Excess Interest	304	Loan	215
Excess Interest Distribution		Harvey Building Products Portfolio
Account	360	Companion Loans	226
Excess Modification Fee Amount	374	Harvey Building Products Portfolio
Excess Modification Fees	372	Intercreditor Agreement	226
Excess Prepayment Interest		Harvey Building Products Portfolio
Shortfall	322	Lead Note	226
Exchange Act	235, 277	Harvey Building Products Portfolio
Excluded Controlling Class Holder	327	Mortgage Loan	225
Excluded Controlling Class Loan	328	Harvey Building Products Portfolio
Excluded Information	328	Whole Loan	226
Excluded Loan	329	Heritage Industrial Portfolio
Excluded Plan	516	Companion Loan	211
Excluded Special Servicer	429	Heritage Industrial Portfolio
Excluded Special Servicer Loan	429	Mortgage Loan	211
Exemption	515	Heritage Industrial Portfolio Whole
Exemption Rating Agency	515	Loan	211
		HUD	158
F
		I
FATCA	507
FDIA	137	IEPA	170
FDIC	137	Indirect Participants	337
Fee Borrower Parent	201	Initial Pool Balance	140
FETL	21	Initial Rate	186
FF&E	159	Initial Requesting Certificateholder	439
FIEL	22	In-Place Cash Management	146
Final Asset Status Report	412	Insurance and Condemnation
Final Dispute Resolution Election		Proceeds	359
Notice	441	Intercreditor Agreement	203

524

Interest Accrual Amount	312	MFB Family Trust	200
Interest Accrual Period	312	MGL	236
Interest Distribution Amount	312	MLPA	341
Interest Reserve Account	360	Modification Fees	372
Interest Shortfall	312	Moody’s	293, 451
Interested Person	402	Morningstar	293
Investor Certification	329	Mortgage	141
		Mortgage File	341
J		Mortgage Loans	140
		Mortgage Note	141
JW Marriott Santa Monica Le		Mortgage Pool	140
Merigot Companion Loan	230	Mortgage Rate	311
JW Marriott Santa Monica Le		Mortgaged Property	141
Merigot Mortgage Loan	230	MOTBY	169
JW Marriott Santa Monica Le
Merigot Whole Loan	230	N

K		Net Mortgage Rate	311
		Net Operating Income	147
KBRA	451	NFA	169, 512
		NFR	170
L		NOI Date	147
L(#)	148	Nonrecoverable Advance	356
Ladder Capital Group	245	Non-Serviced Certificate
Ladder Capital Review Team	255	Administrator	204
Ladder Holdings	245	Non-Serviced Companion Loan	204
LCF	245	Non-Serviced Directing
LCF Data Tape	255	Certificateholder	204
LCF Financing Affiliates	246	Non-Serviced Master Servicer	204
LCF Mortgage Loans	245	Non-Serviced Mortgage Loan	204
LID	184	Non-Serviced PSA	205
Liquidation Fee	374	Non-Serviced Special Servicer	205
Liquidation Proceeds	359	Non-Serviced Trustee	205
Loan Per Unit	146	Non-Serviced Whole Loan	205
Lock-out Period	188	Non-U.S. Person	507
Loss of Value Payment	347	Notional Amount	304
Lower-Tier Regular Interests	495	NRA	147
Lower-Tier REMIC	304, 495	NRSRO	327
LTV Ratio	144	NRSRO Certification	330
LTV Ratio at Maturity or
Anticipated Repayment Date	146	O
LTV Ratio at Maturity or ARD	146	O(#)	148
		OCC	267
M		Occupancy As Of Date	148
Macquarie	236	Occupancy Rate	147
MAI	349	Offered Certificates	303
Major Decision	405	OID Regulations	499
MAS	20	OLA	138
Master Servicer Remittance Date	354	Operating Advisor Consulting Fee	378
Material Defect	346	Operating Advisor Expenses	378
Maturity Date Balloon or ARD		Operating Advisor Fee	378
Payment	147	Operating Advisor Fee Rate	378

525

Operating Advisor Standard	414	Privileged Person	327
Operating Advisor Termination		Professional Investors	20
Event	417	Prohibited Prepayment	322
Originator	277	PROMOTION OF COLLECTIVE
Other Master Servicer	205	INVESTMENT SCHEMES
Other PSA	205	EXEMPTIONS ORDER	18
		Proposed Course of Action Notice	440
P		Prospectus Directive	17
		PSA	302
P&I Advance	354	PSA Party Repurchase Request	439
Pads	154	PTCE	517
Par Purchase Price	400	Purchase Price	347
Pari Passu Companion Loan	140
Pari Passu Companion Loans	140	Q
Pari Passu Mortgage Loan	205
Participants	336	Qualification Criteria	244, 256, 267, 276
Parties in Interest	514	Qualified Investor	18
Pass-Through Rate	310	Qualified Replacement Special
Patriot Act	476	Servicer	430
PCC Data Tape	243	Qualified Substitute Mortgage
PCC Deal Team	243	Loan	348
PCC Mortgage Loans	236
PCIS Persons	19	R
PCR	262
Pentalpha Surveillance	301	RAC No-Response Scenario	450
Percentage Interest	305	RACR	170
Periodic Payments	305	Rated Final Distribution Date	321
Permitted Investments	305, 361	Rating Agencies	451
Permitted Special Servicer/Affiliate		Rating Agency Confirmation	451
Fees	377	REA	65
PGI	295	Realized Loss	323
PGI Primary Servicing Agreement	297	REC	168
PILOT Agreement	184	Record Date	304
PIPs	80, 171	Registration Statement	513
PL	271	Regular Certificates	303
Plans	514	Regular Interestholder	498
PML	240, 251, 271	Regular Interests	495
PRC	19	Regulation AB	453
Preliminary Dispute Resolution		Reimbursement Rate	359
Election Notice	440	REIT LLLP	245
Prepayment Assumption	500	Related Proceeds	357
Prepayment Interest Excess	321	Release Date	190
Prepayment Interest Shortfall	321	Release Parcel	192
Prepayment Premium	319	Relevant Member State	17
Prepayment Provisions	148	Relevant Persons	19
Prime Rate	359	Relief Act	476
Principal	236	Remaining Term to Maturity or
Principal Balance Certificates	303	ARD	149
Principal Commercial Capital	236	REMIC	495
Principal Distribution Amount	312	REMIC Regulations	495
Principal Shortfall	314	REO Account	361
Privileged Information	416	REO Loan	315
Privileged Information Exception	416	REO Property	394

526

Repurchase Request	439	Société Générale Mortgage Loans	280
Requesting Certificateholder	441	Special Servicing Fee	373
Requesting Holders	384	Special Servicing Fee Rate	373
Requesting Investor	340	Specially Serviced Loans	392
Requesting Party	449	Sq. Ft.	149
Requirements	476	Square Feet	149
Residual Certificates	303	Startup Day	496
Resolution Failure	440	Stated Principal Balance	314
Resolved	440	Structured Product	20
Restricted Group	515	Structuring Assumptions	485
Restricted Party	416	Subordinate Certificates	303
Retention Requirement	121	Sub-Servicing Agreement	354
Review Materials	422
Revised Rate	186	T
RevPAR	149
RMBS	290	T-12	149
Rooms	154	Term to Maturity	149
Rule 15Ga-1	277	Terms and Conditions	339
Rule 15Ga-1 Reporting Period	276	Tests	423
Rule 17g-5	330	Title V	475
		Total Expenses	143
S		TRIPRA	87
		TRS LLLP	245
S&P	293	Trust	287
Scheduled Principal Distribution		Trust REMICs	304, 495
Amount	313	TTM	149
SEC	235
Securities Act	452	U
Securitization Accounts	302, 361
SEL	240, 251, 271	U.S. Bank	278
Senior Certificates	303	U.S. Person	507
Serviced Pari Passu Companion		U/W DSCR	145
Loan	205	U/W Expenses	149
Serviced Pari Passu Companion		U/W NCF	150
Loan Securities	432	U/W NCF Debt Yield	152
Serviced Pari Passu Mortgage		U/W NCF DSCR	145, 152
Loan	205	U/W NOI	153
Serviced Whole Loan	205	U/W NOI Debt Yield	153
Servicer Termination Event	431	U/W NOI DSCR	153
Servicing Advances	355	U/W Revenues	154
Servicing Fee	370	UCC	294, 460
Servicing Fee Rate	370	Underwriter Entities	110
Servicing Standard	353	Underwriting Agreement	510
SF	149	Underwritten Debt Service
SFA	20	Coverage Ratio	145
SFO	20	Underwritten Expenses	149
Similar Law	514	Underwritten NCF	150
Similar Requirements	121	Underwritten NCF Debt Yield	152
SIPC	512	Underwritten Net Cash Flow	150
SMMEA	518	Underwritten Net Cash Flow Debt
Société Générale	279	Service Coverage Ratio	152
Société Générale Data Tape	285	Underwritten Net Operating
Société Générale Deal Team	284	Income	153

527

Underwritten Net Operating		Wachovia Bank	267
Income Debt Service Coverage		Weighted Average Mortgage Rate	154
Ratio	153	Wells Fargo Bank	267
Underwritten NOI	153	Wells Fargo Bank Data Tape	274
Underwritten NOI Debt Yield	153	Wells Fargo Bank Deal Team	274
Underwritten Revenues	154	Whole Loan	140
Units	154	Withheld Amounts	360
Unscheduled Principal Distribution		Woodbridge	278
Amount	313	Workout Fee	373
Unsolicited Information	423	Workout Fee Rate	373
Upper-Tier REMIC	304, 495	Workout-Delayed Reimbursement
		Amount	359
V		WTNA	288
Volcker Rule	122
Voting Rights	335	Y

W		Yield Maintenance Charge	320
WAC Rate	311	YM(#)	148

528

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
1	Rolling Brook Village	LCF		1723 Long Shadows Court	Woodbridge	VA	22192	Multifamily
2	Empire Mall	SG		5000 Empire Mall	Sioux Falls	SD	57106	Retail
3	Pineapple Hotel Portfolio	PCC		Various	Seattle	WA	Various	Hospitality
3.01	Hotel Five	PCC		2200 5th Avenue	Seattle	WA	98121	Hospitality
3.02	Watertown Hotel	PCC		4242 Roosevelt Way Northeast	Seattle	WA	98105	Hospitality
3.03	University Inn	PCC		4140 Roosevelt Way	Seattle	WA	98105	Hospitality
4	Adler Office	PCC	Crossed Portfolio A	7855, 7875, 7925, 7955, 7975, 8095, 8175, 8181 Northwest 12th Street and 1200 Northwest 78th Avenue	Doral	FL	33126	Office
5	Adler Industrial	PCC	Crossed Portfolio A	1701-1723, 1901-1923 Northwest 82nd Avenue and 2156-2298 Northwest 82nd Avenue	Doral	FL	33126	Industrial
6	Harbor Pointe Apartments	CGMRC		302 Constitution Avenue	Bayonne	NJ	07002	Multifamily
7	Heritage Industrial Portfolio	PCC		Various	Various	Various	Various	Industrial
7.01	2294 Molly Pitcher Highway	PCC		2294 Molly Pitcher Highway	Chambersburg	PA	17202	Industrial
7.02	1001 & 1011 Air Park Drive	PCC		1001 & 1011 Air Park Drive	Middletown	PA	17057	Industrial
7.03	4472 Steelway Boulevard North	PCC		4472 Steelway Boulevard North	Clay	NY	13090	Industrial
7.04	3530 East Pike Road	PCC		3530 East Pike Road	Zanesville	OH	43701	Industrial
7.05	22 Northeastern Industrial Park	PCC		22 Northeastern Industrial Park	Guilderland	NY	12085	Industrial
7.06	8 Northeastern Industrial Park	PCC		8 Northeastern Industrial Park	Guilderland	NY	12085	Industrial
7.07	4 & 8 Marway Circle	PCC		4 & 8 Marway Circle	Gates	NY	14624	Industrial
7.08	4500 & 4510 Steelway Boulevard South	PCC		4500 & 4510 Steelway Boulevard South	Clay	NY	13090	Industrial
7.09	21 Northeastern Industrial Park	PCC		21 Northeastern Industrial Park	Guilderland	NY	12085	Industrial
7.10	4474 Steelway Boulevard North	PCC		4474 Steelway Boulevard North	Clay	NY	13090	Industrial
7.11	16725 Square Drive	PCC		16725 Square Drive	Marysville	OH	43040	Industrial
7.12	5 Marway Circle	PCC		5 Marway Circle	Gates	NY	14624	Industrial
8	Anchorage Marriott Downtown	CGMRC		820 West 7th Avenue	Anchorage	AK	99501	Hospitality
9	Harvey Building Products Portfolio	LCF		Various	Various	Various	Various	Various
9.01	Londonderry Manufacturing	LCF		5 Jack’s Bridge Road	Londonderry	NH	03062	Industrial
9.02	Waltham Corporate	LCF		1400 Main Street	Waltham	MA	02451	Office
9.03	Dartmouth Manufacturing	LCF		7 Ledgewood Boulevard	North Dartmouth	MA	02714	Industrial
9.04	Nashua	LCF		90 Northeastern Boulevard	Nashua	NH	03062	Industrial
9.05	West Bridgewater	LCF		10 Turnpike Street	West Bridgewater	MA	02379	Industrial
9.06	Woburn	LCF		27-33 Commonwealth Ave	Woburn	MA	01801	Industrial
9.07	Manchester, NH	LCF		344 East Industrial Park Drive	Manchester	NH	03109	Industrial
9.08	New London	LCF		1096 Hartford Turnpike	Waterford	CT	06385	Industrial
9.09	East Haven	LCF		221 Commerce Street	East Haven	CT	06512	Industrial
9.10	Salem	LCF		4 Raymond Ave	Salem	NH	03079	Industrial
9.11	Bethlehem	LCF		2000 City Line Road	Bethlehem	PA	18017	Industrial
9.12	Lincoln	LCF		21 Wellington Road	Lincoln	RI	02865	Industrial
9.13	Berlin	LCF		272 Woodlawn Road	Berlin	CT	06037	Industrial
9.14	Woburn CPD	LCF		35 Commonwealth Ave	Woburn	MA	01801	Industrial
9.15	Norwalk I	LCF		256-258 Martin Luther King Drive	Norwalk	CT	06854	Industrial
9.16	Dartmouth	LCF		965 Reed Road	Dartmouth	MA	02747	Industrial
9.17	Braintree	LCF		320 Wood Road	Braintree	MA	02184	Industrial
9.18	Manchester, CT	LCF		730 Parker Street	Manchester	CT	06042	Industrial
9.19	Portland	LCF		401 Riverside Street	Portland	ME	04103	Industrial
9.20	Norwalk II	LCF		260 Martin Luther King Drive	Norwalk	CT	06854	Industrial
9.21	Warwick	LCF		45 Lori Ann Way	Warwick	RI	02886	Industrial
9.22	Fitchburg	LCF		133 Benson Street	Fitchburg	MA	01420	Industrial
9.23	Auburn	LCF		300 Washington Street	Auburn	MA	01501	Industrial
9.24	Portsmouth	LCF		240 West Road	Portsmouth	NH	03801	Industrial
9.25	Southampton	LCF		99 Buck Road	Huntingdon Valley	PA	19006	Industrial
9.26	Hyannis	LCF		186 Breeds Hill Road	Hyannis	MA	02601	Industrial
9.27	Wilkes-Barre	LCF		936 Rutter Avenue	Forty Fort	PA	18704	Industrial
9.28	Berlin CPD	LCF		230 Woodlawn Road	Berlin	CT	06037	Industrial
9.29	Springfield	LCF		175 Carando Drive	Springfield	MA	01104	Industrial
9.30	White River Junction	LCF		1354 North Hartland Road	White River Junction	VT	05001	Industrial
10	JW Marriott Santa Monica Le Merigot	CGMRC		1740 Ocean Avenue	Santa Monica	CA	90401	Hospitality
11	Keeper’s Self Storage Manhattan	CGMRC		444 East 10th Street	New York	NY	10009	Self Storage
12	2052 Century Park East	WFB		2052 Century Park East	Los Angeles	CA	90067	Other
13	Home Depot Jamaica	PCC		92-30 168th Street	Jamaica	NY	11433	Other
14	Aloft Nashville West End	PCC		1719 West End Avenue	Nashville	TN	37203	Hospitality
15	Merritt Creek Farm Shopping Center	PCC		1050, 2010, 2014, 2030, 2040, 2050, 2060, 2064, 2068, 2080, 2098 Thundering Herd Drive; 900, 910, 920, 930, 940, 950 Lauren Christian Drive; 3060 Champion Drive	Barboursville	WV	25504	Retail
16	Westgate Shopping Center	CGMRC		2467 West Stadium Boulevard	Ann Arbor	MI	48103	Retail
17	Green Caye	LCF		2415 Caroline Street	Dickinson	TX	77539	Mixed Use
18	Huntington Park Shopping Center	WFB		6000-6082 Pacific Boulevard; 2671 Randolph Street	Huntington Park	CA	90255	Retail
19	Columbine Place	SG		216 16th Street	Denver	CO	80202	Office
20	2200 Harbor Boulevard	WFB		2200 Harbor Boulevard	Costa Mesa	CA	92627	Retail
21	Hayden’s Crossing	LCF		5464 Eagle River Drive	Dublin	OH	43016	Multifamily
22	2700 Blankenbaker	WFB		2700 Blankenbaker Parkway	Louisville	KY	40299	Office
23	Amsdell Michigan Pool	CGMRC		Various	Various	MI	Various	Self Storage
23.01	Amsdell - Shelby, Michigan	CGMRC		50387 Van Dyke Avenue	Shelby	MI	48317	Self Storage
23.02	Amsdell - Fraser, Michigan	CGMRC		32968 Groesbeck Highway	Fraser	MI	48026	Self Storage
23.03	Amsdell - Flat Rock, Michigan	CGMRC		14551 Telegraph Road	Flat Rock	MI	48134	Self Storage
24	Marley Manor Apartments	PCC		1006-1018 Marley Manor Drive and 691-695 Ramsey Court	Salisbury	MD	21804	Multifamily
25	Savannah Club Apartments	LCF		250 South Stagecoach Trail	San Marcos	TX	78666	Multifamily
26	Hawthorne Business Center	PCC		12501-12529 and 12563-12695 Crenshaw Boulevard	Hawthorne	CA	90250	Industrial
27	Valley View Business Center	WFB		6625 South Valley View Boulevard	Las Vegas	NV	89118	Industrial
28	Gallery Shopping Center	LCF		535-621 Haywood Road	Greenville	SC	29607	Retail
29	Security Public Storage - Salinas	WFB		271 Sun Way	Salinas	CA	93901	Self Storage
30	Dollar Self Storage	SG		1475 American Pacific Drive	Henderson	NV	89074	Self Storage
31	Sunset Plaza	CGMRC		4157-4219 Sunset Drive	San Angelo	TX	76904	Retail
32	Tally Ho	LCF		3464 Naamans Road	Wilmington	DE	19810	Retail
33	Parkway Commons	WFB		3046 Columbia Avenue	Franklin	TN	37064	Mixed Use
34	Reasor’s Foods- Bixby	LCF		11116 South Memorial Drive	Bixby	OK	74008	Retail
35	OSH San Leandro	WFB		300 Floresta Boulevard	San Leandro	CA	94578	Retail
36	ClimaStor 6	WFB		7355 Perkins Road	Baton Rouge	LA	70808	Self Storage
37	Joiner Parkway Self Storage	WFB		108 Joiner Parkway	Lincoln	CA	95648	Self Storage
38	Fairfield Inn & Suites Lumberton	LCF		3361 Lackey Street	Lumberton	NC	28360	Hospitality
39	LA Fitness - Euless	SG		2600 State Highway 121	Euless	TX	76039	Retail
40	Golf Plaza	LCF		1701-1753 West Golf Road	Mount Prospect	IL	60056	Retail
41	CSS Lafayette	CGMRC		3330 Mount Diablo Boulevard	Lafayette	CA	94549	Self Storage
42	LA Fitness - Grand Prairie	SG		2803 West I-20	Grand Prairie	TX	75052	Retail
43	LA Fitness - Pearland	SG		2850 Pearland Parkway	Pearland	TX	77581	Retail
44	Security Public Storage – Pittsburg	WFB		521 Harbor Court	Pittsburg	CA	94565	Self Storage
45	Academy Gateway Retail	WFB		7140-7148 and 7150-7190 North Academy Boulevard	Colorado Springs	CO	80920	Retail
46	Hawthorn Suites Philadelphia	LCF		7890 Penrose Avenue	Philadelphia	PA	19153	Hospitality
47	Ventura Green Apartments	SG		7000 South Walker Avenue	Oklahoma City	OK	73139	Multifamily
48	Hawthorne Club Apartments	WFB		7560 North Merriman Road	Westland	MI	48185	Multifamily
49	Dover Downs	LCF		1165 North Dupont Highway	Dover	DE	19901	Retail
50	Walgreens- York	LCF		2101 South Queen Street	York	PA	17403	Retail
51	URS Corporate Center	LCF		7800 Congress Ave	Boca Raton	FL	33487	Office
52	3325 Hollywood Boulevard	CGMRC		3325 Hollywood Boulevard	Hollywood	FL	33021	Mixed Use
53	Walgreens- Reynoldsburg	LCF		2300 State Route 256	Reynoldsburg	OH	43068	Retail
54	Security Public Storage - Manteca	WFB		316 and 1957 West Lathrop Road	Manteca	CA	95336	Self Storage
55	Storage Depot Fossil Creek	WFB		6650 North Riverside Drive	Fort Worth	TX	76137	Self Storage
56	ClimaStor 7	WFB		5252 Mancuso Lane	Baton Rouge	LA	70809	Self Storage
57	Oak Valley Apartments	CGMRC		1899 Independence Boulevard	Lancaster	OH	43130	Multifamily
58	Harp’s Foods- Grove	LCF		1310 South Main Street	Grove	OK	74344	Retail
59	Walgreens-Dyersburg	LCF		2615 Lake Road	Dyersburg	TN	38024	Retail
60	University Center South	WFB		4317, 4345, 4347 University Boulevard South	Jacksonville	FL	32216	Retail
61	Baymont Inn & Suites Las Vegas	SG		55 East Robindale Road	Las Vegas	NV	89123	Hospitality
62	Storage Depot Morning Side	WFB		205 Morningside Road	Brownsville	TX	78521	Self Storage
63	Security Public Storage - Sacramento III	WFB		7051 Power Inn Road	Sacramento	CA	95828	Self Storage
64	Alpha Corners	LCF		6267 Wilson Mills Road	Highland Heights	OH	44143	Retail
65	Storage Depot Culebra	WFB		9428 Culebra Road	San Antonio	TX	78251	Self Storage
66	Eagle Point Estates	WFB		5300, 5350, and 5355 Russell Court	Whitehall	PA	18052	Multifamily
67	Dollar General - Farmington	LCF		816 East Fort Street	Farmington	IL	61531	Retail
68	Dollar General - Rice	LCF		12564 Fromelt Loop North West	Rice	MN	56367	Retail
69	Dollar General - Bloomington	LCF		507 South McClun Street	Bloomington	IL	61701	Retail
70	Dollar General - Cape Girardeau	LCF		7889 State Highway K	Gordonville	MO	63701	Retail
71	Dollar General - Troy	LCF		150 Blue Goose Road	Troy	MO	63379	Retail

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(4)	Unit of Measure	Cut-off Date Balance Per Unit/SF(5)	Original Balance ($)(5)	Cut-off Date Balance ($)(5)	% of Aggregate Initial Pool Balance	Balloon Balance ($)(5)	ARD Loan	Origination Date	First Pay Date
1	Rolling Brook Village	Garden	1987	2015	732	Units	120,219	88,000,000	88,000,000	8.8%	88,000,000	N	11/17/2015	1/6/2016
2	Empire Mall	Regional Mall	1974	2013	1,124,451	Sq. Ft.	169	75,000,000	75,000,000	7.5%	65,368,942	N	11/24/2015	1/1/2016
3	Pineapple Hotel Portfolio	Limited Service	Various	Various	318	Rooms	193,396	61,500,000	61,500,000	6.1%	53,145,123	N	11/6/2015	1/1/2016
3.01	Hotel Five	Limited Service	1973	2013	116	Rooms		23,820,000	23,820,000	2.4%
3.02	Watertown Hotel	Limited Service	2001		100	Rooms		19,980,000	19,980,000	2.0%
3.03	University Inn	Limited Service	1962		102	Rooms		17,700,000	17,700,000	1.8%
4	Adler Office	Suburban	1979		388,305	Sq. Ft.	98	40,200,000	40,200,000	4.0%	36,993,582	N	8/5/2015	10/1/2015
5	Adler Industrial	Light Industrial	1988		196,267	Sq. Ft.	98	16,800,000	16,800,000	1.7%	15,460,004	N	8/5/2015	10/1/2015
6	Harbor Pointe Apartments	Mid Rise	2009		544	Units	202,206	50,000,000	50,000,000	5.0%	50,000,000	N	10/21/2015	12/6/2015
7	Heritage Industrial Portfolio	Various	Various	Various	2,578,919	Sq. Ft.	32	41,000,000	41,000,000	4.1%	36,006,672	N	7/29/2015	9/1/2015
7.01	2294 Molly Pitcher Highway	Warehouse	1960	1991	621,400	Sq. Ft.		14,208,295	14,208,295	1.4%
7.02	1001 & 1011 Air Park Drive	Warehouse	1991		286,203	Sq. Ft.		7,255,300	7,255,300	0.7%
7.03	4472 Steelway Boulevard North	Warehouse	1977		378,500	Sq. Ft.		3,400,922	3,400,922	0.3%
7.04	3530 East Pike Road	Warehouse	1991		300,000	Sq. Ft.		3,238,433	3,238,433	0.3%
7.05	22 Northeastern Industrial Park	Warehouse	1989		104,000	Sq. Ft.		2,191,705	2,191,705	0.2%
7.06	8 Northeastern Industrial Park	Warehouse	1953		199,045	Sq. Ft.		2,153,917	2,153,917	0.2%
7.07	4 & 8 Marway Circle	Warehouse	1980		124,696	Sq. Ft.		1,927,189	1,927,189	0.2%
7.08	4500 & 4510 Steelway Boulevard South	Warehouse	1970		123,000	Sq. Ft.		1,549,309	1,549,309	0.2%
7.09	21 Northeastern Industrial Park	Warehouse	1987		100,065	Sq. Ft.		1,473,733	1,473,733	0.1%
7.10	4474 Steelway Boulevard North	Warehouse	1977		160,000	Sq. Ft.		1,473,733	1,473,733	0.1%
7.11	16725 Square Drive	Warehouse	1987		130,735	Sq. Ft.		1,333,917	1,333,917	0.1%
7.12	5 Marway Circle	Flex	1976		51,275	Sq. Ft.		793,548	793,548	0.1%
8	Anchorage Marriott Downtown	Full Service	2000	2012	392	Rooms	193,503	37,975,000	37,926,518	3.8%	30,882,451	N	10/7/2015	12/6/2015
9	Harvey Building Products Portfolio	Various	Various	Various	2,046,119	Sq. Ft.	54	33,000,000	32,922,772	3.3%	30,369,128	N	10/1/2015	11/6/2015
9.01	Londonderry Manufacturing	Manufacturing	2007		376,294	Sq. Ft.		6,375,000	6,360,081	0.6%
9.02	Waltham Corporate	Suburban	2000	2015	54,400	Sq. Ft.		3,264,000	3,256,361	0.3%
9.03	Dartmouth Manufacturing	Manufacturing	1998		235,239	Sq. Ft.		3,045,000	3,037,874	0.3%
9.04	Nashua	Warehouse	2006		111,594	Sq. Ft.		1,536,000	1,532,405	0.2%
9.05	West Bridgewater	Warehouse	2005		81,776	Sq. Ft.		1,425,000	1,421,665	0.1%
9.06	Woburn	Warehouse	1989		76,054	Sq. Ft.		1,410,000	1,406,700	0.1%
9.07	Manchester, NH	Warehouse	2003		81,747	Sq. Ft.		1,164,900	1,162,174	0.1%
9.08	New London	Warehouse	2008		70,642	Sq. Ft.		1,095,000	1,092,437	0.1%
9.09	East Haven	Warehouse	2005		70,089	Sq. Ft.		1,020,000	1,017,613	0.1%
9.10	Salem	Warehouse	2001		58,286	Sq. Ft.		1,020,000	1,017,613	0.1%
9.11	Bethlehem	Warehouse	1973		71,091	Sq. Ft.		990,000	987,683	0.1%
9.12	Lincoln	Warehouse	2003		80,240	Sq. Ft.		952,500	950,271	0.1%
9.13	Berlin	Warehouse	1995		43,796	Sq. Ft.		915,000	912,859	0.1%
9.14	Woburn CPD	Warehouse	1984		59,800	Sq. Ft.		900,000	897,894	0.1%
9.15	Norwalk I	Warehouse	1972		40,232	Sq. Ft.		750,000	748,245	0.1%
9.16	Dartmouth	Warehouse	1974		63,117	Sq. Ft.		720,000	718,315	0.1%
9.17	Braintree	Warehouse	1986		32,531	Sq. Ft.		675,000	673,420	0.1%
9.18	Manchester, CT	Warehouse	1996		49,175	Sq. Ft.		630,000	628,526	0.1%
9.19	Portland	Warehouse	1976		48,145	Sq. Ft.		630,000	628,526	0.1%
9.20	Norwalk II	Warehouse	1974		30,000	Sq. Ft.		570,000	568,666	0.1%
9.21	Warwick	Warehouse	1997		43,899	Sq. Ft.		566,400	565,074	0.1%
9.22	Fitchburg	Warehouse	2002		39,433	Sq. Ft.		485,400	484,264	0.0%
9.23	Auburn	Warehouse	1983		37,132	Sq. Ft.		469,200	468,102	0.0%
9.24	Portsmouth	Warehouse	1993		31,470	Sq. Ft.		453,000	451,940	0.0%
9.25	Southampton	Warehouse	2009		36,421	Sq. Ft.		375,000	374,122	0.0%
9.26	Hyannis	Warehouse	1986		24,070	Sq. Ft.		356,100	355,267	0.0%
9.27	Wilkes-Barre	Warehouse	1950	1999	32,200	Sq. Ft.		330,000	329,228	0.0%
9.28	Berlin CPD	Warehouse	1977	2002	28,163	Sq. Ft.		322,500	321,745	0.0%
9.29	Springfield	Warehouse	1989		25,347	Sq. Ft.		300,000	299,298	0.0%
9.30	White River Junction	Warehouse	1981		13,736	Sq. Ft.		255,000	254,403	0.0%
10	JW Marriott Santa Monica Le Merigot	Full Service	1999	2014	175	Rooms	356,141	31,200,000	31,162,303	3.1%	28,764,615	N	10/7/2015	12/6/2015
11	Keeper’s Self Storage Manhattan	Self Storage	1928	1984	61,575	Sq. Ft.	503	31,000,000	31,000,000	3.1%	31,000,000	N	11/13/2015	1/6/2016
12	2052 Century Park East	Leased Fee			63,000	Sq. Ft.	476	30,000,000	30,000,000	3.0%	30,000,000	N	11/18/2015	1/11/2016
13	Home Depot Jamaica	Leased Fee	2007		105,196	Sq. Ft.	238	25,000,000	25,000,000	2.5%	22,794,458	N	8/13/2015	10/1/2015
14	Aloft Nashville West End	Limited Service	1956	2015	139	Rooms	176,978	24,600,000	24,600,000	2.5%	22,578,504	N	11/19/2015	1/1/2016
15	Merritt Creek Farm Shopping Center	Anchored	2002		265,070	Sq. Ft.	83	22,000,000	22,000,000	2.2%	18,903,983	N	9/8/2015	11/1/2015
16	Westgate Shopping Center	Anchored	1960	2004	174,426	Sq. Ft.	126	22,000,000	22,000,000	2.2%	19,446,102	N	11/17/2015	1/6/2016
17	Green Caye	Manufactured Housing Community/Multifamily/ Self Storage	2000	2015	760	Units	25,000	19,000,000	19,000,000	1.9%	15,494,468	N	11/17/2015	1/6/2016
18	Huntington Park Shopping Center	Anchored	1988		91,944	Sq. Ft.	201	18,500,000	18,500,000	1.8%	17,008,539	N	11/6/2015	12/11/2015
19	Columbine Place	CBD	1981		149,694	Sq. Ft.	104	15,500,000	15,500,000	1.5%	15,500,000	N	9/30/2015	11/1/2015
20	2200 Harbor Boulevard	Anchored	1961	1994	188,662	Sq. Ft.	74	14,000,000	14,000,000	1.4%	12,806,472	N	11/2/2015	12/11/2015
21	Hayden’s Crossing	High Rise	2015		102	Units	132,843	13,550,000	13,550,000	1.4%	11,648,593	N	11/5/2015	12/6/2015
22	2700 Blankenbaker	Suburban	2002		107,598	Sq. Ft.	119	12,788,000	12,788,000	1.3%	11,538,540	N	11/12/2015	1/11/2016
23	Amsdell Michigan Pool	Self Storage	Various		190,565	Sq. Ft.	66	12,500,000	12,500,000	1.2%	11,051,353	N	11/16/2015	1/6/2016
23.01	Amsdell - Shelby, Michigan	Self Storage	2004		70,400	Sq. Ft.		4,575,000	4,575,000	0.5%
23.02	Amsdell - Fraser, Michigan	Self Storage	2003		65,830	Sq. Ft.		4,300,000	4,300,000	0.4%
23.03	Amsdell - Flat Rock, Michigan	Self Storage	2002		54,335	Sq. Ft.		3,625,000	3,625,000	0.4%
24	Marley Manor Apartments	Garden	2007		120	Units	100,833	12,100,000	12,100,000	1.2%	11,086,243	N	8/13/2015	10/1/2015
25	Savannah Club Apartments	Garden	2005		180	Units	66,667	12,000,000	12,000,000	1.2%	12,000,000	N	10/30/2015	12/6/2015
26	Hawthorne Business Center	Light Industrial	1973		198,122	Sq. Ft.	60	11,800,000	11,800,000	1.2%	11,800,000	N	8/25/2015	10/1/2015
27	Valley View Business Center	Flex	2005		120,722	Sq. Ft.	93	11,200,000	11,185,358	1.1%	9,067,985	N	11/2/2015	12/11/2015
28	Gallery Shopping Center	Anchored	1987		142,911	Sq. Ft.	71	10,150,000	10,150,000	1.0%	8,735,443	N	11/6/2015	12/6/2015
29	Security Public Storage - Salinas	Self Storage	1979		124,036	Sq. Ft.	80	9,925,000	9,925,000	1.0%	8,016,795	N	11/2/2015	1/1/2016
30	Dollar Self Storage	Self Storage	2006		725	Unit	12,621	9,150,000	9,150,000	0.9%	7,459,056	N	11/4/2015	1/1/2016
31	Sunset Plaza	Shadow Anchored	2006		89,144	Sq. Ft.	103	9,150,000	9,150,000	0.9%	7,533,436	N	11/9/2015	1/6/2016
32	Tally Ho	Anchored	1985	2002	25,087	Sq. Ft.	358	9,000,000	8,988,677	0.9%	7,338,819	N	11/2/2015	12/6/2015
33	Parkway Commons	Retail/Office	2005		42,871	Sq. Ft.	188	8,050,000	8,050,000	0.8%	8,050,000	N	10/21/2015	12/11/2015
34	Reasor’s Foods- Bixby	Single Tenant	2012		75,996	Sq. Ft.	104	7,910,000	7,910,000	0.8%	7,910,000	Y	11/4/2015	12/6/2015
35	OSH San Leandro	Single Tenant	1983	2013	43,474	Sq. Ft.	176	7,650,000	7,650,000	0.8%	7,650,000	N	10/27/2015	12/11/2015
36	ClimaStor 6	Self Storage	1994	2003	85,851	Sq. Ft.	89	7,630,000	7,620,134	0.8%	6,190,235	N	11/2/2015	12/11/2015
37	Joiner Parkway Self Storage	Self Storage	2001		87,785	Sq. Ft.	84	7,350,000	7,350,000	0.7%	6,998,179	N	11/2/2015	12/11/2015
38	Fairfield Inn & Suites Lumberton	Limited Service	1994	2015	103	Rooms	67,848	7,000,000	6,988,368	0.7%	5,247,442	N	10/23/2015	12/6/2015
39	LA Fitness - Euless	Single Tenant	2006		45,000	Sq. Ft.	149	6,700,000	6,700,000	0.7%	5,908,469	N	11/5/2015	1/1/2016
40	Golf Plaza	Anchored	1974		82,748	Sq. Ft.	79	6,500,000	6,500,000	0.6%	5,719,526	N	11/13/2015	1/6/2016
41	CSS Lafayette	Self Storage	2004		37,855	Sq. Ft.	166	6,300,000	6,300,000	0.6%	5,660,640	N	11/6/2015	12/6/2015
42	LA Fitness - Grand Prairie	Single Tenant	2006		45,000	Sq. Ft.	140	6,300,000	6,300,000	0.6%	5,555,724	N	11/5/2015	1/1/2016
43	LA Fitness - Pearland	Single Tenant	2007		45,000	Sq. Ft.	136	6,125,000	6,125,000	0.6%	5,401,398	N	11/5/2015	1/1/2016
44	Security Public Storage – Pittsburg	Self Storage	1978		73,407	Sq. Ft.	82	6,050,000	6,050,000	0.6%	4,895,231	N	11/2/2015	1/1/2016
45	Academy Gateway Retail	Unanchored	2002		27,953	Sq. Ft.	208	5,820,000	5,820,000	0.6%	5,820,000	N	10/27/2015	12/11/2015
46	Hawthorn Suites Philadelphia	Extended Stay	1993	2014	102	Rooms	53,837	5,500,000	5,491,368	0.5%	4,179,382	N	11/2/2015	12/6/2015
47	Ventura Green Apartments	Garden	1975	2013	158	Unit	34,494	5,450,000	5,450,000	0.5%	5,005,517	N	11/13/2015	1/1/2016
48	Hawthorne Club Apartments	Garden	1968		253	Units	20,158	5,100,000	5,100,000	0.5%	4,435,060	N	11/2/2015	12/11/2015
49	Dover Downs	Anchored	1993	2005	95,733	Sq. Ft.	52	5,000,000	4,993,835	0.5%	4,092,102	N	11/10/2015	12/6/2015
50	Walgreens- York	Single Tenant	2005		14,550	Sq. Ft.	342	4,970,000	4,970,000	0.5%	4,066,442	N	11/10/2015	1/6/2016
51	URS Corporate Center	Suburban	2000		42,455	Sq. Ft.	115	4,900,000	4,900,000	0.5%	4,900,000	N	11/6/2015	12/6/2015
52	3325 Hollywood Boulevard	Office/Retail	1966		36,871	Sq. Ft.	125	4,600,000	4,600,000	0.5%	4,600,000	N	10/8/2015	12/6/2015
53	Walgreens- Reynoldsburg	Single Tenant	2005		14,820	Sq. Ft.	302	4,480,000	4,480,000	0.4%	3,665,525	N	11/10/2015	1/6/2016
54	Security Public Storage - Manteca	Self Storage	1973		70,287	Sq. Ft.	60	4,225,000	4,225,000	0.4%	3,418,571	N	11/2/2015	1/1/2016
55	Storage Depot Fossil Creek	Self Storage	2001	2008	72,225	Sq. Ft.	56	4,015,000	4,015,000	0.4%	3,454,285	N	10/29/2015	12/11/2015
56	ClimaStor 7	Self Storage	2002		43,329	Sq. Ft.	88	3,800,000	3,795,086	0.4%	3,082,948	N	11/3/2015	12/11/2015
57	Oak Valley Apartments	Garden	1993	1998	120	Units	31,250	3,750,000	3,750,000	0.4%	3,321,216	N	11/10/2015	1/6/2016
58	Harp’s Foods- Grove	Single Tenant	2013		31,500	Sq. Ft.	114	3,605,000	3,605,000	0.4%	3,605,000	Y	11/4/2015	12/6/2015
59	Walgreens-Dyersburg	Single Tenant	2005		14,820	Sq. Ft.	213	3,150,000	3,150,000	0.3%	2,577,323	N	11/10/2015	1/6/2016
60	University Center South	Unanchored	1972		43,532	Sq. Ft.	71	3,150,000	3,080,983	0.3%	2,577,339	N	5/30/2014	7/1/2014
61	Baymont Inn & Suites Las Vegas	Limited Service	2007		111	Rooms	26,547	2,950,000	2,946,753	0.3%	2,739,852	N	10/2/2015	12/1/2015
62	Storage Depot Morning Side	Self Storage	2001	2008	57,525	Sq. Ft.	47	2,690,000	2,686,634	0.3%	2,195,695	N	10/29/2015	12/11/2015
63	Security Public Storage - Sacramento III	Self Storage	1986		64,357	Sq. Ft.	40	2,600,000	2,600,000	0.3%	2,103,013	N	11/2/2015	1/1/2016
64	Alpha Corners	Unanchored	2015		5,620	Sq. Ft.	391	2,200,000	2,197,236	0.2%	1,794,415	N	11/6/2015	12/6/2015
65	Storage Depot Culebra	Self Storage	2006		40,925	Sq. Ft.	49	2,010,000	2,010,000	0.2%	1,729,293	N	10/29/2015	12/11/2015
66	Eagle Point Estates	Garden	1995		32	Units	42,969	1,375,000	1,375,000	0.1%	1,116,740	N	11/17/2015	1/11/2016
67	Dollar General - Farmington	Single Tenant	2015		9,100	Sq. Ft	98	890,500	890,500	0.1%	890,500	Y	11/5/2015	12/6/2015
68	Dollar General - Rice	Single Tenant	2015		9,002	Sq. Ft	90	812,500	812,500	0.1%	812,500	Y	11/12/2015	1/6/2016
69	Dollar General - Bloomington	Single Tenant	2015		9,026	Sq. Ft	90	812,500	812,500	0.1%	812,500	Y	11/5/2015	12/6/2015
70	Dollar General - Cape Girardeau	Single Tenant	2015		9,026	Sq. Ft	85	767,000	767,000	0.1%	767,000	Y	11/17/2015	1/6/2016
71	Dollar General - Troy	Single Tenant	2015		9,002	Sq. Ft	82	734,500	734,500	0.1%	734,500	Y	11/5/2015	12/6/2015

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type
1	Rolling Brook Village	12/6/2020		12/6/2020		5.24700%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.23267%	Actual/360	391,193.00	Interest-only, Balloon
2	Empire Mall	12/1/2018	1/1/2019	12/1/2025		4.31400%	0.00000%	0.00600%	0.00500%	0.00050%	0.00083%	4.30167%	Actual/360	371,770.39	Interest-only, Amortizing Balloon
3	Pineapple Hotel Portfolio	12/1/2017	1/1/2018	12/1/2025		4.95000%	0.00200%	0.00600%	0.01250%	0.00050%	0.00083%	4.92817%	Actual/360	328,268.55	Interest-only, Amortizing Balloon
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office	9/1/2020	10/1/2020	9/1/2025		4.86000%	0.00200%	0.00600%	0.03250%	0.00050%	0.00083%	4.81817%	Actual/360	212,375.85	Interest-only, Amortizing Balloon
5	Adler Industrial	9/1/2020	10/1/2020	9/1/2025		4.86000%	0.00200%	0.00600%	0.03250%	0.00050%	0.00083%	4.81817%	Actual/360	88,754.09	Interest-only, Amortizing Balloon
6	Harbor Pointe Apartments	11/6/2025		11/6/2025		4.76000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00083%	4.74767%	Actual/360	201,638.89	Interest-only, Balloon
7	Heritage Industrial Portfolio	8/1/2018	9/1/2018	8/1/2025		4.64000%	0.00200%	0.00600%	0.02250%	0.00050%	0.00083%	4.60817%	Actual/360	211,165.43	Interest-only, Amortizing Balloon
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive
7.03	4472 Steelway Boulevard North
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park
7.07	4 & 8 Marway Circle
7.08	4500 & 4510 Steelway Boulevard South
7.09	21 Northeastern Industrial Park
7.10	4474 Steelway Boulevard North
7.11	16725 Square Drive
7.12	5 Marway Circle
8	Anchorage Marriott Downtown		12/6/2015	11/6/2025		4.67000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00083%	4.65767%	Actual/360	196,268.54	Amortizing Balloon
9	Harvey Building Products Portfolio		11/6/2015	10/6/2020		4.85000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00083%	4.83767%	Actual/360	174,138.30	Amortizing Balloon
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot		12/6/2015	11/6/2020		4.97000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00083%	4.95767%	Actual/360	166,916.77	Amortizing Balloon
11	Keeper’s Self Storage Manhattan	12/6/2025		12/6/2025		4.90000%	0.00200%	0.00600%	0.01500%	0.00050%	0.00083%	4.87567%	Actual/360	128,693.06	Interest-only, Balloon
12	2052 Century Park East	12/11/2025		12/11/2025		4.65000%	0.00200%	0.00600%	0.03250%	0.00050%	0.00083%	4.60817%	Actual/360	118,187.50	Interest-only, Balloon
13	Home Depot Jamaica	9/1/2020	10/1/2020	9/1/2025		4.28000%	0.00200%	0.00600%	0.04250%	0.00050%	0.00083%	4.22817%	Actual/360	123,424.44	Interest-only, Amortizing Balloon
14	Aloft Nashville West End	12/1/2020	1/1/2021	12/1/2025		4.69000%	0.00200%	0.00600%	0.01250%	0.00050%	0.00083%	4.66817%	Actual/360	127,437.08	Interest-only, Amortizing Balloon
15	Merritt Creek Farm Shopping Center	10/1/2017	11/1/2017	10/1/2025		4.73000%	0.00200%	0.00600%	0.04250%	0.00050%	0.00083%	4.67817%	Actual/360	114,497.35	Interest-only, Amortizing Balloon
16	Westgate Shopping Center	12/6/2018	1/6/2019	12/6/2025		4.93000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.91567%	Actual/360	117,161.37	Interest-only, Amortizing Balloon
17	Green Caye		1/6/2016	12/6/2025		4.75100%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.73667%	Actual/360	99,124.45	Amortizing Balloon
18	Huntington Park Shopping Center	11/11/2020	12/11/2020	11/11/2025		4.80000%	0.00200%	0.00600%	0.03250%	0.00050%	0.00083%	4.75817%	Actual/360	97,063.09	Interest-only, Amortizing Balloon
19	Columbine Place	10/1/2025		10/1/2025		4.31000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.29567%	Actual/360	56,598.68	Interest-only, Balloon
20	2200 Harbor Boulevard	11/11/2020	12/11/2020	11/11/2025		4.48000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.46567%	Actual/360	70,769.67	Interest-only, Amortizing Balloon
21	Hayden’s Crossing	11/6/2017	12/6/2017	11/6/2025		4.75000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.73567%	Actual/360	70,683.21	Interest-only, Amortizing Balloon
22	2700 Blankenbaker	12/11/2019	1/11/2020	12/11/2025		4.88000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.86567%	Actual/360	67,713.96	Interest-only, Amortizing Balloon
23	Amsdell Michigan Pool	12/6/2018	1/6/2019	12/6/2025		4.94000%	0.00200%	0.00600%	0.03500%	0.00050%	0.00083%	4.89567%	Actual/360	66,645.08	Interest-only, Amortizing Balloon
23.01	Amsdell - Shelby, Michigan
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments	9/1/2020	10/1/2020	9/1/2025		4.58000%	0.00200%	0.00600%	0.01250%	0.00050%	0.00083%	4.55817%	Actual/360	61,885.43	Interest-only, Amortizing Balloon
25	Savannah Club Apartments	11/6/2025		11/6/2025		4.40000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.38567%	Actual/360	44,733.33	Interest-only, Balloon
26	Hawthorne Business Center	9/1/2025		9/1/2025		4.55000%	0.00200%	0.00600%	0.04250%	0.00050%	0.00083%	4.49817%	Actual/360	45,487.36	Interest-only, Balloon
27	Valley View Business Center		12/11/2015	11/11/2025		4.54000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.52567%	Actual/360	57,015.26	Amortizing Balloon
28	Gallery Shopping Center	11/6/2017	12/6/2017	11/6/2025		4.79300%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.77867%	Actual/360	53,210.60	Interest-only, Amortizing Balloon
29	Security Public Storage - Salinas		1/1/2016	12/1/2025		4.47000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.45567%	Actual/360	50,111.76	Amortizing Balloon
30	Dollar Self Storage		1/1/2016	12/1/2025		4.74000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.72567%	Actual/360	47,675.59	Amortizing Balloon
31	Sunset Plaza		1/6/2016	12/6/2025		5.04000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.02567%	Actual/360	49,343.11	Amortizing Balloon
32	Tally Ho		12/6/2015	11/6/2025		4.75000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.73567%	Actual/360	46,948.26	Amortizing Balloon
33	Parkway Commons	11/11/2025		11/11/2025		4.49000%	0.00200%	0.00600%	0.03500%	0.00050%	0.00083%	4.44567%	Actual/360	30,622.42	Interest-only, Balloon
34	Reasor’s Foods- Bixby	11/6/2025		11/6/2025	11/6/2030	5.28000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.26567%	Actual/360	35,384.07	Interest-only, ARD
35	OSH San Leandro	11/11/2025		11/11/2025		4.61000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.59567%	Actual/360	29,878.56	Interest-only, Balloon
36	ClimaStor 6		12/11/2015	11/11/2025		4.60000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.58567%	Actual/360	39,114.77	Amortizing Balloon
37	Joiner Parkway Self Storage	11/11/2022	12/11/2022	11/11/2025		4.58000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.56567%	Actual/360	37,591.56	Interest-only, Amortizing Balloon
38	Fairfield Inn & Suites Lumberton		12/6/2015	11/6/2025		5.07000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.05567%	Actual/360	41,207.30	Amortizing Balloon
39	LA Fitness - Euless	12/1/2018	1/1/2019	12/1/2025		4.82500%	0.00200%	0.00600%	0.04500%	0.00050%	0.00083%	4.77067%	Actual/360	35,253.89	Interest-only, Amortizing Balloon
40	Golf Plaza	12/6/2018	1/6/2019	12/6/2025		4.72700%	0.00200%	0.00600%	0.04500%	0.00050%	0.00083%	4.67267%	Actual/360	33,817.02	Interest-only, Amortizing Balloon
41	CSS Lafayette	11/6/2019	12/6/2019	11/6/2025		4.66000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.64567%	Actual/360	32,522.89	Interest-only, Amortizing Balloon
42	LA Fitness - Grand Prairie	12/1/2018	1/1/2019	12/1/2025		4.82500%	0.00200%	0.00600%	0.04500%	0.00050%	0.00083%	4.77067%	Actual/360	33,149.18	Interest-only, Amortizing Balloon
43	LA Fitness - Pearland	12/1/2018	1/1/2019	12/1/2025		4.82500%	0.00200%	0.00600%	0.04500%	0.00050%	0.00083%	4.77067%	Actual/360	32,228.37	Interest-only, Amortizing Balloon
44	Security Public Storage – Pittsburg		1/1/2016	12/1/2025		4.52000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.50567%	Actual/360	30,726.40	Amortizing Balloon
45	Academy Gateway Retail	11/11/2025		11/11/2025		4.53000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.51567%	Actual/360	22,336.68	Interest-only, Balloon
46	Hawthorn Suites Philadelphia		12/6/2015	11/6/2025		5.45000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.43567%	Actual/360	33,610.78	Amortizing Balloon
47	Ventura Green Apartments	12/1/2020	1/1/2021	12/1/2025		4.73300%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.71867%	Actual/360	28,373.96	Interest-only, Amortizing Balloon
48	Hawthorne Club Apartments	11/11/2018	12/11/2018	11/11/2025		4.22000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.20567%	Actual/360	24,999.45	Interest-only, Amortizing Balloon
49	Dover Downs		12/6/2015	11/6/2025		4.86000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.84567%	Actual/360	26,414.91	Amortizing Balloon
50	Walgreens- York		1/6/2016	12/6/2025		4.85000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.83567%	Actual/360	26,226.28	Amortizing Balloon
51	URS Corporate Center	11/6/2025		11/6/2025		4.68600%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.67167%	Actual/360	19,453.41	Interest-only, Balloon
52	3325 Hollywood Boulevard	11/6/2025		11/6/2025		4.28000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.26567%	Actual/360	16,680.11	Interest-only, Balloon
53	Walgreens- Reynoldsburg		1/6/2016	12/6/2025		4.85000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.83567%	Actual/360	23,640.59	Amortizing Balloon
54	Security Public Storage - Manteca		1/1/2016	12/1/2025		4.52000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.50567%	Actual/360	21,457.69	Amortizing Balloon
55	Storage Depot Fossil Creek	11/11/2017	12/11/2017	11/11/2025		4.78000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.76567%	Actual/360	21,016.80	Interest-only, Amortizing Balloon
56	ClimaStor 7		12/11/2015	11/11/2025		4.60000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.58567%	Actual/360	19,480.49	Amortizing Balloon
57	Oak Valley Apartments	12/6/2018	1/6/2019	12/6/2025		5.02000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.00567%	Actual/360	20,176.67	Interest-only, Amortizing Balloon
58	Harp’s Foods- Grove	11/6/2025		11/6/2025	11/6/2030	5.28000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.26567%	Actual/360	16,126.37	Interest-only, ARD
59	Walgreens-Dyersburg		1/6/2016	12/6/2025		4.85000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.83567%	Actual/360	16,622.29	Amortizing Balloon
60	University Center South		7/1/2014	6/1/2024		4.85000%	0.00200%	0.00600%	0.03250%	0.00050%	0.00083%	4.80817%	Actual/360	16,622.29	Amortizing Balloon
61	Baymont Inn & Suites Las Vegas		12/1/2015	11/1/2020		5.47000%	0.00200%	0.00600%	0.05500%	0.00050%	0.00083%	5.40567%	Actual/360	16,694.29	Amortizing Balloon
62	Storage Depot Morning Side		12/11/2015	11/11/2025		4.78000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.76567%	Actual/360	14,081.00	Amortizing Balloon
63	Security Public Storage - Sacramento III		1/1/2016	12/1/2025		4.51000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.49567%	Actual/360	13,189.27	Amortizing Balloon
64	Alpha Corners		12/6/2015	11/6/2025		4.75800%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.74367%	Actual/360	11,486.85	Amortizing Balloon
65	Storage Depot Culebra	11/11/2017	12/11/2017	11/11/2025		4.78000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.76567%	Actual/360	10,521.49	Interest-only, Amortizing Balloon
66	Eagle Point Estates		1/11/2016	12/11/2025		4.63000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	4.61567%	Actual/360	7,073.53	Amortizing Balloon
67	Dollar General - Farmington	11/6/2025		11/6/2025	11/6/2030	5.16000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.14567%	Actual/360	3,892.97	Interest-only, ARD
68	Dollar General - Rice	12/6/2025		12/6/2025	12/6/2030	5.14000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.12567%	Actual/360	3,538.21	Interest-only, ARD
69	Dollar General - Bloomington	11/6/2025		11/6/2025	11/6/2030	5.15000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.13567%	Actual/360	3,545.10	Interest-only, ARD
70	Dollar General - Cape Girardeau	12/6/2025		12/6/2025	12/6/2030	5.20000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.18567%	Actual/360	3,379.06	Interest-only, ARD
71	Dollar General - Troy	11/6/2025		11/6/2025	11/6/2030	5.14000%	0.00200%	0.00600%	0.00500%	0.00050%	0.00083%	5.12567%	Actual/360	3,198.54	Interest-only, ARD

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)
1	Rolling Brook Village	Actual/360	60	60	60	60	0	0	0	L(24),D(33),O(3)	0
2	Empire Mall	Actual/360	120	120	36	36	360	360	0	L(24),D(89),O(7)	5
3	Pineapple Hotel Portfolio	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	5
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office	Actual/360	120	117	60	57	360	360	3	L(27),D(89),O(4)	5
5	Adler Industrial	Actual/360	120	117	60	57	360	360	3	L(27),D(89),O(4)	5
6	Harbor Pointe Apartments	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
7	Heritage Industrial Portfolio	Actual/360	120	116	36	32	360	360	4	L(28),D(88),O(4)	5
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive
7.03	4472 Steelway Boulevard North
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park
7.07	4 & 8 Marway Circle
7.08	4500 & 4510 Steelway Boulevard South
7.09	21 Northeastern Industrial Park
7.10	4474 Steelway Boulevard North
7.11	16725 Square Drive
7.12	5 Marway Circle
8	Anchorage Marriott Downtown		120	119	0	0	360	359	1	L(25),D(92),O(3)	0
9	Harvey Building Products Portfolio		60	58	0	0	360	358	2	L(26),D(30),O(4)	0
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot		60	59	0	0	360	359	1	L(23),GRTR 1% or YM(2),GRTR 1% or YM or D(32),O(3)	0
11	Keeper’s Self Storage Manhattan	Actual/360	120	120	120	120	0	0	0	L(24),GRTR 1% or YM(92),O(4)	0
12	2052 Century Park East	Actual/360	120	120	120	120	0	0	0	L(24),GRTR 1% or YM or D(92),O(4)	0
13	Home Depot Jamaica	Actual/360	120	117	60	57	360	360	3	L(27),D(89),O(4)	5 days after written notice with a maximum notice required of 1 per year thereafter default occurs without notice.
14	Aloft Nashville West End	Actual/360	120	120	60	60	360	360	0	L(24),D(89),O(7)	5
15	Merritt Creek Farm Shopping Center	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	5
16	Westgate Shopping Center	Actual/360	120	120	36	36	360	360	0	L(24),GRTR 1% or YM(92),O(4)	0
17	Green Caye		120	120	0	0	360	360	0	L(24),D(93),O(3)	0
18	Huntington Park Shopping Center	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0
19	Columbine Place	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM(90),O(4)	5
20	2200 Harbor Boulevard	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0
21	Hayden’s Crossing	Actual/360	120	119	24	23	360	360	1	L(25),D(92),O(3)	0
22	2700 Blankenbaker	Actual/360	120	120	48	48	360	360	0	L(24),D(92),O(4)	0
23	Amsdell Michigan Pool	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0
23.01	Amsdell - Shelby, Michigan
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments	Actual/360	120	117	60	57	360	360	3	L(27),D(89),O(4)	5
25	Savannah Club Apartments	Actual/360	120	119	120	119	0	0	1	L(25),D(92),O(3)	0
26	Hawthorne Business Center	Actual/360	120	117	120	117	0	0	3	L(27),D(89),O(4)	5
27	Valley View Business Center		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
28	Gallery Shopping Center	Actual/360	120	119	24	23	360	360	1	L(25),D(92),O(3)	0
29	Security Public Storage - Salinas		120	120	0	0	360	360	0	L(24),GRTR 1% or YM or D(89),O(7)	5
30	Dollar Self Storage		120	120	0	0	360	360	0	L(24),D(92),O(4)	0
31	Sunset Plaza		120	120	0	0	360	360	0	L(24),D(92),O(4)	0
32	Tally Ho		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
33	Parkway Commons	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0
34	Reasor’s Foods- Bixby	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0
35	OSH San Leandro	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
36	ClimaStor 6		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
37	Joiner Parkway Self Storage	Actual/360	120	119	84	83	360	360	1	L(25),D(91),O(4)	0
38	Fairfield Inn & Suites Lumberton		120	119	0	0	300	299	1	L(25),D(91),O(4)	0
39	LA Fitness - Euless	Actual/360	120	120	36	36	360	360	0	L(36),GRTR 1% or YM(80),O(4)	0
40	Golf Plaza	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0
41	CSS Lafayette	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0
42	LA Fitness - Grand Prairie	Actual/360	120	120	36	36	360	360	0	L(36),GRTR 1% or YM(80),O(4)	0
43	LA Fitness - Pearland	Actual/360	120	120	36	36	360	360	0	L(36),GRTR 1% or YM(80),O(4)	0
44	Security Public Storage – Pittsburg		120	120	0	0	360	360	0	L(24),GRTR 1% or YM or D(89),O(7)	5
45	Academy Gateway Retail	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
46	Hawthorn Suites Philadelphia		120	119	0	0	300	299	1	L(25),D(91),O(4)	0
47	Ventura Green Apartments	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	5
48	Hawthorne Club Apartments	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0
49	Dover Downs		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
50	Walgreens- York		120	120	0	0	360	360	0	L(24),D(93),O(3)	0
51	URS Corporate Center	Actual/360	120	119	120	119	0	0	1	L(25),D(92),O(3)	0
52	3325 Hollywood Boulevard	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
53	Walgreens- Reynoldsburg		120	120	0	0	360	360	0	L(24),D(93),O(3)	0
54	Security Public Storage - Manteca		120	120	0	0	360	360	0	L(24),GRTR 1% or YM or D(89),O(7)	5
55	Storage Depot Fossil Creek	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0
56	ClimaStor 7		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
57	Oak Valley Apartments	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0
58	Harp’s Foods- Grove	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0
59	Walgreens-Dyersburg		120	120	0	0	360	360	0	L(24),D(93),O(3)	0
60	University Center South		120	102	0	0	360	342	18	L(42),D(74),O(4)	5
61	Baymont Inn & Suites Las Vegas		60	59	0	0	360	359	1	L(25),D(31),O(4)	5
62	Storage Depot Morning Side		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
63	Security Public Storage - Sacramento III		120	120	0	0	360	360	0	L(24),GRTR 1% or YM or D(89),O(7)	5
64	Alpha Corners		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
65	Storage Depot Culebra	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0
66	Eagle Point Estates		120	120	0	0	360	360	0	L(24),D(92),O(4)	0
67	Dollar General - Farmington	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0
68	Dollar General - Rice	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(89),O(7)	0
69	Dollar General - Bloomington	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0
70	Dollar General - Cape Girardeau	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(89),O(7)	0
71	Dollar General - Troy	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Late (Days)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)	U/W NCF DSCR (x)(5)	Cut-off Date LTV Ratio(5)(6)(7)	LTV Ratio at Maturity or ARD(5)(6)(7)
1	Rolling Brook Village	0	142,000,000	10/8/2015									1.52	1.48	62.0%	62.0%
2	Empire Mall	5	350,000,000	10/15/2015									1.88	1.80	54.3%	47.3%
3	Pineapple Hotel Portfolio	0	102,500,000	7/29/2015									2.13	1.96	60.0%	51.8%
3.01	Hotel Five		39,700,000	7/29/2015
3.02	Watertown Hotel		33,300,000	7/29/2015
3.03	University Inn		29,500,000	7/29/2015
4	Adler Office	0	63,000,000	8/4/2015									1.43	1.29	63.3%	58.3%
5	Adler Industrial	0	27,000,000	8/4/2015									1.43	1.29	63.3%	58.3%
6	Harbor Pointe Apartments	0	155,000,000	12/15/2015									1.50	1.48	71.0%	71.0%
7	Heritage Industrial Portfolio	5	116,500,000	7/1/2015									1.49	1.36	69.8%	61.3%
7.01	2294 Molly Pitcher Highway		37,600,000	6/10/2015
7.02	1001 & 1011 Air Park Drive		19,200,000	6/10/2015
7.03	4472 Steelway Boulevard North		9,000,000	6/8/2015
7.04	3530 East Pike Road		8,570,000	6/9/2015
7.05	22 Northeastern Industrial Park		5,800,000	6/5/2015
7.06	8 Northeastern Industrial Park		5,700,000	6/5/2015
7.07	4 & 8 Marway Circle		5,100,000	6/4/2015
7.08	4500 & 4510 Steelway Boulevard South		4,100,000	6/8/2015
7.09	21 Northeastern Industrial Park		3,900,000	6/5/2015
7.10	4474 Steelway Boulevard North		3,900,000	6/8/2015
7.11	16725 Square Drive		3,530,000	6/9/2015
7.12	5 Marway Circle		2,100,000	6/8/2015
8	Anchorage Marriott Downtown	0	108,500,000	9/1/2015									1.99	1.76	69.9%	51.7%
9	Harvey Building Products Portfolio	0	205,460,000	Various									2.02	1.96	53.4%	49.3%
9.01	Londonderry Manufacturing		40,000,000	9/9/2015
9.02	Waltham Corporate		23,900,000	9/10/2015
9.03	Dartmouth Manufacturing		17,800,000	9/1/2015
9.04	Nashua		9,500,000	9/9/2015
9.05	West Bridgewater		7,900,000	9/10/2015
9.06	Woburn		7,400,000	9/10/2015
9.07	Manchester, NH		7,200,000	9/9/2015
9.08	New London		6,620,000	10/1/2015
9.09	East Haven		6,300,000	10/1/2015
9.10	Salem		5,500,000	9/9/2015
9.11	Bethlehem		5,500,000	10/1/2015
9.12	Lincoln		5,900,000	9/1/2015
9.13	Berlin		5,390,000	10/1/2015
9.14	Woburn CPD		6,400,000	9/10/2015
9.15	Norwalk I		5,310,000	10/1/2015
9.16	Dartmouth		4,900,000	9/1/2015
9.17	Braintree		3,700,000	9/10/2015
9.18	Manchester, CT		3,920,000	10/1/2015
9.19	Portland		3,900,000	9/9/2015
9.20	Norwalk II		4,260,000	10/1/2015
9.21	Warwick		3,500,000	9/1/2015
9.22	Fitchburg		3,000,000	9/9/2015
9.23	Auburn		2,900,000	9/10/2015
9.24	Portsmouth		2,800,000	9/9/2015
9.25	Southampton		2,350,000	10/1/2015
9.26	Hyannis		2,200,000	9/10/2015
9.27	Wilkes-Barre		1,900,000	10/1/2015
9.28	Berlin CPD		1,910,000	10/1/2015
9.29	Springfield		2,100,000	9/8/2015
9.30	White River Junction		1,500,000	9/9/2015
10	JW Marriott Santa Monica Le Merigot	0	104,000,000	9/1/2015									2.09	1.77	59.9%	55.3%
11	Keeper’s Self Storage Manhattan	0	53,880,000	10/21/2015									1.46	1.45	57.5%	57.5%
12	2052 Century Park East	5	58,600,000	6/23/2015									1.79	1.79	51.2%	51.2%
13	Home Depot Jamaica	0	39,000,000	6/16/2015									1.65	1.65	64.1%	58.4%
14	Aloft Nashville West End	0	43,800,000	10/9/2015									2.32	2.09	56.2%	51.5%
15	Merritt Creek Farm Shopping Center	0	30,900,000	7/29/2015									1.48	1.38	71.2%	61.2%
16	Westgate Shopping Center	0	30,200,000	7/1/2016									1.44	1.36	72.8%	64.4%
17	Green Caye	0	30,000,000	6/22/2015									1.77	1.71	63.3%	51.6%
18	Huntington Park Shopping Center	5	26,700,000	10/6/2015									1.38	1.27	69.3%	63.7%
19	Columbine Place	5	26,200,000	8/19/2015									2.35	2.06	59.2%	59.2%
20	2200 Harbor Boulevard	5	33,000,000	5/17/2015									2.44	2.19	42.4%	38.8%
21	Hayden’s Crossing	0	18,000,000	8/28/2015									1.31	1.28	75.3%	64.7%
22	2700 Blankenbaker	5	17,050,000	9/9/2015									1.48	1.27	75.0%	67.7%
23	Amsdell Michigan Pool	0	16,700,000	9/24/2015									1.42	1.38	74.9%	66.2%
23.01	Amsdell - Shelby, Michigan		6,100,000	9/24/2015
23.02	Amsdell - Fraser, Michigan		5,800,000	9/24/2015
23.03	Amsdell - Flat Rock, Michigan		4,800,000	9/24/2015
24	Marley Manor Apartments	0	16,300,000	6/24/2015									1.38	1.35	74.2%	68.0%
25	Savannah Club Apartments	0	22,670,000	9/16/2015									2.26	2.18	52.9%	52.9%
26	Hawthorne Business Center	4	22,500,000	6/19/2015									2.36	2.20	52.4%	52.4%
27	Valley View Business Center	5	17,200,000	9/21/2015									1.76	1.65	65.0%	52.7%
28	Gallery Shopping Center	0	13,450,000	9/25/2015									1.54	1.39	75.5%	64.9%
29	Security Public Storage - Salinas	5	16,000,000	9/10/2015									1.72	1.69	62.0%	50.1%
30	Dollar Self Storage	0	12,400,000	9/22/2015									1.43	1.41	73.8%	60.2%
31	Sunset Plaza	0	12,200,000	4/16/2015									1.53	1.43	75.0%	61.7%
32	Tally Ho	0	15,650,000	10/5/2015									1.73	1.66	57.4%	46.9%
33	Parkway Commons	5	12,500,000	9/16/2015									2.21	2.03	64.4%	64.4%
34	Reasor’s Foods- Bixby	0	11,300,000	9/6/2015									1.69	1.67	70.0%	70.0%
35	OSH San Leandro	5	13,040,000	8/14/2015									1.82	1.81	58.7%	58.7%
36	ClimaStor 6	5	10,170,000	7/14/2015									1.48	1.46	74.9%	60.9%
37	Joiner Parkway Self Storage	5	11,690,000	9/4/2015									1.51	1.48	62.9%	59.9%
38	Fairfield Inn & Suites Lumberton	0	10,500,000	10/5/2015									1.84	1.66	66.6%	50.0%
39	LA Fitness - Euless	0	10,420,000	9/30/2015									1.47	1.37	64.3%	56.7%
40	Golf Plaza	0	9,600,000	9/1/2015									1.65	1.48	67.7%	59.6%
41	CSS Lafayette	0	11,190,000	8/26/2015									1.61	1.59	56.3%	50.6%
42	LA Fitness - Grand Prairie	0	10,480,000	9/30/2015									1.57	1.47	60.1%	53.0%
43	LA Fitness - Pearland	0	9,680,000	10/1/2015									1.49	1.38	63.3%	55.8%
44	Security Public Storage – Pittsburg	5	11,740,000	9/8/2015									1.70	1.66	51.5%	41.7%
45	Academy Gateway Retail	5	9,950,000	8/17/2015									2.36	2.22	58.5%	58.5%
46	Hawthorn Suites Philadelphia	0	9,300,000	8/28/2015									1.90	1.59	59.0%	44.9%
47	Ventura Green Apartments	0	7,740,000	9/21/2015									1.48	1.35	70.4%	64.7%
48	Hawthorne Club Apartments	5	10,500,000	9/23/2015									2.95	2.70	48.6%	42.2%
49	Dover Downs	0	9,250,000	10/5/2015									2.02	1.79	54.0%	44.2%
50	Walgreens- York	0	7,350,000	9/4/2015									1.27	1.27	67.6%	55.3%
51	URS Corporate Center	0	7,700,000	9/30/2015									2.04	1.78	63.6%	63.6%
52	3325 Hollywood Boulevard	0	9,200,000	5/4/2015									3.50	3.28	50.0%	50.0%
53	Walgreens- Reynoldsburg	0	6,650,000	9/11/2015									1.33	1.32	67.4%	55.1%
54	Security Public Storage - Manteca	5	6,500,000	9/5/2015									1.67	1.63	65.0%	52.6%
55	Storage Depot Fossil Creek	5	6,500,000	9/18/2015									1.39	1.35	61.8%	53.1%
56	ClimaStor 7	5	5,090,000	7/14/2015									1.38	1.36	74.6%	60.6%
57	Oak Valley Apartments	0	5,000,000	9/28/2015									1.61	1.46	75.0%	66.4%
58	Harp’s Foods- Grove	0	5,150,000	9/6/2015									1.76	1.73	70.0%	70.0%
59	Walgreens-Dyersburg	0	4,700,000	9/7/2015									1.34	1.33	67.0%	54.8%
60	University Center South	0	4,500,000	4/1/2014									1.79	1.55	68.5%	57.3%
61	Baymont Inn & Suites Las Vegas	5	5,400,000	9/18/2015									2.04	1.69	54.6%	50.7%
62	Storage Depot Morning Side	5	4,090,000	9/21/2015									1.48	1.43	65.7%	53.7%
63	Security Public Storage - Sacramento III	5	4,600,000	9/11/2015									1.73	1.67	56.5%	45.7%
64	Alpha Corners	0	3,200,000	10/13/2015									1.35	1.32	68.7%	56.1%
65	Storage Depot Culebra	5	3,360,000	9/15/2015									1.40	1.35	59.8%	51.5%
66	Eagle Point Estates	5	2,875,000	9/21/2015									2.18	2.07	47.8%	38.8%
67	Dollar General - Farmington	0	1,370,000	9/2/2015									1.85	1.82	65.0%	65.0%
68	Dollar General - Rice	0	1,250,000	10/5/2015									1.88	1.85	65.0%	65.0%
69	Dollar General - Bloomington	0	1,250,000	9/2/2015									1.86	1.83	65.0%	65.0%
70	Dollar General - Cape Girardeau	0	1,180,000	10/9/2015									1.85	1.81	65.0%	65.0%
71	Dollar General - Troy	0	1,130,000	9/10/2015									1.86	1.82	65.0%	65.0%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NOI Debt Yield(5)(7)	Cut-off Date U/W NCF Debt Yield(5)(7)	U/W Revenues ($)(4)(8)(9)	U/W Expenses ($)(9)	U/W Net Operating Income ($)(9)	U/W Replacement ($)(9)	U/W TI/LC ($)(9)	U/W Net Cash Flow ($)(9)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)
1	Rolling Brook Village	8.1%	7.9%	11,497,238	4,381,484	7,115,754	183,000	0	6,932,754	93.2%	11/2/2015			TTM 9/30/2015	11,497,238
2	Empire Mall	11.2%	10.7%	28,697,242	7,478,959	21,218,283	242,735	589,189	20,386,359	97.1%	10/23/2015			TTM 9/30/2015	28,285,741
3	Pineapple Hotel Portfolio	13.6%	12.5%	16,980,118	8,589,520	8,390,598	679,205	0	7,711,393	89.1%	8/31/2015	156	139	TTM 8/31/2015	16,980,118
3.01	Hotel Five			6,136,296	3,065,131	3,071,165	245,452	0	2,825,713	87.1%	8/31/2015	156	136	TTM 8/31/2015	6,136,296
3.02	Watertown Hotel			5,612,319	2,934,956	2,677,363	224,493	0	2,452,870	90.2%	8/31/2015	163	147	TTM 8/31/2015	5,612,319
3.03	University Inn			5,231,503	2,589,433	2,642,070	209,260	0	2,432,810	90.3%	8/31/2015	148	134	TTM 8/31/2015	5,231,503
4	Adler Office	9.0%	8.2%	6,975,353	3,350,978	3,624,375	97,076	253,330	3,273,969	85.6%	11/3/2015			TTM 9/30/2015	5,867,378
5	Adler Industrial	9.0%	8.2%	2,358,739	826,587	1,532,152	49,067	103,776	1,379,309	89.3%	11/3/2015			TTM 9/30/2015	2,349,896
6	Harbor Pointe Apartments	7.2%	7.1%	12,490,995	4,518,686	7,972,309	108,800	0	7,863,509	91.2%	8/10/2015			TTM 8/31/2015	12,492,265
7	Heritage Industrial Portfolio	9.2%	8.4%	10,495,223	3,004,642	7,490,582	257,892	413,995	6,818,695	95.1%	11/1/2015			TTM 9/30/2015	10,137,273
7.01	2294 Molly Pitcher Highway			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.02	1001 & 1011 Air Park Drive			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.03	4472 Steelway Boulevard North			NAV	NAV	NAV	NAV	NAV	NAV	90.7%	11/1/2015			NAV	NAV
7.04	3530 East Pike Road			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.05	22 Northeastern Industrial Park			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.06	8 Northeastern Industrial Park			NAV	NAV	NAV	NAV	NAV	NAV	93.1%	11/1/2015			NAV	NAV
7.07	4 & 8 Marway Circle			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.08	4500 & 4510 Steelway Boulevard South			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.09	21 Northeastern Industrial Park			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.10	4474 Steelway Boulevard North			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	11/1/2015			NAV	NAV
7.11	16725 Square Drive			NAV	NAV	NAV	NAV	NAV	NAV	50.0%	11/1/2015			NAV	NAV
7.12	5 Marway Circle			NAV	NAV	NAV	NAV	NAV	NAV	76.6%	11/1/2015			NAV	NAV
8	Anchorage Marriott Downtown	12.3%	10.9%	21,884,808	12,519,868	9,364,940	1,094,240	0	8,270,700	68.5%	8/31/2015	172	118	TTM 8/31/2015	21,884,808
9	Harvey Building Products Portfolio	12.8%	12.5%	14,531,091	435,933	14,095,158	411,326	0	13,683,832	100.0%	12/1/2015			NAV	NAV
9.01	Londonderry Manufacturing			2,797,302	83,919	2,713,383	56,444	0	2,656,939	100.0%	12/1/2015			NAV	NAV
9.02	Waltham Corporate			1,599,127	47,974	1,551,153	14,688	0	1,536,465	100.0%	12/1/2015			NAV	NAV
9.03	Dartmouth Manufacturing			1,279,735	38,392	1,241,343	58,810	0	1,182,533	100.0%	12/1/2015			NAV	NAV
9.04	Nashua			666,779	20,003	646,775	16,739	0	630,036	100.0%	12/1/2015			NAV	NAV
9.05	West Bridgewater			566,988	17,010	549,978	24,533	0	525,446	100.0%	12/1/2015			NAV	NAV
9.06	Woburn			520,471	15,614	504,857	11,408	0	493,449	100.0%	12/1/2015			NAV	NAV
9.07	Manchester, NH			515,797	15,474	500,323	22,072	0	478,251	100.0%	12/1/2015			NAV	NAV
9.08	New London			463,893	13,917	449,977	10,596	0	439,380	100.0%	12/1/2015			NAV	NAV
9.09	East Haven			441,991	13,260	428,731	10,513	0	418,218	100.0%	12/1/2015			NAV	NAV
9.10	Salem			393,882	11,816	382,065	19,234	0	362,831	100.0%	12/1/2015			NAV	NAV
9.11	Bethlehem			394,584	11,838	382,746	18,484	0	364,262	100.0%	12/1/2015			NAV	NAV
9.12	Lincoln			425,842	12,775	413,067	20,862	0	392,205	100.0%	12/1/2015			NAV	NAV
9.13	Berlin			419,361	12,581	406,780	12,263	0	394,517	100.0%	12/1/2015			NAV	NAV
9.14	Woburn CPD			449,791	13,494	436,298	14,950	0	421,348	100.0%	12/1/2015			NAV	NAV
9.15	Norwalk I			382,543	11,476	371,067	6,035	0	365,032	100.0%	12/1/2015			NAV	NAV
9.16	Dartmouth			343,034	10,291	332,743	9,468	0	323,275	100.0%	12/1/2015			NAV	NAV
9.17	Braintree			261,921	7,858	254,064	8,458	0	245,606	100.0%	12/1/2015			NAV	NAV
9.18	Manchester, CT			289,145	8,674	280,471	11,802	0	268,669	100.0%	12/1/2015			NAV	NAV
9.19	Portland			273,386	8,202	265,184	7,703	0	257,481	100.0%	12/1/2015			NAV	NAV
9.20	Norwalk II			306,484	9,195	297,289	4,500	0	292,789	100.0%	12/1/2015			NAV	NAV
9.21	Warwick			248,847	7,465	241,382	8,780	0	232,602	100.0%	12/1/2015			NAV	NAV
9.22	Fitchburg			210,791	6,324	204,467	5,915	0	198,552	100.0%	12/1/2015			NAV	NAV
9.23	Auburn			204,291	6,129	198,163	5,570	0	192,593	100.0%	12/1/2015			NAV	NAV
9.24	Portsmouth			197,115	5,913	191,201	4,721	0	186,481	100.0%	12/1/2015			NAV	NAV
9.25	Southampton			166,261	4,988	161,274	5,463	0	155,810	100.0%	12/1/2015			NAV	NAV
9.26	Hyannis			152,321	4,570	147,751	3,611	0	144,141	100.0%	12/1/2015			NAV	NAV
9.27	Wilkes-Barre			167,287	5,019	162,268	4,830	0	157,438	100.0%	12/1/2015			NAV	NAV
9.28	Berlin CPD			135,209	4,056	131,153	4,224	0	126,928	100.0%	12/1/2015			NAV	NAV
9.29	Springfield			151,321	4,540	146,782	6,590	0	140,192	100.0%	12/1/2015			NAV	NAV
9.30	White River Junction			105,591	3,168	102,423	2,060	0	100,363	100.0%	12/1/2015			NAV	NAV
10	JW Marriott Santa Monica Le Merigot	13.5%	11.4%	25,647,276	17,260,703	8,386,572	1,282,364	0	7,104,208	97.5%	8/31/2015	317	309	TTM 8/31/2015	25,647,276
11	Keeper’s Self Storage Manhattan	7.3%	7.2%	3,343,768	1,084,330	2,259,438	13,425	0	2,246,013	91.0%	10/21/2015			TTM 10/31/2015	3,343,768
12	2052 Century Park East	8.5%	8.5%	2,735,995	200,803	2,535,192	0	0	2,535,192	100.0%	10/19/2015			TTM 9/30/2015	2,830,896
13	Home Depot Jamaica	9.8%	9.8%	3,026,100	586,998	2,439,102	0	0	2,439,102	100.0%	12/1/2015			Actual 2014	2,650,294
14	Aloft Nashville West End	14.4%	13.0%	8,745,233	5,194,791	3,550,442	349,809	0	3,200,633	83.6%	8/31/2015	177	148	TTM 8/31/2015	8,745,233
15	Merritt Creek Farm Shopping Center	9.2%	8.6%	2,572,107	543,938	2,028,169	60,818	68,733	1,898,618	98.9%	9/8/2015			Annualized 9 9/30/2015	2,561,004
16	Westgate Shopping Center	9.2%	8.7%	2,983,239	959,325	2,023,914	26,164	91,765	1,905,985	100.0%	10/1/2015			TTM 9/30/2015	2,774,634
17	Green Caye	11.1%	10.7%	3,945,060	1,841,971	2,103,089	71,100	0	2,031,989	97.5%	11/1/2015			TTM 9/30/2015	3,952,284
18	Huntington Park Shopping Center	8.7%	8.0%	2,279,784	677,240	1,602,545	18,389	99,375	1,484,780	98.9%	10/1/2015			TTM 9/30/2015	2,226,972
19	Columbine Place	10.3%	9.0%	3,526,919	1,930,860	1,596,058	37,424	162,310	1,396,325	96.0%	9/1/2015			TTM 7/31/2015	3,181,872
20	2200 Harbor Boulevard	14.8%	13.3%	3,190,588	1,120,722	2,069,866	52,592	160,348	1,856,926	100.0%	9/30/2015			TTM 6/30/2015	3,036,066
21	Hayden’s Crossing	8.2%	8.0%	1,717,651	608,436	1,109,215	25,500	0	1,083,715	96.1%	11/2/2015			Annualized 3 9/30/2015	1,362,645
22	2700 Blankenbaker	9.4%	8.1%	2,394,115	1,194,399	1,199,716	21,520	143,647	1,034,549	100.0%	11/12/2015			Annualized 9 9/30/2015	1,795,038
23	Amsdell Michigan Pool	9.1%	8.8%	2,002,893	869,560	1,133,333	28,585	0	1,104,748	89.9%	9/30/2015			TTM 10/31/2015	2,002,893
23.01	Amsdell - Shelby, Michigan			829,294	403,557	425,736	10,560	0	415,176	91.3%	9/30/2015			TTM 10/31/2015	829,294
23.02	Amsdell - Fraser, Michigan			612,063	248,163	363,899	9,875	0	354,025	89.9%	9/30/2015			TTM 10/31/2015	612,063
23.03	Amsdell - Flat Rock, Michigan			561,536	217,839	343,697	8,150	0	335,547	88.1%	9/30/2015			TTM 10/31/2015	561,536
24	Marley Manor Apartments	8.4%	8.3%	1,682,437	661,049	1,021,388	22,440	0	998,948	100.0%	11/16/2015			TTM 9/30/2015	1,684,179
25	Savannah Club Apartments	10.1%	9.7%	2,185,122	972,534	1,212,589	45,000	0	1,167,589	95.6%	10/5/2015			TTM 9/30/2015	2,102,528
26	Hawthorne Business Center	10.9%	10.2%	1,845,284	555,876	1,289,408	31,699	59,436	1,198,273	99.1%	10/27/2015			Annualized 9 9/30/2015	1,786,053
27	Valley View Business Center	10.8%	10.1%	1,535,168	328,966	1,206,202	37,424	39,053	1,129,725	96.1%	10/15/2015			TTM 8/31/2015	1,580,787
28	Gallery Shopping Center	9.7%	8.7%	1,409,323	427,334	981,989	38,586	55,677	887,726	85.1%	10/20/2015			TTM 6/30/2015	1,271,998
29	Security Public Storage - Salinas	10.4%	10.2%	1,564,086	528,999	1,035,087	18,605	0	1,016,481	98.2%	10/13/2015			TTM 9/30/2015	1,564,478
30	Dollar Self Storage	9.0%	8.8%	1,179,441	360,055	819,386	13,307	0	806,078	97.8%	9/15/2015			TTM 8/31/2015	1,089,393
31	Sunset Plaza	9.9%	9.3%	1,212,023	304,327	907,695	16,937	41,703	849,055	98.7%	10/31/2015			TTM 8/31/2015	1,136,306
32	Tally Ho	10.8%	10.4%	1,129,076	154,264	974,812	6,576	32,560	935,676	100.0%	10/1/2015			TTM 8/31/2015	1,151,351
33	Parkway Commons	10.1%	9.3%	1,068,679	258,141	810,538	13,290	52,044	745,204	88.2%	10/1/2015			TTM 9/30/2015	1,112,815
34	Reasor’s Foods- Bixby	9.1%	8.9%	740,900	22,227	718,673	11,395	0	707,278	100.0%	12/1/2015			NAV	NAV
35	OSH San Leandro	8.5%	8.5%	664,174	12,000	652,174	4,347	0	647,827	100.0%	12/1/2015			TTM 9/30/2015	658,184
36	ClimaStor 6	9.1%	9.0%	945,411	251,970	693,441	8,585	0	684,856	91.2%	9/30/2015			TTM 9/30/2015	946,833
37	Joiner Parkway Self Storage	9.3%	9.1%	1,009,280	328,613	680,667	13,168	0	667,499	97.2%	10/26/2015			TTM 8/31/2015	1,010,398
38	Fairfield Inn & Suites Lumberton	13.0%	11.8%	2,177,951	1,269,247	908,704	87,118	0	821,586	74.9%	8/31/2015	81	57	TTM 8/31/2015	2,156,083
39	LA Fitness - Euless	9.3%	8.7%	643,710	22,530	621,180	17,550	22,667	580,963	100.0%	12/1/2015			TTM 8/31/2015	746,606
40	Golf Plaza	10.3%	9.2%	1,326,658	657,868	668,790	20,687	47,847	600,256	100.0%	9/8/2015			TTM 7/31/2015	1,333,573
41	CSS Lafayette	10.0%	9.8%	1,193,274	566,183	627,091	7,530	0	619,560	100.0%	9/30/2015			TTM 9/30/2015	1,215,806
42	LA Fitness - Grand Prairie	9.9%	9.3%	647,064	22,647	624,417	17,550	22,372	584,495	100.0%	12/1/2015			TTM 8/31/2015	756,804
43	LA Fitness - Pearland	9.4%	8.7%	597,885	20,926	576,959	19,350	22,017	535,592	100.0%	12/1/2015			TTM 8/31/2015	693,449
44	Security Public Storage – Pittsburg	10.4%	10.1%	1,043,970	416,655	627,314	14,921	0	612,393	94.0%	10/13/2015			TTM 9/30/2015	1,044,400
45	Academy Gateway Retail	10.9%	10.2%	846,352	212,496	633,856	11,181	27,664	595,011	100.0%	9/30/2015			TTM 9/30/2015	903,060
46	Hawthorn Suites Philadelphia	14.0%	11.6%	3,177,357	2,410,578	766,778	127,094	0	639,684	76.6%	8/31/2015	112	84	TTM 8/31/2015	3,245,461
47	Ventura Green Apartments	9.3%	8.4%	990,282	485,375	504,908	45,188	0	459,720	93.7%	10/29/2015			TTM 9/30/2015	971,923
48	Hawthorne Club Apartments	17.4%	15.9%	1,907,698	1,022,161	885,537	75,900	0	809,637	95.7%	9/22/2015			TTM 9/30/2015	1,918,538
49	Dover Downs	12.8%	11.3%	981,183	342,459	638,724	19,147	53,238	566,340	100.0%	6/1/2015			TTM 6/30/2015	1,043,144
50	Walgreens- York	8.1%	8.0%	413,397	12,402	400,995	2,183	0	398,813	100.0%	12/1/2015			NAV	NAV
51	URS Corporate Center	9.7%	8.5%	967,747	491,652	476,095	8,491	52,801	414,803	100.0%	9/29/2015			TTM 8/31/2015	928,101
52	3325 Hollywood Boulevard	15.2%	14.3%	1,115,908	414,590	701,319	7,374	36,891	657,054	92.3%	5/1/2015			TTM 4/30/2015	1,111,539
53	Walgreens- Reynoldsburg	8.4%	8.4%	389,038	11,671	377,367	2,223	0	375,144	100.0%	12/1/2015			NAV	NAV
54	Security Public Storage - Manteca	10.2%	9.9%	714,357	284,061	430,296	11,246	0	419,050	97.5%	10/13/2015			TTM 9/30/2015	716,493
55	Storage Depot Fossil Creek	8.7%	8.5%	546,578	196,333	350,245	10,834	0	339,411	82.4%	8/31/2015			TTM 9/30/2015	546,578
56	ClimaStor 7	8.5%	8.4%	504,062	182,350	321,713	4,333	0	317,380	94.4%	9/30/2015			TTM 9/30/2015	506,596
57	Oak Valley Apartments	10.4%	9.4%	786,491	397,324	389,167	36,240	0	352,927	95.0%	9/18/2015			TTM 7/31/2015	786,491
58	Harp’s Foods- Grove	9.4%	9.3%	350,701	10,521	340,180	4,727	0	335,453	100.0%	12/1/2015			NAV	NAV
59	Walgreens-Dyersburg	8.5%	8.4%	275,696	8,271	267,425	2,223	0	265,202	100.0%	12/1/2015			NAV	NAV
60	University Center South	11.6%	10.1%	509,087	151,522	357,565	17,413	30,507	309,644	92.4%	8/15/2015			TTM 8/31/2015	331,896
61	Baymont Inn & Suites Las Vegas	13.9%	11.5%	1,751,446	1,342,106	409,341	70,058	0	339,283	61.1%	09/18/2015	68	42	TTM 7/31/2015	1,751,378
62	Storage Depot Morning Side	9.3%	9.0%	371,962	121,801	250,161	8,629	0	241,532	85.7%	8/31/2015			TTM 9/30/2015	371,962
63	Security Public Storage - Sacramento III	10.5%	10.2%	544,424	270,414	274,010	9,653	0	264,357	86.2%	10/13/2015			TTM 9/30/2015	549,920
64	Alpha Corners	8.5%	8.3%	192,381	5,771	186,609	843	4,204	181,562	100.0%	11/3/2015			NAV	NAV
65	Storage Depot Culebra	8.8%	8.5%	346,865	169,837	177,028	6,139	0	170,890	92.2%	8/31/2015			TTM 9/30/2015	346,865
66	Eagle Point Estates	13.4%	12.8%	329,688	144,887	184,801	9,248	0	175,553	96.9%	8/31/2015			TTM 8/31/2015	300,536
67	Dollar General - Farmington	9.7%	9.6%	89,185	2,676	86,509	1,365	0	85,144	100.0%	12/1/2015			NAV	NAV
68	Dollar General - Rice	9.8%	9.7%	82,262	2,468	79,794	1,350	0	78,444	100.0%	12/1/2015			NAV	NAV
69	Dollar General - Bloomington	9.8%	9.6%	81,740	2,452	79,288	1,354	0	77,934	100.0%	12/1/2015			NAV	NAV
70	Dollar General - Cape Girardeau	9.8%	9.6%	77,153	2,315	74,839	1,354	0	73,485	100.0%	12/1/2015			NAV	NAV
71	Dollar General - Troy	9.7%	9.5%	73,559	2,207	71,352	1,350	0	70,002	100.0%	12/1/2015			NAV	NAV

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
1	Rolling Brook Village	4,306,982	7,190,256	0	7,190,256			Actual 2014	11,342,600	4,365,836	6,976,764	0	6,976,764
2	Empire Mall	6,780,031	21,505,710	0	21,505,710			Actual 2014	27,653,198	6,975,427	20,677,771	0	20,677,771
3	Pineapple Hotel Portfolio	8,468,501	8,511,617	679,205	7,832,412	156	139	Actual 2014	15,525,946	7,766,583	7,759,363	621,037	7,138,326	145	127
3.01	Hotel Five	2,940,483	3,195,813	245,452	2,950,361	156	136	Actual 2014	5,613,953	2,714,548	2,899,405	224,558	2,674,847	142	124
3.02	Watertown Hotel	2,932,528	2,679,791	224,493	2,455,298	163	147	Actual 2014	5,062,737	2,712,835	2,349,902	202,509	2,147,393	151	133
3.03	University Inn	2,595,490	2,636,013	209,260	2,426,753	148	134	Actual 2014	4,849,256	2,339,200	2,510,056	193,970	2,316,086	141	124
4	Adler Office	3,368,935	2,498,443	0	2,498,443			Actual 2014	6,258,148	3,313,718	2,944,430	0	2,944,430
5	Adler Industrial	825,144	1,524,752	0	1,524,752			Actual 2014	2,291,199	836,965	1,454,234	0	1,454,234
6	Harbor Pointe Apartments	4,964,156	7,528,110	0	7,528,110			Actual 2014	12,339,437	5,691,150	6,648,287	0	6,648,287
7	Heritage Industrial Portfolio	2,997,213	7,140,060	0	7,140,060			Actual 2014	10,416,992	2,997,444	7,419,548	0	7,419,548
7.01	2294 Molly Pitcher Highway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.02	1001 & 1011 Air Park Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.03	4472 Steelway Boulevard North	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.04	3530 East Pike Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.05	22 Northeastern Industrial Park	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.06	8 Northeastern Industrial Park	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.07	4 & 8 Marway Circle	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.08	4500 & 4510 Steelway Boulevard South	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.09	21 Northeastern Industrial Park	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.10	4474 Steelway Boulevard North	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.11	16725 Square Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.12	5 Marway Circle	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
8	Anchorage Marriott Downtown	11,324,503	10,560,305	874,247	9,686,058	172	118	Actual 2014	20,819,085	11,029,555	9,789,531	0	9,789,531	164	112
9	Harvey Building Products Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.01	Londonderry Manufacturing	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.02	Waltham Corporate	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.03	Dartmouth Manufacturing	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.04	Nashua	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.05	West Bridgewater	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.06	Woburn	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.07	Manchester, NH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.08	New London	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.09	East Haven	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.10	Salem	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.11	Bethlehem	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.12	Lincoln	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.13	Berlin	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.14	Woburn CPD	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.15	Norwalk I	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.16	Dartmouth	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.17	Braintree	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.18	Manchester, CT	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.19	Portland	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.20	Norwalk II	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.21	Warwick	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.22	Fitchburg	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.23	Auburn	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.24	Portsmouth	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.25	Southampton	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.26	Hyannis	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.27	Wilkes-Barre	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.28	Berlin CPD	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.29	Springfield	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.30	White River Junction	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10	JW Marriott Santa Monica Le Merigot	15,910,243	9,737,032	1,282,364	8,454,668	317	309	Actual 2014	25,589,767	16,061,572	9,528,195	1,279,488	8,248,707	307	305
11	Keeper’s Self Storage Manhattan	1,076,315	2,267,453	0	2,267,453			Actual 2014	3,247,745	1,079,735	2,168,010	0	2,168,010
12	2052 Century Park East	191,520	2,639,376	0	2,639,376			Actual 2014	2,820,578	179,621	2,640,956	0	2,640,956
13	Home Depot Jamaica	542,708	2,107,586	0	2,107,586			Actual 2013	2,652,384	540,691	2,111,693	0	2,111,693
14	Aloft Nashville West End	5,196,953	3,548,280	349,809	3,198,471	177	148	Actual 2014	7,974,002	4,896,954	3,077,048	318,960	2,758,088	161	134
15	Merritt Creek Farm Shopping Center	495,969	2,065,035	0	2,065,035			Actual 2014	2,633,172	534,416	2,098,755	0	2,098,755
16	Westgate Shopping Center	930,450	1,844,184	0	1,844,184			Actual 2014	2,775,464	963,804	1,811,660	0	1,811,660
17	Green Caye	1,796,762	2,155,522	0	2,155,522			Actual 2014	3,864,706	1,766,568	2,098,138	0	2,098,138
18	Huntington Park Shopping Center	610,494	1,616,478	0	1,616,478			Actual 2014	2,303,822	622,136	1,681,686	0	1,681,686
19	Columbine Place	1,708,104	1,473,767	0	1,473,767			Actual 2014	3,143,789	1,689,740	1,454,048	0	1,454,048
20	2200 Harbor Boulevard	1,040,113	1,995,953	0	1,995,953			Actual 2014	2,907,559	1,159,859	1,747,700	0	1,747,700
21	Hayden’s Crossing	357,636	1,005,009	25,500	979,509			TTM 9/30/2015	595,283	357,636	237,647	25,500	212,147
22	2700 Blankenbaker	766,222	1,028,817	0	1,028,817			Actual 2014	2,711,224	1,142,740	1,568,484	0	1,568,484
23	Amsdell Michigan Pool	852,665	1,150,228	0	1,150,228			Actual 2014	1,904,716	838,363	1,066,353	0	1,066,353
23.01	Amsdell - Shelby, Michigan	395,805	433,489	0	433,489			Actual 2014	786,306	382,695	403,611	0	403,611
23.02	Amsdell - Fraser, Michigan	241,561	370,501	0	370,501			Actual 2014	566,046	235,945	330,101	0	330,101
23.03	Amsdell - Flat Rock, Michigan	215,299	346,238	0	346,238			Actual 2014	552,363	219,723	332,641	0	332,641
24	Marley Manor Apartments	661,051	1,023,128	22,440	1,000,688			Actual 2014	1,335,800	551,981	783,819	0	783,819
25	Savannah Club Apartments	959,579	1,142,949	45,000	1,097,949			Actual 2014	2,086,229	939,482	1,146,747	45,000	1,101,747
26	Hawthorne Business Center	521,518	1,264,535	0	1,264,535			Actual 2014	1,797,839	541,019	1,256,820	0	1,256,820
27	Valley View Business Center	349,368	1,231,419	0	1,231,419			Actual 2014	1,439,056	350,498	1,088,558	0	1,088,558
28	Gallery Shopping Center	443,223	828,775	0	828,775			Actual 2014	912,569	386,861	525,708	0	525,708
29	Security Public Storage - Salinas	480,419	1,084,059	0	1,084,059			Actual 2014	1,399,498	498,791	900,707	0	900,707
30	Dollar Self Storage	347,158	742,235	0	742,235			Actual 2014	1,020,778	332,087	688,691	0	688,691
31	Sunset Plaza	291,200	845,106	0	845,106			Actual 2014	1,219,853	280,971	938,882	0	938,882
32	Tally Ho	161,183	990,168	0	990,168			Actual 2014	1,131,333	155,609	975,724	0	975,724
33	Parkway Commons	258,458	854,357	0	854,357			Actual 2014	1,020,714	258,153	762,561	0	762,561
34	Reasor’s Foods- Bixby	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
35	OSH San Leandro	14,154	644,031	0	644,031			NAV	NAV	NAV	NAV	NAV	NAV
36	ClimaStor 6	255,013	691,820	0	691,820			Actual 2014	935,792	248,943	686,849	0	686,849
37	Joiner Parkway Self Storage	333,663	676,735	0	676,735			Actual 2014	973,465	321,538	651,927	0	651,927
38	Fairfield Inn & Suites Lumberton	1,250,668	905,415	0	905,415	76	57	Actual 2014	2,210,987	1,265,874	945,113	0	945,113	75	58
39	LA Fitness - Euless	3,600	743,006	0	743,006			Actual 2014	752,877	3,600	749,277	0	749,277
40	Golf Plaza	582,454	751,119	0	751,119			Annualized 10 12/31/2014	1,257,042	578,837	678,205	0	678,205
41	CSS Lafayette	561,261	654,545	0	654,545			Actual 2014	1,201,546	539,550	661,996	0	661,996
42	LA Fitness - Grand Prairie	6,100	750,704	0	750,704			Actual 2014	756,800	3,600	753,200	0	753,200
43	LA Fitness - Pearland	4,008	689,441	0	689,441			Actual 2014	699,281	3,875	695,406	0	695,406
44	Security Public Storage – Pittsburg	394,355	650,045	0	650,045			Actual 2014	889,516	377,349	512,167	0	512,167
45	Academy Gateway Retail	221,074	681,986	0	681,986			Actual 2014	799,681	193,469	606,212	0	606,212
46	Hawthorn Suites Philadelphia	2,474,151	771,310	129,022	642,288	112	86	Actual 2014	3,020,842	2,410,967	609,875	120,834	489,041	109	80
47	Ventura Green Apartments	488,074	483,849	0	483,849			Actual 2014	884,268	463,113	421,155	0	421,155
48	Hawthorne Club Apartments	1,035,631	882,907	0	882,907			Actual 2014	1,861,407	970,589	890,818	0	890,818
49	Dover Downs	298,133	745,010	0	745,010			Actual 2014	979,293	323,685	655,608	0	655,608
50	Walgreens- York	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
51	URS Corporate Center	510,121	417,980	0	417,980			Actual 2014	848,765	483,893	364,872	0	364,872
52	3325 Hollywood Boulevard	352,866	758,673	0	758,673			Actual 2014	1,101,534	368,867	732,667	0	732,667
53	Walgreens- Reynoldsburg	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
54	Security Public Storage - Manteca	274,384	442,109	0	442,109			Actual 2014	682,758	262,842	419,917	0	419,917
55	Storage Depot Fossil Creek	177,121	369,457	0	369,457			Actual 2014	501,599	176,094	325,505	0	325,505
56	ClimaStor 7	177,292	329,304	0	329,304			Actual 2014	474,266	174,703	299,563	0	299,563
57	Oak Valley Apartments	299,889	486,602	0	486,602			Actual 2014	760,058	270,217	489,841	0	489,841
58	Harp’s Foods- Grove	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
59	Walgreens-Dyersburg	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
60	University Center South	118,698	213,197	0	213,197			Actual 2014	362,239	113,366	248,873	0	248,873
61	Baymont Inn & Suites Las Vegas	1,333,429	417,949	0	417,949	68	42	Actual 2014	1,631,503	1,248,527	382,976	0	382,976	65	39
62	Storage Depot Morning Side	121,189	250,773	0	250,773			Actual 2014	376,114	122,208	253,906	0	253,906
63	Security Public Storage - Sacramento III	273,763	276,157	0	276,157			Actual 2014	474,266	241,410	232,856	0	232,856
64	Alpha Corners	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
65	Storage Depot Culebra	126,308	220,557	0	220,557			Actual 2014	322,509	123,817	198,692	0	198,692
66	Eagle Point Estates	134,841	165,694	0	165,694			Actual 2014	313,685	134,940	178,745	0	178,745
67	Dollar General - Farmington	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
68	Dollar General - Rice	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
69	Dollar General - Bloomington	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
70	Dollar General - Cape Girardeau	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
71	Dollar General - Troy	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	Rolling Brook Village	Actual 2013	10,950,868	4,141,279	6,809,589	0	6,809,589			N
2	Empire Mall	Actual 2013	25,929,235	6,838,742	19,090,493	0	19,090,493			N	J.C. Penney	134,209	11.9%	4/30/2021
3	Pineapple Hotel Portfolio	Actual 2013	13,067,766	7,429,957	5,637,809	522,710	5,115,099	133	108	N
3.01	Hotel Five	Actual 2013	4,595,530	2,531,550	2,063,980	183,821	1,880,159	129	103	N
3.02	Watertown Hotel	Actual 2013	4,465,132	2,574,490	1,890,642	178,605	1,712,037	139	117	N
3.03	University Inn	Actual 2013	4,007,104	2,323,917	1,683,187	160,284	1,522,903	130	106	N
4	Adler Office	Actual 2013	6,842,318	3,181,713	3,660,605	0	3,660,605			N	Florida Department of Revenue	37,750	9.7%	3/31/2023
5	Adler Industrial	Actual 2013	2,239,034	829,096	1,409,938	0	1,409,938			N	J&K Mechanical LLC	11,900	6.1%	10/31/2019
6	Harbor Pointe Apartments	Actual 2013	12,710,589	5,254,098	7,456,491	0	7,456,491			N
7	Heritage Industrial Portfolio	Actual 2013	10,082,159	2,877,539	7,204,620	0	7,204,620			N	Various	Various	Various	Various
7.01	2294 Molly Pitcher Highway	NAV	NAV	NAV	NAV	NAV	NAV			N	Staples Contract & Commercial, Inc.	621,400	100.0%	3/31/2018
7.02	1001 & 1011 Air Park Drive	NAV	NAV	NAV	NAV	NAV	NAV			N	Iron Mountain Information Management, Inc.	109,237	38.2%	1/31/2021
7.03	4472 Steelway Boulevard North	NAV	NAV	NAV	NAV	NAV	NAV			N	Victory Packaging, L.P.	195,949	51.8%	9/30/2017
7.04	3530 East Pike Road	NAV	NAV	NAV	NAV	NAV	NAV			N	Owens-Brockway Glass Container Inc.	300,000	100.0%	4/30/2017
7.05	22 Northeastern Industrial Park	NAV	NAV	NAV	NAV	NAV	NAV			N	McLane Foodservice, Inc.	104,000	100.0%	8/31/2018
7.06	8 Northeastern Industrial Park	NAV	NAV	NAV	NAV	NAV	NAV			N	Warehouse Services, Inc.	113,000	56.8%	11/30/2015
7.07	4 & 8 Marway Circle	NAV	NAV	NAV	NAV	NAV	NAV			N	Inland Transport Services	61,816	49.6%	8/31/2017
7.08	4500 & 4510 Steelway Boulevard South	NAV	NAV	NAV	NAV	NAV	NAV			N	Packaging Corporation of America	82,356	67.0%	6/30/2018
7.09	21 Northeastern Industrial Park	NAV	NAV	NAV	NAV	NAV	NAV			N	Stone Management, Inc.	72,065	72.0%	12/31/2015
7.10	4474 Steelway Boulevard North	NAV	NAV	NAV	NAV	NAV	NAV			N	Rotondo Warehouse	112,000	70.0%	6/30/2021
7.11	16725 Square Drive	NAV	NAV	NAV	NAV	NAV	NAV			N	Midwest Express Inc.	65,368	50.0%	10/31/2017
7.12	5 Marway Circle	NAV	NAV	NAV	NAV	NAV	NAV			N	Dynamic Elite Athletics, LLC	13,750	26.8%	4/30/2018
8	Anchorage Marriott Downtown	Actual 2013	20,142,514	10,630,839	9,511,675	0	9,511,675	156	104	N
9	Harvey Building Products Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	2,046,119	100.0%	10/31/2035
9.01	Londonderry Manufacturing	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	376,294	100.0%	10/31/2035
9.02	Waltham Corporate	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	54,400	100.0%	10/31/2035
9.03	Dartmouth Manufacturing	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	235,239	100.0%	10/31/2035
9.04	Nashua	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	111,594	100.0%	10/31/2035
9.05	West Bridgewater	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	81,776	100.0%	10/31/2035
9.06	Woburn	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	76,054	100.0%	10/31/2035
9.07	Manchester, NH	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	81,747	100.0%	10/31/2035
9.08	New London	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	70,642	100.0%	10/31/2035
9.09	East Haven	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	70,089	100.0%	10/31/2035
9.10	Salem	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	58,286	100.0%	10/31/2035
9.11	Bethlehem	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	71,091	100.0%	10/31/2035
9.12	Lincoln	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	80,240	100.0%	10/31/2035
9.13	Berlin	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	43,796	100.0%	10/31/2035
9.14	Woburn CPD	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	59,800	100.0%	10/31/2035
9.15	Norwalk I	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	40,232	100.0%	10/31/2035
9.16	Dartmouth	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	63,117	100.0%	10/31/2035
9.17	Braintree	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	32,531	100.0%	10/31/2035
9.18	Manchester, CT	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	49,175	100.0%	10/31/2035
9.19	Portland	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	48,145	100.0%	10/31/2035
9.20	Norwalk II	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	30,000	100.0%	10/31/2035
9.21	Warwick	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	43,899	100.0%	10/31/2035
9.22	Fitchburg	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	39,433	100.0%	10/31/2035
9.23	Auburn	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	37,132	100.0%	10/31/2035
9.24	Portsmouth	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	31,470	100.0%	10/31/2035
9.25	Southampton	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	36,421	100.0%	10/31/2035
9.26	Hyannis	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	24,070	100.0%	10/31/2035
9.27	Wilkes-Barre	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	32,200	100.0%	10/31/2035
9.28	Berlin CPD	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	28,163	100.0%	10/31/2035
9.29	Springfield	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	25,347	100.0%	10/31/2035
9.30	White River Junction	NAV	NAV	NAV	NAV	NAV	NAV			N	Harvey Industries, Inc.	13,736	100.0%	10/31/2035
10	JW Marriott Santa Monica Le Merigot	Actual 2013	23,679,978	15,344,481	8,335,496	1,183,999	7,151,498	286	278	N
11	Keeper’s Self Storage Manhattan	Actual 2013	3,147,523	1,037,823	2,109,700	0	2,109,700			N
12	2052 Century Park East	Actual 2013	2,102,802	180,654	1,922,148	0	1,922,148			N	Trigen-LA Energy Corporation	59,000	93.7%	10/31/2041
13	Home Depot Jamaica	Actual 2012	2,655,205	540,276	2,114,929	0	2,114,929			N	Home Depot U.S.A., Inc.	105,196	100.0%	6/28/2025
14	Aloft Nashville West End	Actual 2013	6,041,103	3,962,799	2,078,304	241,644	1,836,660	141	101	N
15	Merritt Creek Farm Shopping Center	Actual 2013	2,403,041	505,581	1,897,459	0	1,897,459			N	Home Depot U.S.A., Inc. (Ground Lease)	121,039	45.7%	1/31/2024
16	Westgate Shopping Center	Actual 2013	2,631,735	908,858	1,722,876	0	1,722,876			N	Rite Aid	34,803	20.0%	12/31/2018
17	Green Caye	Actual 2013	3,696,730	1,799,441	1,897,289	0	1,897,289			N
18	Huntington Park Shopping Center	Actual 2013	2,264,969	680,260	1,584,709	0	1,584,709			N	Vons	49,860	54.2%	12/31/2019
19	Columbine Place	Actual 2013	2,776,514	1,661,913	1,114,602	0	1,114,602			N	Beatty & Wozniak	24,147	16.1%	9/30/2021
20	2200 Harbor Boulevard	Actual 2013	2,735,825	1,060,499	1,675,326	0	1,675,326			N	K-Mart Corporation	94,058	49.9%	3/31/2019
21	Hayden’s Crossing	NAV	NAV	NAV	NAV	NAV	NAV			N
22	2700 Blankenbaker	Actual 2013	2,640,101	1,074,099	1,566,002	0	1,566,002			N	Honeywell	54,500	50.7%	5/31/2022
23	Amsdell Michigan Pool	Actual 2013	1,730,491	839,134	891,357	0	891,357			N
23.01	Amsdell - Shelby, Michigan	Actual 2013	710,950	398,644	312,306	0	312,306			N
23.02	Amsdell - Fraser, Michigan	Actual 2013	515,853	231,683	284,170	0	284,170			N
23.03	Amsdell - Flat Rock, Michigan	Actual 2013	503,688	208,807	294,881	0	294,881			N
24	Marley Manor Apartments	Actual 2013	1,151,997	434,151	717,846	0	717,846			N
25	Savannah Club Apartments	Actual 2013	1,920,719	909,354	1,011,365	45,000	966,365			N
26	Hawthorne Business Center	Actual 2013	1,668,848	490,101	1,178,747	0	1,178,747			N	Space Exploration Technologies Corp.	107,347	54.2%	9/30/2017
27	Valley View Business Center	Actual 2013	1,364,750	314,460	1,050,290	0	1,050,290			N	Purafilter 2000	8,812	7.3%	8/31/2018
28	Gallery Shopping Center	Actual 2013	1,030,346	340,018	690,328	0	690,328			N	Gabes	45,647	31.9%	10/31/2024
29	Security Public Storage - Salinas	Actual 2013	1,269,228	454,972	814,256	0	814,256			N
30	Dollar Self Storage	Actual 2013	975,618	316,309	659,310	0	659,310			N
31	Sunset Plaza	Actual 2013	1,160,777	286,023	874,754	0	874,754			N	Ross	30,185	33.9%	1/31/2021
32	Tally Ho	Actual 2013	1,116,739	136,678	980,061	0	980,061			N	Tally Ho Liquors	5,100	20.3%	1/31/2018
33	Parkway Commons	Actual 2013	840,132	255,562	584,571	0	584,571			N	Panera Bread	4,500	10.5%	12/31/2020
34	Reasor’s Foods- Bixby	NAV	NAV	NAV	NAV	NAV	NAV			N	Reasor’s	75,996	100.0%	12/31/2032
35	OSH San Leandro	NAV	NAV	NAV	NAV	NAV	NAV			N	Orchard Supply Hardware	43,474	100.0%	4/30/2032
36	ClimaStor 6	Actual 2013	907,662	259,724	647,938	0	647,938			N
37	Joiner Parkway Self Storage	Actual 2013	927,414	325,534	601,880	0	601,880			N
38	Fairfield Inn & Suites Lumberton	Actual 2013	1,966,392	1,281,277	685,115	0	685,115	74	52	N
39	LA Fitness - Euless	Actual 2013	752,877	3,600	749,277	0	749,277			N	LA Fitness	45,000	100.0%	7/31/2035
40	Golf Plaza	Actual 2013	1,352,089	629,430	722,658	0	722,658			N	Wally’s Market	30,000	36.3%	9/30/2019
41	CSS Lafayette	Actual 2013	1,152,037	506,574	645,463	0	645,463			N
42	LA Fitness - Grand Prairie	Actual 2013	756,800	3,600	753,200	0	753,200			N	LA Fitness	45,000	100.0%	8/31/2030
43	LA Fitness - Pearland	Actual 2013	699,281	3,925	695,356	0	695,356			N	LA Fitness	45,000	100.0%	7/31/2035
44	Security Public Storage – Pittsburg	Actual 2013	791,634	351,961	439,673	0	439,673			N
45	Academy Gateway Retail	NAV	NAV	NAV	NAV	NAV	NAV			N	Slingshot Studios LLC	5,928	21.2%	12/19/2024
46	Hawthorn Suites Philadelphia	Actual 2013	4,080,540	2,713,551	1,366,989	163,222	1,203,767	133	108	N
47	Ventura Green Apartments	Actual 2013	747,211	504,581	242,630	0	242,630			N
48	Hawthorne Club Apartments	Actual 2013	1,703,970	1,003,167	700,803	0	700,803			N
49	Dover Downs	Actual 2013	838,270	279,688	558,582	0	558,582			N	Best Buy Stores, L.P.	34,951	36.5%	1/31/2019
50	Walgreens- York	NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,550	100.0%	5/16/2031
51	URS Corporate Center	Actual 2013	877,508	458,778	418,730	0	418,730			N	URS Corporation	16,136	38.0%	2/28/2019
52	3325 Hollywood Boulevard	Actual 2013	1,063,221	411,032	652,189	0	652,189			N	Wells Fargo Bank	6,270	17.0%	2/13/2021
53	Walgreens- Reynoldsburg	NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	1/1/2030
54	Security Public Storage - Manteca	Actual 2013	666,337	251,689	414,648	0	414,648			N
55	Storage Depot Fossil Creek	Actual 2013	477,195	177,019	300,176	0	300,176			N
56	ClimaStor 7	Actual 2013	467,152	166,271	300,881	0	300,881			N
57	Oak Valley Apartments	Actual 2013	730,555	359,505	371,050	0	371,050			N
58	Harp’s Foods- Grove	NAV	NAV	NAV	NAV	NAV	NAV			N	Harp’s Food Stores, Inc.	31,500	100.0%	8/31/2032
59	Walgreens-Dyersburg	NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%	10/31/2030
60	University Center South	Actual 2013	419,970	128,754	291,216	0	291,216			N	Hala Café and Bakery, Inc.	4,900	11.3%	12/31/2020
61	Baymont Inn & Suites Las Vegas	Actual 2013	1,360,707	1,208,302	152,405	0	152,405	61	33	N
62	Storage Depot Morning Side	Actual 2013	371,224	112,055	259,169	0	259,169			N
63	Security Public Storage - Sacramento III	Actual 2013	432,199	220,775	211,424	0	211,424			N
64	Alpha Corners	NAV	NAV	NAV	NAV	NAV	NAV			N	Matress Firm, Inc	3,620	64.4%	8/31/2025
65	Storage Depot Culebra	Actual 2013	311,086	113,423	197,663	0	197,663			N
66	Eagle Point Estates	Actual 2013	316,865	137,011	179,854	0	179,854			N
67	Dollar General - Farmington	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Store	9,100	100.0%	8/31/2030
68	Dollar General - Rice	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Store	9,002	100.0%	9/30/2030
69	Dollar General - Bloomington	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Store	9,026	100.0%	8/31/2030
70	Dollar General - Cape Girardeau	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Store	9,026	100.0%	9/30/2030
71	Dollar General - Troy	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Store	9,002	100.0%	8/31/2030

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(11)(14)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(10)(11)(12)(14)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	Rolling Brook Village
2	Empire Mall	Younkers	101,151	9.0%	1/31/2026	Macy’s	100,790	9.0%	1/31/2019	Sears	100,709	9.0%	6/30/2018
3	Pineapple Hotel Portfolio
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office	Fight Club America, Inc.	27,580	7.1%	11/30/2024	Miami-Dade County	17,225	4.4%	4/1/2018	P.K. Management Group, Inc.	15,887	4.1%	12/31/2017
5	Adler Industrial	Miami-Dade County	11,900	6.1%	4/30/2019	Miami Behavioral Health Center, Inc.	10,773	5.5%	8/31/2020	Capillus, LLC	8,418	4.3%	10/31/2020
6	Harbor Pointe Apartments
7	Heritage Industrial Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive	CMH Space Flooring Products, Inc.	91,452	32.0%	9/30/2017	Calderon Textiles, LLC	31,463	11.0%	9/30/2018	PODS Enterprises, LLC	30,480	10.6%	12/31/2018
7.03	4472 Steelway Boulevard North	McGrann Paper Corporation	117,329	31.0%	8/31/2019	Rotondo Warehouse, Inc.	30,000	7.9%	9/30/2016
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park	3PD, Inc.	50,246	25.2%	4/30/2017	Global Foundaries U.S., Inc	22,000	11.1%	10/4/2016
7.07	4 & 8 Marway Circle	Tire Centers LLC	31,440	25.2%	2/28/2019	Associated Materials, LLC d/b/a Alside Supply Center	31,440	25.2%	8/31/2021
7.08	4500 & 4510 Steelway Boulevard South	Iron Mountain Information Management, Inc.	40,644	33.0%	9/30/2022
7.09	21 Northeastern Industrial Park	PODS Enterprises, LLC	28,000	28.0%	12/31/2018
7.10	4474 Steelway Boulevard North	Scholastic Book Fairs, Inc.	48,000	30.0%	9/30/2017
7.11	16725 Square Drive
7.12	5 Marway Circle	Transtar Industries, Inc.	8,250	16.1%	2/28/2022	Raw Saw Services International	5,500	10.7%	12/31/2015	K-D Supply Corporation d/b/a Fluid Power	3,525	6.9%	6/30/2019
8	Anchorage Marriott Downtown
9	Harvey Building Products Portfolio
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot
11	Keeper’s Self Storage Manhattan
12	2052 Century Park East	Century City Medical Plaza Land Co.	4,000	6.3%	9/30/2039
13	Home Depot Jamaica
14	Aloft Nashville West End
15	Merritt Creek Farm Shopping Center	Marshalls of MA, Inc.	30,000	11.3%	1/31/2023	A.C. Moore, Incorporated	21,306	8.0%	10/31/2024	Office Depot, Inc. d/b/a Office Depot	18,448	7.0%	2/28/2025
16	Westgate Shopping Center	TJ Maxx	34,746	19.9%	1/31/2017	Ann Arbor Public Library	21,914	12.6%	6/30/2024	Schuler’s Books	9,804	5.6%	6/16/2019
17	Green Caye
18	Huntington Park Shopping Center	Pep Boys	20,444	22.2%	1/31/2019	Bella Zone	5,420	5.9%	1/31/2025	Launderland	3,180	3.5%	2/28/2016
19	Columbine Place	National Oilwell Varco	23,245	15.5%	12/31/2021	Executive Suites	17,792	11.9%	12/31/2019	Agren-Blando	12,226	8.2%	1/31/2023
20	2200 Harbor Boulevard	Planet Fitness	14,488	7.7%	1/31/2025	Party City	14,000	7.4%	1/31/2024	Aqua Tots	6,939	3.7%	4/30/2025
21	Hayden’s Crossing
22	2700 Blankenbaker	NPAS/Parallon	53,098	49.3%	6/30/2020
23	Amsdell Michigan Pool
23.01	Amsdell - Shelby, Michigan
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments
25	Savannah Club Apartments
26	Hawthorne Business Center	Emmanuel Community Church, Inc.	5,280	2.7%	3/31/2016	Tone Body Fitness, Inc.	5,230	2.6%	5/31/2018	Hugo Julio Bertolotti d/b/a Indarg Engineering	5,202	2.6%	12/31/2016
27	Valley View Business Center	Sierra Office Solutions	5,133	4.3%	10/31/2018	MG Studio	4,800	4.0%	11/30/2016	Harris Associates	4,560	3.8%	2/29/2020
28	Gallery Shopping Center	Conn’s	35,621	24.9%	8/31/2024	Lifeway	8,909	6.2%	1/31/2017	Platos Closet	4,800	3.4%	1/31/2020
29	Security Public Storage - Salinas
30	Dollar Self Storage
31	Sunset Plaza	Bed, Bath & Beyond	20,000	22.4%	1/31/2021	Petco	15,000	16.8%	1/31/2021	Versona by Cato	7,000	7.9%	1/31/2024
32	Tally Ho	Bank of America	4,387	17.5%	4/13/2030	Wawa, Inc.	3,200	12.8%	10/31/2017	Aalif Enterprises, Inc.	2,900	11.6%	1/31/2018
33	Parkway Commons	Case Selects Wine & Liquors	4,405	10.3%	6/30/2020	Camino Real Mexican Restaurant	3,353	7.8%	9/30/2020	Fulin’s Asian Cuisine	3,000	7.0%	4/30/2019
34	Reasor’s Foods- Bixby
35	OSH San Leandro
36	ClimaStor 6
37	Joiner Parkway Self Storage
38	Fairfield Inn & Suites Lumberton
39	LA Fitness - Euless
40	Golf Plaza	Neradt Ace Hardware Corporation	12,400	15.0%	7/31/2017	AutoZone Development Corp.	8,205	9.9%	4/30/2019	White Eagle Liquors	6,550	7.9%	12/31/2018
41	CSS Lafayette
42	LA Fitness - Grand Prairie
43	LA Fitness - Pearland
44	Security Public Storage – Pittsburg
45	Academy Gateway Retail	Southern Deli Holdings, LLC	4,750	17.0%	8/21/2018	JP Morgan Chase Bank	3,304	11.8%	3/31/2018	Pei Wei Asian Diner, Inc.	3,204	11.5%	4/30/2019
46	Hawthorn Suites Philadelphia
47	Ventura Green Apartments
48	Hawthorne Club Apartments
49	Dover Downs	Michaels Stores, Inc.	23,584	24.6%	2/28/2018	LDB, Inc. t/a Ashley Furniture	21,659	22.6%	11/30/2022	Dover Downs, Inc.	15,539	16.2%	12/27/2015
50	Walgreens- York
51	URS Corporate Center	Electronic Payments Inc.	10,125	23.8%	2/28/2017	The Helpline LLC	5,219	12.3%	6/30/2017	Profiles Television LLC	4,636	10.9%	1/31/2019
52	3325 Hollywood Boulevard	Select Physical Therapy Holdings Inc	2,651	7.2%	4/30/2018	Foundation for End of Life Care	2,490	6.8%	4/30/2017	Offerdahl’s Eat Fresh	2,000	5.4%	7/10/2018
53	Walgreens- Reynoldsburg
54	Security Public Storage - Manteca
55	Storage Depot Fossil Creek
56	ClimaStor 7
57	Oak Valley Apartments
58	Harp’s Foods- Grove
59	Walgreens-Dyersburg
60	University Center South	Korean BBQ	3,500	8.0%	4/30/2016	One in Christ Korean Presbyterian Church	3,331	7.7%	3/31/2018	Drops of Life Holistic Center	3,300	7.6%	9/30/2017
61	Baymont Inn & Suites Las Vegas
62	Storage Depot Morning Side
63	Security Public Storage - Sacramento III
64	Alpha Corners	Chipotle Mexican Grill	2,000	35.6%	10/31/2025
65	Storage Depot Culebra
66	Eagle Point Estates
67	Dollar General - Farmington
68	Dollar General - Rice
69	Dollar General - Bloomington
70	Dollar General - Cape Girardeau
71	Dollar General - Troy

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Name(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)
1	Rolling Brook Village					10/13/2015	10/13/2015				N	Y	Acquisition	37,500
2	Empire Mall	Hy-Vee	89,044	7.9%	12/31/2026	10/19/2015	10/19/2015				N	Y	Refinance	0
3	Pineapple Hotel Portfolio					Various	Various		Various	Various	N	Y	Refinance	67,625
3.01	Hotel Five					8/4/2015	8/5/2015		8/4/2015	10.0%	N	Y
3.02	Watertown Hotel					8/6/2015	8/5/2015		8/5/2015	7.0%	N	Y
3.03	University Inn					8/5/2015	8/6/2015		8/5/2015	11.0%	N	Y
4	Adler Office	FCNH, Inc.	14,280	3.7%	10/31/2016	6/17/2015	6/18/2015				N	Y	Refinance	0
5	Adler Industrial	Bella Vista Bakery, Inc.	7,500	3.8%	2/28/2019	6/18/2015	6/18/2015				N	Y	Refinance	0
6	Harbor Pointe Apartments					8/17/2015	7/3/2015				N	Y	Acquisition	54,835
7	Heritage Industrial Portfolio	Various	Various	Various	Various	6/4/2015	Various				N	Y	Refinance	88,889
7.01	2294 Molly Pitcher Highway					6/4/2015	6/2/2015				N	Y
7.02	1001 & 1011 Air Park Drive	Schneider Electric IT, Corporation	23,571	8.2%	9/30/2016	6/4/2015	5/28/2015				N	Y
7.03	4472 Steelway Boulevard North					6/4/2015	6/4/2015				N	Y
7.04	3530 East Pike Road					6/4/2015	6/3/2015				N	Y
7.05	22 Northeastern Industrial Park					6/4/2015	6/2/2015				N	Y
7.06	8 Northeastern Industrial Park					6/4/2015	5/28/2015				N	Y
7.07	4 & 8 Marway Circle					6/4/2015	6/2/2015; 6/3/2015				N	Y
7.08	4500 & 4510 Steelway Boulevard South					6/4/2015	6/4/2015				N	Y
7.09	21 Northeastern Industrial Park					6/4/2015	6/2/2015				N	Y
7.10	4474 Steelway Boulevard North					6/4/2015	6/2/2015				N	Y
7.11	16725 Square Drive					6/4/2015	6/3/2015				N	Y
7.12	5 Marway Circle	Red Hawk Fire & Security, LLC	2,750	5.4%	8/31/2020	6/4/2015	5/27/2015				N	Y
8	Anchorage Marriott Downtown					7/22/2015	7/22/2015		7/22/2015	13.0%	N	Y	Refinance	1,875
9	Harvey Building Products Portfolio					Various	Various				N	Y	Acquisition	500,000
9.01	Londonderry Manufacturing					9/18/2015	9/10/2015				N	Y
9.02	Waltham Corporate					9/18/2015	9/14/2015				N	Y
9.03	Dartmouth Manufacturing					9/18/2015	9/10/2015				N	Y
9.04	Nashua					9/18/2015	9/14/2015				N	Y
9.05	West Bridgewater					9/18/2015	9/11/2015				N	Y
9.06	Woburn					9/18/2015	9/11/2015				N	Y
9.07	Manchester, NH					9/18/2015	9/9/2015				N	Y
9.08	New London					9/18/2015	9/14/2015				N	Y
9.09	East Haven					9/18/2015	9/10/2015				N	Y
9.10	Salem					9/18/2015	9/14/2015				N	Y
9.11	Bethlehem					9/18/2015	9/14/2015				N	Y
9.12	Lincoln					9/18/2015	9/14/2015				N	Y
9.13	Berlin					9/18/2015	9/14/2015				N	Y
9.14	Woburn CPD					9/17/2015	9/11/2015				N	Y
9.15	Norwalk I					9/18/2015	9/14/2015				N	Y
9.16	Dartmouth					9/18/2015	9/14/2015				N	Y
9.17	Braintree					9/18/2015	9/14/2015				N	Y
9.18	Manchester, CT					9/18/2015	9/14/2015				N	Y
9.19	Portland					9/18/2015	9/16/2015				N	Y
9.20	Norwalk II					9/17/2015	9/14/2015				N	Y
9.21	Warwick					9/18/2015	9/11/2015				N	Y
9.22	Fitchburg					9/18/2015	9/14/2015				N	Y
9.23	Auburn					9/18/2015	9/14/2015				N	Y
9.24	Portsmouth					9/18/2015	9/14/2015				N	Y
9.25	Southampton					9/18/2015	9/14/2015				N	Y
9.26	Hyannis					9/18/2015	9/11/2015				N	Y
9.27	Wilkes-Barre					9/17/2015	9/11/2015				N	Y
9.28	Berlin CPD					9/17/2015	9/14/2015				N	Y
9.29	Springfield					9/18/2015	9/11/2015				N	Y
9.30	White River Junction					9/18/2015	9/11/2015				N	Y
10	JW Marriott Santa Monica Le Merigot					7/22/2015	7/20/2015		7/22/2015	12.0%	N	Y	Refinance	0
11	Keeper’s Self Storage Manhattan					10/21/2015	10/21/2015				N	Y	Refinance	181,750
12	2052 Century Park East					6/29/2015	6/30/2015		6/29/2015	18.0%	N	Y	Refinance	0
13	Home Depot Jamaica					6/29/2015	6/30/2015				N	Y	Refinance	0
14	Aloft Nashville West End					11/2/2015	11/3/2015				N	Y	Acquisition	0
15	Merritt Creek Farm Shopping Center	Petco Animal Supplies Stores, Inc. d/b/a Petco Supplies & Fish	12,500	4.7%	1/31/2024	8/4/2015	8/4/2015				N	Y	Refinance	0
16	Westgate Shopping Center	Happy House	8,300	4.8%	10/31/2016	10/30/2015	10/30/2015				N	Y	Refinance	0
17	Green Caye					7/3/2015	6/29/2015				N	Y	Refinance	0
18	Huntington Park Shopping Center	Super Center	3,000	3.3%	12/31/2019	10/15/2015	10/16/2015		10/16/2015	12.0%	N	Y	Refinance	15,875
19	Columbine Place	Tetra Tech, Inc.	12,203	8.2%	4/30/2019	9/1/2015	9/2/2015				N	Y	Refinance	0
20	2200 Harbor Boulevard	Clean Path Recovery	6,224	3.3%	2/28/2017	5/21/2015	5/21/2015		5/21/2015	11.0%	N	Y	Refinance	0
21	Hayden’s Crossing					9/30/2015	10/1/2015				N	Y	Refinance	0
22	2700 Blankenbaker					9/15/2015	9/15/2015				N	Y	Acquisition	0
23	Amsdell Michigan Pool					10/7/2015	10/7/2015				N	Y	Refinance	0
23.01	Amsdell - Shelby, Michigan					10/7/2015	10/7/2015				N	Y
23.02	Amsdell - Fraser, Michigan					10/7/2015	10/7/2015				N	Y
23.03	Amsdell - Flat Rock, Michigan					10/7/2015	10/7/2015				N	Y
24	Marley Manor Apartments					7/2/2015	7/14/2015				N	Y	Refinance	0
25	Savannah Club Apartments					9/17/2015	9/17/2015				N	Y	Refinance	54,128
26	Hawthorne Business Center	LLCoolDre, Inc. dba Blitz	4,606	2.3%	12/31/2015	6/29/2015	6/29/2015		6/29/2015	15.0%	N	Y	Refinance	69,460
27	Valley View Business Center	Michelin North America Research	4,079	3.4%	3/31/2018	9/25/2015	9/28/2015				N	Y	Refinance	0
28	Gallery Shopping Center	Nail Spa	4,400	3.1%	9/16/2025	10/3/2015	10/5/2015				N	Y	Acquisition	386,029
29	Security Public Storage - Salinas					9/15/2015	9/15/2015		9/15/2015	10.0%	N	Y	Refinance	0
30	Dollar Self Storage					9/30/2015	9/30/2015				N	Y	Refinance	0
31	Sunset Plaza	Kirkland	6,502	7.3%	1/31/2021	4/30/2015	4/29/2015				N	Y	Refinance	13,906
32	Tally Ho	Lewis Brothers, Inc.	2,650	10.6%	7/31/2020	10/10/2015	10/14/2015				N	Y	Refinance	13,688
33	Parkway Commons	Suntan City	2,800	6.5%	11/30/2018	9/11/2015	9/11/2015				N	Y	Refinance	0
34	Reasor’s Foods- Bixby					9/17/2015	9/16/2015				N	N	Acquisition	0
35	OSH San Leandro					9/1/2015	8/20/2015		8/20/2015	14.0%	N	Y	Acquisition	0
36	ClimaStor 6					7/31/2015	7/31/2015				N	Y	Refinance	0
37	Joiner Parkway Self Storage					9/15/2015	9/15/2015		9/15/2015	2.0%	N	Y	Refinance	0
38	Fairfield Inn & Suites Lumberton					10/13/2015	10/9/2015				N	Y	Refinance	0
39	LA Fitness - Euless					10/3/2015	10/3/2015				N	Y	Refinance	0
40	Golf Plaza	Dollar & More	5,000	6.0%	11/3/2017	9/10/2015	9/14/2015				N	Y	Refinance	285,125
41	CSS Lafayette					6/3/2015	6/3/2015		6/3/2015	9.0%	N	Y	Refinance	0
42	LA Fitness - Grand Prairie					10/3/2015	10/3/2015				N	Y	Refinance	0
43	LA Fitness - Pearland					10/3/2015	10/3/2015				N	Y	Refinance	0
44	Security Public Storage – Pittsburg					9/8/2015	9/8/2015		9/8/2015	11.0%	N	Y	Refinance	0
45	Academy Gateway Retail	AT&T	3,040	10.9%	7/31/2018	8/21/2015	8/24/2015				N	Y	Refinance	0
46	Hawthorn Suites Philadelphia					9/10/2015	9/4/2015				N	Y	Refinance	26,910
47	Ventura Green Apartments					9/29/2015	9/29/2015				N	Y	Refinance	128,687
48	Hawthorne Club Apartments					10/2/2015	10/2/2015				N	Y	Refinance	0
49	Dover Downs					10/14/2015	10/14/2015				N	Y	Refinance	19,375
50	Walgreens- York					9/14/2015	9/15/2015				N	N	Refinance	0
51	URS Corporate Center	New England Flour Corporation	4,040	9.5%	1/31/2020	10/5/2015	10/5/2015				N	Y	Acquisition	74,938
52	3325 Hollywood Boulevard	Elizaveta V Samorukova	1,860	5.0%	2/28/2017	5/20/2015	5/20/2015				N	Y	Refinance	2,200
53	Walgreens- Reynoldsburg					9/11/2015	9/16/2015				N	N	Refinance	0
54	Security Public Storage - Manteca					9/16/2015	9/16/2015		9/16/2015	5.0%	N	Y	Refinance	0
55	Storage Depot Fossil Creek					10/26/2015	10/26/2015				N	Y	Refinance	0
56	ClimaStor 7					8/3/2015	8/3/2015				N	Y	Refinance	0
57	Oak Valley Apartments					9/25/2015	9/25/2015				N	Y	Acquisition	0
58	Harp’s Foods- Grove					9/17/2015	9/16/2015				N	N	Acquisition	0
59	Walgreens-Dyersburg					9/14/2015	9/15/2015				N	N	Refinance	0
60	University Center South	Los Vallejo, LLC	2,620	6.0%	10/31/2018	10/15/2015	4/15/2014				N	Y	Refinance	23,885
61	Baymont Inn & Suites Las Vegas					9/23/2015	9/22/2015				N	Y	Refinance	8,594
62	Storage Depot Morning Side					10/20/2015	10/20/2015				N	Y	Refinance	0
63	Security Public Storage - Sacramento III					9/15/2015	9/15/2015		9/15/2015	4.0%	N	Y	Refinance	0
64	Alpha Corners					10/20/2015	10/20/2015				N	Y	Refinance	0
65	Storage Depot Culebra					10/26/2015	10/26/2015				N	Y	Refinance	0
66	Eagle Point Estates					9/30/2015	9/30/2015				N	Y	Refinance	0
67	Dollar General - Farmington					9/17/2015	9/15/2015				N	Y	Acquisition	0
68	Dollar General - Rice					10/8/2015	10/15/2015				N	Y	Acquisition	0
69	Dollar General - Bloomington					9/17/2015	9/17/2015				N	Y	Acquisition	0
70	Dollar General - Cape Girardeau					10/12/2015	10/15/2015				N	Y	Acquisition	0
71	Dollar General - Troy					9/17/2015	9/16/2015				N	Y	Acquisition	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(15)
1	Rolling Brook Village	217,610	108,805	Cash		42,938	14,313	Cash		0	15,250
2	Empire Mall	0	Springing			0	Springing			0	Springing
3	Pineapple Hotel Portfolio	87,785	43,892	Cash		0	Springing			0	56,600
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office	536,561	53,656	Cash		213,437	35,573	Cash		0	8,990
5	Adler Industrial	209,672	20,967	Cash		89,254	14,876	Cash		0	4,089
6	Harbor Pointe Apartments	178,371	89,186	Cash		33,867	16,934	Cash		0	9,067
7	Heritage Industrial Portfolio	694,723	141,872	Cash		64,203	16,051	Cash		0	21,517
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive
7.03	4472 Steelway Boulevard North
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park
7.07	4 & 8 Marway Circle
7.08	4500 & 4510 Steelway Boulevard South
7.09	21 Northeastern Industrial Park
7.10	4474 Steelway Boulevard North
7.11	16725 Square Drive
7.12	5 Marway Circle
8	Anchorage Marriott Downtown	245,311	61,328	Cash		58,129	29,064	Cash		0	91,187
9	Harvey Building Products Portfolio	1,207,022	199,837	Cash		594,489	78,692	Cash		0	0
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot	533,964	66,746	Cash		70,120	23,373	Cash		0	106,864
11	Keeper’s Self Storage Manhattan	31,109	31,109	Cash		0	Springing			0	1,119
12	2052 Century Park East	0	Springing			0	Springing			0	0
13	Home Depot Jamaica	0	Springing			0	Springing			0	0
14	Aloft Nashville West End	224,536	22,454	Cash		0	Springing			300,000	29,151
15	Merritt Creek Farm Shopping Center	42,978	14,326	Cash		35,868	3,587	Cash		0	5,068
16	Westgate Shopping Center	270,773	38,682	Cash		33,218	2,555	Cash		0	2,180
17	Green Caye	52,433	26,217	Cash		25,402	12,701	Cash		0	5,925
18	Huntington Park Shopping Center	86,823	28,941	Cash		0	Springing			0	1,573; Springing
19	Columbine Place	214,538	42,908	Cash		50,767	5,077	Cash		75,000	3,119
20	2200 Harbor Boulevard	42,992	21,496	Cash		35,101	3,191	Cash		0	Springing
21	Hayden’s Crossing	129,947	21,658	Cash		1,067	1,067	Cash		0	2,125
22	2700 Blankenbaker	8,015	8,021	Cash		4,442	2,220	Cash		0	1,793; Springing
23	Amsdell Michigan Pool	23,564	11,782	Cash		0	Springing			0	2,382
23.01	Amsdell - Shelby, Michigan
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments	6,607	13,063	Cash		17,517	2,502	Cash		0	2,000
25	Savannah Club Apartments	24,564	24,564	Cash		17,550	4,388	Cash		0	3,750
26	Hawthorne Business Center	137,925	22,988	Cash		26,666	3,333	Cash		0	2,642
27	Valley View Business Center	19,905	6,635	Cash		20,746	1,886	Cash		0	Springing
28	Gallery Shopping Center	16,139	16,139	Cash		24,330	2,212	Cash		0	3,216
29	Security Public Storage - Salinas	0	Springing			0	Springing			0	Springing
30	Dollar Self Storage	3,318	3,318	Cash		3,855	482	Cash		1,109	1,109
31	Sunset Plaza	15,340	15,340	Cash		21,444	1,949	Cash		0	1,411
32	Tally Ho	12,842	4,281	Cash		14,122	1,284	Cash		0	548
33	Parkway Commons	0	9,410	Cash		7,110	1,185	Cash		8,500	1,108
34	Reasor’s Foods- Bixby	0	Springing			0	Springing			0	0
35	OSH San Leandro	0	Springing			0	Springing			0	Springing
36	ClimaStor 6	18,816	1,568	Cash		19,394	1,763	Cash		0	715
37	Joiner Parkway Self Storage	15,348	7,674	Cash		0	Springing			0	1,097
38	Fairfield Inn & Suites Lumberton	15,233	3,808	Cash		2,007	669	Cash		0	7,158
39	LA Fitness - Euless	0	Springing			0	Springing			0	Springing
40	Golf Plaza	233,714	38,952	Cash		12,776	1,825	Cash		0	1,724
41	CSS Lafayette	41,537	10,384	Cash		0	Springing			0	628
42	LA Fitness - Grand Prairie	0	Springing			0	Springing			0	Springing
43	LA Fitness - Pearland	0	Springing			0	Springing			0	Springing
44	Security Public Storage – Pittsburg	0	Springing			0	Springing			0	Springing
45	Academy Gateway Retail	0	Springing			0	Springing			0	Springing
46	Hawthorn Suites Philadelphia	108,950	12,106	Cash		5,883	840	Cash		0	1/12 of 4.0% of the greater of (a) prior year’s gross revenues, (b) gross revenue projected in the annual budget
47	Ventura Green Apartments	32,278	3,228	Cash		38,549	8,399	Cash		0	3,766
48	Hawthorne Club Apartments	84,065	16,813	Cash		0	Springing			0	6,325
49	Dover Downs	30,482	7,621	Cash		15,403	1,185	Cash		0	1,596
50	Walgreens- York	0	Springing			0	Springing			0	Springing
51	URS Corporate Center	10,058	10,058	Cash		12,390	6,195	Cash		0	708
52	3325 Hollywood Boulevard	42,111	6,654	Cash		13,307	4,545	Cash		40,000	615
53	Walgreens- Reynoldsburg	0	Springing			0	Springing			0	Springing
54	Security Public Storage - Manteca	0	Springing			0	Springing			0	Springing
55	Storage Depot Fossil Creek	11,660	5,830	Cash		0	Springing			0	903
56	ClimaStor 7	19,993	1,666	Cash		10,952	996	Cash		0	361
57	Oak Valley Apartments	38,610	5,516	Cash		6,117	3,058	Cash		0	3,020
58	Harp’s Foods- Grove	0	Springing			0	Springing			0	0
59	Walgreens-Dyersburg	0	Springing			0	Springing			0	Springing
60	University Center South	28,222	4,032	Cash		0	Springing			0	1,161
61	Baymont Inn & Suites Las Vegas	6,827	2,753	Cash		3,288	3,288	Cash		5,838	5,838
62	Storage Depot Morning Side	5,232	2,616	Cash		0	Springing			0	719
63	Security Public Storage - Sacramento III	0	Springing			0	Springing			0	Springing
64	Alpha Corners	9,925	1,418	Cash		142	142	Cash		0	70
65	Storage Depot Culebra	14,766	7,383	Cash		0	Springing			0	512
66	Eagle Point Estates	26,640	4,440	Cash		0	Springing			0	771
67	Dollar General - Farmington	2,221	555	Cash		0	Springing			0	0
68	Dollar General - Rice	649	72	Cash		0	Springing			0	0
69	Dollar General - Bloomington	845	141	Cash		0	Springing			0	0
70	Dollar General - Cape Girardeau	4,000	333	Cash		0	Springing			0	0
71	Dollar General - Troy	47	16	Cash		0	Springing			0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Rolling Brook Village	0	Cash		0	0	0			0	0
2	Empire Mall	0			75,000	Springing	0	Cash		0	0
3	Pineapple Hotel Portfolio	2,500,000	Cash		0	0	0			0	0
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office	0	Cash		1,450,370	32,359	776,610	Cash		0	0
5	Adler Industrial	0	Cash		166,307	16,356	392,534	Cash		0	0
6	Harbor Pointe Apartments	0	Cash		0	0	0			0	0
7	Heritage Industrial Portfolio	0	Cash		800,000	32,250	500,000	Cash		0	0
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive
7.03	4472 Steelway Boulevard North
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park
7.07	4 & 8 Marway Circle
7.08	4500 & 4510 Steelway Boulevard South
7.09	21 Northeastern Industrial Park
7.10	4474 Steelway Boulevard North
7.11	16725 Square Drive
7.12	5 Marway Circle
8	Anchorage Marriott Downtown	0	Cash		0	0	0			0	0
9	Harvey Building Products Portfolio	0			0	0	0			0	0
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot	0	Cash		0	0	0			0	0
11	Keeper’s Self Storage Manhattan	67,125	Cash		0	0	0			0	0
12	2052 Century Park East	0			0	0	0			0	0
13	Home Depot Jamaica	0			0	0	0			0	0
14	Aloft Nashville West End	0	Cash		0	0	0			0	0
15	Merritt Creek Farm Shopping Center	0	Cash		8,400	6,002	144,047	Cash		0	0
16	Westgate Shopping Center	78,492	Cash		175,000	9,448	350,000	Cash		0	0
17	Green Caye	0	Cash		0	0	0			0	0
18	Huntington Park Shopping Center	57,000	Cash		60,300	8,415	300,000	Cash		0	0
19	Columbine Place	75,000	Cash		350,000	13,223	350,000	Cash		0	0
20	2200 Harbor Boulevard	0			0	0	0			0	0
21	Hayden’s Crossing	0	Cash		0	0	0			0	0
22	2700 Blankenbaker	100,000	Cash		450,000	8,967; Springing	275,000	Cash		0	0
23	Amsdell Michigan Pool	0	Cash		0	0	0			0	0
23.01	Amsdell - Shelby, Michigan
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments	0	Cash		0	0	0			0	0
25	Savannah Club Apartments	0	Cash		0	0	0			0	0
26	Hawthorne Business Center	0	Cash		0	17,000	340,000	Cash		0	0
27	Valley View Business Center	0			0	Springing	0			0	0
28	Gallery Shopping Center	0	Cash		210,000	4,713	0	Cash		0	0
29	Security Public Storage - Salinas	0			0	0	0			0	0
30	Dollar Self Storage	0	Cash		0	0	0			0	0
31	Sunset Plaza	50,811	Cash		0	4,606	300,000	Cash		0	0
32	Tally Ho	0	Cash		0	1,725	0	Cash		0	0
33	Parkway Commons	25,000	Cash		100,000	4,340	100,000	Cash		0	0
34	Reasor’s Foods- Bixby	0			0	0	0			0	0
35	OSH San Leandro	0			0	Springing	0			0	0
36	ClimaStor 6	30,000	Cash		0	0	0			0	0
37	Joiner Parkway Self Storage	26,328	Cash		0	0	0			0	0
38	Fairfield Inn & Suites Lumberton	0	Cash		0	0	0			0	0
39	LA Fitness - Euless	0			500,000	Springing	0	Cash		0	0
40	Golf Plaza	50,000	Cash		50,000	3,987	100,000	Cash		0	0
41	CSS Lafayette	0	Cash		0	0	0			0	0
42	LA Fitness - Grand Prairie	0			500,000	Springing	0	Cash		0	0
43	LA Fitness - Pearland	0			500,000	Springing	0	Cash		0	0
44	Security Public Storage – Pittsburg	0			0	0	0			0	0
45	Academy Gateway Retail	0			125,000	2,306	125,000	Cash		0	0
46	Hawthorn Suites Philadelphia	0	Cash		0	0	0			0	0
47	Ventura Green Apartments	0	Cash		0	0	0			0	0
48	Hawthorne Club Apartments	100,000	Cash		0	0	0			0	0
49	Dover Downs	0	Cash		250,000	3,989	0	Cash		0	0
50	Walgreens- York	0			0	0	0			0	0
51	URS Corporate Center	0	Cash		0	3,184	0	Cash		0	0
52	3325 Hollywood Boulevard	40,000	Cash		80,000	3,073	80,000	Cash		0	0
53	Walgreens- Reynoldsburg	0			0	0	0			0	0
54	Security Public Storage - Manteca	0			0	0	0			0	0
55	Storage Depot Fossil Creek	21,668	Cash		0	0	0			0	0
56	ClimaStor 7	30,000	Cash		0	0	0			0	0
57	Oak Valley Apartments	108,720	Cash		0	0	0			0	0
58	Harp’s Foods- Grove	0			0	0	0			0	0
59	Walgreens-Dyersburg	0			0	0	0			0	0
60	University Center South	0	Cash		0	3,628; Springing	130,000	Cash		0	0
61	Baymont Inn & Suites Las Vegas	0	Cash		0	0	0			0	0
62	Storage Depot Morning Side	17,258	Cash		0	0	0			0	0
63	Security Public Storage - Sacramento III	0			0	0	0			0	0
64	Alpha Corners	0	Cash		0	350	0	Cash		0	0
65	Storage Depot Culebra	12,278	Cash		0	0	0			0	0
66	Eagle Point Estates	0	Cash		0	0	0			0	0
67	Dollar General - Farmington	0			0	0	0			0	0
68	Dollar General - Rice	0			0	0	0			0	0
69	Dollar General - Bloomington	0			0	0	0			0	0
70	Dollar General - Cape Girardeau	0			0	0	0			0	0
71	Dollar General - Troy	0			0	0	0			0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(11)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)
1	Rolling Brook Village		0	0	0				0
2	Empire Mall	Ground Lease Reserve	0	Springing	0	Cash			0
3	Pineapple Hotel Portfolio	Seasonality Reserve	200,000	50,000	400,000	Cash			0
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office	Free Rent Escrow	389,303	0	0	Cash			0
5	Adler Industrial	Free Rent Escrow	36,831	0	0	Cash			0
6	Harbor Pointe Apartments		0	0	0				0
7	Heritage Industrial Portfolio	Staples Space TI/LC Escrow	0	33,333; Springing	0	Cash			0
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive
7.03	4472 Steelway Boulevard North
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park
7.07	4 & 8 Marway Circle
7.08	4500 & 4510 Steelway Boulevard South
7.09	21 Northeastern Industrial Park
7.10	4474 Steelway Boulevard North
7.11	16725 Square Drive
7.12	5 Marway Circle
8	Anchorage Marriott Downtown	Seasonality Reserve ($362,604)/Comfort Letter Reserve ($2,500)	365,104	Springing	0	Cash		PIP Reserve	0
9	Harvey Building Products Portfolio		0	0	0				0
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot	Seasonality Reserve ($389,819)/Comfort Letter Reserve ($2,500)	392,319	0	0	Cash		Ground Rent Holdback($9,881,593)/Ground Lease Reserve ($272,250)	10,153,843
11	Keeper’s Self Storage Manhattan		0	0	0				0
12	2052 Century Park East		0	0	0				0
13	Home Depot Jamaica	Ground Rent Escrow	46,363	46,363	0	Cash			0
14	Aloft Nashville West End	PIP Reserve	1,800,000	0	0	Cash			0
15	Merritt Creek Farm Shopping Center	Free Rent Escrow	31,602	0	0	Cash			0
16	Westgate Shopping Center	Library Gap Rent Reserve ($302,860)/Pictures Plus Gap Rent Reserve ($2,100)	304,960	0	0	Cash		Outstanding TI/LC Reserve ($1,732,311)/Specified Tenant Leasing Reserve ($261,874)	1,994,185
17	Green Caye		0	0	0				0
18	Huntington Park Shopping Center	Rent Concession Reserve	19,356	0	0	Cash			0
19	Columbine Place	Free Rent Reserve	83,288	0	0	Cash			0
20	2200 Harbor Boulevard	K Mart Reserve	1,000,000	Springing	0	Cash		Ground Rent Reserve	0
21	Hayden’s Crossing		0	0	0				0
22	2700 Blankenbaker	Rent Concession Reserve	0	2,604	0	Cash		NPAS/Honeywell Reserve	0
23	Amsdell Michigan Pool	Ground Rent Reserve	0	10,618	0	Cash			0
23.01	Amsdell - Shelby, Michigan
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments		0	0	0				0
25	Savannah Club Apartments		0	0	0				0
26	Hawthorne Business Center		0	0	0				0
27	Valley View Business Center		0	0	0				0
28	Gallery Shopping Center	Nail Spa TI Reserve	51,500	0	0	Cash			0
29	Security Public Storage - Salinas		0	0	0				0
30	Dollar Self Storage	Improvement Bond Payments Reserve	2,600	2,600	0	Cash			0
31	Sunset Plaza		0	0	0				0
32	Tally Ho	Free Rent	7,187	0	0	Cash			0
33	Parkway Commons		0	0	0				0
34	Reasor’s Foods- Bixby		0	0	0				0
35	OSH San Leandro		0	0	0				0
36	ClimaStor 6		0	0	0				0
37	Joiner Parkway Self Storage		0	0	0				0
38	Fairfield Inn & Suites Lumberton	PIP Reserve	0	Springing	0				0
39	LA Fitness - Euless		0	0	0				0
40	Golf Plaza		0	0	0				0
41	CSS Lafayette	Ground Rent Funds	18,890	Springing	0	Cash			0
42	LA Fitness - Grand Prairie		0	0	0				0
43	LA Fitness - Pearland		0	0	0				0
44	Security Public Storage – Pittsburg		0	0	0				0
45	Academy Gateway Retail		0	0	0				0
46	Hawthorn Suites Philadelphia	Seasonality Reserve	147,000	0	0	Cash		PIP Reserve	210,000
47	Ventura Green Apartments	Coinmach Expense Reserve	11,500	575	0	Cash			0
48	Hawthorne Club Apartments		0	0	0				0
49	Dover Downs		0	0	0				0
50	Walgreens- York		0	0	0				0
51	URS Corporate Center	Free Rent	19,607	0	0	Cash			0
52	3325 Hollywood Boulevard		0	0	0				0
53	Walgreens- Reynoldsburg		0	0	0				0
54	Security Public Storage - Manteca		0	0	0				0
55	Storage Depot Fossil Creek		0	0	0				0
56	ClimaStor 7		0	0	0				0
57	Oak Valley Apartments		0	0	0				0
58	Harp’s Foods- Grove		0	0	0				0
59	Walgreens-Dyersburg		0	0	0				0
60	University Center South	Free Rent Reserve	21,452	0	0	Cash			0
61	Baymont Inn & Suites Las Vegas		0	0	0				0
62	Storage Depot Morning Side		0	0	0				0
63	Security Public Storage - Sacramento III		0	0	0				0
64	Alpha Corners		0	0	0				0
65	Storage Depot Culebra		0	0	0				0
66	Eagle Point Estates		0	0	0				0
67	Dollar General - Farmington		0	0	0				0
68	Dollar General - Rice		0	0	0				0
69	Dollar General - Bloomington		0	0	0				0
70	Dollar General - Cape Girardeau		0	0	0				0
71	Dollar General - Troy		0	0	0				0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(7)	Ownership Interest(17)	Ground Lease Initial Expiration Date(17)
1	Rolling Brook Village	0	0				Fee
2	Empire Mall	0	0				Fee and Leasehold	9/30/2033
3	Pineapple Hotel Portfolio	0	0				Fee
3.01	Hotel Five						Fee
3.02	Watertown Hotel						Fee
3.03	University Inn						Fee
4	Adler Office	0	0				Fee
5	Adler Industrial	0	0				Fee
6	Harbor Pointe Apartments	0	0				Fee
7	Heritage Industrial Portfolio	0	0				Fee
7.01	2294 Molly Pitcher Highway						Fee
7.02	1001 & 1011 Air Park Drive						Fee
7.03	4472 Steelway Boulevard North						Fee
7.04	3530 East Pike Road						Fee
7.05	22 Northeastern Industrial Park						Fee
7.06	8 Northeastern Industrial Park						Fee
7.07	4 & 8 Marway Circle						Fee
7.08	4500 & 4510 Steelway Boulevard South						Fee
7.09	21 Northeastern Industrial Park						Fee
7.10	4474 Steelway Boulevard North						Fee
7.11	16725 Square Drive						Fee
7.12	5 Marway Circle						Fee
8	Anchorage Marriott Downtown	Springing	0	Cash			Fee
9	Harvey Building Products Portfolio	0	0				Fee
9.01	Londonderry Manufacturing						Fee
9.02	Waltham Corporate						Fee
9.03	Dartmouth Manufacturing						Fee
9.04	Nashua						Fee
9.05	West Bridgewater						Fee
9.06	Woburn						Fee
9.07	Manchester, NH						Fee
9.08	New London						Fee
9.09	East Haven						Fee
9.10	Salem						Fee
9.11	Bethlehem						Fee
9.12	Lincoln						Fee
9.13	Berlin						Fee
9.14	Woburn CPD						Fee
9.15	Norwalk I						Fee
9.16	Dartmouth						Fee
9.17	Braintree						Fee
9.18	Manchester, CT						Fee
9.19	Portland						Fee
9.20	Norwalk II						Fee
9.21	Warwick						Fee
9.22	Fitchburg						Fee
9.23	Auburn						Fee
9.24	Portsmouth						Fee
9.25	Southampton						Fee
9.26	Hyannis						Fee
9.27	Wilkes-Barre						Fee
9.28	Berlin CPD						Fee
9.29	Springfield						Fee
9.30	White River Junction						Fee
10	JW Marriott Santa Monica Le Merigot	Ground Lease Reserve ($136,125)	0	Cash			Leasehold	10/15/2086
11	Keeper’s Self Storage Manhattan	0	0				Fee
12	2052 Century Park East	0	0				Fee
13	Home Depot Jamaica	0	0				Fee and Leasehold	Kimaqu Corporation 09/01/2025; Melvin Zuckerman, Robin Mathes & Kenneth Zuckerman 09/01/2025; Lite Realty Co., Inc. 09/01/2025
14	Aloft Nashville West End	0	0				Fee
15	Merritt Creek Farm Shopping Center	0	0				Fee
16	Westgate Shopping Center	0	0	Cash			Fee
17	Green Caye	0	0				Fee
18	Huntington Park Shopping Center	0	0				Fee
19	Columbine Place	0	0				Leasehold	6/30/2079
20	2200 Harbor Boulevard	Springing	0				Fee and Leasehold	12/31/2057
21	Hayden’s Crossing	0	0			550,000	Fee
22	2700 Blankenbaker	Springing	0				Fee
23	Amsdell Michigan Pool	0	0				Various	Various
23.01	Amsdell - Shelby, Michigan						Leasehold	10/31/2034
23.02	Amsdell - Fraser, Michigan						Fee
23.03	Amsdell - Flat Rock, Michigan						Fee
24	Marley Manor Apartments	0	0				Fee
25	Savannah Club Apartments	0	0				Fee
26	Hawthorne Business Center	0	0				Fee
27	Valley View Business Center	0	0				Fee
28	Gallery Shopping Center	0	0				Fee
29	Security Public Storage - Salinas	0	0				Fee
30	Dollar Self Storage	0	0				Fee
31	Sunset Plaza	0	0				Fee
32	Tally Ho	0	0				Fee
33	Parkway Commons	0	0				Fee
34	Reasor’s Foods- Bixby	0	0				Fee
35	OSH San Leandro	0	0				Fee
36	ClimaStor 6	0	0				Fee
37	Joiner Parkway Self Storage	0	0				Fee
38	Fairfield Inn & Suites Lumberton	0	0				Fee
39	LA Fitness - Euless	0	0				Fee
40	Golf Plaza	0	0				Fee
41	CSS Lafayette	0	0				Leasehold	3/31/2050
42	LA Fitness - Grand Prairie	0	0				Fee
43	LA Fitness - Pearland	0	0				Fee
44	Security Public Storage – Pittsburg	0	0				Fee
45	Academy Gateway Retail	0	0				Fee
46	Hawthorn Suites Philadelphia	0	0	Cash			Fee
47	Ventura Green Apartments	0	0				Fee
48	Hawthorne Club Apartments	0	0				Fee
49	Dover Downs	0	0				Fee
50	Walgreens- York	0	0				Fee
51	URS Corporate Center	0	0				Fee
52	3325 Hollywood Boulevard	0	0				Fee
53	Walgreens- Reynoldsburg	0	0				Fee
54	Security Public Storage - Manteca	0	0				Fee
55	Storage Depot Fossil Creek	0	0				Fee
56	ClimaStor 7	0	0				Fee
57	Oak Valley Apartments	0	0				Fee
58	Harp’s Foods- Grove	0	0				Fee
59	Walgreens-Dyersburg	0	0				Fee
60	University Center South	0	0				Fee
61	Baymont Inn & Suites Las Vegas	0	0				Fee
62	Storage Depot Morning Side	0	0				Fee
63	Security Public Storage - Sacramento III	0	0				Fee
64	Alpha Corners	0	0				Fee
65	Storage Depot Culebra	0	0				Fee
66	Eagle Point Estates	0	0				Fee
67	Dollar General - Farmington	0	0				Fee
68	Dollar General - Rice	0	0				Fee
69	Dollar General - Bloomington	0	0				Fee
70	Dollar General - Cape Girardeau	0	0				Fee
71	Dollar General - Troy	0	0				Fee

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Payment(17)	Annual Ground Rent Increases(17)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)
1	Rolling Brook Village			Soft/Upfront Cash Management
2	Empire Mall	$63,082	Ground rent increases every 5 years based on CPI	Hard/Springing Cash Management
3	Pineapple Hotel Portfolio			Springing
3.01	Hotel Five
3.02	Watertown Hotel
3.03	University Inn
4	Adler Office			Hard/Springing Cash Management
5	Adler Industrial			Hard/Springing Cash Management
6	Harbor Pointe Apartments			Springing
7	Heritage Industrial Portfolio			Hard/Springing Cash Management
7.01	2294 Molly Pitcher Highway
7.02	1001 & 1011 Air Park Drive
7.03	4472 Steelway Boulevard North
7.04	3530 East Pike Road
7.05	22 Northeastern Industrial Park
7.06	8 Northeastern Industrial Park
7.07	4 & 8 Marway Circle
7.08	4500 & 4510 Steelway Boulevard South
7.09	21 Northeastern Industrial Park
7.10	4474 Steelway Boulevard North
7.11	16725 Square Drive
7.12	5 Marway Circle
8	Anchorage Marriott Downtown			Hard/Springing Cash Management
9	Harvey Building Products Portfolio			Hard/Upfront Cash Management
9.01	Londonderry Manufacturing
9.02	Waltham Corporate
9.03	Dartmouth Manufacturing
9.04	Nashua
9.05	West Bridgewater
9.06	Woburn
9.07	Manchester, NH
9.08	New London
9.09	East Haven
9.10	Salem
9.11	Bethlehem
9.12	Lincoln
9.13	Berlin
9.14	Woburn CPD
9.15	Norwalk I
9.16	Dartmouth
9.17	Braintree
9.18	Manchester, CT
9.19	Portland
9.20	Norwalk II
9.21	Warwick
9.22	Fitchburg
9.23	Auburn
9.24	Portsmouth
9.25	Southampton
9.26	Hyannis
9.27	Wilkes-Barre
9.28	Berlin CPD
9.29	Springfield
9.30	White River Junction
10	JW Marriott Santa Monica Le Merigot	$1,316,000	Includes rent increases every five years equal to the greater or (i) the annual base rent for the prior lease year or (ii) 9.0% of the FMV of the unimproved land value based on the midpoint of the two closest of three appraisals	Hard/Upfront Cash Management
11	Keeper’s Self Storage Manhattan			Springing
12	2052 Century Park East			Soft/Springing Cash Management
13	Home Depot Jamaica	Kimaqu Corporation $154,134.00; Melvin Zuckerman, Robin Mathes & Kenneth Zuckerman $60,500.00; Lite Realty Co., Inc. $341,718.75	Rent increases every 5 years	Hard/Springing Cash Management
14	Aloft Nashville West End			Hard/Springing Cash Management
15	Merritt Creek Farm Shopping Center			Hard/Springing Cash Management
16	Westgate Shopping Center			Springing
17	Green Caye			Springing
18	Huntington Park Shopping Center			Springing
19	Columbine Place	$226,633	Y	Springing
20	2200 Harbor Boulevard	$254,562	Adjusted by CPI every 60 months	Springing
21	Hayden’s Crossing			Springing
22	2700 Blankenbaker			Springing
23	Amsdell Michigan Pool	Various	Various	Springing
23.01	Amsdell - Shelby, Michigan	$120,000	Every third year 5% of the CPI
23.02	Amsdell - Fraser, Michigan
23.03	Amsdell - Flat Rock, Michigan
24	Marley Manor Apartments			Springing
25	Savannah Club Apartments			Springing
26	Hawthorne Business Center			Springing
27	Valley View Business Center			Springing
28	Gallery Shopping Center			Hard/Springing Cash Management
29	Security Public Storage - Salinas			None
30	Dollar Self Storage			None
31	Sunset Plaza			Springing
32	Tally Ho			Springing
33	Parkway Commons			None
34	Reasor’s Foods- Bixby			Hard/Upfront Cash Management
35	OSH San Leandro			Springing
36	ClimaStor 6			None
37	Joiner Parkway Self Storage			None
38	Fairfield Inn & Suites Lumberton			Hard/Springing Cash Management
39	LA Fitness - Euless			Springing
40	Golf Plaza			Springing
41	CSS Lafayette	$110,040	3.0%	Springing
42	LA Fitness - Grand Prairie			Springing
43	LA Fitness - Pearland			Springing
44	Security Public Storage – Pittsburg			None
45	Academy Gateway Retail			Springing
46	Hawthorn Suites Philadelphia			Hard/Springing Cash Management
47	Ventura Green Apartments			Springing
48	Hawthorne Club Apartments			None
49	Dover Downs			Springing
50	Walgreens- York			Springing
51	URS Corporate Center			Springing
52	3325 Hollywood Boulevard			Springing
53	Walgreens- Reynoldsburg			Springing
54	Security Public Storage - Manteca			None
55	Storage Depot Fossil Creek			None
56	ClimaStor 7			None
57	Oak Valley Apartments			Springing
58	Harp’s Foods- Grove			Hard/Upfront Cash Management
59	Walgreens-Dyersburg			Springing
60	University Center South			None
61	Baymont Inn & Suites Las Vegas			Hard/Springing Cash Management
62	Storage Depot Morning Side			None
63	Security Public Storage - Sacramento III			None
64	Alpha Corners			Springing
65	Storage Depot Culebra			None
66	Eagle Point Estates			None
67	Dollar General - Farmington			Hard/Upfront Cash Management
68	Dollar General - Rice			Hard/Upfront Cash Management
69	Dollar General - Bloomington			Hard/Upfront Cash Management
70	Dollar General - Cape Girardeau			Hard/Upfront Cash Management
71	Dollar General - Troy			Hard/Upfront Cash Management

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(18)	Affiliated Sponsors	Mortgage Loan Number
1	Rolling Brook Village								20,200,000	Ralph S. Dweck		1
2	Empire Mall									Simon Property Group, Inc.		2
3	Pineapple Hotel Portfolio									Michelle Foreman Barnet		3
3.01	Hotel Five											3.01
3.02	Watertown Hotel											3.02
3.03	University Inn											3.03
4	Adler Office									Michael M. Adler	Y - Group 2	4
5	Adler Industrial									Michael M. Adler	Y - Group 2	5
6	Harbor Pointe Apartments									Elie Rieder		6
7	Heritage Industrial Portfolio									Steven Greenberg,Jeffrey Greenberg		7
7.01	2294 Molly Pitcher Highway											7.01
7.02	1001 & 1011 Air Park Drive											7.02
7.03	4472 Steelway Boulevard North											7.03
7.04	3530 East Pike Road											7.04
7.05	22 Northeastern Industrial Park											7.05
7.06	8 Northeastern Industrial Park											7.06
7.07	4 & 8 Marway Circle											7.07
7.08	4500 & 4510 Steelway Boulevard South											7.08
7.09	21 Northeastern Industrial Park											7.09
7.10	4474 Steelway Boulevard North											7.10
7.11	16725 Square Drive											7.11
7.12	5 Marway Circle											7.12
8	Anchorage Marriott Downtown									William J. Yung III	Y - Group 1	8
9	Harvey Building Products Portfolio									Dunes Point Capital LLC		9
9.01	Londonderry Manufacturing											9.01
9.02	Waltham Corporate											9.02
9.03	Dartmouth Manufacturing											9.03
9.04	Nashua											9.04
9.05	West Bridgewater											9.05
9.06	Woburn											9.06
9.07	Manchester, NH											9.07
9.08	New London											9.08
9.09	East Haven											9.09
9.10	Salem											9.10
9.11	Bethlehem											9.11
9.12	Lincoln											9.12
9.13	Berlin											9.13
9.14	Woburn CPD											9.14
9.15	Norwalk I											9.15
9.16	Dartmouth											9.16
9.17	Braintree											9.17
9.18	Manchester, CT											9.18
9.19	Portland											9.19
9.20	Norwalk II											9.20
9.21	Warwick											9.21
9.22	Fitchburg											9.22
9.23	Auburn											9.23
9.24	Portsmouth											9.24
9.25	Southampton											9.25
9.26	Hyannis											9.26
9.27	Wilkes-Barre											9.27
9.28	Berlin CPD											9.28
9.29	Springfield											9.29
9.30	White River Junction											9.30
10	JW Marriott Santa Monica Le Merigot								17,000,000	William J. Yung III	Y - Group 1	10
11	Keeper’s Self Storage Manhattan									David Haver and David Haver 2007 GRAT		11
12	2052 Century Park East									Steven Gordon; Stephen Massman		12
13	Home Depot Jamaica									Louis L. Ceruzzi, Jr.,Joseph Mattone, Sr.		13
14	Aloft Nashville West End									AIG Global Real Estate Investment Corp.		14
15	Merritt Creek Farm Shopping Center									J. Brent Roswall; J. Michael Nidiffer		15
16	Westgate Shopping Center									Sam Berman, Gerald Byer, James Chaconas and Barry Margolis		16
17	Green Caye									Thomas D. Schneider		17
18	Huntington Park Shopping Center									Robert W. Comstock; Daniel D. Crosser		18
19	Columbine Place									Avery Palevsky; Dan Kleiman		19
20	2200 Harbor Boulevard									John R. Hundley, Sr.; Brian W. Hundley		20
21	Hayden’s Crossing									David M. Conwill; Steven B. Kimmelman individually and as Trustee of The Jerome Kimmelman Gift Trust		21
22	2700 Blankenbaker									Abhishek Mathur; Brian Adams		22
23	Amsdell Michigan Pool									Amsdell Group Preferred III, LLC		23
23.01	Amsdell - Shelby, Michigan											23.01
23.02	Amsdell - Fraser, Michigan											23.02
23.03	Amsdell - Flat Rock, Michigan											23.03
24	Marley Manor Apartments									R. Clayton Emory,William B. Rinnier, Sr.		24
25	Savannah Club Apartments									Paulus C. Heule		25
26	Hawthorne Business Center									Hugh H. Evans III, John P. Sullivan		26
27	Valley View Business Center									Terrall C. York		27
28	Gallery Shopping Center									Amy Stevens; David Weinstein		28
29	Security Public Storage - Salinas									See Footnote 18	Y - Group 3	29
30	Dollar Self Storage									John C. Thomson		30
31	Sunset Plaza									Calvin Yap and The Yap Family Trust		31
32	Tally Ho									Andrew Miller	Y - Group 6	32
33	Parkway Commons									Phillip A. Warren, Sr.		33
34	Reasor’s Foods- Bixby									Ladder Capital Finance LLC	Y - Group 5	34
35	OSH San Leandro									AICI, LLC	Y - Group 7	35
36	ClimaStor 6									James H. Jenkins, III	Y - Group 9	36
37	Joiner Parkway Self Storage									Kenneth S. Hirsch; Rosemary Jensen; Hirsch Family Trust		37
38	Fairfield Inn & Suites Lumberton									Pradeep Sharma		38
39	LA Fitness - Euless									Carl Greenwood; James McKenzie	Y - Group 4	39
40	Golf Plaza									Yueh Ru Yu; Philip Jong		40
41	CSS Lafayette									Robert Dailey and Thomas Dailey		41
42	LA Fitness - Grand Prairie									Carl Greenwood; James McKenzie	Y - Group 4	42
43	LA Fitness - Pearland									Carl Greenwood; James McKenzie	Y - Group 4	43
44	Security Public Storage – Pittsburg									See Footnote 18	Y - Group 3	44
45	Academy Gateway Retail									AICI, LLC	Y - Group 7	45
46	Hawthorn Suites Philadelphia									Kee-Cheok Cheong; Pheng-Theng Tan		46
47	Ventura Green Apartments									Rohan Gupta; Rupa Gupta		47
48	Hawthorne Club Apartments									Matthew B. Lester		48
49	Dover Downs									Andrew Miller	Y - Group 6	49
50	Walgreens- York									The Frankel Family Trust	Y - Group 8	50
51	URS Corporate Center									Yoav Merary		51
52	3325 Hollywood Boulevard									Kenneth Israel		52
53	Walgreens- Reynoldsburg									The Frankel Family Trust	Y - Group 8	53
54	Security Public Storage - Manteca									See Footnote 18	Y - Group 3	54
55	Storage Depot Fossil Creek									John Troy Drennan	Y - Group 10	55
56	ClimaStor 7									James H. Jenkins, III	Y - Group 9	56
57	Oak Valley Apartments									Meshulam Martin		57
58	Harp’s Foods- Grove									Ladder Capital Finance LLC	Y - Group 5	58
59	Walgreens-Dyersburg									The Frankel Family Trust	Y - Group 8	59
60	University Center South									Andrew Tavakoli		60
61	Baymont Inn & Suites Las Vegas									Pandey Hotel Corporation; Prakash Pandey		61
62	Storage Depot Morning Side									John Troy Drennan	Y - Group 10	62
63	Security Public Storage - Sacramento III									See Footnote 18	Y - Group 3	63
64	Alpha Corners									Lance F. Osborne; Steven S. Passov		64
65	Storage Depot Culebra									John Troy Drennan	Y - Group 10	65
66	Eagle Point Estates									Patricia Rolston		66
67	Dollar General - Farmington									Ladder Capital Finance LLC	Y - Group 5	67
68	Dollar General - Rice									Ladder Capital Finance LLC	Y - Group 5	68
69	Dollar General - Bloomington									Ladder Capital Finance LLC	Y - Group 5	69
70	Dollar General - Cape Girardeau									Ladder Capital Finance LLC	Y - Group 5	70
71	Dollar General - Troy									Ladder Capital Finance LLC	Y - Group 5	71

A-1-16

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans or Cross-Collateralized Groups” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “PCC” denotes Principal Commercial Capital, “LCF” denotes Ladder Capital Finance LLC, “CGMRC” denotes Citigroup Global Markets Realty Corp., and “SG” denotes Société Générale.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all mortgage loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans”, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments—Voluntary Prepayments”, “—Defeasance” and “—Partial Releases” in the Preliminary Prospectus.

Mortgage loans #4 (Adler Office) and #5 (Adler Industrial) are cross-collateralized and cross-defaulted. Partial release/defeasance of each property is allowed in accordance with the loan documents at the greater of 115% of the allocated loan amount or 100% of the proceeds received by the borrower in connection with the release, net of reasonable customary prorations, third-party brokerage fees, reasonable attorney’s fees and other related closing costs. Each such mortgage loan can also be separately defeased in full, without full defeasance of the other such mortgage loan, upon satisfaction of similar conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and “—Defeasance” in the Preliminary Prospectus.

(3)	For mortgage loan #2 (Empire Mall), the Occupancy Rate includes the third largest tenant (100,790 square feet), representing 9.0% of net rentable square feet, which leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #17 (Green Caye), the Number of Units includes 232 recreational vehicle units, 152 mobile homes, 194 multifamily units, 138 self storage units and 44 surface parking spaces.

For mortgage loan #33 (Parkway Commons), the Number of Units includes 31,123 square feet of retail space and 11,748 square feet of office space.

(4)	For mortgage loan #36 (ClimaStor 6), parking space for recreational vehicles is included in the U/W Revenues ($) and Number of Units.

For mortgage loan #17 (Green Caye) 32.2% of U/W Revenues is derived from recreational vehicle income.

(5)	For mortgage loan #2 (Empire Mall), the mortgage loan is represented by Note A-2, one of five pari passu notes, which have a combined Cut-off Date Balance of $190,000,000. Note A-1, Note A-3, Note A-4 and Note A-5 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5 in the aggregate (the “Empire Mall Whole Loan”). Note A-2 represents a non-controlling interest in the Empire Mall Whole Loan.

For mortgage loan #6 (Harbor Pointe Apartments), the mortgage loan is represented by Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $110,000,000. Note A-1 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Harbor Pointe Apartments Whole Loan”). Note A-2 represents a non-controlling interest in the Harbor Pointe Apartments Whole Loan.

A-1-17

For mortgage loan #7 (Heritage Industrial Portfolio), the mortgage loan is represented by Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $81,375,000. Note A-2 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and A-2 in the aggregate (the “Heritage Industrial Portfolio Whole Loan”). Note A-1 represents the controlling interest in the Heritage Industrial Portfolio Whole Loan.

For mortgage loan #8 (Anchorage Marriott Downtown), the mortgage loan is represented by Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $75,853,035. Note A-1 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Anchorage Marriott Downtown Whole Loan”). Note A-2 represents a non-controlling interest in the Anchorage Marriott Downtown Whole Loan.

For mortgage loan #9 (Harvey Building Products Portfolio), the mortgage loan is represented by Note A-3, one of four pari passu notes, which have a combined Cut-off Date Balance of $109,742,575. Note A-1, Note A-2-A and Note A-2-B are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit figures presented are based on Note A-1, Note A-2-A, Note A-2-B and Note A-3 in the aggregate (the “Harvey Building Products Whole Loan”). Note A-3 represents a non-controlling interest in the Harvey Building Products Portfolio Whole Loan.

For mortgage loan #10 (JW Marriott Santa Monica Le Merigot), the mortgage loan is represented by Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $62,324,606. Note A-1 will not be included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “JW Marriott Santa Monica Le Merigot Whole Loan”). Note A-2 represents a non-controlling interest in the JW Marriott Santa Monica Le Merigot Whole Loan.

(6)	For mortgage loan #6 (Harbor Pointe Apartments), the Appraised Value includes the present value of potential rent achievable from the conversion of the affordable units at the property in place under the terms of the payment in lieu of taxes (“PILOT”) program, assuming these units are converted to market rate rentals throughout the term of the mortgage loan. Furthermore, the Appraised Value also assumes that rent loss is minimized with the new sponsorship in place. The appraised value assuming the PILOT conversion has not been completed is $154,000,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $154,000,000 appraised value are 71.4% and 71.4%, respectively.

For mortgage loan #7 (Heritage Industrial Portfolio), the Appraised Value reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged properties appraised values is $108,500,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined “as-is” individual appraised value of $108,500,000 are 75.0% and 65.9% respectively.

For mortgage loan #8 (Anchorage Marriott Downtown), the Appraised Value of $108,500,000 assumes the property has not stabilized. The appraised value assuming stabilization has occurred in 2017 is $119,500,000. The Cut-off Date LTV Ratio is based on the $108,500,000 Appraised Value, while the LTV Ratio at Maturity or ARD is based on the $119,500,000 stabilized appraised value. The LTV Ratio at Maturity or ARD based on the $108,500,000 Appraised value is 56.9%.

For mortgage loan #11 (Keeper’s Self Storage Manhattan), the Appraised Value of $53,880,000 is based on its current use as a self storage facility. As of the Appraisal Date the mortgaged property had an “as-is” value based on the property’s highest and best use as vacant land for development to a mixed-use property with commercial use on the 1st floor and residential uses above, of $62,110,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $62,110,000 appraised value are 49.9% and 49.9%, respectively.

A-1-18

For mortgage loan #14 (Aloft Nashville West End), the Appraised Value assumes the franchisor-required property improvement plan as well as certain immediate repairs and certain capital expenditures are completed in 2016. The appraised value assuming these items have not been completed is $40,800,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $40,800,000 appraised value are 60.3% and 55.3%, respectively.

For mortgage loan #16 (Westgate Shopping Center), the Appraised Value assumes the Ann Arbor Public Library tenant’s improvements are completed and lease commences. Ann Arbor Public library has been a tenant at the property since 1983 and executed a lease in September 2015 to expand its space from 5,536 square feet to 21,914 square feet. The appraised value assuming the tenant improvements are not completed or the lease has not commenced is $28,600,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $28,600,000 appraised value are 76.9% and 68.0%, respectively.

(7)	For mortgage loan #21 (Hayden’s Crossing), all loan-to-value ratios, debt service coverage ratios and debt yields are calculated assuming the whole loan amount of $13,550,000. The Holdback can be disbursed in whole provided that the following conditions are satisfied; (i) written request for disbursement; (ii) no event of default; (iii) debt service coverage ratio of at least 1.15x; and (iv) the mortgaged property achieves a 95% occupancy and net rental collections of no less than $137,000 per month for three consecutive months. If the Holdback has not been released by November 5, 2017, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable prepayment fee to be paid by the borrower (which prepayment fee will first be paid out of the remaining Holdback). Assuming the full Holdback balance is applied to the full loan amount of $13,550,000, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Cut-off Date U/W NOI Debt Yield and Cut-off Date U/W NCF Debt Yield are 72.2%, 60.2%, 8.5% and 8.3%, respectively.

(8)	For mortgage loan #6 (Harbor Pointe Apartments), the property is subject to a PILOT program agreement that expires in 2039 under which the borrowers do not pay real estate taxes and instead make quarterly payments to the city of Bayonne. There were originally sixteen units set aside as affordable units. Thirteen of those sixteen units are currently required to be offered as affordable units and three have been permitted to be offered at market rents.

(9)	For mortgage loan #7 (Heritage Industrial Portfolio), the mortgage loan was underwritten at the portfolio level.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable. For mortgage loan #2 (Empire Mall), the third largest tenant (100,790 square feet), representing 9.0% of net rentable square feet, may terminate its lease at any time, upon providing 180 days’ written notice.

For mortgage loan #4 (Adler Office), the largest tenant (37,750 square feet), representing 9.7% of net rentable square feet, may terminate its lease without penalty upon six months’ written notice in the event a state-owned building becomes available to the largest tenant for occupancy. The third largest tenant (17,225 square feet), representing 4.4% of net rentable square feet, may terminate its lease upon 90 days’ written notice. The fourth largest tenant (15,887 square feet), representing 4.1% of net rentable square feet, has the right to terminate 10,843 square feet of its space on December 31, 2016, upon providing 120 days’ written notice and payment of a $49,484 termination fee.

For mortgage loan #5 (Adler Industrial), the second largest tenant (11,900 square feet), representing 6.1% of net rentable square feet, may terminate its lease on 6,800 square feet of its space at any time with 90 days’ notice and 3,400 square feet of its space with 120 days’ notice. The third largest tenant (10,773 square feet), representing 5.5% of net rentable square feet, may terminate its lease upon 120 days’ notice if the tenant’s funding from state and federal sources has been reduced by at least 20% from that which was established September 1, 2012. The fourth largest tenant (8,418 square feet), representing 4.3% of net rentable square feet, may terminate

A-1-19

its lease effective August 31, 2018 upon providing 90 days’ written notice and payment of a $20,000 termination fee.

For mortgage loan #19 (Columbine Place), the fourth largest tenant (12,226 square feet), representing 8.2% of net rentable square feet, may terminate its lease effective September 30, 2020 upon providing at least 9 months’ written notice. The fifth largest tenant (12,203 square feet), representing 8.2% of net rentable square feet, may terminate its lease effective November 1, 2016 upon providing at least 6 months’ written notice.

For mortgage loan #20 (2200 Harbor Boulevard), the third largest tenant (14,000 square feet), representing 7.4% of net rentable square feet, may terminate its lease if gross sales for the trailing twelve month period ending January 31, 2018 do not equal or exceed $1,500,000. The third largest tenant must provide written notice within 60 days of January 31, 2018 and pay a termination fee equal to $75,000.

For mortgage loan #27 (Valley View Business Center), the fourth largest tenant (4,560 square feet), representing 3.8% of net rentable square feet, may terminate its lease as of December 31, 2017 upon providing written notice by September 30, 2017.

For mortgage loan #28 (Gallery Shopping Center), the largest tenant (45,647 square feet), representing 31.9% of net rentable square feet, has a right to terminate its lease by September 2020 if, during the trailing twelve month period ending July 2019, sales do not exceed $6,000,000. The largest tenant must notify the landlord of its intent to terminate within 60 days after July 31, 2019.

For mortgage loan #31 (Sunset Plaza), the fourth largest tenant (7,000 square feet), representing 7.9% of net rentable square feet, has the right to terminate its lease if sales do not exceed $1,700,000 for the period of February 1, 2019 through January 31, 2020.

(11)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #4 (Adler Office), the second largest tenant (27,580 square feet), representing 7.1% of net rentable square feet, recently took occupancy but is paying reduced rent through January 2016.

For mortgage loan #20 (2200 Harbor Boulevard), the fourth largest tenant (6,939 square feet), representing 3.7% of net rentable square feet, has executed its lease but is currently building out its space.

For mortgage loan #22 (2700 Blankenbaker), the largest tenant (54,500 square feet), representing 50.7% of net rentable square feet, has a rent abatement from June through July 2020. A monthly $2,604 reserve will be collected through December 2019 to cover the outstanding rent abatement.

For mortgage loan #60 (University Center South), the largest tenant (4,900 square feet), representing 11.3% of net rentable square feet, has abated rent through January 2016.

(12)	For mortgage loan #7 (Heritage Industrial Portfolio), the fourth largest tenant in the mortgage loan portfolio (149,881 square feet), representing 5.8% of the net rentable square feet of the mortgage loan, subleases 4,900 square feet of its space at the 1001 & 1011 Air Park Drive mortgaged property to an affiliate for an annual base rent of $38,583 ($7.87 per square foot, expiring on June 30, 2018).

For mortgage loan #9 (Harvey Building Products Portfolio), the sole tenant (2,046,119 square feet), representing 100.0% of the net rentable square feet, subleases 18,648 square feet of its space to three tenants: (i) 10,251 square feet for an annual base rent of $266,526 ($26.00 per square foot, expiring June 30, 2017); (ii) 4,947 square feet for an annual base rent of $118,728 ($24.00 per square foot, expiring April 3, 2018); and (iii) 3,450 square feet for an annual base rent of $74,773 ($21.67 per square foot, expiring April 30, 2016).

A-1-20

For mortgage loan #16 (Westgate Shopping Center), the largest tenant (34,803 square feet), representing 20.0% of net rentable square feet, subleases 17,223 square feet for an annual base rent of $129,699 ($7.52 per square foot; expiring December 31, 2018).

For mortgage loan #18 (Huntington Park Shopping Center), the largest tenant (49,860 square feet), representing 54.2% of net rentable square feet, subleases its entire space to the fifth largest tenant. The fifth largest tenant (3,000 square feet), representing 3.3% of net rentable square feet, subleases 590 square feet for an annual base rent of $24,000 ($40.68 per square foot, expiring December 31, 2019).

(13)	For mortgage loan #9 (Harvey Building Products Portfolio) the sole tenant is an affiliate of the borrower.

(14)	For mortgage loan #4 (Adler Office), the fourth largest tenant (15,887 square feet), representing 4.1% of net rentable square feet, has multiple lease expirations as follows: 10,843 square feet expires December 31, 2017 and 5,044 square feet expires September 30, 2016.

For mortgage loan #5 (Adler Industrial), the second largest tenant (11,900 square feet), representing 6.1% of net rentable square feet, has multiple lease expirations as follows: 5,100 square feet expires April 30, 2019; 3,400 square feet expires April 30, 2017; 1,700 square feet expires June 30, 2016; and 1,700 square feet expires February 28, 2019.

(15)	For mortgage loan #3 (Pineapple Hotel Portfolio), the Monthly Replacement Reserve deposit is determined by the lender and is required to be equal to 1/12 of 4% of estimated total gross revenues pursuant to the borrower’s current fiscal year budget approved by the lender.

For mortgage loan #14 (Aloft Nashville West End), the Monthly Replacement Reserve deposit may be adjusted based on information available to the lender and is required to be 1/12th of 4% of total gross revenues pursuant to the borrower’s budget for the current fiscal year approved by the lender.

For mortgage loans #38 (Fairfield Inn & Suites Lumberton) and #46 (Hawthorn Suites Philadelphia), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of 4% of the greater of: (a) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (b) the gross revenue projected in the then-effective approved annual budget for the 12 month period to which such approved annual budget relates; and (ii) the amount required to be reserved under the franchise agreement and management agreement for furniture, fixtures and equipment work.

For mortgage loan #61 (Baymont Inn & Suites Las Vegas), the Monthly Replacement Reserve may be adjusted to 1/12th of 4% of the actual annual gross income at the lender’s discretion.

(16)	For mortgage loan #22 (2700 Blankenbaker), the Other Escrow I (Monthly) ($) payment ends in December 2019.

(17)	For mortgage loan #10 (JW Marriott Santa Monica Le Merigot), the current term of the ground lease expires on October 15, 2086, without any option to renew. The annual ground rent for the five year period ending on October 31, 2015 was $1,316,000. The annual rent to be paid by the lessee equals 9.0% of the fair market value of the JW Marriott Santa Monica Le Merigot mortgaged property with rent resets to occur every five years. An upfront escrow in the amount of $9,881,593 for a rent adjustment reserve is held as additional cash collateral for the JW Marriott Santa Monica Le Merigot Whole Loan until the determination of the new annual base rent pursuant to the terms of the ground lease. After the ground rent determination date and provided that no event of default exists under the JW Marriott Santa Monica Le Merigot Whole Loan documents (i) the rent adjustment reserve surplus, as defined in the loan agreement, may be disbursed to the borrower, provided that, in the event that an event of default exists under the mezzanine loan documents, the rent adjustment reserve surplus will instead be paid to the mezzanine lender, and (ii) at the lender’s election, rent adjustment reserves remaining after deduction of the rent adjustment reserve surplus may be used to pay down the JW Marriott Santa Monica Le Merigot Whole Loan rather than

A-1-21

be held as additional collateral. If a portion of the reserve is used to pay down the JW Marriott Santa Monica Le Merigot Whole Loan, the mezzanine borrower is required to simultaneously proportionately pay down the mezzanine loan.

For mortgage loan #13 (Home Depot Jamaica), there are six parcels of land owned by the borrower and three parcels owned by three different unrelated entities (which three parcels are ground leased to the borrower), and all nine parcels are ground leased/ground subleased to Home Depot U.S.A., Inc.(“Home Depot”), which owns the improvements. The ground lease between the unrelated entities and the borrower expires September 1, 2025. The ground lease/sublease between the borrower and Home Depot for all nine parcels expires June 28, 2025.

(18)	For each of the mortgage loans #29 (Security Public Storage - Salinas), #44 (Security Public Storage - Pittsburg), #54 (Security Public Storage - Manteca) and #63 (Security Public Storage - Sacramento III), the sponsors are Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Allen Orwitz and Lea Orwitz individually and as Co-Trustees of the Allen Orwitz and Lea Orwitz Revocable Trust; and BACO Realty Corporation.

A-1-22

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Principal Commercial Capital	9	$255,000,000	25.4%	4.734%	118	360	1.63x	10.8%	10.0%	63.6%	57.0%
Ladder Capital Finance LLC	23	243,814,257	24.3	4.990	90	353	1.61	9.8	9.4	62.5	57.6
Citigroup Global Markets Realty Corp.	10	208,388,821	20.8	4.828	110	359	1.59	9.8	9.1	66.9	60.6
Wells Fargo Bank, National Association	21	167,826,195	16.7	4.619	119	359	1.69	10.1	9.6	60.4	54.5
Société Générale	8	127,171,753	12.7	4.466	118	360	1.72	10.7	10.0	58.2	51.7
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-1

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	27	$257,287,731	25.7%	4.672%	119	360	1.61x	10.3%	9.7%	62.4%	55.2%
Anchored	8	107,132,512	10.7	4.764	119	360	1.51	10.3	9.5	65.7	57.6
Regional Mall	1	75,000,000	7.5	4.314	120	360	1.80	11.2	10.7	54.3	47.3
Single Tenant	14	54,907,000	5.5	4.921	120	360	1.53	9.1	8.8	64.9	59.5
Unanchored	3	11,098,220	1.1	4.664	114	349	1.86	10.6	9.8	63.3	57.7
Shadow Anchored	1	9,150,000	0.9	5.040	120	360	1.43	9.9	9.3	75.0	61.7
Multifamily	9	191,325,000	19.1	4.938	92	360	1.53	8.4	8.1	65.5	63.8
Garden	7	127,775,000	12.7	5.028	78	360	1.58	8.9	8.5	62.4	60.9
High Rise	1	13,550,000	1.4	4.750	119	360	1.28	8.2	8.0	75.3	64.7
Mid Rise	1	50,000,000	5.0	4.760	119	0	1.48	7.2	7.1	71.0	71.0
Hospitality	9	170,615,310	17.0	4.884	108	355	1.87	13.4	11.9	61.8	52.1
Limited Service	6	96,035,120	9.6	4.908	118	356	1.96	13.8	12.5	59.3	51.6
Full Service	2	69,088,821	6.9	4.805	92	359	1.76	12.8	11.1	65.4	53.3
Extended Stay	1	5,491,368	0.5	5.450	119	299	1.59	14.0	11.6	59.0	44.9
Industrial	44	110,451,769	11.0	4.710	101	359	1.63	10.5	9.8	62.1	55.8
Warehouse	38	60,474,908	6.0	4.710	97	359	1.56	10.4	9.8	64.3	57.3
Light Industrial	2	28,600,000	2.9	4.732	117	360	1.67	9.8	9.0	58.8	55.9
Flex	2	11,978,906	1.2	4.547	119	359	1.63	10.7	10.0	65.3	53.3
Manufacturing	2	9,397,955	0.9	4.850	58	358	1.96	12.8	12.5	53.4	49.3
Self Storage	16	109,226,854	10.9	4.731	120	360	1.49	8.9	8.7	63.7	56.4
Self Storage	16	109,226,854	10.9	4.731	120	360	1.49	8.9	8.7	63.7	56.4
Office	5	76,644,361	7.6	4.741	115	360	1.50	9.5	8.5	64.0	60.0
Suburban	4	61,144,361	6.1	4.850	115	360	1.36	9.3	8.4	65.2	60.2
CBD	1	15,500,000	1.5	4.310	118	0	2.06	10.3	9.0	59.2	59.2
Other	2	55,000,000	5.5	4.482	119	360	1.73	9.1	9.1	57.1	54.5
Leased Fee	2	55,000,000	5.5	4.482	119	360	1.73	9.1	9.1	57.1	54.5
Mixed Use	3	31,650,000	3.2	4.616	120	360	2.02	11.4	10.9	61.6	54.6
Manufactured Housing Community/Multifamily/ Self Storage	1	19,000,000	1.9	4.751	120	360	1.71	11.1	10.7	63.3	51.6
Retail/Office	1	8,050,000	0.8	4.490	119	0	2.03	10.1	9.3	64.4	64.4
Office/Retail	1	4,600,000	0.5	4.280	119	0	3.28	15.2	14.3	50.0	50.0
Total/Weighted Average:	115	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	12	$149,562,303	14.9%	4.683%	107	360	1.75x	10.7%	10.0%	56.9%	52.8%
Southern	5	105,462,303	10.5	4.737	101	360	1.79	11.1	10.1	55.9	53.1
Northern	7	44,100,000	4.4	4.554	120	360	1.65	9.8	9.6	59.3	52.1
Virginia	1	88,000,000	8.8	5.247	60	0	1.48	8.1	7.9	62.0	62.0
South Dakota	1	75,000,000	7.5	4.314	120	360	1.80	11.2	10.7	54.3	47.3
New York	10	70,964,055	7.1	4.627	118	360	1.50	8.6	8.4	62.4	58.6
Florida	5	69,580,983	6.9	4.809	117	359	1.47	9.6	8.7	62.7	58.1
Texas	9	67,986,634	6.8	4.752	120	360	1.63	10.0	9.6	62.7	54.4
Washington	3	61,500,000	6.1	4.950	120	360	1.96	13.6	12.5	60.0	51.8
New Jersey	1	50,000,000	5.0	4.760	119	0	1.48	7.2	7.1	71.0	71.0
Michigan	5	39,600,000	4.0	4.842	120	360	1.54	10.2	9.7	70.3	62.1
Alaska	1	37,926,518	3.8	4.670	119	359	1.76	12.3	10.9	69.9	51.7
Tennessee	3	35,800,000	3.6	4.659	120	360	2.01	12.9	11.8	59.0	54.7
Pennsylvania	8	34,990,996	3.5	4.807	114	350	1.44	10.1	9.2	66.1	56.4
Ohio	6	28,549,586	2.8	4.784	119	360	1.33	8.7	8.3	72.6	62.2
Nevada	3	23,282,111	2.3	4.736	112	359	1.56	10.5	9.8	67.1	55.4
West Virginia	1	22,000,000	2.2	4.730	118	360	1.38	9.2	8.6	71.2	61.2
Colorado	2	21,320,000	2.1	4.370	118	0	2.10	10.5	9.3	59.0	59.0
Oklahoma	3	16,965,000	1.7	5.104	119	360	1.58	9.2	8.8	70.1	68.3
Delaware	2	13,982,512	1.4	4.789	119	359	1.71	11.5	10.7	56.2	45.9
Massachusetts	11	13,019,161	1.3	4.850	58	358	1.96	12.8	12.5	53.4	49.3
Kentucky	1	12,788,000	1.3	4.880	120	360	1.27	9.4	8.1	75.0	67.7
Maryland	1	12,100,000	1.2	4.580	117	360	1.35	8.4	8.3	74.2	68.0
Louisiana	2	11,415,220	1.1	4.600	119	359	1.43	8.9	8.8	74.8	60.8
New Hampshire	5	10,524,213	1.1	4.850	58	358	1.96	12.8	12.5	53.4	49.3
South Carolina	1	10,150,000	1.0	4.793	119	360	1.39	9.7	8.7	75.5	64.9
Illinois	3	8,203,000	0.8	4.816	120	360	1.55	10.2	9.3	67.1	60.7
North Carolina	1	6,988,368	0.7	5.070	119	299	1.66	13.0	11.8	66.6	50.0
Connecticut	7	5,290,091	0.5	4.850	58	358	1.96	12.8	12.5	53.4	49.3
Rhode Island	2	1,515,345	0.2	4.850	58	358	1.96	12.8	12.5	53.4	49.3
Missouri	2	1,501,500	0.1	5.171	120	0	1.81	9.8	9.6	65.0	65.0
Minnesota	1	812,500	0.1	5.140	120	0	1.85	9.8	9.7	65.0	65.0
Maine	1	628,526	0.1	4.850	58	358	1.96	12.8	12.5	53.4	49.3
Vermont	1	254,403	0.0	4.850	58	358	1.96	12.8	12.5	53.4	49.3
Total/Weighted Average:	115	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

(1)  For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
734,500 - 1,000,000	5	$4,017,000	0.4%	5.158%	119	0	1.83x	9.8%	9.6%	65.0%	65.0%
1,000,001 - 2,000,000	1	1,375,000	0.1	4.630	120	360	2.07	13.4	12.8	47.8	38.8
2,000,001 - 3,000,000	5	12,440,623	1.2	4.883	105	359	1.51	10.4	9.6	60.7	51.4
3,000,001 - 4,000,000	5	17,381,070	1.7	4.921	116	356	1.49	9.6	9.1	71.3	62.2
4,000,001 - 5,000,000	7	32,183,835	3.2	4.693	119	360	1.78	10.5	9.9	61.3	53.4
5,000,001 - 6,000,000	4	21,861,368	2.2	4.739	119	339	1.96	12.8	11.4	59.3	52.8
6,000,001 - 7,000,000	7	44,963,368	4.5	4.785	120	351	1.52	10.4	9.7	61.6	52.6
7,000,001 - 8,000,000	4	30,530,134	3.0	4.774	119	359	1.61	9.0	8.9	66.7	62.5
8,000,001 - 9,000,000	2	17,038,677	1.7	4.627	119	359	1.83	10.5	9.9	60.7	55.2
9,000,001 - 10,000,000	3	28,225,000	2.8	4.742	120	360	1.51	9.8	9.5	70.0	57.1
10,000,001 - 15,000,000	9	110,073,358	11.0	4.657	119	360	1.66	10.2	9.5	65.0	58.5
15,000,001 - 20,000,000	4	69,800,000	7.0	4.692	119	360	1.57	9.8	9.0	64.0	58.1
20,000,001 - 30,000,000	5	123,600,000	12.3	4.647	119	360	1.67	10.2	9.7	62.2	56.8
30,000,001 - 50,000,000	7	264,211,593	26.4	4.796	104	359	1.56	10.0	9.2	64.4	58.7
50,000,001 - 70,000,000	1	61,500,000	6.1	4.950	120	360	1.96	13.6	12.5	60.0	51.8
70,000,001 - 80,000,000	1	75,000,000	7.5	4.314	120	360	1.80	11.2	10.7	54.3	47.3
80,000,001 - 88,000,000	1	88,000,000	8.8	5.247	60	0	1.48	8.1	7.9	62.0	62.0
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-4

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.27 - 1.30	6	$106,808,000	10.7%	4.838%	118	360	1.28x	8.9%	8.1%	67.5%	61.0%
1.31 - 1.40	15	157,672,322	15.7	4.757	118	360	1.36	9.1	8.5	70.7	61.8
1.41 - 1.50	11	221,506,768	22.1	4.978	96	360	1.47	8.1	7.9	65.3	62.9
1.51 - 1.60	3	14,872,352	1.5	4.991	115	334	1.58	11.8	10.5	59.8	49.9
1.61 - 1.70	10	85,819,155	8.6	4.618	117	354	1.66	10.5	10.1	62.6	53.8
1.71 - 1.80	8	206,587,656	20.6	4.606	111	360	1.78	11.3	10.5	58.9	51.0
1.81 - 1.90	6	11,667,000	1.2	4.799	119	0	1.82	8.9	8.9	60.9	60.9
1.91 - 2.00	2	94,422,772	9.4	4.915	98	359	1.96	13.3	12.5	57.7	50.9
2.01 - 2.25	8	93,145,000	9.3	4.512	119	360	2.13	12.2	11.1	54.4	52.5
2.26 - 2.75	1	5,100,000	0.5	4.220	119	360	2.70	17.4	15.9	48.6	42.2
2.76 - 3.28	1	4,600,000	0.5	4.280	119	0	3.28	15.2	14.3	50.0	50.0
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-5

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.2 - 8.0	2	$81,000,000	8.1%	4.814%	119	0	1.47x	7.2%	7.1%	65.8%	65.8%
8.1 - 9.0	16	260,567,322	26.0	4.925	99	360	1.44	8.5	8.2	63.6	59.7
9.1 - 10.0	24	223,551,768	22.3	4.751	118	360	1.45	9.4	8.9	69.4	61.8
10.1 - 11.0	13	106,394,035	10.6	4.524	119	360	1.88	10.5	9.8	59.6	54.2
11.1 - 12.0	3	97,080,983	9.7	4.417	119	359	1.77	11.2	10.7	56.5	48.5
12.1 - 13.0	4	82,831,493	8.3	4.787	95	354	1.83	12.6	11.6	62.1	50.2
13.1 - 14.0	5	102,475,424	10.2	4.994	100	356	1.88	13.6	12.1	59.6	52.3
14.1 - 15.0	2	38,600,000	3.9	4.614	120	360	2.13	14.5	13.1	51.2	46.9
15.1 - 17.0	1	4,600,000	0.5	4.280	119	0	3.28	15.2	14.3	50.0	50.0
17.1 - 17.4	1	5,100,000	0.5	4.220	119	360	2.70	17.4	15.9	48.6	42.2
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-6

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.1 - 8.0	6	$206,020,000	20.6%	4.994%	94	360	1.44x	7.8%	7.6%	65.2%	63.7%
8.1 - 9.0	26	312,877,090	31.2	4.753	118	360	1.45	9.1	8.5	66.8	60.3
9.1 - 10.0	16	96,247,000	9.6	4.612	119	360	1.69	9.9	9.5	63.9	58.6
10.1 - 11.0	11	191,376,536	19.1	4.509	119	359	1.79	11.3	10.6	59.6	49.7
11.1 - 12.0	5	51,582,627	5.1	5.053	79	344	1.73	13.4	11.5	59.8	52.1
12.1 - 13.0	4	120,397,772	12.0	4.866	103	359	1.99	13.5	12.6	57.3	50.9
13.1 - 14.0	1	14,000,000	1.4	4.480	119	360	2.19	14.8	13.3	42.4	38.8
14.1 - 15.0	1	4,600,000	0.5	4.280	119	0	3.28	15.2	14.3	50.0	50.0
15.1 - 15.9	1	5,100,000	0.5	4.220	119	360	2.70	17.4	15.9	48.6	42.2
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-7

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
42.4 - 45.0	1	$14,000,000	1.4%	4.480%	119	360	2.19x	14.8%	13.3%	42.4%	38.8%
45.1 - 50.0	3	11,075,000	1.1	4.296	119	360	2.86	16.0	14.9	49.1	45.0
50.1 - 55.0	8	175,713,360	17.5	4.536	107	359	1.87	11.0	10.6	53.3	48.8
55.1 - 60.0	12	202,622,348	20.2	4.828	110	357	1.83	11.9	10.8	58.7	53.7
60.1 - 65.0	20	261,792,358	26.1	4.871	99	360	1.51	9.2	8.8	63.0	58.6
65.1 - 70.0	13	142,994,739	14.3	4.773	118	356	1.50	10.2	9.3	69.2	58.3
70.1 - 75.0	12	170,303,220	17.0	4.796	119	360	1.40	8.6	8.2	72.8	66.0
75.1 - 75.5	2	23,700,000	2.4	4.768	119	360	1.33	8.8	8.3	75.4	64.8
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-8

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
38.8 - 40.0	2	$15,375,000	1.5%	4.493%	119	360	2.18x	14.7%	13.3%	42.9%	38.8%
40.1 - 45.0	4	21,635,203	2.2	4.764	119	344	1.92	13.5	12.1	53.3	43.2
45.1 - 50.0	6	131,099,817	13.1	4.521	104	356	1.87	11.8	11.3	54.8	48.0
50.1 - 55.0	17	249,570,263	24.9	4.729	119	360	1.84	11.7	10.9	60.0	51.8
55.1 - 60.0	16	214,535,523	21.4	4.739	109	359	1.55	9.7	8.9	61.9	57.6
60.1 - 65.0	19	267,332,220	26.7	4.915	99	360	1.43	8.8	8.3	68.2	62.5
65.1 - 70.0	6	52,653,000	5.3	4.923	119	360	1.42	9.1	8.6	73.7	67.8
70.1 - 71.0	1	50,000,000	5.0	4.760	119	0	1.48	7.2	7.1	71.0	71.0
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-9

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.220 - 4.250	1	$5,100,000	0.5%	4.220%	119	360	2.70x	17.4%	15.9%	48.6%	42.2%
4.251 - 4.500	8	164,075,000	16.4	4.346	119	360	1.91	11.1	10.6	56.0	50.9
4.501 - 4.750	24	291,935,772	29.1	4.651	119	360	1.64	10.2	9.5	64.6	56.3
4.751 - 5.000	25	409,231,764	40.8	4.865	110	360	1.56	10.2	9.5	64.1	58.3
5.001 - 5.250	9	111,905,368	11.2	5.208	73	339	1.50	8.7	8.4	63.9	61.5
5.251 - 5.470	4	19,953,121	2.0	5.355	110	320	1.66	11.2	10.1	64.7	60.2
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-10

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Original Terms to Maturity or ARD

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
Original Terms to Maturity or	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	4	$155,031,828	15.5%	5.111%	59	359	1.64x	10.3%	9.6%	59.6%	57.7%
120	67	847,169,197	84.5	4.699	119	359	1.64	10.2	9.6	63.4	56.6
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-11

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
Range of Remaining Terms to Maturity	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 60	4	$155,031,828	15.5%	5.111%	59	359	1.64x	10.3%	9.6%	59.6%	57.7%
102 - 120	67	847,169,197	84.5	4.699	119	359	1.64	10.2	9.6	63.4	56.6
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-12

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Original Amortization Terms

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	19	$284,852,000	28.4%	4.867%	101	0	1.69x	8.6%	8.3%	61.1%	61.1%
300	2	12,479,736	1.2	5.237	119	299	1.63	13.4	11.7	63.3	47.8
360	50	704,869,289	70.3	4.712	113	360	1.62	10.9	10.1	63.5	55.2
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-13

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
Range of Remaining Amortization	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	19	$284,852,000	28.4%	4.867%	101	0	1.69x	8.6%	8.3%	61.1%	61.1%
299	2	12,479,736	1.2	5.237	119	299	1.63	13.4	11.7	63.3	47.8
342 - 360	50	704,869,289	70.3	4.712	113	360	1.62	10.9	10.1	63.5	55.2
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	27	$481,288,000	48.0%	4.686%	119	360	1.59x	10.6%	9.9%	63.5%	56.4%
Interest-only, Balloon	12	269,320,000	26.9	4.845	100	0	1.69	8.5	8.2	60.7	60.7
Amortizing Balloon	25	236,061,025	23.6	4.793	102	356	1.68	11.5	10.7	63.4	52.3
Interest-only, ARD	7	15,532,000	1.5	5.248	119	0	1.72	9.3	9.2	68.7	68.7
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-15

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	55	$751,908,253	75.0%	4.693%	116	359	1.65x	10.5%	9.8%	62.5%	55.1%
Acquisition	16	250,292,772	25.0	4.972	90	359	1.62	9.4	9.0	63.8	61.9
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-16

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average

	Number of				Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	33	$419,448,106	41.9%	4.765%	119	360	1.65x	10.0%	9.4%	64.1%	58.4%
Hard/Springing Cash Management	12	308,103,006	30.7	4.623	118	357	1.60	10.7	9.9	63.2	54.6
Soft/Upfront Cash Management	1	88,000,000	8.8	5.247	60	0	1.48	8.1	7.9	62.0	62.0
Hard/Upfront Cash Management	9	79,617,076	7.9	4.975	70	358	1.84	12.4	11.4	58.9	55.4
None	15	77,032,837	7.7	4.579	119	359	1.66	10.3	9.8	64.0	54.5
Soft/Springing Cash Management	1	30,000,000	3.0	4.650	120	0	1.79	8.5	8.5	51.2	51.2
Total/Weighted Average:	71	$1,002,201,025	100.0%	4.763%	110	359	1.64x	10.2%	9.6%	62.8%	56.8%

A-2-17

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Aggregate Cut-off	Percent of Initial	Mortgage	Aggregate Cut-off	Percent of Initial
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	53	$784,641,025	78.3%	54	$792,691,025	79.1%	17	$209,510,000	20.9%
Insurance Escrow	36	$608,656,408	60.7%	36	$608,656,408	60.7%	35	$393,544,618	39.3%
Replacement Reserve	6	$64,846,753	6.5%	46	$730,565,895	72.9%	17	$199,468,358	19.9%
TI/LC Reserve(1)	18	$323,026,835	67.9%	20	$269,018,731	56.5%	8	$128,829,341	27.1%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2015-P2

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	December	December	December	December	December	December	December	December	December	December	December
Prepayment Restriction	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Locked Out	98.45%	98.44%	1.92%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	81.35	81.33	81.32	81.39	81.27	81.15	81.01	80.80	0.00
Yield Maintenance	1.55	1.56	16.72	18.67	18.68	18.61	18.73	18.85	18.99	19.20	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,002.20	$998.68	$994.87	$989.11	$980.44	$821.03	$810.08	$798.58	$786.41	$771.20	$0.00

Percent of
Initial Pool Balance	100.00%	99.65%	99.27%	98.69%	97.83%	81.92%	80.83%	79.68%	78.47%	76.95%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

ROLLING BROOK VILLAGE

A-3-2

ROLLING BROOK VILLAGE

Rolling Brook Village
1723 Long Shadows Court
Woodbridge, VA 22192
Franklin Farm
Dulles Intl. Airport 4 miles
Oakton
Vienna
Tysons Corner
McLean
WASH. D.C.
Virginia Hospital Center
Falls Church
West Falls Church
East Falls Church
Dunn Loring-Merrifield
Vienna-Fairfax-GMU
Metro
Arlington National Cemetery
The Pentagon
Ballston Common
Tattersall Park
Fair Oaks Mall
Merrifield
Capital Beltway
Arlington Blvd
West Falls Church
Seven Corners Center
ARLINGTON
Inova Fairfax Hospital
Fair Oaks
Lee Hwy
Fairfax
Old Town Fairfax
Fair City Mall
Mantua
Lake Barcroft
Northern VA Community College-Alexandria
Village at Shirlington
Reagan National Airport
Braddock Rd
George Mason University
Little River Tpke
Annandale
ALEXANDRIA
Twin Lakes Golf Course
Country Club of Fairfax
Lincolnia
Landmark Mall
Braddock Rd
Burke Centre Shopping Center
Fairfax Station
Kings Park
Lake Accotink
Springfield
Van Dorn Street
Old Town
Burke
Burke Centre Pkwy
Rolling Rd
Rose Hill
Huntington
Clifton
Chapel Rd
Fairfax County Pkwy
Rolling Valley Mall
West Springfield
Springfield Plaza
Springfield Mall
Springfield Commons
Franconia
Belle Haven
Ox Rd
Wolf Run Shoals Rd
Henderson Rd
Burke Lake
Franconia-Springfield
US Coast Guard Radio Station
Groveton
Huntley Meadows Park
G. Washington Pkwy
Potomac River
Fairfax County
Kingstowne
South Run Park
Telegraph Rd
Newington
Woodlawn
Fort Hunt
Occoquan River
Fountainhead Regional Park
Silverbrook Rd
Lorton Station Town Ctr.
Ox Rd
Lorton
Lorton Auto Train
Davison Army Airfield
Donald W. Reynolds Mus. and Educ. Ctr.
George Washington's Mount Vernon
Mount Vernon
Davis Ford Rd
Lake Ridge
Fort Belvoir US Army Reserve
Prince William County Stadium
Prince William Pkwy
Pohick Bay Golf Course
Piscataway Park
Gunston Rd
Pirate's Cove Waterpark
Tackett's Mill at Lake Ridge Shopping Center
VIRGINIA
Gunston Cove
Charles County
Prince George's County
Woodbridge
MARYLAND
Andrew Leitch Park
Dale City
Potomac Mills
Prince William Shopping Ctr.
Marumsco Plaza
Sentara Northern VA Med. Ctr.
Belmont Bay
Minnieville Rd
Occoquan Bay Natl. Wildlife Refuge
Mason Neck State Park
Potomac Festival
Stonebridge at Potomac Town Center
Prince William County
Cardinal Dr
AMTRAK/VRE
Occoquan Bay
Montclair
Northern VA Community College-Woodbridge
Rippon
Montclair Golf Club
Potomac River
Fortuna Center Plaza
Leesylvania State Park
Prince William Forest
Dumfries Rd
Southbridge
Indian Head
Dumfries
Joplin Rd
Triangle
Smallwood State Park
Quantico Marine Corps Base
Natl. Museum of the Marine Corps
Quantico
Naval Support Facility Indian Head
Reston
Wolf Trap
Washington D.C.
Chantilly
Centreville
Annandale
Yorkshire
Linton Hall
Manassas Park
Manassas
Nokesville
Suitland
Hillcrest Heights
Camp Springs
National Harbor
Brandywine
Waldorf
St. Charles
Bensville
Accokeek
Pomfret
La Plata
Garrisonville
Aquia Harbour

A-3-3

No. 1 – Rolling Brook Village

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$88,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$88,000,000			Location:	Woodbridge, VA
% of Initial Pool Balance:	8.8%			Size:	732 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$120,219
Borrower Names(1):	Various			Year Built/Renovated:	1987/2015
Sponsor:	Ralph S. Dweck			Title Vesting:	Fee
Mortgage Rate:	5.247%			Property Manager:	Gates, Hudson & Associates, Inc.
Note Date:	November 17, 2015			3rd Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2013)
Maturity Date:	December 6, 2020			Most Recent Occupancy (As of):	93.4% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.2% (11/2/2015)
Loan Term (Original):	60 Months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$6,809,589 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,976,764 (12/31/2014)
Call Protection:	L(24),D(33),O(3)			Most Recent NOI (As of):	$7,190,256 (TTM 9/30/2015)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt(2):	Yes			U/W Revenues:	$11,497,238
Additional Debt Type(2):	Mezzanine			U/W Expenses:	$4,381,484
				U/W NOI:	$7,115,754
				U/W NCF:	$6,932,754
				U/W NOI DSCR:	1.52x
Escrows and Reserves(3):				U/W NCF DSCR(2):	1.48x
				U/W NOI Debt Yield:	8.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(2):	7.9%
Taxes	$217,610	$108,805	NAP	As-Is Appraised Value:	$142,000,000
Insurance	$42,938	$14,313	NAP	As-Is Appraisal Valuation Date:	October 8, 2015
Replacement Reserves	$0	$15,250	NAP	Cut-off Date LTV Ratio(2):	62.0%
Deferred Maintenance	$37,500	$0	NAP	LTV Ratio at Maturity or ARD:	62.0%

(1)	See “The Borrowers” section.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrowers have been pledged to secure mezzanine indebtedness with a principal balance of $20,200,000. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.05x, 76.2% and 6.4%, respectively.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Rolling Brook Village Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Woodbridge, Virginia (the “Rolling Brook Village Property”). The Rolling Brook Village Mortgage Loan was originated on November 17, 2015 by Ladder Capital Finance LLC. The Rolling Brook Village Mortgage Loan had an original principal balance of $88,000,000, has an outstanding principal balance as of the Cut-off Date of $88,000,000 and accrues interest at an interest rate of 5.247% per annum. The Rolling Brook Village Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments through the term of the Rolling Brook Village Mortgage Loan. The Rolling Brook Village Mortgage Loan matures on December 6, 2020.

Following the lockout period, the borrowers have the right to defease the Rolling Brook Village Mortgage Loan in whole, but not in part, on any date before October 6, 2020. In addition, the Rolling Brook Village Mortgage Loan is prepayable without penalty on or after October 6, 2020.

A-3-4

ROLLING BROOK VILLAGE

Sources and Uses

Sources			Uses
Original loan amount	$88,000,000	62.6%	Purchase price	$138,500,000	98.6%
Mezzanine loan	20,200,000	14.4	Closing costs	1,722,299	1.2
Sponsor’s new cash contribution	32,320,346	23.0	Reserves	298,047	0.2
Total Sources	$140,520,346	100.0%	Total Uses	$140,520,346	100.0%

The Property. The Rolling Brook Village Property is a 732-unit, garden-style multifamily property located in Woodbridge, Virginia, approximately 20.0 miles southwest of the Washington D.C. central business district. Constructed in 1987 and 1991, and renovated in 2015, the Rolling Brook Village Property consists of 53 three-story residential buildings situated on a 54.9-acre parcel. Community amenities include two swimming pools, media center, fitness center, community room and conference room. Unit amenities include fully equipped kitchens and in-unit washer/dryers. The Rolling Brook Village Property contains 1,326 surface parking spaces resulting in a parking ratio of 1.8 spaces per unit. As of November 2, 2015, the Rolling Brook Village Property was 93.2% occupied.

The following table presents certain information relating to the unit mix of the Rolling Brook Village Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom / 1 Bath	244	33.3%	697	$1,165
1 Bedroom / 1 Bath + Den	48	6.6%	797	$1,246
2 Bedroom / 1 Bath	112	15.3%	854	$1,289
2 Bedroom / 2 Bath	328	44.8%	978	$1,407
Total/Weighted Average	732	100.0%	853	$1,298

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Rolling Brook Village Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	11/2/2015(2)
NAV	93.8%	93.4%	93.2%

(1)	Historical occupancy prior to 2013 is unavailable, as the sponsor recently acquired the Rolling Brook Village Property, and it was not provided by the seller.

(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rolling Brook Village Property:

Cash Flow Analysis

	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$11,080,404	$11,244,434	$11,296,625	$10,518,267	91.5%	$14,369
Grossed Up Vacant Space	0	0	0	778,358	6.8	1,063
Concessions	0	0	0	0	0.0	0
Other Income	802,104	930,015	979,604	979,604	8.5	1,338
Less Vacancy & Credit Loss	(931,640)	(831,849)	(778,991)	(778,991)(1)	(6.8)	(1,064)
Effective Gross Income	$10,950,868	$11,342,600	$11,497,238	$11,497,238	100.0%	$15,707

Total Operating Expenses	$4,141,279	$4,365,836	$4,306,982	$4,381,484	38.1%	$5,986

Net Operating Income	$6,809,589	$6,976,764	$7,190,256	$7,115,754	61.9%	$9,721
Capital Expenditures	0	0	0	183,000	1.6	250
Net Cash Flow	$6,809,589	$6,976,764	$7,190,256	$6,932,754	60.3%	$9,471

NOI DSCR	1.45x	1.49x	1.53x	1.52x
NCF DSCR	1.45x	1.49x	1.53x	1.48x
NOI DY	7.7%	7.9%	8.2%	8.1%
NCF DY	7.7%	7.9%	8.2%	7.9%

(1)	The underwritten economic vacancy is 6.9%. The Rolling Brook Village Property was 93.2% physically occupied as of November 2, 2015.

Appraisal. As of the appraisal valuation date of October 8, 2015, the Rolling Brook Village Property had an “as-is” appraised value of $142,000,000.

A-3-5

ROLLING BROOK VILLAGE

Environmental Matters. According to a Phase I environmental assessment dated October 13, 2015, there was no evidence of any recognized environmental conditions at the Rolling Brook Village Property.

Market Overview and Competition. The Rolling Brook Village Property is located in Woodbridge, Virginia, approximately 20.0 miles southwest of the Washington D.C. central business district. The Rolling Brook Village Property is located near Interstate 95 and Jefferson David Highway, both providing north/south access to the property. Jefferson Davis Highway is a major retail hub for the area and is comprised of a mix of power centers, big box retailers and neighborhood centers. Large retail draws include Potomac Town Center, a 550,000 square foot power center anchored by Wegmans and whose major tenants include Sport & Health, DSW, REI, Old Navy, and an Apple Store. The nearest regional mall is Potomac Mills, a Simon Property Group mall with a 97% occupancy, which is located four miles south of the Rolling Brook Village Property. The estimated 2015 population within a one-, three- and five-mile radius of the Rolling Brook Village Property was 15,336, 72,780 and 203,912, respectively, and the estimated 2015 average annual household income within the same radii was $99,854, $108,949 and $120,537, respectively.

According to a third party market research report, the Rolling Brook Village Property is located in the Northern Virginia multifamily market and the East Prince William County multifamily submarket. As of third quarter 2015, the Northern Virginia multifamily market contained 59,952 units, with an 8.4% vacancy rate and average monthly asking rent of $1,784 per unit per month. As of the third quarter of 2015, the East Prince William County had a 4.2% vacancy rate and average monthly asking rent of $1,542 per unit per month.

The following table presents certain information relating to comparable multifamily properties for the Rolling Brook Village Property:

Competitive Set(1)

	Rolling Brook Village (Subject)	Windsor at Potomac Vista	Dominion Lake Ridge	Dominion Middle Ridge	Springwoods at Lake Ridge	Misty Ridge	Windsor Park
Location	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA
Distance to Subject	--	2.8 miles	2.9 miles	3.7 miles	4.0 miles	4.3 miles	4.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	732	408	192	280	180	409	220
Average Rent (per unit)	$1,298	$1,347	$1,379	$1,437	$1,317	$1,243	$1,330
Total Occupancy	93%	96%	97%	95%	97%	95%	96%

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers comprise three tenants-in-common: Rolling Brook Park Center, LLC, Rolling Brook Stratford, LLC and Rolling Brook Windsor, LLC. Each tenant-in-common is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Rolling Brook Village Mortgage Loan. Ralph S. Dweck is the guarantor of certain nonrecourse carveouts under the Rolling Brook Village Mortgage Loan.

The Sponsor. The sponsor, Ralph S. Dweck, currently owns 16 multifamily properties in Washington D.C. and Virginia with a total of 5,332 units in addition to a 224,300 square foot office building in Arlington, Virginia. As of October 2015, Mr. Dweck’s real estate holdings are valued at approximately $1.9 billion. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $217,610 for real estate taxes, $42,938 for insurance premiums and $37,500 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $108,805 for real estate taxes, $14,313 for insurance premiums and $15,250 for replacement reserves.

Lockbox and Cash Management. The loan documents require a soft lockbox into which the borrowers or the property manager are required to deposit all revenues within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Upon the occurrence of a Cash Management Trigger Event (as defined below), all excess cash flow will be held as additional collateral for the Rolling Brook Village Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any event of default under the management agreement; or (iii) the debt service coverage ratio falling below 1.42x as of any date of determination by the lender. A Cash Management Trigger Event will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the cure of such default under the management agreement; and with respect to clause (iii), the debt service coverage ratio being at least 1.48x for two consecutive calendar quarters.

Property Management. The Rolling Brook Village Property is managed by Gates, Hudson & Associates, Inc.

Assumption. The borrowers have a one-time right to transfer the Rolling Brook Village Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iv) the mezzanine borrower will have satisfied all of the terms set forth in the mezzanine loan agreement regarding an assumption of the Rolling Brook Village Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section);(v) borrower pays the lender an assumption fee equal to 0.5% of the outstanding principal balance of the Rolling Brook Village Mortgage Loan; and (vi) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the

A-3-6

ROLLING BROOK VILLAGE

transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. SMHF Cayman Hotel, LLC is the holder of a mezzanine loan in the original amount of $20,200,000 (the “Rolling Brook Village Mezzanine Loan”) from Rolling Brook Park Center Mezzco, LLC, Rolling Brook Stratford Mezzco, LLC and Rolling Brook Windsor Mezzco, LLC, each a Delaware limited liability company that directly owns 100.0% of the related individual borrower. The Rolling Brook Village Mezzanine Loan accrues interest at an interest rate of 9.375% per annum. The Rolling Brook Village Mezzanine Loan matures on December 6, 2020. The rights of the Rolling Brook Village Mezzanine Loan lender are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Rolling Brook Village Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-7

EMPIRE MALL

A-3-8

EMPIRE MALL

Empire Mall
5000 Empire Mall
Sioux Falls, SD 57106
SIOUX FALLS
Sioux Falls Regional Airport
MINNEHAHA COUNTY
LINCOLN COUNTY
W. 60th St.
E. 60th St.
Benson Rd.
Maple St.
Russell St.
Madison St.
Burnside St.
E. 6th St.
W. 12th St.
Arrowhead Pkwy.
W. 41st St.
E. 41st St.
W. 57th St.
E. 57th St.
W. 69th St.
E. 69th St.
271st St.
272nd St.
273rd St.
N. Ellis Rd.
S. Ellis Rd.
La Mesa Dr.
N. Marion Rd.
S. Marion Rd.
S. Sertoma Ave.
S. Kiwanis Ave.
N. Minnesota Ave.
N. Cliff Ave.
S. Cliff Ave.
S. Cleveland Ave.
Southeastern Ave.
S. Sycamore Ave.
S. Bahnson Ave.
Rice St.
S. Louise Ave.
S. Western Ave.
Sundowner Ave.
469th Ave.
471st Ave.
473rd Ave.
477th Ave.
Proposed SD 100 Corridor
USD University Center
SCHEELS IcePlex
Sanford Youth Football Complex
Capital Card Services
Citibank Call Center
Cosentry Sioux Falls-East Data Center
Elmwood Golf Course
Howard Wood Field
Denny Sanford Premier Center
Terrace Park
Falls Park
Falls of the Big Sioux River
Queen Bee Mill Ruins
W.H. Lyon Fairgrounds
Big Sioux River
Great Bear Park
River Ridge Golf Club
Sherman Park
Great Plains Zoo & Delbridge Museum of Natural History
Sanford USD Medical Center
Sanford School of Medicine-USD
Washington Pavilion
Riverdale Park
Avera McKennan Hospital & University Health Center
The Country Club of Sioux Falls
Minnehaha Country Club
Sioux Falls VA Medical Center
University of Sioux Falls
Augustana University
Kuehn Golf Course
Pasley Park
Western Mall Shopping Center
Sertoma Park
Spencer Park
Tomar Park
Harmodon Park
Sertoma Butterfly House & Marine Cove
Yankton Trail Park
Prairie Green Golf Course
Avera Heart Hospital
Tea
90
29
229
115
38
38A
42
Bismarck
FARGO
Dickinson
Jamestown
NORTH DAKOTA
MT
MINN.
Fergus Falls
Aberdeen
Watertown
SOUTH DAKOTA
Pierre
Spearfish
Rapid City
Huron
Brookings
Marshall
Mitchell
SIOUX FALLS
Yankton
IOWA
Sioux City
Chadron
Valentine
NEBRASKA
Norfolk
Scottsbluff
North Platte
Columbus
OMAHA

A-3-9

No. 2 – Empire Mall

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$75,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$75,000,000			Location:	Sioux Falls, SD
% of Initial Pool Balance:	7.5%			Size:	1,124,451 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$168.97
Borrower Name:	Empire Mall, LLC			Year Built/Renovated:	1974/2013
Sponsor:	Simon Property Group, Inc.			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.314%			Property Manager:	Self-managed
Note Date:	November 24, 2015			3rd Most Recent Occupancy (As of):	94.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.0% (12/31/2013)
Maturity Date:	December 1, 2025			Most Recent Occupancy (As of):	97.2% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	97.1% (10/23/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$19,090,493 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$20,677,771 (12/31/2014)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$21,505,710 (TTM 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$28,697,242
				U/W Expenses:	$7,478,959
				U/W NOI:	$21,218,283
				U/W NCF:	$20,386,359
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.88x
				U/W NCF DSCR(1):	1.80x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.2%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$350,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 15, 2015
TI/LC Reserve	$75,000	Springing	NAP	Cut-off Date LTV Ratio(1):	54.3%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	47.3%

(1)	The Empire Mall Whole Loan, with an original principal balance of $190,000,000, is comprised of five pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5). The non-controlling Note A-2 had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-Off Date of $75,000,000 and will be contributed to the WFCM 2015-P2 Trust. The controlling note A-1 and non-controlling notes A-3, A-4 and A-5 have a combined original principal balance of $115,000,000, and are expected to be contributed to future trusts. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Empire Mall Whole Loan.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Empire Mall Whole Loan”) which is evidenced by five pari passu promissory notes that are secured by a first mortgage encumbering the fee simple and leasehold interests in a regional mall which is located in Sioux Falls, South Dakota (the “Empire Mall Property”). The Empire Mall Whole Loan was originated on November 24th, 2015 by Société Générale. The Empire Mall Whole Loan had an original principal balance of $190,000,000, has an outstanding principal balance as of the Cut-off Date of $190,000,000 and accrues interest at an interest rate of 4.314% per annum. The Empire Mall Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest only payments for the first 36 months following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Empire Mall Whole Loan matures on December 1, 2025.

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents a non-controlling interest in the Empire Mall Whole Loan. The related Note A-1, Note A-3, Note A-4 and Note A-5 (the “Empire Mall Companion Loans”) are expected to be contributed to future trusts and have an aggregate original principal balance of $115,000,000. Note A-1 represents the controlling interest in the Empire Mall Whole Loan. The Mortgage Loan Seller provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans — The Empire Mall Whole Loan” in the Preliminary Prospectus.

A-3-10

EMPIRE MALL

Following the lockout period, the borrower has the right to defease the Empire Mall Whole Loan in whole, but not in part (see “Free Release” section), on any date before June 1, 2025. In addition, the Empire Mall Whole Loan is prepayable without penalty on or after June 1, 2025.

Sources and Uses

Sources			Uses
Original whole loan amount	$190,000,000	100.0%	Loan payoff	$176,300,000	92.8%
			Reserves	75,000	0.0
			Closing costs	1,685,311	0.9
			Return of equity	11,939,689	6.3
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Property. The Empire Mall Property is a regional mall located in Sioux Falls, South Dakota. The Empire Mall Property contains approximately 1,124,451 square feet of retail space, inclusive of several ground leased outparcels. Built in 1974, the Empire Mall Property is comprised of one main building and five outparcel buildings situated on an approximately 121.7 acre parcel. The Empire Mall Property is anchored by Dick’s Clothing & Sport, Sears, J.C. Penney, Younkers, and Macys (on a ground lease). Other major tenants include a Hy-Vee grocery store, Richman Gordman and standalone outparcels including large tenants such as The District, Toys R Us/Babies R Us and T.J. Maxx. Two of the outparcels, totaling 13,450 square feet of rentable area, are subject to an underlying ground lease from a third party.

The Empire Mall Property underwent an approximately $17.0 million renovation in 2013, which included upgrades to the building entrances, replacement of floor finishes, ceiling and lighting retrofits, replacement of furniture, fixtures and equipment and the construction of a flagship Dick’s Clothing & Sport. The Empire Mall Property contains 6,470 surface parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area. As of October 23, 2015, the Empire Mall Property was 97.1% occupied by 127 tenants.

A-3-11

EMPIRE MALL

The following table presents certain information relating to the tenancy at the Empire Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
Dick’s Clothing & Sport	NR/NR/NR	50,300	4.5%	$14.00	$704,200	4.3%	$158	11.4%	1/31/2024(4)
Sears	C/Caa3/CCC+	100,709	9.0%	$3.77	$379,691	2.3%	$132	3.3%	6/30/2018(5)
J.C. Penney	B-/Caa1/CCC+	134,209	11.9%	$2.66	$356,931	2.2%	$153	2.1%	4/30/2021(6)
Younkers	NR/NR/NR	101,151	9.0%	$2.76	$279,122	1.7%	$211	3.5%	1/31/2026(7)
Macy’s (Ground Lease)	BBB+/Baa2/BBB+	100,790	9.0%	$0.35	$35,000	0.2%	NAV	NAV	1/31/2019(8)
Total Anchor Tenants		487,159	43.3%	$3.60	$1,754,944	10.7%

Major Tenants
Hy-Vee	NR/NR/NR	89,044	7.9%	$6.41	$570,683	3.5%	NAV	NAV	12/31/2026(9)
Gap/Gap Kids/Baby Gap	BBB-/Baa2/BBB-	15,004	1.3%	$31.81	$477,352	2.9%	$153	26.6%	1/31/2019(10)
Richman Gordman	NR/NR/NR	60,000	5.3%	$7.03	$421,885	2.6%	$203	4.0%	1/31/2017(11)
T.J. Maxx	NR/A2/A+	25,818	2.3%	$11.50	$296,907	1.8%	$438	3.0%	1/31/2022(6)
Old Navy	BBB-/Baa2/BBB-	16,489	1.5%	$16.94	$279,293	1.7%	$377	6.0%	2/29/2020
The District (Ground Lease)	NR/NR/NR	37,000	3.3%	$4.46	$165,000	1.0%	NAV	NAV	1/31/2024
Toys R Us/Babies R Us	NR/NR/NR	30,625	2.7%	$2.87	$87,846	0.5%	NAV	NAV	1/31/2020
Total Other Major Tenants		273,980	24.4%	$8.39	$2,298,966	14.1%

Non-Major Tenants		330,858	29.4%	$37.14	$12,289,190	75.2%

Occupied Total		1,091,997	97.1%	$14.97	$16,343,100	100.0%

Vacant Space		32,454	2.9%

Collateral Total		1,124,451	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2016, totaling $157,653.

(3)	Some tenants at the Empire Mall Property are not required to report sales and in such cases, Sales PSF and Occupancy Costs are not available. Sales PSF and Occupancy Cost are for the trailing 12-month period ending September 30, 2015.

(4)	Dick’s Clothing & Sport has three, five-year lease renewal options.

(5)	Sears has two, five-year lease renewal options.

(6)	J.C. Penney and T.J. Maxx each have one, five-year lease renewal option.

(7)	Younkers has three, ten-year lease renewal options.

(8)	Macy’s has three, ten-year lease renewal options. Macy’s may terminate its lease at anytime with 180 days notice.

(9)	Hy-Vee has four, five-year lease renewal options.

(10)	Gap/Gap Kids/Baby Gap has two, four-year lease renewal options.

(11)	Richman Gordman has one, five-year lease renewal option.

A-3-12

EMPIRE MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Empire Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant Name	2012	2013	2014	TTM 9/30/2015	TTM 9/30/2015 Occupancy Cost
Younkers	$221	$218	$212	$211	3.5%
Dick’s Clothing & Sport	NAP	NAP	$160	$158	11.4%
Richman Gordman	$225	$215	$204	$203	4.0%
J.C. Penney	$225	$136	$144	$153	2.1%
Sears	$153	$153	$137	$132	3.3%
Aeropostale	$594	$474	$419	$382	10.1%
T.J. Maxx	$327	$417	$391	$438	3.0%
Old Navy Clothing Company	$357	$355	$366	$377	6.0%
Banana Republic	$241	$216	$205	$214	12.3%
Express / Express Men	$223	$226	$201	$205	23.1%
Rue 21	$255	$241	$262	$266	8.0%
Gap/Gap Kids/Baby Gap	$233	$217	$174	$153	26.6%
Maurices	$523	$510	$517	$564	13.6%
American Eagle Outfitters	$639	$565	$561	$639	9.3%
Charlotte Russe	$301	$288	$265	$235	23.7%
Buckle	NAP	NAP	$1,227	$1,162	7.6%
Victoria’s Secret	$782	$735	$626	$652	9.2%
Pink	NAP	$928	$772	$973	7.6%
Eddie Bauer	$234	$245	$217	$229	24.1%
Zales Jewelers	$1,142	$1,367	$1,374	$1,542	8.6%
Sephora	NAP	$536	$702	$832	6.6%
Yankee Candle	$392	$416	$402	$385	20.5%
Men’s Warehouse	$366	$405	$432	$451	3.8%
Bath & Body Works	$766	$983	$1,005	$1,007	7.6%
Champs Sports	$414	$421	$398	$397	13.6%
GameStop	$1,236	$1,227	$1,265	$1,331	8.2%
Journeys	$697	$654	$664	$630	16.5%
Gymboree	$544	$538	$456	$461	16.8%
Famous Footwear	$278	$377	$351	$387	11.2%
Foot Locker	$471	$472	$467	$396(4)	14.5%
Verizon Wireless	$406	$435	$667	$1,232	10.0%
Things Remembered	$1,394	$1,361	$1,323	$1,250	24.3%

Total In-Line (<10,000 square feet)	$436	$435	$423	$451	14.5%
Total In-Line Occupancy Costs	13.3%	14.0%	14.7%	14.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales during the given period.

(4)	Foot Locker increased its net rentable area from 3,409 square feet to 4,103 square feet in April 2015.

A-3-13

EMPIRE MALL

The following table presents certain information relating to the lease rollover schedule at the Empire Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,093	0.2%	2,093	0.2%	$24,028	$11.48
2015	2	3,860	0.3%	5,953	0.5%	$126,149	$32.68
2016	20	50,929	4.5%	56,882	5.1%	$1,786,498	$35.08
2017	16	100,880	9.0%	157,762	14.0%	$2,177,184	$21.58
2018	15	138,287	12.3%	296,049	26.3%	$1,618,732	$11.71
2019	14	144,754	12.9%	440,803	39.2%	$1,792,019	$12.38
2020	11	76,813	6.8%	517,616	46.0%	$1,443,603	$18.79
2021	9	152,721	13.6%	670,337	59.6%	$1,056,743	$6.92
2022	8	46,315	4.1%	716,652	63.7%	$1,012,761	$21.87
2023	11	32,051	2.9%	748,703	66.6%	$1,368,805	$42.71
2024	10	115,285	10.3%	863,988	76.8%	$2,058,191	$17.85
2025	4	17,256	1.5%	881,244	78.4%	$713,891	$41.37
Thereafter	6	210,753	18.7%	1,091,997	97.1%	$1,164,497	$5.53
Vacant	0	32,454	2.9%	1,124,451	100.0%	$0	$0.00
Total/Weighted Average	127	1,124,451	100.0%			$16,343,100	$14.97

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Empire Mall Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	10/23/2015(2)(3)

94.6%	98.0%	97.2%	97.1%

(1)	Information obtained from the borrower.

(2)	The occupancy excludes temporary tenants.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Empire Mall Property:

Cash Flow Analysis

	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,567,944	$16,007,670	$16,236,415	$16,343,100(1)	57.0%	$14.53
Grossed Up Vacant Space	0	0	0	1,659,860	5.8	1.48
Percentage Rent	465,506	366,503	639,664	809,257	2.8	0.72
Total Reimbursables	9,002,626	9,523,412	9,382,685	9,614,895	33.5	8.55
Other Income	1,864,173	1,816,492	1,962,852	1,962,852	6.8	1.75
Less Vacancy & Credit Loss	28,986	(60,879)	64,125	(1,692,721)(2)	(5.9)	(1.51)
Effective Gross Income	$25,929,235	$27,653,198	$28,285,741	$28,697,242	100%	$25.52

Total Operating Expenses	$6,838,742	$6,975,427	$6,780,031	$7,478,959	26.1%	$6.65

Net Operating Income	$19,090,493	$20,677,771	$21,505,710	$21,218,283	73.9%	$18.87
TI/LC	0	0	0	589,189	2.1	0.52
Capital Expenditures	0	0	0	242,735	0.8	0.22
Net Cash Flow	$19,090,493	$20,677,771	$21,505,710	$20,386,359	71.0%	$18.13

NOI DSCR(3)	1.69x	1.83x	1.90x	1.88x
NCF DSCR(3)	1.69x	1.83x	1.90x	1.80x
NOI DY(3)	10.0%	10.9%	11.3%	11.2%
NCF DY(3)	10.0%	10.9%	11.3%	10.7%

(1)	U/W Base Rent includes contractual rent steps through May 2016, totaling $157,763.

(2)	The underwritten economic vacancy is 5.6%. The Empire Mall Property was 97.1% physically occupied as of October 23, 2015.

(3)	The debt service coverage ratios and debt yields are based on the Empire Mall Whole Loan.

A-3-14

EMPIRE MALL

Appraisal. As of the appraisal valuation date of October 15, 2015, the Empire Mall Property had an “as-is” appraised value of $350,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 19, 2015, 11 non-active in-ground hydraulic lifts were observed at the Empire Mall Property.  The status of these in-ground hydraulic cylinders and hydraulic reservoirs are unknown at this time and as such, they represent a recognized environmental condition.  Sears has been identified as the responsible party for liability and costs associated with groundwater monitoring and remediation, if required.  The Phase I Environmental Site Assessment recommends obtaining documentation regarding the decommissioning of the hydraulic lifts.  If not available, it was recommended by the Phase I environmental assessment that the lifts be decommissioned.

Market Overview and Competition. The Empire Mall Property is located in the southeast quadrant of Interstate 29 and 41st Street in Sioux Falls, South Dakota. The Empire Mall Property is bounded by 41st Street to the north, 49th Street to the south, I-29 to the west, and Louise Avenue to the east. According to a third-party market research provider, daily traffic counts are approximately 29,000 to 35,000 vehicles along 41st Street and 44,000 vehicles along I-29. As of August 2015, Sioux Falls had a population of approximately 244,000 and has one of the lowest unemployment rates in the United States at 2.5%. Sioux Falls’ population grew at an average rate of 2.1% annually between 2004 and 2014, well above the statewide population growth rate of 1.0% annually and the average national growth rate of 0.9% annually over the same time period. Sioux Falls is a regional hub for education and health services and boasts the highest education attainment of any metropolitan area within the Midwest, with 30.9% of adult residents holding a bachelor’s or advanced college degree. The city was listed as one of the top 10 small places for business and careers for each of the past 10 years. The trade, transportation, utilities, education and health services sectors account for more than 40% of total employment in the metropolitan area, with Sanford Health and Avera Health, health care companies, and John Morrell & Co. being the top three employers. The Empire Mall Property’s trade area has a radius of 30.0 miles and includes approximately 253,225 people with average annual household income of $72,873. The closest regional mall competitor to the Empire Mall Property is located 77.0 miles south in Sioux City, Iowa.

According to a third-party research report, as of the third quarter of 2015, the Sioux Falls retail market reported a total retail inventory of 9.5 million square feet with a 2.2% vacancy rate and average asking rents of $11.94 per square foot, on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Empire Mall Property:

Competitive Set(1)

	Empire Mall (Subject)	Meadows on the River	Western Mall	Dawley Farm Village	Southern Hills Mall	River Hills Mall
Location	Sioux Falls, SD	Sioux Falls, SD	Sioux Falls, SD	Sioux Falls, SD	Sioux City, IA	Mankato, MN
Distance from Subject	--	0.2 miles	0.8 miles	6.0 miles	77.0 miles	150.0 miles
Property Type	Regional Mall	Power Center	Community Center	Power Center	Regional Mall	Regional Mall
Year Built/Renovated	1974/2013	1990/2008	1968/2003	2002/2013	1980/2000	1991/2007
Anchors	Sears, Macy’s, J.C. Penney, Dick’s Clothing & Sport, Younkers	Home Depot, Michael’s, Walmart, PetSmart, Century Theatre, World Market	Scheels, Best Buy, Hancock Fabrics, SD Furniture Mart, West Mall 7	Target, Kohl’s, Walmart Supercenter, Burlington Coat Factory	Sears, J.C. Penney, Scheels, Younkers, Carmike Cinema, Hy-Vee	J.C. Penney, Herberger’s, Sears, Target, Scheels, Barnes & Noble
Total GLA	1,124,451 SF	1,081,095 SF	418,141 SF	603,870 SF	950,897 SF	792,810 SF
Total Occupancy	97%	96%	97%	99%	84%	92%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Empire Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Empire Mall Whole Loan. Simon Property Group, Inc. (“Simon”) is the guarantor of certain nonrecourse carveouts under the Empire Mall Whole Loan, in which liability is limited to $38,000,000 pursuant to a guaranty agreement.

The Sponsor. The sponsor, Simon (NYSE: SPG), is an S&P 100 company, owning or holding interests in 230 commercial properties totaling approximately 190.0 million square feet with total market capitalization of $66.5 billion as of September 30, 2015. Simon is a publicly traded real estate investment trust that was established in 1993 and operates a fully integrated real estate company from five retail real estate platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Simon’s 2014 revenue was reported to be approximately $4.9 billion. See “Description of the Mortgage Pool — Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for an upfront escrow of $75,000 for outstanding tenant improvement and leasing obligations for J.C. Penney. The loan documents do not require monthly escrows for real estate taxes, insurance, replacement reserves or tenant improvements and leasing commissions reserves, provided no Debt Service Coverage Ratio Trigger Period (as defined below) has occurred and is continuing under the Empire Mall Whole Loan. In the event that a Debt Service Coverage Ratio Trigger Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will

A-3-15

EMPIRE MALL

not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $20,228 (subject to a cap of $485,473); and (iii) for tenant improvements and leasing commissions in an amount equal to $49,099 (subject to a cap of $1,000,000). Monthly reserves for ground lease funds are required during the continuance of a Lockbox Event (see “Lockbox and Cash Management” section).

A “Debt Service Coverage Ratio Trigger Period” will commence if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.20x.

Lockbox and Cash Management. The Empire Mall Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a weekly basis. Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis and on the 30th day of each calendar month (or on each business day, during the continuance of an event of default) into a lender controlled cash management account.

A “Lockbox Event” will commence upon the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); (iii) if, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.20x for two consecutive calendar quarters; or (iv) an Anchor Tenant Trigger Event (as defined below). A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the property manager with a qualified property manager pursuant to a replacement management agreement or such bankruptcy action is discharged or dismissed within 90 days; with respect to clause (iii), when the amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.20x has been achieved for two consecutive calendar quarters; or with respect to clause (iv), if such Anchor Tenants (as defined below) re-commence operations at the applicable premises and the borrower has delivered certification of such to the lender; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Empire Mall Whole Loan documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event, including reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Empire Mall Whole Loan.

An “Anchor Tenant Trigger Event” will commence if two or more anchor tenants (i) go dark, vacate or cease to occupy their respective premises, (ii) reject their respective leases at the Empire Mall Property in a bankruptcy action or proceeding, or (iii) otherwise give notice to vacate during the term of the loan.

“Anchor Tenants” include J.C. Penney, Younkers, Sears, Hy-Vee, Dick’s Clothing and Sport, Macy’s and any replacement tenant occupying all or substantially all of the space previously demised to any of such Anchor Tenants.

Property Management. The Empire Mall Property is managed by an affiliate of the borrower.

Assumption. The borrower also has the right to transfer the Empire Mall Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee (as defined below), provided that no event of default has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2015-P2 Certificates and similar confirmations with respect to the ratings of any securities backed by the Empire Mall Companion Loans.

The borrower has the right to transfer the Empire Mall Property, or greater than 50% of the aggregate interests in the borrower, in one, or a series of, related transactions to one or more Qualified Transferees (as defined below) (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 60 days after the WFCM 2015-P2 Trust closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

A “Qualified Transferee” is: (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of Fitch, KBRA and Moody’s that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series WFCM 2015-P2 Certificates and similar confirmations with respect to ratings of any securities backed by the Empire Mall Companion Loans; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

“Key Principal” means any of SPG LP or Simon.

A-3-16

EMPIRE MALL

Free Release. Provided that no event of default has occurred and is continuing, the borrower may: (i) make transfers of immaterial or non-income producing portions of the Empire Mall Property in connection with takings or condemnations of any portion of the Empire Mall Property; (ii) make transfers of non-income producing portions of the Empire Mall Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Empire Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including, with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Empire Mall Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Empire Mall Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The Empire Mall Property is subject to a ground lease encompassing a 13,450 square foot outparcel, which commenced on October 1, 1973 between Judson S. Berry and General Growth Properties. The outparcel is leased to two tenants, Red Lobster and Men’s Wearhouse. The second of two 10-year renewal options was exercised on October 27, 2015, extending the term to expire on September 30, 2033 with no remaining renewal options. The current monthly rental amount of $5,257 is adjusted every five years according to the increase in the consumer price index. For each percentage of increase in the annual index over that of the previous year, there will be a corresponding percentage increase in the monthly rental amount.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Empire Mall Property, or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a standalone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Empire Mall Property is located, so long as in no event will such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which will continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Empire Mall Property is repaired or replaced and operations are resumed.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Empire Mall Property. At the time of loan closing, the Empire Mall Property had insurance for windstorms.

A-3-17

PINEAPPLE HOTEL PORTFOLIO

Pineapple Hotel Five

Pineapple Watertown Hotel

Pineapple University Inn

A-3-18

PINEAPPLE HOTEL PORTFOLIO

Pineapple Hotel Portfolio
1 Hotel Five Seattle, WA
2 Watertown Hotel Seattle, WA
3 University Inn Seattle, WA
SEATTLE
University District
Fremont
Queen Anne
West Lake
East Lake
Lake Union
Capitol Hill
Midtown
Downtown
Yesler Terrace
Madison Park
Union Bay
Puget Sound
Elliott Bay
KING COUNTY
University of Washington
University Village Shopping Center
UW Golf Driving Range
Union Bay Natural Area
Allen Library
Meany Hall for the Performing Arts
Husky Ballpark
Alaska Airlines Arena
Husky Stadium
University of Washington Med. Ctr.
Univ. of Washington
Wallingford Playfield
Gas Works Park
Seattle Pacific University
David Rodgers Park
W Queen Anne Playfield
Kracke Park
Montlake Playfield
Interlaken Park
Volunteer Park
Lakeview Place
Bellevue Place
Botanic Gardens
Broadmoor Golf Course
Washington Park Arboretum
Evergreen Point Floating Bridge
Portage Bay Viaduct
University Link (UC - Open 2016)
Fremont Cut
SEATTLE CENTER
McCaw Hall
Key Arena
Memorial Stadium
Pacific Science Ctr.
Space Needle
The Bill & Melinda Gates Foundation
Thomas Street Park
Denny Park
Broadway Market
Capitol Hill
Seattle Central Comm. College
Bobby Morris Playfield
New Amazon Headquarters
MONORAIL
Battery St Tunnel
Pacific Place
Paramount Theatre
RETAIL CORRIDOR
Westlake Center
WA State Conv. Ctr.
Virginia Mason Med. Ctr.
Seattle University
Swedish Medical Center
The 5th Ave. Theater
Freeway Park
PIKE PLACE MARKET
Seattle Aquarium
Waterfront Park
The Seattle Great Wheel
Benaroya Hall
University St.
Central Link Light Rail
Tillicum Village
Seattle Mun. Tower
Westlake Center
Columbia Ctr.
PIONEER SQUARE
Kobe Terrace Park
Int'l Dist. Chinatown
KING ST.
Century-Link Field
Safeco Field
Stadium
Sea-Tac Intl. Airport 15 miles
SOUNDER - EVERETT/SEATTLE LINE
SEATTLE-VICTORIA FERRY
SEATTLE-BRIDGEMONT
SEATTLE- BAINBRIDGE IS.
SEATTLE-BREMERTON
SEATTLE-VASHON
Alaskan Way Viaduct
N 45th St
NE 45th St
N 40th St
N 39th St
N 36th St
N 34th St
N Pacific St
NE Pacific St
W Nickerson St
Queen Anne Dr
Smith St
Boston St
Roy St
W Mercer St
Valley St
Denny Way
E Denny Way
E Olive Way
E Thomas St
E John St
E Lynn St
E Madison St
Madison St
Yesler Way
Dearborn St
Leary Way NW
Fremont Ave N
Aurora Ave N
Stone Way N
Meridian Ave N
7th Ave NE
Eastlake Ave E
Fuhrman Ave E
Montlake Blvd NE
Westlake Ave N
Fairview Ave N
10th Ave E
24th Ave E
Boyer Ave E
Lake Washington Blvd
Queen Anne Ave N
Taylor Ave N
Western Ave
5th Ave
1st Ave
Alaskan Way
Broadway
12th Ave
Boren Ave
Marysville
Everett
Mukilteo
Lynnwood
Edmonds
Shoreline
Bothell
Kirkland
Redmond
Bellevue
Sammamish
Issaquah
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
Puyallup
South Hill
Bremerton
Port Orchard
Burien
Des Moines
SeaTac
Mercer Island
Maple Valley
CASCADE RANGE

A-3-19

No. 3 – Pineapple Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Portfolio
				Property Type:	Hospitality
Original Principal Balance:	$61,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$61,500,000			Location:	Seattle, WA
% of Initial Pool Balance:	6.1%			Size:	318 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$193,396
Borrower Names:	Dream Legacy PRU SPE LLC; PHC PRU SPE LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Michelle Foreman Barnet			Title Vesting:(4)	Fee
Mortgage Rate:	4.950%			Property Manager:	Self-managed
Note Date:	November 6, 2015			3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.8% (12/31/2013)
Maturity Date:	December 1, 2025			Most Recent Occupancy (As of):	87.6% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	89.1% (8/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of) (5):	$5,637,809 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of) (5):	$7,759,364 (12/31/2014)
Call Protection(1):	L(24),D(92),O(4)			Most Recent NOI (As of) (5):	$8,511,617 (TTM 8/31/2015)
Lockbox Type:	Springing
Additional Debt(2):	None
Additional Debt Type:	NAP			U/W Revenues:	$16,980,118
				U/W Expenses:	$8,589,520
				U/W NOI:	$8,390,598
				U/W NCF:	$7,711,393
Escrows and Reserves(3):				U/W NOI DSCR:	2.13x
				U/W NCF DSCR:	1.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.6%
Taxes	$87,785	$43,892	NAP	U/W NCF Debt Yield:	12.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$102,500,000
Deferred Maintenance	$67,625	$0	NAP	As-Is Appraisal Valuation Date:	July 29, 2015
FF&E Reserve	$0	$56,600	$2,500,000	Cut-Off Date LTV Ratio:	60.0%
Seasonality Reserve	$200,000	$50,000	$400,000	LTV Ratio at Maturity or ARD:	51.8%

(1)	Partial releases of individual properties are allowed subject to either partial defeasance or prepayment with greater of yield maintenance or prepayment premium of 1% of the applicable release amount. See “Partial Release” section.

(2)	See “The Borrowers” section regarding pledge of an indirect ownership interest in the fee borrower to secure a promissory note between certain indirect owners.

(3)	See “Escrows” section.

(4)	See “The Borrowers” section

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Pineapple Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three limited service hotels located in Seattle, Washington (the “Pineapple Hotel Portfolio Properties”). The Pineapple Hotel Portfolio Mortgage Loan was originated on November 6, 2015 by Principal Commercial Capital. The Pineapple Hotel Portfolio Mortgage Loan had an original principal balance of $61,500,000, has an outstanding principal balance as of the Cut-off Date of $61,500,000 and accrues interest at an interest rate of 4.950% per annum. The Pineapple Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Pineapple Hotel Portfolio Mortgage Loan matures on December 1, 2025.

Following the lockout period, the borrowers have the right to defease the Pineapple Hotel Portfolio Mortgage Loan in whole, or in part, and to prepay the Pineapple Hotel Portfolio Mortgage Loan in part (subject to payment of the greater of (i) a 1% prepayment premium or (ii) a yield maintenance premium, in each case based on the amount of principal balance being prepaid) in connection with a partial release (see “Partial Release” section), on any date before September 1, 2025. In addition, the Pineapple Hotel Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2025.

A-3-20

PINEAPPLE HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$61,500,000	100.0%	Loan payoff	$48,714,234	79.2%
			Reserves	$355,410	0.6
			Closing costs	$724,825	1.2
			Return of Equity	$11,705,531	19.0
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%

The Properties. The Pineapple Hotel Portfolio Properties comprise three unflagged hotel properties: the Hotel Five (the “Hotel Five Property”), the Watertown Hotel (the “Watertown Hotel Property”) and the University Inn (the “University Inn Property”).

The Hotel Five Property is a 116-room, five-story, limited service hotel built in 1973 and located in the central business district of Seattle, Washington. Situated on a 0.4 acre parcel, the Hotel Five Property features 64 queen guestrooms, 8 king guestrooms, 40 double queen guestrooms and 4 suites. Guestrooms feature a flat panel television, desk with chair, and complimentary internet. Amenities at the Hotel Five Property include a 300 square foot boardroom, fitness room, business desk, shuttle service, bicycle checkout program and a hotel restaurant/café. The hotel underwent an extensive interior renovation in 2012 and 2013 totaling approximately $5.5 million ($47,414 per room). In addition, the borrowers reported capital expenditures totaling over $220,000 between 2014 and 2015.

The Watertown Hotel Property is a 100-room, six-story, limited service hotel built in 2001 and located in Seattle, Washington. Situated on a 0.4 acre parcel, the Watertown Hotel Property features 58 double queen guestrooms, 22 king guestrooms and 20 suites. Guestrooms feature a desk with chair, coffee maker, microwave, refrigerator, and complimentary internet. Amenities at the Watertown Hotel Property include 1,304 square feet of meeting space, a fitness center, coffee shop/café, complimentary bike rentals, business center, shuttle service, guest laundry and secured underground parking for 74 vehicles. Since 2012, the borrowers reported capital expenditures of approximately $390,000.

The University Inn Property is a 102-room, four-story, limited service hotel built in 1962, expanded in 1992 and located in Seattle, Washington. Situated on a 0.9 acre parcel, the University Inn Property features 29 single queen guestrooms, 58 double queen rooms and 15 king guestrooms. Guestrooms feature a desk with chair, flat panel television, coffee maker, microwave, refrigerator, and complimentary internet. Amenities at the University Inn Property include on-site parking, full-service restaurant, complimentary breakfast, an outdoor pool, complimentary bike rentals, guest laundry and shuttle services. Since 2014, the borrowers reported capital expenditures of approximately $435,000. In addition, an approximately $800,000 renovation, including but not limited to new manufactured hardwood floors, flat panel televisions, bathroom vanity tops and bedding and furniture, will reportedly commence shortly after the Thanksgiving holiday on the University Inn Property’s original wing, which contains 42 guest rooms. Such renovation was not reserved for at origination.

The following table presents certain information relating to the Pineapple Hotel Portfolio Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated Cut-off Date LTV
Hotel Five – Seattle, WA	Limited Service	$23,820,000	38.7%	116	$205,345	1973/2013	$39,700,000	60.0%
Watertown Hotel – Seattle, WA	Limited Service	$19,980,000	32.5%	100	$199,800	2001/NAP	$33,300,000	60.0%
University Inn – Seattle, WA	Limited Service	$17,700,000	28.8%	102	$173,529	1962/NAP	$29,500,000	60.0%
Total/Weighted Average		$61,500,000	100.0%	318	$193,396		$102,500,000	60.0%

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PINEAPPLE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow of the Pineapple Hotel Portfolio Properties:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of Gross Revenues	U/W $ per Room
Occupancy	81.8%	87.6%	89.1%	89.1%
ADR	$132.55	$144.56	$155.73	$155.73
RevPAR	$108.37	$126.65	$138.76	$138.76

Total Gross Revenues	$13,067,766	$15,525,946	$16,980,117	$16,980,118	100.0%	$53,397
Total Department Expenses	3,601,233	3,742,731	4,106,832	4,106,833	24.2	12,915
Gross Operating Profit	$9,466,533	$11,783,215	$12,873,285	$12,873,285	75.8%	$40,482

Total Undistributed Expenses	3,162,945	3,325,397	3,640,641	3,652,415	21.5	11,486
Profit Before Fixed Charges	$6,303,588	$8,457,818	$9,232,644	$9,220,870	54.3%	$28,996

Total Fixed Charges	665,779	698,454	721,027	830,272	4.9	2,611

Net Operating Income	$5,637,809(1)	$7,759,364	$8,511,617	$8,390,598	49.4%	$26,386

FF&E	522,710	621,037	679,205	679,205	4.0	2,136
Net Cash Flow	$5,115,099	$7,138,326	$7,832,412	$7,711,393	45.4%	$24,250

NOI DSCR	1.43x	1.97x	2.16x	2.13x
NCF DSCR	1.30x	1.81x	1.99x	1.96x
NOI DY	9.2%	12.6%	13.8%	13.6%
NCF DY	8.3%	11.6%	12.7%	12.5%

(1)	During 2013 the Hotel Five Property underwent a major renovation and the University Inn Property underwent elevator repairs. Subsequently, performance improved as an increased number of rooms were available for occupancy.

Appraisal. As of the appraisal valuation dates of July 29, 2015, the Pineapple Hotel Portfolio Properties had an aggregate “as-is” appraised value of $102,500,000.

Environmental Matters. According to the Phase I environmental assessments dated August 5, 2015 and August 6, 2015, there was no evidence of any recognized environmental conditions at the Pineapple Hotel Portfolio Properties.

Market Overview and Competition. The Pineapple Hotel Portfolio Properties are located in Seattle, Washington. According to the appraisal, the Hotel Five Property is located in downtown Seattle, within one block of Amazon.com’s new 4.1 million square foot world headquarters (which is currently under construction) and walking distance to the Washington State Convention Center, Puget Sound Central Waterfront, Pike Place Market and several other major institutions and corporations. The Watertown Hotel Property and the University Inn Property are each located in the University District Neighborhood of Seattle within walking distance to the University of Washington, University of Washington Medical Center, and the Children’s Hospital and Regional Medical Center. The University of Washington is one of the oldest and largest state-assisted universities on the west coast with over 40,000 undergraduate and graduate students, and contributes approximately $12.5 billion to the economy of the State of Washington annually.

According to the appraisal, corporate demand for the Pineapple Hotel Portfolio Properties is driven by the University of Washington, healthcare, retail, technology, and finance traffic. Major employers in the Seattle area include Boeing (85,000 employees), Microsoft (41,664 employees), University of Washington (29,800 employees), Providence Health & Services (20,240 employees), Amazon.com (>10,000 employees), Starbucks (10,837 employees) and Nordstrom (9,281 employees). Leisure demand is generated by tourism, University of Washington Pacific 12 Conference collegiate events, professional sporting events at Safeco Field (home of the Seattle Mariners major league baseball team) and Century Link Field (home of the Seattle Seahawks), Pike Place Market and the Seattle Center. Meeting and group demand is generated by a number of sources, most notably the Washington State Convention and Trade Center. The Washington State Convention and Trade Center comprises 102,201 square feet of dedicated meeting space and 205,700 square feet of heavy load exhibit space. The Washington State Convention and Trade Center has planned a $1.4 billion expansion slated to begin in early 2017 that is expected to double its current capacity which is anticipated to create significant hotel demand for the Seattle market.

Demand segmentation at the Hotel Five Property is 56% commercial, 40% leisure and 4% meeting and group, compared to its competitive set of 35% commercial, 31% meeting and group and 34% leisure. Demand segmentation for the Watertown Hotel Property is 60% commercial/university, 26% leisure and 14% meeting and group, compared to its competitive set of 56% commercial/university, 23% leisure and 21% meeting and group. Demand segmentation for the University Inn Property is 75% commercial/university, 15% meeting and group and 10% leisure, compared to its competitive set of 56% commercial/university, 23% leisure and 21% meeting and group.

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PINEAPPLE HOTEL PORTFOLIO

The following table presents certain information relating to the Pineapple Hotel Portfolio Properties’ competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Hotel Five Property)(1)

	Competitive Set			Hotel Five Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	84.5%	$174.55	$147.51	89.2%	$155.25	$138.53	105.6%	88.9%	93.9%
8/31/2014 TTM	80.6%	$156.28	$125.93	83.2%	$139.20	$115.82	103.3%	89.1%	92.0%
8/31/2013 TTM	79.8%	$140.68	$112.31	75.4%	$124.98	$94.29	94.5%	88.8%	84.0%

(1)	Information obtained from a third party hospitality research report dated September 17, 2015. The competitive set includes the following hotels: Crowne Plaza Seattle Downtown, Hotel Max, Warwick Hotel Seattle, Roosevelt Hotel Seattle, The Paramount Hotel Seattle, Motif Seattle and Kimpton Hotel Monaco Seattle.

Subject and Market Historical Occupancy, ADR and RevPAR
(Watertown Hotel Property)(1)

	Competitive Set			Watertown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	80.0%	$165.40	$132.31	90.2%	$162.48	$146.50	112.7%	98.2%	110.7%
8/31/2014 TTM	76.9%	$152.16	$116.95	85.9%	$146.69	$126.07	111.8%	96.4%	107.8%
8/31/2013 TTM	73.7%	$141.25	$104.10	82.8%	$136.49	$112.96	112.3%	96.6%	108.5%

(1)	Information obtained from a third party hospitality research report dated September 17, 2015. The competitive set includes the following hotels: Hotel Nexus, Hotel Deca, Silver Cloud Inn Seattle University, Courtyard Seattle Downtown Lake Union and Silver Cloud Inn Seattle Lake Union.

Subject and Market Historical Occupancy, ADR and RevPAR
(University Inn Property)(1)

	Competitive Set			University Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	80.0%	$165.40	$132.31	90.3%	$148.16	$133.80	112.9%	89.6%	101.1%
12/31/2014 YE	77.8%	$156.35	$121.63	88.0%	$140.04	$123.24	113.1%	89.6%	101.3%
12/31/2013 YE	74.8%	$143.32	$107.24	81.5%	$129.13	$105.22	109.0%	90.1%	98.1%

(1)	The sponsor does not submit data from the University Inn Property to the provider of the third party hospitality research reports described above given the University Inn Property’s proximity to the Watertown Hotel Property. Information in the table above was derived by using third party hospitality reports dated September 17, 2015, January 16, 2015 and January 17, 2014, the borrowers’ provided trailing 12-month operating statement as of August 31, 2015, and year-end 2014 and year-end 2013 operating statements. In the appraisal of the University Inn Property dated October 28, 2015, the appraiser concluded the competitive set is identical to the Watertown Hotel Property and includes the following hotels: Hotel Nexus, Hotel Deca, Silver Cloud Inn Seattle University, Courtyard Seattle Downtown Lake Union and Silver Cloud Inn Seattle Lake Union.

The Borrowers. The borrowers are Dream Legacy PRU SPE LLC and PHC PRU SPE LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Dream Legacy PRU SPE LLC, as landlord, leases the hotels to PHC PRU SPE LLC, as tenant under three separate master operating leases. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pineapple Hotel Portfolio Mortgage Loan. Michelle Foreman Barnet is the guarantor of certain non-recourse carveouts under the Pineapple Hotel Portfolio Mortgage Loan. Michelle Foreman Barnet is the indirect owner of 100% of PHC Pru SPE LLC, the master operating lessee borrower, and a family trust of which Michelle Foreman Barnet is a trustee (“the MFB Family Trust”) owns a 49% interest in Dream Legacy LLC, which owns 100% of Dream Legacy PRU SPE LLC, the fee borrower. The remaining 51% interest in Dream Legacy LLC, is owned by a family trust of which Ms. Barnet’s mother, Diane Foreman, is a trustee. A pledge of an indirect ownership interest in the fee borrower has been permitted as follows: the MFB Family Trust obtained its 49% equity ownership interest in Dream Legacy LLC from Diane Foreman and, in connection therewith, executed a promissory note in favor of Diane Foreman, and the MFB Family Trust has pledged its equity ownership interest in Dream Legacy LLC to Diane Foreman to secure such promissory note.

The Sponsor. The sponsor is Michelle Foreman Barnet. Since 1996, Ms. Barnet has served as president of Columbia West Properties (“Columbia West”), a company established in 1988 to manage a family-owned portfolio of commercial and hospitality real estate holdings. As of June 18, 2015, Columbia West managed real estate assets valued at approximately $350.0 million. In 2010, Pineapple Hospitality Company was formed specifically to manage the operational aspects of all portfolio hospitality assets, and Ms. Barnet also serves as its president. Presently, Columbia West and Pineapple Hospitality Company own and manage seven hotels, including four in Seattle (inclusive of the Pineapple Hotel Portfolio Properties), one in Portland, Oregon, one in San Francisco and one in San Diego.

Escrows. The loan documents provide for upfront escrows of $87,785 for real estate taxes, $67,625 for deferred maintenance and $200,000 for a seasonality reserve. The loan documents provide for ongoing monthly deposits in an amount determined by the lender (currently $43,892) for real estate taxes, $50,000 for seasonality reserves (during the months of March through October only; capped at $400,000), and FF&E reserves in an amount equal to one-twelfth of the greater of (i) 4.0% of the estimated total annual gross revenues (as set forth in the borrowers’ current fiscal year budget approved by the lender) and (ii) the amount required to be reserved for capital expenses and FF&E expenses under any future franchise agreement (or in the management agreement) (initially

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PINEAPPLE HOTEL PORTFOLIO

$56,600 per month and capped at $2,500,000, subject to the borrowers providing evidence reasonably acceptable to the lender indicating a minimum of $750,000 has been spent to renovate the 42 rooms located in the original wing of the University Inn Property on or prior to June 30, 2016). No reserve for insurance premiums is required so long as the borrowers maintain insurance under an acceptable blanket insurance policy, provide proof of payment of renewal premiums and no event of default exists.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Sweep Trigger Event (as defined below), the Pineapple Hotel Portfolio Mortgage Loan requires that the borrowers or property manager establish a lockbox account and direct all rents to be deposited directly into such lockbox account. Documents relating to the establishment of the lockbox account were signed at closing. During the continuance of a Cash Sweep Trigger Event, all cash flow is required to be swept from the lockbox account to a lender-controlled cash management account. If a Cash Sweep Cure occurs, funds in the lockbox account will be swept to a borrower-controlled operating account

A “Cash Sweep Trigger Event” will occur upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter.

A “Cash Sweep Cure” will occur, with respect to clause (i) above, upon the cure of such event of default; and with respect to clause (ii) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Pineapple Hotel Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the ongoing right to transfer the Pineapple Hotel Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including but not limited to the transferee’s creditworthiness, financial strength and real estate management, hotel management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to the lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that such assumption will not result in a downgrade, withdrawal or qualification of its ratings assigned to the Series 2015-P2 Certificates.

Partial Release. Following the lockout period, the borrowers may obtain the release of any individual property from the lien on the Pineapple Hotel Portfolio Mortgage Loan upon a third-party sale of such property provided that certain requirements are satisfied, including: (i) defeasance or prepayment of 120% of the allocated loan amount for such property being sold and, in the case of a prepayment, payment of the greater of (i) a 1% prepayment premium and (ii) a yield maintenance premium, in each case based on the amount of principal balance being prepaid; (ii) no event of default then exists under the loan documents; (iii) after giving effect to such release, the amortizing debt service coverage ratio for the remaining properties shall be no less than the greater of (x) the amortizing debt service coverage ratio immediately preceding such release and (y) 1.95x; (iv) after giving effect to such release, the loan-to-value ratio of the remaining properties shall not be greater than the lesser of (a) the loan-to-value ratio of the properties immediately preceding such release and (b) 60.0% (v) receipt of a REMIC opinion and (vi) at the lender’s option, receipt of a rating confirmation from Fitch, KBRA and Moody’s that such partial release will not result in a requalification, reduction or withdrawal of the rating assigned to the Series 2015-P2 Certificates by such rating agency. In the event of a prepayment in connection with a partial release, the loan documents provide that the monthly debt service payment will be reamortized based on the then remaining portion of the original 30-year amortization period.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted. See “The Borrowers” section above regarding pledge of an indirect ownership interest in the fee borrower to secure a promissory note between certain indirect owners.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Pineapple Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrowers are required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

Earthquake Insurance. The loan documents do not require earthquake insurance. Seismic reports prepared in connection with the origination of the Pineapple Hotel Portfolio Mortgage Loan indicated a probable maximum loss of 10.0% for the Hotel Five Property, 7.0% for the Watertown Hotel Property and 11.0% for the University Inn Property.

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ADLER OFFICE AND ADLER INDUSTRIAL

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ADLER OFFICE AND ADLER INDUSTRIAL

A-3-27

ADLER OFFICE AND ADLER INDUSTRIAL

A-3-28

ADLER OFFICE AND ADLER INDUSTRIAL

Adler Industrial
1701-1723, 1901-1923 Northwest 82nd Avenue
and 2156-2298 Northwest 82nd Avenue
Doral, FL 33126
Adler Office
7855, 7875, 7925, 7955, 7975, 8095, 8175, 8181 Northwest 12th Street
and 1200 Northwest 78th Avenue
Doral, FL 33126
Hialeah
Hialeah Gardens
Miami Springs
Doral
MIAMI
Miami International Airport
West Miami
Coral Gables
Westchester
Tamiami
South Miami
Kendale Lakes
Kendall
Pinecrest
Coconut Grove
Little Havana
Flagami
Allapattah
Gladeview
Liberty City
Shenandoah
Downtown Miami 3 miles
Biscayne Bay
MIAMI-DADE COUNTY
Dolphin Expwy
Palmetto Expwy
Don Shula Expwy
Homestead Extension
Florida's Turnpike
METRORAIL
TRI RAIL
Florida International University
Miami-Dade County Tropical Park
University of Miami
Mall of the Americas
Dolphin Mall
Miami Intl. Mall
Dadeland Mall
Westland Mall
Doral Country Club
Miami Springs Golf Course
Fontainebleau Golf Course
Biltmore Golf Course
Amelia Earhart Park
Hialeah Race Track
Atlantic Ocean
Fort Lauderdale
Hollywood
Miami Beach
Homestead

A-3-29

No. 4 & 5 – Adler Office and Adler Industrial(1)

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Portfolio
				Property Type:	Office; Industrial
Original Principal Balance:	$57,000,000			Specific Property Type:	Suburban; Light Industrial
Cut-off Date Principal Balance:	$57,000,000			Location:	Doral, FL
% of Initial Pool Balance:	5.7%			Size:	Various(4)
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$97.51
Borrower Names:	AOA Office, LLC; AOA Flexx, LLC			Year Built/Renovated:	Various(4)
Sponsor:	Michael M. Adler			Title Vesting:	Fee
Mortgage Rate:	4.860%			Property Manager:	Self-managed
Note Date:	August 5, 2015			3rd Most Recent Occupancy (As of)(5):	90.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5:	85.6% (12/31/2013)
Maturity Date:	September 1, 2025			Most Recent Occupancy (As of)(5):	81.2% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	86.8% (11/03/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(6):	$5,070,543 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(6):	$4,398,664 (12/31/2014)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of)(6):	$4,023,195 (TTM 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$9,334,092
				U/W Expenses:	$4,177,565
				U/W NOI(6):	$5,156,527
Escrows and Reserves(3):				U/W NCF:	$4,653,278
				U/W NOI DSCR:	1.43x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.29x
Taxes	$746,233	$74,623	NAP	U/W NOI Debt Yield:	9.0%
Insurance	$302,691	$50,449	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserve	$0	$13,079	NAP	As-Is Appraised Value:	$90,000,000
TI/LC Reserve	$1,500,000	$48,715	$1,169,144	As-Is Appraisal Valuation Date:	August 4, 2015
Outstanding TI Allowance	$116,677	$0	NAP	Cut-off Date LTV Ratio:	63.3%
Rent Escrow	$426,134	$0	NAP	LTV Ratio at Maturity or ARD:	58.3%

(1)	The Adler Office mortgage loan and the Adler Industrial mortgage loan (collectively, the “Adler Office and Adler Industrial Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. All information herein represents the Adler Office mortgage loan and the Adler Industrial mortgage loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the Adler Office and Adler Industrial mortgage loans, the applicable loan-to-value ratios, debt service coverage ratios and debt yields for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See table set forth in “The Properties” section.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The Adler Office mortgage loan and the Adler Industrial mortgage loan (collectively, the “Adler Office and Adler Industrial Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another and are each evidenced by a single promissory note that is secured by a first mortgage encumbering a 388,305 square foot office property and a 196,267 square foot industrial property, respectively, located in Doral, Florida (collectively, the “Adler Office and Adler Industrial Properties”). The Adler Office and Adler Industrial Crossed Mortgage Loans were originated on August 5, 2015 by Principal Commercial Capital. The Adler Office and Adler Industrial Crossed Mortgage Loans had an original principal balance of $57,000,000, have an outstanding principal balance as of the Cut-off Date of $57,000,000 and accrue interest at an interest rate of 4.860% per annum. The Adler Office and Adler Industrial Crossed Mortgage Loans had an initial term of 120 months, have a remaining term of 117 months as of the Cut-off Date and require interest-only payments for the first 60 payments following origination and, thereafter, require payments of principal and interest based on a 30-year amortization schedule. The Adler Office and Adler Industrial Crossed Mortgage Loans mature on September 1, 2025.

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ADLER OFFICE AND ADLER INDUSTRIAL

Following the lockout period, the borrowers have the right to defease either of the Adler Office and Adler Industrial Mortgage Loans in whole, or in part (see “Partial Release” section), on any date before June 1, 2025. In addition, each of the Adler Office and Adler Industrial Crossed Mortgage Loans are prepayable without penalty on or after June 1, 2025.

Sources and Uses – Adler Office

Sources			Uses
Original loan amount	$40,200,000	100.0%	Loan payoff	$34,551,355	85.9%
			Reserves	2,589,671	6.4
			Closing costs	710,713	1.8
			Return of equity	2,348,261	5.8
Total Sources	$40,200,000	100.0%	Total Uses	$40,200,000	100.0%

Sources and Uses – Adler Industrial

Sources			Uses
Original loan amount	$16,800,000	100.0%	Loan payoff	$13,953,899	83.1%
			Reserves	502,064	3.0
			Closing costs	155,388	0.9
			Return of equity	2,188,649	13.0
Total Sources	$16,800,000	100.0%	Total Uses	$16,800,000	100.0%

The Properties. The Adler Office and Adler Industrial Properties are comprised of a 388,305 square foot office property and a 196,267 square foot industrial property located in Doral, Florida, approximately 13.3 miles west of Miami.

Adler Office

The Adler Office property is comprised of nine adjacent one-, two- and four-story office buildings containing 388,305 square feet and situated on 20.4 acres in Doral, Florida. The Adler Office property features seven multi-story office buildings, a single story bank drive-through building and a stand-alone fitness center building which were built between 1979 and 1999. The Adler Office property contains 1,155 surface parking spaces and 195 spaces within a parking garage for a total of 1,350 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area. As of November 3, 2015, the Adler Office property was 85.6% occupied by 104 tenants.

Adler Industrial

The Adler Industrial property consists of two proximate, non-contiguous, industrial/office/warehouse developments comprised of five buildings containing 196,267 square feet and situated on 12.1 acres in Doral, Florida. The parcel located at 1701 NW 82nd Avenue is improved with two buildings with an estimated office finish of 60.0% of the net rentable area and the parcel located at 2210 NW 82nd Avenue is improved with three buildings with an estimated office finish of 25.0% of the net rentable area. The buildings were constructed in 1988 and 1991. The Adler Industrial property contains 441 surface parking spaces, resulting in a parking ratio of 2.2 per 1,000 square feet of rentable area. As of November 3, 2015, the Adler Industrial property was 89.3% occupied by 52 tenants.

The following table presents certain information relating to the Adler Office and Adler Industrial Properties:

Property Name - Location	Allocated Cut-off Date Principal Balance	% of Cut- off Date Principal Balance(1)	% of Crossed Cut- off Date Principal Balance%	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Adler Office	$40,200,000	100.0%	70.5%	1979/NAP	388,305	$63,000,000	63.8%
1200 NW 78th Avenue – Doral, FL	5,168,571	12.9	9.1	1980/NAP	59,047	8,100,000	63.8
7855 NW 12th Street – Doral, FL	2,233,333	5.6	3.9	1980/NAP	25,400	3,500,000	63.8
7875 NW 12th Street – Doral, FL	2,297,143	5.7	4.0	1979/NAP	25,400	3,600,000	63.8
7925 NW 12th Street – Doral, FL	8,295,238	20.6	14.6	1979/NAP	71,189	13,000,000	63.8
7955 NW 12th Street – Doral, FL	5,487,619	13.7	9.6	1982/NAP	69,990	8,600,000	63.8
7975 NW 12th Street – Doral, FL	510,476	1.3	0.9	1982/NAP	1,900	800,000	63.8
8095 NW 12th Street – Doral, FL	4,594,286	11.4	8.1	1999/NAP	41,878	7,200,000	63.8
8175 NW 12th Street – Doral, FL	8,167,620	20.3	14.3	1987/NAP	65,921	12,800,000	63.8
8181 NW 12th Street – Doral, FL	3,445,714	8.6	6.0	1986/NAP	27,580	5,400,000	63.8

Adler Industrial	$16,800,000	100.0%	29.5%	1988/NAP	196,267	27,000,000	62.2%
1701-1901 NW 82nd Avenue – Doral, FL(2)	6,844,444	40.7	12.0	1991/NAP	62,832	11,000,000	62.2
2156-2298 NW 82nd Avenue – Doral, FL(3)	9,955,556	59.3	17.5	1988/NAP	133,435	16,000,000	62.2
Total/Weighted Average	$57,000,000	100.0%	100.0%		584,572	$90,000,000	63.3%

(1)	The % of Cut-off Date Principal Balance is split out separately for each of the Adler Office and Adler Industrial Crossed Mortgage Loans.
(2)	The 1701-1901 NW 82nd Avenue property consists of two industrial buildings.
(3)	The 2156-2298 NW 82nd Avenue property consists of three industrial buildings.

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The following table presents certain information relating to the tenancy at the Adler Office and Adler Industrial Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF(1)	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date
Adler Office Major Tenants
Florida Department of Revenue	NR/NR/NR	37,750	6.5%	$22.53	$850,339	9.4%	3/31/2023(3)
Fight Club America, Inc.	NR/NR/NR	27,580	4.7%	$23.00	$634,340(4)	7.0%	11/30/2024
FCNH, Inc.	NR/NR/NR	14,280	2.4%	$28.95	$413,413	4.6%	10/31/2016
Miami-Dade County	NR/NR/NR	17,225	2.9%	$20.69	$356,343	4.0%	4/01/2018(5)
P.K. Management Group, Inc.	NR/NR/NR	15,887(6)	2.7%	$19.17	$304,582(6)	3.4%	Various(6)
Total Major Office Tenants		112,722	19.3%	$22.70	$2,559,017	28.4%

Non-Major Office Tenants		219,635	37.6%	$19.12	$4,199,345	46.6%

Total Occupied Office Tenants		332,357	56.9%	$20.33	$6,758,362	75.0%

Vacant Office		55,948	9.6%

Total Adler Office		388,305	66.4%

Adler Industrial Major Tenants
Miami Behavioral Health Center, Inc.	NR/NR/NR	10,773	1.8%	$16.88	$181,848	2.0%	8/31/2020(7)
Miami-Dade County	NR/NR/NR	11,900(8)	2.0%	$14.54	$173,067(8)	1.9%	Various(8)
Capillus, LLC	NR/NR/NR	8,418	1.4%	$14.00	$117,852	1.3%	10/31/2020(9)
J&K Mechanical LLC	NR/NR/NR	11,900	2.0%	$8.24	$98,056	1.1%	10/31/2019
Brown Y USA, Inc	NR/NR/NR	5,515	0.9%	$16.00	$88,240	1.0%	2/28/2018
Total Major Industrial Tenants		48,506	8.3%	$13.59	$659,063	7.3%

Non-Major Industrial Tenants		126,680	21.7%	$12.54	$1,588,592	17.6%

Total Occupied Industrial Tenants		175,186	30.0%	$12.83	$2,247,655	25.0%

Vacant Industrial		21,081	3.6%

Total Adler Industrial		196,267	33.6%

Combined Occupied Total		507,543	86.8%	$17.74	$9,006,017	100.0%

Combined Vacant Total		77,029	13.2%

Combined Collateral Total		584,572	100.0%

(1)	The % of NRSF and % of Total Annual U/W Base Rent are based upon the Combined Collateral Total Tenant NRSF and the Combined Occupied Total Annual U/W Base Rent, respectively.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2016 totaling $85,006.

(3)	Florida Department of Revenue has the right to terminate its lease upon six months’ notice in the event a state-owned building becomes available to such tenant for occupancy. The obligations of the tenant under its lease are contingent upon annual appropriations.

(4)	Fight Club America, Inc. recently took occupancy and is currently paying an annual rent of $317,170 ($11.50 per square foot) through January 31, 2016. Beginning on February 1, 2016, the tenant is required to pay an annual rent of $634,340. An escrow was collected at closing for such tenant’s free/reduced rent.

(5)	Miami-Dade County has the right to terminate its lease at the Adler Office property with 90 days’ notice. The obligations of the tenant under its lease are contingent upon annual appropriations.

(6)	P.K. Management Group, Inc. occupies a 10,843 square foot space and a 5,044 square foot space with an annual underwritten rent of $22.50 per square foot and $12.02 per square foot, respectively, and lease expirations of December 31, 2017 and September 30, 2016, respectively. P.K. Management Group, Inc. has the right to terminate its 10,843 square foot space on December 31, 2016 with 120 days’ notice and payment of a $49,484 termination fee.

(7)	Miami Behavioral Health Center, Inc. may terminate its lease at any time upon 120 days’ notice if the tenant’s funding from state and federal sources has been reduced by at least 20% from that established on September 1, 2012.

(8)	Miami-Dade County occupies a 5,100 square foot space, a 3,400 square foot space, and two 1,700 square foot spaces at the Adler Industrial property with annual underwritten rents of $15.79 per square foot, $14.48 per square foot, $13.11 per square foot and $12.36 per square foot, respectively, and lease expirations of April 30, 2019, April 30, 2017, June 30, 2016, and February 28, 2019, respectively. Miami-Dade County has the right to terminate at any time with 90 days’ notice the lease on the 5,100 square foot space and on the 1,700 square foot space which expires June 30, 2016 and the right to terminate with 120 days’ notice the lease on the 3,400 square foot space. The obligations of the tenant under its leases are contingent upon annual appropriations.

(9)	Capillus, LLC has a one-time termination option effective August 31, 2018 with 90 days’ notice and payment of a $20,000 termination fee.

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The following tables present certain information relating to the lease rollover schedule at the Adler Office and Adler Industrial Properties:

Lease Expiration Schedule – Adler Office Property(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	3	3,186	0.8%	3,186	0.8%	$65,515	$20.56
2016	39	91,041	23.4%	94,227	24.3%	$1,881,615	$20.67
2017	25	42,663	11.0%	136,890	35.3%	$839,707	$19.68
2018	23	71,241	18.3%	208,131	53.6%	$1,418,148	$19.91
2019	4	10,567	2.7%	218,698	56.3%	$203,272	$19.24
2020	9	43,113	11.1%	261,811	67.4%	$787,186	$18.26
2021	0	0	0.0%	261,811	67.4%	$0	$0.00
2022	0	0	0.0%	261,811	67.4%	$0	$0.00
2023	1	37,750	9.7%	299,561	77.1%	$850,339	$22.53
2024	1	27,580	7.1%	327,141	84.2%	$634,340	$23.00
2025	1	5,216	1.3%	332,357	85.6%	$78,240	$15.00
Thereafter	0	0	0.0%	332,357	85.6%	$0	$0.00
Vacant	0	55,948	14.4%	388,305	100.0%	$0	$0.00
Total/Weighted Average	106	388,305	100.0%			$6,758,362	$20.33

(1)	Information obtained from the underwritten aggregate rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.

Lease Expiration Schedule – Adler Industrial Property(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	3,400	1.7%	3,400	1.7%	$41,450	$12.19
2016	26	66,021	33.6%	69,421	35.4%	$787,334	$11.93
2017	11	25,427	13.0%	94,848	48.3%	$349,147	$13.73
2018	9	24,887	12.7%	119,735	61.0%	$411,342	$16.53
2019	4	26,200	13.3%	145,935	74.4%	$283,154	$10.81
2020	6	29,251	14.9%	175,186	89.3%	$375,228	$12.83
2021	0	0	0.0%	175,186	89.3%	$0	$0.00
2022	0	0	0.0%	175,186	89.3%	$0	$0.00
2023	0	0	0.0%	175,186	89.3%	$0	$0.00
2024	0	0	0.0%	175,186	89.3%	$0	$0.00
2025	0	0	0.0%	175,186	89.3%	$0	$0.00
Thereafter	0	0	0.0%	175,186	89.3%	$0	$0.00
Vacant	0	21,081	10.7%	196,267	100.0%	$0	$0.00
Total/Weighted Average	58	196,267	100.0%			$2,247,655	$12.83

(1)	Information obtained from the underwritten aggregate rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Adler Office and Adler Industrial Properties:

Historical Occupancy

Property	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/3/2015(2)(3)

Adler Office property	89.3%	84.6%	80.1%	85.6%
Adler Industrial property	92.9%	87.7%	83.4%	89.3%
Weighted Average	90.5%	85.6%	81.2%	86.8%

(1)	Information provided by the borrowers.
(2)	Information obtained from the underwritten rent roll.

(3)	The increase in occupancy at the Adler Office property from December 31, 2014 to November 3, 2015 is largely due to four new leases (totaling 50,165 square feet of net rentable area) being executed. The increase in occupancy at the Adler Industrial property from December 31, 2014 to November 3, 2015 is largely due to one new lease (Capillus, LLC representing 8,418 square feet of net rentable area) being executed.

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Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and underwritten net cash flow at the Adler Office and Adler Industrial Properties on an individual basis:

Cash Flow Analysis – Adler Office Property(1)

	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,440,393	$5,958,977	$5,677,046	$6,758,362(2)	96.9%	$17.40
Grossed Up Vacant Space	0	0	0	1,164,552	16.7	3.00
Total Reimbursables	222,909	150,489	65,755	65,742	0.9	0.17
Other Income	179,016	148,682	124,577	161,029	2.2	0.41
Less Vacancy &Credit Loss	0	0	0	(1,174,332)(3)	(16.8)	(3.02)
Effective Gross Income	$6,842,318	$6,258,148	$5,867,378	$6,975,353	100%	$17.96

Total Operating Expenses	$3,181,713	$3,313,718	$3,368,935	$3,350,978	48.0%	$8.63

Net Operating Income	$3,660,605	$2,944,430	$2,498,443	$3,624,375(4)	52.0%	$9.33
TI/LC	0	0	0	253,330	3.6	0.65
Capital Expenditures	0	0	0	97,076	1.4	0.25
Net Cash Flow	$3,660,605	$2,944,430	$2,498,443	$3,273,969	46.9%	$8.43

NOI DSCR	1.44x	1.16x	.98x	1.42x
NCF DSCR	1.44x	1.16x	.98x	1.28x
NOI DY	9.1%	7.3%	6.2%	9.0%
NCF DY	9.1%	7.3%	6.2%	8.1%

(1)	The downward trend in historical operating performance occurred during the construction of a $600.0 million road and infrastructure improvement project that has been underway directly east and south of the subject property since 2013. These improvements are scheduled to be completed by early 2016; however, there can be no assurance as to the effect of such completion or as to future occupancy or rental or reimbursement income.
(2)	U/W Base Rent includes rent steps through June 2016 totalling $57,492 and income from four new leases (50,165 square feet of net rentable area and $1,067,082 in annual base rent) that are required to commence paying full rent by February 1, 2016. Escrows for all new leases were collected at closing for free rent and outstanding tenant improvements and leasing commissions (see “Escrows” section).

(3)	The underwritten economic vacancy is 14.7%. The Adler Office property was 85.6% physically occupied as of November 3, 2015.

(4)	The increase in U/W Net Operating Income from TTM 9/30/2015 is largely due to new leasing which includes four new leases that are required to commence paying full rent by February 1, 2016. The full base rent amounts for all tenants have been included in the underwritten cash flow (differential of approximately $749,912 from the current combined annual base rent amount for such four tenants of $317,170 (which represents the current annual base rent required to be paid by Fight Club America, Inc.)).

Cash Flow Analysis – Adler Industrial Property

	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,131,803	$2,187,761	$2,240,607	$2,247,655(1)	95.3%	$11.45
Grossed Up Vacant Space	0	0	0	299,046	12.7	1.52
Total Reimbursables	25,012	24,474	28,055	29,205	1.2	0.15
Other Income	82,219	78,964	81,234	85,244	3.6	0.43
Less Vacancy &Credit Loss	0	0	0	(302,411)(2)	(12.8)	(1.54)
Effective Gross Income	$2,239,034	$2,291,199	$2,349,896	$2,358,739	100%	$12.02

Total Operating Expenses	$829,096	$836,965	$825,144	$826,587	35.0%	$4.21

Net Operating Income	$1,409,938	$1,454,234	$1,524,752	$1,532,152	65.0%	$7.81
TI/LC	0	0	0	103,776	4.4	0.53
Capital Expenditures	0	0	0	49,067	2.1	0.25
Net Cash Flow	$1,409,938	$1,454,234	$1,524,752	$1,379,309	58.5%	$7.03

NOI DSCR	1.32x	1.37x	1.43x	1.44x
NCF DSCR	1.32x	1.37x	1.43x	1.30x
NOI DY	8.4%	8.7%	9.1%	9.1%
NCF DY	8.4%	8.7%	9.1%	8.2%

(1)	U/W Base Rent includes rent steps through June 2016 totalling $27,514.

(2)	The underwritten economic vacancy is 11.7%. The Adler Industrial property was 89.3% physically occupied as of November 3, 2015.

Appraisal. As of the appraisal valuation date of August 4, 2015, the Adler Office and Adler Industrial Properties had an aggregate “as-is” appraised value of $90,000,000 ($63,000,000 for the Adler Office property and $27,000,000 for the Adler Industrial property).

Environmental Matters. According to the Phase I environmental site assessments dated June 18, 2015, there was no evidence of any recognized environmental conditions at the Adler Office and Adler Industrial Properties.

Market Overview and Competition. The Adler Office and Adler Industrial Properties are located within the Miami International Commerce Center, which is situated immediately west of the Palmetto Expressway (SR 826) and north of the Dolphin Expressway (SR 836). The Adler Office and Adler Industrial Properties benefit from direct access to Miami International Airport via ingress and egress on NW 12th Street. Miami International Airport serves over 80 airlines to approximately 150 destinations and handled

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approximately 40.6 million domestic and international passengers in 2014. International trade supports over 105,000 jobs and is a key industry in Miami. Miami International Mall is located in the northeast quadrant of the intersection of NW 12th Street and NW 107th Avenue. This regional mall contains more than 1,000,000 square feet and anchor tenants include Macy’s, H&M, J.C. Penney, Sears and Kohl’s. The Dolphin Mall, located in the northeast quadrant of the intersection of SR 836 and Florida’s Turnpike, includes more than 240 value oriented stores such as Bloomingdale’s The Outlet Store, Coach Factory Store, Last Call by Neiman Marcus and Saks Fifth Avenue OFF 5th. The neighborhood surrounding the Adler Office and Adler Industrial Properties has a large concentration of commercial and industrial development. The neighborhood is well established with limited land available to support new development. The Adler Office and Adler Industrial Properties are expected to benefit from over $600.0 million in road improvements, as a number of projects are currently being completed which are expected to facilitate the tenants’ ability to access the Adler Office and Adler Industrial Properties. These projects, scheduled for completion by early 2016, are expected to improve connectivity of the area as well as alleviate traffic congestion within the immediate area along Milam Dairy Road and NW 12th Street.

Adler Office

According to the appraisal, the Adler Office property is located within the Miami Airport office submarket of the Miami-Dade County office market. As of the first quarter of 2015, the Miami Airport office submarket had a vacancy rate of 10.7% and average asking rents of $24.89 per square foot full service. Additionally, according to a third-party market report, as of the first quarter of 2015, the Miami Airport office submarket is the largest office market in Miami-Dade, comprising 349 buildings with a total inventory of 16.1 million square feet.  The appraiser concluded market rent of $20.00-$23.50 per square foot with base year stops for office, $20.00 per square foot triple net for the health club and $40.00 per square foot triple net for the bank.

Adler Industrial

According to the appraisal, the Adler Industrial property is located within the Miami Airport industrial submarket. As of the first quarter of 2015, the Miami Airport industrial submarket had a vacancy rate of 6.4% and average asking rents of $9.48 per square foot triple net. Additionally, according to a third-party market report, as of the first quarter of 2015, the Miami Airport industrial submarket is the largest industrial market in Miami-Dade, comprising 2,066 buildings with a total inventory of 77.6 million square feet. The appraiser concluded market rent of $15.00-$16.00 per square foot for the 1701 NW 82nd Avenue buildings and $11.50 per square foot for the 2210 NW 82nd Avenue buildings, both with base year stops.

The Borrowers. The borrowers are AOA Office, LLC and AOA Flexx, LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of each of the Adler Office and Adler Industrial Crossed Mortgage Loans. Michael M. Adler is the nonrecourse carve-out guarantor under the Adler Office and Adler Industrial Crossed Mortgage Loans. Mr. Adler owns approximately 24.5% of each borrower (72.6% when including Mr. Adler and his family members).

The Sponsor. The sponsor for the Adler Office and Adler Industrial Crossed Mortgage Loans is Michael M. Adler. Mr. Adler is the chairman and chief executive officer of The Adler Group. The Adler Group was formed in 1978, and including its affiliates, has over 50 years of experience in leasing, property management, acquisitions, investment, development and construction. Throughout its history, The Adler Group has developed and acquired in excess of 18.0 million square feet of industrial, office, retail, and residential real estate. The company owns and manages an extensive real estate portfolio comprised primarily of multi-tenant industrial and office properties located throughout Miami, South Florida, Central Florida, Nashville, Charlotte, Houston, and Washington D.C. Mr. Adler disclosed prior foreclosures, deeds-in-lieu of foreclosure, and receiverships with respect to seven properties in which Mr. Adler and/or his affiliates was a sponsor or investor, all of which took place during the period from 2013 to the present. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The following are brief summaries of upfront and monthly reserves for the Adler Office and Adler Industrial Crossed Mortgage Loans:

Adler Office

The loan documents for the Adler Office mortgage loan require upfront reserves in an amount determined by the lender for payment of real estate taxes and insurance (currently $536,561 for real estate taxes and $213,437 for insurance premiums), $1,350,000 for general tenant improvements and leasing commissions, $100,370 for outstanding tenant improvement allowances and leasing commissions related to three tenants ($57,510 for United States Conference of Catholic Bishops, Inc., $25,862 for Community/Condotte/De Moya JV and $16,998 for Coastal Care Services, Inc.) and $389,303 for a free rent escrow related to seven tenants ($158,585 for Fight Club America Inc., $107,421 for Coastal Care Services, Inc., $63,779 for A1 Commercial Associates Group, LLC, $38,340 for United States Conference of Catholic Bishops, Inc., $14,976 for Community/Condotte/De Moya JV, $4,403 for CTS Engineering, Inc. and $1,799 for Blue Guard Insurance Group, Inc.).

The loan documents for the Adler Office mortgage loan require monthly deposits in an amount determined by the lender for payment of real estate taxes and insurance (currently $53,656 for real estate taxes and $35,573 for insurance premiums); $32,359 for general tenant improvements and leasing commissions (subject to a cap of $776,610); and $8,990 for replacement reserves.

Adler Industrial

The loan documents for the Adler Industrial mortgage loan require upfront reserves in an amount determined by the lender for payment of real estate taxes and insurance (currently $209,672 for real estate taxes and $89,254 for insurance premiums), $150,000 for general tenant improvements and leasing commissions, $16,307 for outstanding leasing commissions for Capillus, LLC and $36,831 for a free rent escrow related to three tenants ($33,672 for Capillus, LLC, $1,700 for Liquors USA Corp. and $1,459 for Van Son Holland Ink Corporate of America).

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The loan documents for the Adler Industrial mortgage loan require monthly deposits in an amount determined by the lender for payment of real estate taxes and insurance (currently $20,967 for real estate taxes and $14,876 for insurance premiums); $16,356 for general tenant improvements and leasing commissions (subject to a cap of $392,534); and $4,089 for replacement reserves.

Lockbox and Cash Management. The Adler Office and Adler Industrial Crossed Mortgage Loans are structured with a hard lockbox and springing cash management. The Adler Office and Adler Industrial Crossed Mortgage Loans require all rents to be directly deposited by tenants of the Adler Office and Adler Industrial Properties into the lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt. With respect to each of the Adler Office and Adler Industrial mortgage loan, prior to the occurrence of a Cash Sweep Trigger Event (as defined below), all funds from the related lockbox account are swept into the respective borrower’s operating account. Upon the occurrence of a Cash Sweep Trigger Event with respect to the respective mortgage loan, all cash flow is required to be swept from the related lockbox account into a lender-controlled cash management account.

With respect to each of the Adler Office and Adler Industrial mortgage loans, a “Cash Sweep Trigger Event” shall occur upon the earlier of: (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar quarter. With respect to each of the Adler Office and Adler Industrial mortgage loans, a Cash Sweep Trigger Event will expire, with respect to clause (i), upon the cure of such event of default, and with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Property Management. The Adler Office and Adler Industrial Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Adler Office and Adler Industrial Properties, in whole but not in part, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including, but not limited to, the proposed transferee’s creditworthiness, financial strength, and real estate management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to the lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates by such rating agency.

Partial Release. At any time following the lockout date and prior to the open period, the respective borrowers have the right to obtain the release of any release parcel within the Adler Office and Adler Industrial Properties (see “The Properties” section above for a table identifying the release parcels) from the lien of the Adler Office and Adler Industrial Crossed Mortgage Loans in connection with a bona fide sale to a third party and subject to the terms and conditions of the loan documents, which include but are not limited to: (i) the amortizing debt service coverage ratio for the Adler Office and Adler Industrial Crossed Mortgage Loans (on a combined basis) after the release is no less than the greater of (a) the amortizing debt service coverage ratio (on a combined basis) immediately preceding the release and (b) 1.25x; (ii) the loan-to-value ratio for the Adler Office and Adler Industrial Crossed Mortgage Loans (on a combined basis) after the release does not exceed the lesser of (1) the loan-to-value ratio (on a combined basis) immediately preceding the release and (2) 64.0%; (iii) rollover for the remaining Adler Office or Adler Industrial Properties, as applicable, in any given year of the remainder of the loan term shall not be greater than 30% of net rentable area; (iv) defeasance of a portion of the loan equal to the greater of (A) 115% of the allocated loan amount of the property being released, and (b) 100% of the net proceeds received in connection with the related sale; (v) receipt of a REMIC opinion; and (vi) at the lender’s option, a confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the rating assigned to the Series 2015-P2 Certificates by such rating agency.

In addition, each of the Adler Office and Adler Industrial Crossed Mortgage Loans may be separately defeased in full, without full defeasance of the other such mortgage loan upon satisfaction of conditions similar to those set forth above. Upon the full defeasance of either the Adler Office mortgage loan or Adler Industrial mortgage loan, the related Mortgaged Properties securing the defeased mortgage loan will be released. In addition, the related loan documents provide that any funds remaining in the upfront reserve for future tenant improvement and leasing commissions under the defeased mortgage loan are to be retained by the lender as security for the remaining mortgage loan and deposited into the related reserve under the remaining mortgage loan and held and disbursed in accordance with the remaining mortgage loan’s documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. No additional financing was in place at the time of loan closing for the Adler Office and Adler Industrial Crossed Mortgage Loans. Mezzanine financing secured by a pledge of the direct or indirect ownership interests in the related borrower is permitted for each of the Adler Office and Adler Industrial Crossed Mortgage Loans subject to the lender’s standard requirements for mezzanine financing, which include among other items: (i) a maximum loan-to-value ratio of 75.0% for the combined outstanding indebtedness of the respective loan and proposed mezzanine financing; (ii) a minimum amortizing debt service coverage ratio of 1.20x for the respective loan and any proposed mezzanine financing; (iii) lease rollover in any given year of the remainder of the loan term of the respective loan shall not be greater than 30.0% of net rentable area; (iv) a satisfactory intercreditor agreement; (v) the lender’s reasonable approval of the mezzanine financing loan documents; and (vi) the mezzanine lender must be an institutional lender. The loan documents provide that an affiliate of the lender or an affiliate of Principal Real Estate Investors, LLC shall have the first opportunity to provide the mezzanine financing, which election is required to be made within ten days of delivery of all requested information.

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ADLER OFFICE AND ADLER INDUSTRIAL

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Adler Office and Adler Industrial Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrowers are required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by the lender.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Adler Office and Adler Industrial Properties (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the loan term. At the time of closing, the Adler Office and Adler Industrial Properties had insurance coverage for windstorms.

A-3-37

HARBOR POINTE APARTMENTS

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HARBOR POINTE APARTMENTS

Harbor Pointe Apartments
302 Constitution Avenue
Bayonne, NJ 07002
NEW JERSEY
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
NEWARK
JERSEY CITY
Bayonne
Hoboken
Union City
Weehawken
West New York
North Bergen
Secaucus
Kearny
HUDSON COUNTY
ESSEX COUNTY
BERGEN COUNTY
RICHMOND COUNTY
Hackensack River
Hudson River
Newark Bay
Upper New York Bay
Kill Van Kull
Liberty State Park
Liberty National Golf Course
Ellis Island
Statue of Liberty
Liberty Island
Governor's Island
Bayonne Golf Club
South Cove Commons
Bayonne Crossing Shopping Ctr.
BAYONNE BRIDGE
NEWARK BAY BRIDGE
NJ Tpke. Extension
Hudson-Bergen Light Rail
STATEN ISLAND FERRY
Midtown
Times Square
Greenwich Village
SoHo
Tribeca
Financial District
Harlem
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Greenpoint
Williamsburg
Brooklyn Heights
Downtown Brooklyn
Cobble Hill
Red Hook
Park Slope
Prospect Heights
Prospect Park
Crown Heights
Bedford-Stuyvesant
Sunset Park
Borough Park
Flatbush
Flatlands
Bay Ridge
Bensonhurst
Sheepshead Bay
St. George
Clove Lakes Park
Todt Hill
Staten Island Expwy
Fort Wadsworth
VERRAZANO-NARROWS BRIDGE
Belt Pkwy.

A-3-39

No. 6 – Harbor Pointe Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Mid-Rise
Cut-off Date Principal Balance(1):	$50,000,000			Location:	Bayonne, NJ
% of Initial Pool Balance:	5.0%			Size:	544 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(1):	$202,206
Borrower Names(2):	Various			Year Built/Renovated:	2009/NAP
Sponsor:	Elie Rieder			Title Vesting:	Fee
Mortgage Rate:	4.760%			Property Manager:	Alliance Southwest, LLC
Note Date:	October 21, 2015			3rd Most Recent Occupancy (As of):	92.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.3% (12/31/2013)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of):	92.9% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	91.2% (8/10/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest Only, Balloon			3rd Most Recent NOI (As of):	$7,456,491 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,648,287 (12/31/2014)
Call Protection(3):	L(25),D(91),O(4)			Most Recent NOI (As of):	$7,528,110 (TTM 8/31/2015)
Lockbox Type:	Springing
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$12,490,995
				U/W Expenses:	$4,518,686
				U/W NOI:	$7,972,309
				U/W NCF:	$7,863,509
				U/W NOI DSCR(1):	1.50x
Escrows and Reserves(4):				U/W NCF DSCR(1):	1.48x
				U/W NOI Debt Yield(1):	7.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	7.1%
PILOT(5)	$178,371	$89,186	NAP	As-Is Appraised Value:	$154,000,000
Insurance	$33,867	$16,934	NAP	As-Is Appraisal Valuation Date:	July 16, 2015
Replacement Reserves	$0	$9,067	NAP	Cut-off Date LTV Ratio(1)(6):	71.0%
Deferred Maintenance	$54,835	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	71.0%

(1)	The Harbor Pointe Apartments Whole Loan (as defined below), with an original principal balance totaling $110,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is expected to be contributed to the CGCMT 2015-GC35 trust. All statistical information related to the balance per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Harbor Pointe Apartments Whole Loan.

(2)	See “The Borrowers” section.

(3)	Defeasance of the Harbor Pointe Apartments Whole Loan is permitted on or after the date that is the earlier to occur of (i) 24 months after the closing date of the securitization that includes the final portion of the Harbor Pointe Apartments Whole Loan, and (ii) thirty-six months following origination of the Harbor Pointe Apartments Whole Loan.

(4)	See “Escrows” section.

(5)	See “PILOT Program” section.

(6)	Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the As-stabilized appraised value of $155,000,000. The As-Is appraised value is $154,000,000 resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 71.4%.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Harbor Pointe Apartments Whole Loan”) that is evidenced by two pari passu notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in a multifamily apartment complex located in Bayonne, New Jersey (the “Harbor Pointe Apartments Property”). The Harbor Pointe Apartments Whole Loan was originated on October 21, 2015 by Citigroup Global Markets Realty Corp. The Harbor Pointe Apartments Whole Loan had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 4.760% per annum. The Harbor Pointe Apartments Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Harbor Pointe Apartments Whole Loan. The Harbor Pointe Apartments Whole Loan matures on November 6, 2025. See “Description of the Mortgage Pool — The Whole Loans — The Non-Serviced Pari Passu Whole Loans — The Harbor Pointe Apartments Whole Loan” in the Preliminary Prospectus.

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the non-controlling interest in the Harbor Pointe Apartments

A-3-40

HARBOR POINTE APARTMENTS

Whole Loan. Note A-1 (the “Harbor Pointe Apartments Companion Loan”), some or all of which is expected to be contributed to the CGCMT 2015-GC35 Trust, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, and represents the controlling interest in the Harbor Pointe Apartments Whole Loan.

Following the lockout period, the borrowers have the right to defease the Harbor Pointe Apartments Whole Loan, in whole, but not in part, on any date before August 6, 2025. In addition, the Harbor Pointe Apartments Whole Loan is prepayable without payment of a prepayment premium on or after August 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$110,000,000	73.3%	Purchase price	$147,500,000	98.4%
Sponsor’s new cash contribution	38,916,309	25.9	Reserves	2,207,295	1.5
Other sources	1,058,059	0.7	Closing costs	267,073	0.2
Total Sources	$149,974,368	100.0%	Total Uses	$149,974,368	100.0%

The Property. The Harbor Pointe Apartments Property consists of a certified LEED Silver mid-rise apartment complex containing 544 residential units located in Bayonne, New Jersey, approximately 9.0 miles southwest of Manhattan. The Harbor Pointe Apartments Property was built in 2009 and contains 521,102 square feet of rentable area and approximately 9,000 square feet of amenity space. Each unit offers, full-sized washer and dryer, walk-in closets and open layout kitchens with stainless steel appliances. The Harbor Pointe Apartments Property features amenities such as concierge service, a 9,000 square foot clubhouse with an indoor basketball court, a resort-style outdoor salt-water swimming pool, computer/media lounge, business center and full fitness studio. In addition, the Harbor Pointe Apartments Property offers shuttle service to local mass transportation stations and amenities. The Harbor Pointe Apartments Property features 756 parking spaces, resulting in a parking ratio of 1.4 spaces per unit. As of August 10, 2015, the Harbor Pointe Apartments Property was 91.2% occupied.

There are currently six employee units and 13 affordable units which are offered at below market rents. The Payment in Lieu of Taxes (“PILOT”) Program agreement (see “PILOT Program” section), requires the borrower to provide the 13 units currently designated as affordable rental units at below-market rents.

The following table presents certain information relating to the unit mix of the Harbor Pointe Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit(2)
Studio / 1 Bath	12	2.2%	556	$1,587
1 Bed / 1 Bath	282	51.8%	756	$1,719
2 Bed / 2 Bath	213	39.2%	1,137	$2,207
3 Bed / 2 Bath	15	2.8%	1,488	$1,935
3 Bed / 3 Bath	22	4.0%	1,664	$3,090
Total/Weighted Average	544	100.0%	958	$1,969

(1)	Information obtained from the underwritten rent roll.

(2)	There are currently 6 employee units and 13 affordable units which are offered at a discount to current rents (see “Property” and “PILOT Program” sections).

The following table presents historical occupancy percentages at the Harbor Pointe Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/10/2015(2)
92.7%	92.3%	92.9%	91.2%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll.

A-3-41

HARBOR POINTE APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Harbor Pointe Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$11,900,626	$11,632,684	$11,501,478	$11,666,000	93.4%	$21,445
Grossed Up Vacant Space	0	0	0	1,335,840	10.7	2,456
Reimbursement Income(1)	358,151	429,658	453,566	453,566	3.6	834
Other Income(2)	587,662	609,016	718,238	707,814	5.7	1,301
Less Vacancy & Credit Loss	(135,850)	(331,921)	(181,017)	(1,672,225)(3)	(13.4)	(3,074)
Effective Gross Income	$12,710,589	$12,339,437	$12,492,265	$12,490,995	100.0%	$22,961

Total Operating Expenses	$5,254,098	$5,691,150	$4,964,156	$4,518,686	36.2%	$8,306

Net Operating Income	$7,456,491	$6,648,287	$7,528,110	$7,972,309	63.8%	$14,655
Capital Expenditures	0	0	0	108,800	0.9	200
Net Cash Flow	$7,456,491	$6,648,287	$7,528,110	$7,863,509	63.0%	$14,455

NOI DSCR	1.40x	1.25x	1.41x	1.50x
NCF DSCR	1.40x	1.25x	1.41x	1.48x
NOI DY	6.8%	6.0%	6.8%	7.2%
NCF DY	6.8%	6.0%	6.8%	7.1%

(1)	Reimbursement Income includes water/sewer reimbursements, electric and gas rebill, administrative fees on water/sewer and trash reimbursements.
(2)	Other Income includes late charges, lease termination fees, pet rent, parking fees, administrative fees and other miscellaneous income.
(3)	The underwritten economic vacancy is 13.4% of U/W Effective Gross Income. The Harbor Pointe Apartments Property was 91.2% occupied as of August 10, 2015.

Appraisal. As of the appraisal valuation date of July 16, 2015, the Harbor Pointe Apartments Property had an “as-is” appraised value of $154,000,000. The appraiser also concluded to an “as-stabilized” value of $155,000,000 with an “as-stabilized” valuation date of December 15, 2015.

Environmental Matters. According to the Phase I environmental report dated July 3, 2015, there was no evidence of any recognized environmental conditions at the Harbor Pointe Apartments Property.

Market Overview and Competition. The Harbor Pointe Apartments Property is located within the Hudson Waterfront of Northern New Jersey. The Hudson Waterfront is an 18-mile shoreline stretching from Bayonne to Fort Lee, New Jersey. There are currently 19 Fortune 500 Companies that are headquartered in Northern New Jersey. Major employers in the area include Barnabas Health, Verizon Communications, United Airlines and New Jersey Transit. According to the appraisal, the average 2014 household income and population in the city of Bayonne was $73,514 and 65,713, respectively.

The Harbor Pointe Apartments Property is situated within the Peninsula at Bayonne Harbor redevelopment area, a 420-acre man-made peninsula. The immediate area has undergone significant redevelopment in the last decade through the extension of transportation services to the Bayonne area including the construction of the Hudson Bergen Light Rail. The construction of the Hudson Bergen Light Rail has resulted in a reduced commute time into Manhattan totaling approximately 30 minutes. South Cove Commons, a 225,000 square foot retail power center, and Bayonne Crossing, a 350,000 square foot retail power center, are both located within one mile of the Harbor Pointe Apartments Property. Retailers at these centers include Stop & Shop, Walmart, Lowes, T.J. Maxx, and New York Sports Club.

According to a third party report, the Harbor Pointe Apartments Property is located in the Northern New Jersey multifamily market which consists of approximately 216,216 rental units across 994 buildings with a 4.0% vacancy rate and an average rent of $1,671 per unit per month. Within the Northern New Jersey multifamily market, the Harbor Pointe Apartments Property is located in the Hudson County submarket, which consists of 172 buildings totaling 45,071 units with a 6.4% vacancy rate and an average asking rent of $2,842 as of August 2015.

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HARBOR POINTE APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Harbor Pointe Apartments Property:

Competitive Set(1)

	Harbor Pointe Apartments (Subject)	Osprey Cove	Peninsula Court	Camelot at Bayonne	SilkLofts	Xchange at Secaucus Junction
Location	Bayonne, NJ	Secaucus, NJ	Bayonne, NJ	Bayonne, NJ	Bayonne, NJ	Secaucus, NJ
Property Type	Mid Rise	Garden	Garden	Garden	Garden	Garden
Number of Units	544	116	52	96	84	799
Total Occupancy	91.2%	96.6%	96.2%	75.0%	96.5%	96.5%
Studio	556	598	550	NAP	935	NAP
1 Bedroom	756	756	1,130	716	829	849
2 Bedroom	1,137	1,090	1,200	1,022	1,210	1,185
3 Bedroom	1,593	NAP	NAP	NAP	NAP	1,542

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers are three tenants-in-common, each of which is a single purpose entity and Delaware limited liability company: CL Cityview Urban Renewal LLC, RS Bayonne Urban Renewal LLC and Verbena Bayonne Urban Renewal LLC. Pursuant to the Harbor Pointe Apartments Whole Loan documents, the borrowers have waived their rights to partition the Harbor Pointe Apartments Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harbor Pointe Apartments Whole Loan. The guarantors of the non-recourse carveouts are Elie Rieder and Sol Werdiger.

The Sponsor. The sponsor is Elie Rieder. Mr. Rieder is the founder and Chief Executive Officer of Castle Lanterra Equity and Castle Lanterra Properties, and has been an active real estate investor, owner, and manager since 1998. Mr. Rieder was directly involved in acquiring over 10,000 multifamily units and has invested in residential, office, hospitality, retail, and parking assets. Castle Lanterra Properties is a leading real estate investment firm founded in 2009. Based in New York, Castle Lanterra Properties acquires, owns, and manages targeted multifamily properties in major metropolitan areas of the United States, including Chicago, Washington D.C., Baltimore, and Austin.

Escrows. The loan documents provide for upfront reserves in an amount of $178,371 for payment-in-lieu of real estate taxes, $33,867 for insurance and $54,835 for deferred maintenance.

On each due date, the borrowers are required to pay to deposit: (i) one-twelfth of the taxes (or payment-in-lieu thereof) that the lender estimates will be payable over the then succeeding 12-month period (initially $89,186), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (initially $16,934) and (iii) a replacement reserve in the amount of $9,067.

Lockbox and Cash Management. The Harbor Pointe Apartments Whole Loan documents require a springing lockbox with springing cash management. The Harbor Pointe Apartments Whole Loan documents require the borrowers, upon the first occurrence of a Trigger Period, to (or to direct the property manager to) deposit within two business days following receipt of all revenue derived from the Harbor Pointe Apartments Property and all other money payable to the borrowers with respect to the Harbor Pointe Apartments Property directly to a lender-controlled lockbox account and to send a notice to all commercial tenants directing them to pay all rents directly into the lender controlled lockbox account. So long as a Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrowers’ operating account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account. If no event of default under the loan documents is continuing, applied to pay debt service and operating expenses of the Harbor Pointe Apartments Property and to fund required reserves in accordance with the loan documents. After the foregoing disbursements are made and so long as a Harbor Pointe Apartments Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Harbor Pointe Apartments Whole Loan. During the continuance of an event of default under the loan documents, the lender may apply any funds in the cash management account to amounts payable under the Harbor Pointe Apartments Loan or toward the payment of expenses of the Harbor Pointe Apartments Property, in such order of priority as the lender may determine.

A “Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default or (ii) the trailing 12-month debt service coverage ratio being less than 1.25x and ending, with respect to a Harbor Pointe Apartments Trigger Period clause by (i) above, upon the cure of such event of default; and with respect to a Trigger Period caused by (ii) above, upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Harbor Pointe Apartments Property is currently managed by Alliance Southwest, LLC.

PILOT Program. The Harbor Pointe Apartments Property is operating under a PILOT Program that expires in 2039 under which the borrowers do not pay real estate taxes and instead make quarterly payments to the city of Bayonne. From January 2016 through December 2021 the annual charge will be the greater of the Base Amount (as defined below) or 20% of the taxes otherwise due on the land and improvements; and from January 2022 through December 2027, the greater of the Base Amount or 40% of the taxes otherwise due on the land and improvements. In addition to the annual charge, a 2% administrative fee based on the annual charge is payable to the city of Bayonne. The payments under the PILOT Program (“Base Amount”) are calculated as 10% of 80% of annual gross revenue of the Harbor Pointe Apartments Property through December 2025 and 10% of the full annual gross revenue of the Harbor Pointe Apartments Property thereafter and until the expiration of the program. The borrowers’ interest in the PILOT Agreement may be transferred to a successor owner (including a mortgagee in foreclosure) upon the satisfaction of certain conditions, including,

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HARBOR POINTE APARTMENTS

without limitation, that the transferee forms an urban renewal entity in accordance with the New Jersey Long Term Tax Exemption Law and that the transferee agrees to abide by all terms and conditions of the PILOT Program.

Assumption. The borrowers have a right to transfer the Harbor Pointe Apartments Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, delivery of a rating agency confirmation; and (iv) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Harbor Pointe Apartments Property and provides for a deductible no greater than $10,000 (except with respect to earthquakes and windstorms), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, plus a 6-month extended period of indemnity.

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A-3-45

HERITAGE INDUSTRIAL PORTFOLIO

A-3-46

HERITAGE INDUSTRIAL PORTFOLIO

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6	8 Northeastern Industrial Park	Guilderland, NY
7	4 & 8 Marway Circle	Gates, NY
8	4500 & 4510 Steelway Boulevard South	Clay, NY
9	4474 Steelway Boulevard North	Clay, NY
10	21 Northeastern Industrial Park	Guilderland, NY
11	16725 Square Drive	Marysville, OH
12	5 Marway Circle	Gates, NY

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Lorain
Euclid
CLEVELAND
PENN.
Elyria
Warren
Continental
FORT WAYNE
Findlay
Medina
AKRON
Youngstown
Canton
Mansfield
Massillon
Lima
OHIO
PITTSBURGH
INDIANA
Marysville
Weirton
Dublin
Newark
Cambridge
Wheeling
DAYTON
COLUMBUS
Zanesville
Beavercreek
Lancaster
Morgantown
Middletown
Marietta
Hamilton
Chillicothe
Parkersburg
CINCINNATI
Athens
APPALACHIAN MOUNTAINS
Covington
WEST VIRGINIA
Portsmouth
WAYNE NATIONAL FOREST
Frankfort
KENTUCKY
Huntington
Charleston
MONONGAHELA NATIONAL FOREST

A-3-47

No. 7 – Heritage Industrial Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Portfolio
				Property Type:	Industrial
Original Principal Balance(1):	$41,000,000			Specific Property Type:	Various
Cut-off Date Principal Balance(1):	$41,000,000			Location:	Various – See Table
% of Initial Pool Balance:	4.1%			Size:	2,578,919 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:(1)	$31.55
Borrower Names:	550BSA III, LLC; Tri-Martin IV, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Steven Greenberg; Jeffrey Greenberg			Title Vesting:	Fee
Mortgage Rate:	4.640%			Property Manager:	Self-managed
Note Date:	July 29, 2015			3rd Most Recent Occupancy (As of):	90.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.9% (12/31/2013)
Maturity Date:	August 1, 2025			Most Recent Occupancy (As of):	94.3% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	95.1% (11/1/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,204,620 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,419,548 (12/31/2014)
Call Protection(2)::	L(28),D(88),O(4)			Most Recent NOI (As of):	$7,140,060 (TTM 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$10,495,223
				U/W Expenses:	$3,004,642
				U/W NOI:	$7,490,582
Escrows and Reserves(3):				U/W NCF:	$6,818,695
				U/W NOI DSCR(1):	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.36x
Taxes	$694,723	$141,872	NAP	U/W NOI Debt Yield(1):	9.2%
Insurance	$64,203	$16,051	NAP	U/W NCF Debt Yield(1):	8.4%
Replacement Reserves	$0	$21,517	NAP	As-Is Appraised Value(4):	$116,500,000
Deferred Maintenance	$88,889	$0	NAP	As-Is Appraisal Valuation Date(4):	July 1, 2015
General TI/LC Reserve	$800,000	$32,250	$500,000	Cut-Off Date LTV Ratio(1):	69.8%
Staples Space TI/LC Reserve	$0	$33,333	$1,500,000	LTV Ratio at Maturity or ARD(1):	61.3%

(1)	The Heritage Industrial Portfolio Whole Loan (as defined below) totaling $81,375,000, is comprised of two pari passu notes (Notes A-1 and A-2), Note A-1 had an original principal balance of $41,000,000, has an outstanding principal balance of $41,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-P2 Trust. Note A-2 had an original principal balance of $40,375,000 and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Heritage Industrial Portfolio Whole Loan.

(2)	The lockout period will be at least 28 payments beginning with and including the first payment date of September 1, 2015. Defeasance of the Heritage Industrial Portfolio Whole Loan is permitted on or after the date that is the earlier to occur of (i) the 25th payment date after the closing date of the securitization that includes the final portion of the Heritage Industrial Portfolio Whole Loan, and (ii) forty-eight months following the first payment date under the Heritage Industrial Portfolio Whole Loan. The assumed lockout period of 28 payments is based on the expected WFCM 2015-P2 Trust closing date in December 2015.

(3)	See “Escrows” section.

(4)	The “As-Is Appraised Value” reflects a premium attributed to the value of the Heritage Industrial Portfolio Properties (as defined below) as a whole. The sum of the individual appraised values of each of the Heritage Industrial Portfolio Properties is $108,500,000, which results in a Cut-Off Date LTV Ratio of 75.0%. See “Appraisal” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Heritage Industrial Portfolio Whole Loan”) that is evidenced by two pari passu notes (A-1 and A-2) secured by a first mortgage encumbering 12 industrial/warehouse/flex properties located in Pennsylvania, New York and Ohio (the “Heritage Industrial Portfolio Properties”). The Heritage Industrial Portfolio Whole Loan was originated on July 29, 2015 by Principal Commercial Capital. The Heritage Industrial Portfolio Whole Loan had an original principal balance of $81,375,000, has an outstanding principal balance as of the Cut-off Date of $81,375,000 and accrues interest at an interest rate of 4.640% per annum. The Heritage Industrial Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Heritage Industrial Portfolio Whole Loan matures on August 1, 2025.

Note A-1, which will be contributed to the WFCM 2015-P2 securitization, had an original principal balance of $41,000,000, has an outstanding principal balance as of the Cut-Off Date of $41,000,000 and individually represents the controlling interest in the

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HERITAGE INDUSTRIAL PORTFOLIO

Heritage Industrial Portfolio Whole Loan. Note A-2 (the “Heritage Industrial Portfolio Companion Loan”), which is currently held by Principal Commercial Capital and is expected to be contributed to a future trust or trusts, had an original principal balance of $40,375,000 and represents a non-controlling interest in the Heritage Industrial Portfolio Whole Loan. See “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans — The Heritage Industrial Portfolio Whole Loan” in the Preliminary Prospectus. The lender provides no assurances that Note A-2 will not be split further.

Following the lockout period, the borrowers have the right to defease the Heritage Industrial Portfolio Whole Loan in whole, or in part (see “Partial Release” section), on any date before May 1, 2025. In addition, the Heritage Industrial Portfolio Whole Loan is prepayable without penalty on or after May 1, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$81,375,000	97.1%	Loan payoff(1)	$80,854,476	96.5%
Sponsor’s new cash contribution	2,416,629	2.9	Reserves	1,647,816	2.0
			Closing costs	1,289,338	1.5
Total Sources	$83,791,629	100.0%	Total Uses	$83,791,629	100.0%

(1)	All properties were previously securitized in the CD 2007-CD4 securitization.

The Properties. The Heritage Industrial Portfolio Properties comprise 12 industrial/warehouse properties totaling 2,578,919 square feet located in New York, Ohio and Pennsylvania. Built between 1953 and 1991, the Heritage Industrial Portfolio Properties were 95.1% physically occupied by 28 tenants as of November 1, 2015. The borrowers acquired the Heritage Industrial Portfolio Properties in 2007, and occupancy has reportedly averaged approximately 91.1% since the time of acquisition.

The largest tenant at the Heritage Industrial Portfolio Properties is Staples Contract & Commercial, Inc. (“Staples”), which comprises 24.1% of the net rentable area. Staples has occupied its space at the 2294 Molly Pitcher Highway property for 20 years and utilizes the spaces as its fulfillment center for online orders in the Northeast and Mid-Atlantic regions. The second largest tenant is Owens-Brockway Glass Container, Inc. (“Owens-Brockway”), which comprises 11.6% of the net rentable area, Owens-Brockway has leased its space at the 3530 East Pike Road property for 23 years and is a glass manufacturer.

The following table presents certain information relating to the Heritage Industrial Portfolio Properties:

Property Name - Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Loading Docks/ Drive-In Doors	Clear Height (Feet)	Appraised Value	Allocated Cut-off Date LTV Ratio
2294 Molly Pitcher Highway Chambersburg, PA	$28,200,000	34.7%	100.0%	1960/1991	621,400	62/17	24-32	$37,600,000	75.0%
1001 & 1011 Air Park Drive Middletown, PA	$14,400,000	17.7%	100.0%	1991/NAP	286,203	55/1	30	19,200,000	75.0%
4472 Steelway Boulevard North Clay, NY	$6,750,000	8.3%	90.7%	1977/NAP	378,500	29/3	20	9,000,000	75.0%
3530 East Pike Road Zanesville, OH	$6,427,500	7.9%	100.0%	1991/NAP	300,000	13/1	30 eave 36 peak	8,570,000	75.0%
22 Northeastern Industrial Park Guilderland, NY	$4,350,000	5.3%	100.0%	1989/NAP	104,000	22/1	30	5,800,000	75.0%
8 Northeastern Industrial Park Guilderland, NY	$4,275,000	5.3%	93.1%	1953/NAP	199,045	38/4	24	5,700,000	75.0%
4 & 8 Marway Circle Gates, NY	$3,825,000	4.7%	100.0%	1980/NAP	124,696	14/1	22	5,100,000	75.0%
4500 & 4510 Steelway Boulevard South Clay, NY	$3,075,000	3.8%	100.0%	1970/NAP	123,000	26/1	28	4,100,000	75.0%
21 Northeastern Industrial Park Guilderland, NY	$2,925,000	3.6%	100.0%	1987/NAP	100,065	16/2	36	3,900,000	75.0%
4474 Steelway Boulevard North Clay, NY	$2,925,000	3.6%	100.0%	1977/NAP	160,000	16/0	28	3,900,000	75.0%
16725 Square Drive Marysville, OH	$2,647,500	3.3%	50.0%	1987/NAP	130,735	18/1	20.2 eave 25.4 peak	3,530,000	75.0%
5 Marway Circle Gates, NY	$1,575,000	1.9%	76.6%	1976/NAP	51,275	13/2	22	2,100,000	75.0%
Total/Weighted Average	$81,375,000	100.0%	95.1%		2,578,919			$116,500,000(1)	69.8%(1)

(1)	The Portfolio Appraised Value of $116,500,000 reflects a premium attributed to the aggregate value of the Heritage Industrial Portfolio as a whole. The sum of the appraised values of each of the individual Heritage Industrial Portfolio Properties is $108.5 million.

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HERITAGE INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the tenancy at the Heritage Industrial Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Staples Contract & Commercial, Inc.(3)	BBB-/Baa2/BBB-	621,400	24.1%	$4.20	$2,609,880	30.4%	3/31/2018
Owens-Brockway Glass Container Inc.(4)	NR/Ba3/BB	300,000	11.6%	$2.60	$780,000	9.1%	4/30/2017
Victory Packaging, L.P.(5)	NR/NR/NR	195,949	7.6%	$3.35	$655,991	7.6%	9/30/2017
Iron Mountain Information Management, Inc.(6)	NR/Ba3/B+	149,881	5.8%	$4.25	$636,297	7.4%	Various
McLane Foodservice, Inc. (7)	A+/Aa2/AA	104,000	4.0%	$4.50	$468,000	5.4%	8/31/2018

Total Major Tenants		1,371,230	53.2%	$3.76	$5,150,168	59.9%

Non-Major Tenants		1,081,301	41.9%	$3.19	$3,447,527	40.1%

Occupied Collateral Total		2,452,531	95.1%	$3.51	$8,597,695	100.0%

Vacant Space		126,388	4.9%

Collateral Total		2,578,919	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through June 2016 totaling approximately $74,545.

(3)	Located at the 2294 Molly Pitcher Highway property.

(4)	Located at the 3530 East Pike Road property.

(5)	Located at the 4472 Steelway Boulevard North property.

(6)	Iron Mountain Information Management, Inc. (“Iron Mountain”) leases 109,237 square feet in the 1001 Air Park Drive property with an Annual U/W Base Rent of $506,985 ($4.64 per square foot) on a lease that expires January 31, 2021 with two, 5-year renewal options and 40,644 square feet in the 4500 Steelway Boulevard South property with an Annual U/W Base Rent of $129,312 ($3.18 per square foot) on a lease that expires September 30, 2022 with two, 5-year renewal options. Iron Mountain subleases approximately 4,900 square feet to an affiliate, Iron Mountain Information Management Services, Inc., in the 1001 Air Park Drive property with an annual base rent of approximately $38,583 ($7.87 per square foot) and an expiration date of June 30, 2018. Iron Mountain has a right of first refusal to purchase the 4500 Steelway Boulevard South property.

(7)	Located at the 22 Northeastern Industrial Park property.

The following table presents certain information relating to the lease rollover schedule of the Heritage Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	4	193,315	7.5%	193,315	7.5%	$447,827	$2.32
2016	4	78,321	3.0%	271,636	10.5%	$240,606	$3.07
2017	7	812,831	31.5%	1,084,467	42.1%	$2,546,120	$3.13
2018	7	911,449	35.3%	1,995,916	77.4%	$3,756,434	$4.12
2019	3	152,294	5.9%	2,148,210	83.3%	$501,280	$3.29
2020	1	2,750	0.1%	2,150,960	83.4%	$9,625	$3.50
2021	3	252,677	9.8%	2,403,637	93.2%	$921,528	$3.65
2022	2	48,894	1.9%	2,452,531	95.1%	$174,275	$3.56
2023	0	0	0.0%	2,452,531	95.1%	$0	$0.00
2024	0	0	0.0%	2,452,531	95.1%	$0	$0.00
2025	0	0	0.0%	2,452,531	95.1%	$0	$0.00
Thereafter	0	0	0.0%	2,452,531	95.1%	$0	$0.00
Vacant	0	126,388	4.9%	2,578,919	100.0%	$0	$0.00
Total/Weighted Average	31	2,578,919	100.0%			$8,597,695	$3.51

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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HERITAGE INDUSTRIAL PORTFOLIO

The following table presents historical occupancy percentages of the Heritage Industrial Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/1/2015(2)

94.0%	90.2%	93.9%	94.3%	95.1%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow of the Heritage Industrial Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 9/30/2015	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,239,034	$8,316,139	$8,500,363	$8,285,316	$8,597,695(2)	81.9%	$3.33
Grossed Up Vacant Space	0	0	0	0	403,941	3.8	0.16
Total Reimbursables	1,730,488	1,766,020	1,916,629	1,851,957	2,045,968	19.5	0.79
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(552,380)(3)	(5.3)	(0.21)
Effective Gross Income	$9,969,522	$10,082,159	$10,416,992	$10,137,273	$10,495,223	100.0%	$4.07

Total Operating Expenses	$2,844,648	$2,877,539	$2,997,444	$2,997,213	$3,004,642	28.6%	$1.17

Net Operating Income	$7,124,874	$7,204,620	$7,419,548	$7,140,060	$7,490,582	71.4%	$2.90
TI/LC	0	0	0	0	413,995	3.9	0.16
Capital Expenditures	0	0	0	0	257,892	2.5	0.10
Net Cash Flow	$7,124,874	$7,204,620	$7,419,548	$7,140,060	$6,818,695	65.0%	$2.64

NOI DSCR	1.42x	1.43x	1.48x	1.42x	1.49x
NCF DSCR	1.42x	1.43x	1.48x	1.42x	1.36x
NOI DY	8.8%	8.9%	9.1%	8.8%	9.2%
NCF DY	8.8%	8.9%	9.1%	8.8%	8.4%

(1)	The Heritage Industrial Portfolio Properties were underwritten on a portfolio basis.

(2)	The U/W Base Rent includes contractual rent increases through June 2016 totaling approximately $74,545.

(3)	The underwritten physical vacancy is 5.0%. The Heritage Industrial Portfolio Properties were 95.1% physically occupied as of November 1, 2015.

Appraisal. As of the appraisal valuation dates ranging from June 4, 2015 to June 10, 2015, the Heritage Industrial Portfolio Properties had an aggregate “as-is” appraised value of $108,500,000. The appraiser also concluded to a portfolio value for the Heritage Industrial Portfolio Properties of $116,500,000 with a valuation date of July 1, 2015.

Environmental Matters. According to Phase I environmental assessments dated from May 27, 2015 to June 4, 2015, there was no evidence of any recognized environmental conditions at the Heritage Industrial Portfolio Properties.

Market Overview and Competition. The Heritage Industrial Portfolio Properties are located in five markets.

Harrisburg, Pennsylvania MSA (2 properties totaling 907,603 sq. ft., 35.2% of NRA, 44.4% of U/W Base Rent) 2294 Molly Pitcher Highway is located in Chambersburg, Pennsylvania, less than two miles west of an I-81 interchange via Kriner Road. Interstate 81 provides access to the Pennsylvania Turnpike (I-76) to the subject’s northeast, which is one of Pennsylvania’s primary east/west, limited access highways. The Chambersburg Terminal (CSX) is just 1.5 miles east of the subject and Greencastle Terminal (Norfolk Southern) is 12 miles south via I-81. According to the appraisal, the subject is located in the Harrisburg West Industrial submarket, which has an overall inventory of 74.6 million square feet. As of Q1 2015, the vacancy rate for the submarket was 4.2% with an average quoted rental rate of $4.08 per square foot, triple net.

The 1001 & 1011 Air Park Drive property is located within the Airport Industrial Park in Middletown, Pennsylvania, situated approximately two miles from the Pennsylvania Turnpike (I-76), offering access points to the east and west, and is also just off I-283, which offers access to the north and south via I-83 and I-81. According to the appraisal, the property is located in the Harrisburg East Industrial submarket, which is comprised of 585 buildings with nearly 44.6 million square feet of space. As of Q1 2015, the vacancy rate in the submarket was 8.9% and the average quoted rental rate was $3.39 per square foot, triple net. The appraisal reports roughly 8.8 million square feet of industrial properties within a 3 mile radius of the 1001 & 1011 Air Park Drive property.

Syracuse, New York MSA (3 properties totaling 661,500 sq. ft., 25.7% of NRA, 22.6% of U/W Base Rent) The 4472 Steelway Boulevard North, 4474 Steelway Boulevard North and 4500 & 4510 Steelway Boulevard South properties are located in an industrial park in Clay, New York, in suburban Syracuse, approximately 1.5 miles north of the New York State Thruway (I-90), 4 miles west of I-81 and 8 miles west of the Syracuse Hancock International Airport. According to the appraisal, each property is located in the NE Outer Onondaga County Warehouse submarket. As of the first quarter of 2015, the submarket included nearly 9.3 million square feet of space in 144 buildings, with a 2.4% vacancy rate and an average quoted rental rate of $3.97 per square foot, triple net.

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HERITAGE INDUSTRIAL PORTFOLIO

Albany, New York MSA (3 properties totaling 403,110 sq. ft., 15.6% of NRA, 14.0% of U/W Base Rent) The 8, 21 and 22 Northeastern Industrial Park properties are located in the Northeastern Industrial Park in Guilderland, New York, within the Albany MSA, immediately adjacent to the New York State Thruway (I-90). The Northeastern Industrial Park consists of 29 buildings totaling 3.0 million square foot on 586 acres, served by three rail lines (CSX, Canadian Pacific and Norfolk Southern). According to the appraisal, the properties are located in the West Outer Albany County submarket. As of Q1 2015, the submarket included just over 6.1 million square feet of space in 102 buildings, with a 13.2% vacancy rate and an average quoted rental rate of $4.27 per square foot, triple net.

Rochester, New York MSA (2 properties totaling 175,971 sq. ft., 6.8% of NRA, 7.6% of U/W Base Rent) The properties located at 4 & 8 Marway Circle and 5 Marway Circle in Gates, New York are located within an industrial park situated less than one mile east of I-490, within close proximity to the I-490 Expressway Buffalo Road Entrance and approximately two miles west of I-390, both of which access the New York State Thruway (I-90). Marway Circle is approximately four miles northwest of the Greater Rochester International Airport and six miles west of the Rochester central business district. According to the related appraisal, the 4 & 8 Marway Circle property was noted as being located in the Southwest Rochester Warehouse Industrial submarket. As of Q1 2015, the submarket included 234 buildings totaling just less than 9.9 million square feet of space, with a 12.9% vacancy rate and an average quoted rental rate of $7.58 psf/year. The appraisal for 5 Marway Circle indicated the property was located in the Southwest Rochester Flex submarket. As of Q1 2015, the submarket included 25 buildings totaling just under 3.5 million square feet of space, with a 31.8% vacancy rate and an average quoted rental rate of $8.03 per square foot, triple net.

Columbus, Ohio MSA (2 properties totaling 430,735 sq. ft., 16.7% of NRA, 11.5% of U/W Base Rent) 16725 Square Drive is located in Marysville, Ohio, near the junction of US Highway 36 and US Highway 33, which provides expressway access to I-270 and the Columbus outer-belt expressway, approximately 20 miles to the southeast. According to the appraisal, the subject is located in the Union County Warehouse submarket. As of Q1 2015, the submarket was comprised of 114 buildings totaling nearly 5.9 million square feet of space, with a 7.5% vacancy rate and an average quoted rental rate of $3.67 per square foot, triple net.

3530 East Pike Road is located in Zanesville, Ohio, immediately south of I-70 with access to the interstate approximately one mile to the west, providing access to Columbus and I-77 via I-70. According to the appraisal, the subject is located in the Muskingum and Surrounding Counties Warehouse/Distribution submarket. The submarket includes 73 buildings ranging in size from 50,000 to 500,000 square feet with just over 11 million square feet in total. As of Q1 2015, the vacancy rate for the submarket was 13.3% with an average quoted rental rate of $3.84 per square foot, triple net.

The Borrowers. The borrowers are a two TIC structure, comprised of 550BSA III, LLC and Tri-Martin IV, LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Heritage Industrial Portfolio Whole Loan. Steven Greenberg and Jeffrey Greenberg are the guarantors of certain non-recourse carveouts under the Heritage Industrial Portfolio Whole Loan. Combined, the guarantors own 62.2% of 550BSA, LLC and 36.4% of Tri-Martin IV, LLC and are the managing members of both borrowing entities.

The Sponsors. The sponsors are Steven Greenberg and Jeffrey Greenberg. Steven and Jeffrey Greenberg are the principals of Heritage Capital Group (“Heritage”), a private, family-owned real estate firm founded over 75 years ago. Heritage has invested in office, industrial and retail properties totaling more than six million square feet in 20 states in the U.S. as well as over 7,000 apartment units. Heritage currently owns and manages a portfolio consisting of 21 properties, (inclusive of the Heritage Industrial Portfolio Properties) totaling approximately 3.4 million square feet, four office properties comprising 473,000 square feet, two retail properties comprising 22,200 square feet, and an industrial property comprising 250,000 square feet. Additionally, Heritage owns and manages seven apartment properties totaling 2,055 units. The assets in Heritage’s portfolio are located in NJ, SC and NC, in addition to the locations of the Heritage Industrial Portfolio Properties. As of May 1, 2015, the reported average occupancy of Heritage’s total commercial portfolio was 92.5% excluding the seven apartment units and an unimproved land asset located in New Jersey. The sponsor disclosed three loans in which it was a sponsor (in one case) or minority investor (in the other two cases) in the related properties, as to which a deed-in-lieu of foreclosure, an uncontested foreclosure or a discounted payoff was effected, during the period between 2007 through 2012. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $88,889 for deferred maintenance, $800,000 for tenant improvements and leasing commissions for space other than Staples (the “General TI/LC Reserve”), $694,723 for real estate taxes and $64,203 for insurance premiums. The loan documents require ongoing monthly deposits in the amount determined by the lender for real estate taxes and insurance (currently $141,872 for real estate taxes and $16,051 for insurance premiums), $21,517 for replacement reserves and $32,250 into the General TI/LC Reserve (subject to a cap of $500,000).

The loan documents require escrows to cover the costs of tenant improvements and leasing commissions for the Staples space (the “Staples TI/LC Reserve”) consisting of monthly deposits of $33,333 for the first 15 months of the loan term and $83,333 beginning on the first payment date 12 months prior to Staples’ lease expiration (subject to a combined cap of $1,500,000). In lieu of the $83,333 monthly deposits, a $1,000,000 letter of credit may be provided by the borrowers no later than 13 months prior to Staples lease expiration. The loan documents also require monthly deposits of $100,000 starting on the first payment date on or after the date that is 18 months prior to a subsequent lease expiration for Staples (or for any replacement tenant that leases all of Staples’ space) until such time as funds have accumulated to $1,800,000 for the reimbursement of tenant improvements and leasing commissions for the Staples space; provided that in lieu of such deposits an $1,800,000 letter of credit may be provided by the borrowers. In addition, if only a portion of the Staples space has been leased to a replacement tenant(s), monthly deposits are required starting 18 months prior to the then-scheduled expiration date of such lease in an amount equal to $0.16 per square foot for such tenant’s space (provided that if such replacement lease is for less than five years, the required deposit will be equal to the foregoing amount multiplied by the number of years for such lease divided by five). If a Cash Sweep Trigger Event is continuing, and funds in the cash management account are insufficient to pay monthly debt service payments on the Heritage Industrial Portfolio

A-3-52

HERITAGE INDUSTRIAL PORTFOLIO

Whole Loan, and no event of default exists, at the borrowers’ request, the lender is required to apply funds in the Staples TI/LC Reserve to pay monthly debt service payments; provided that the maximum aggregate amount of such reserve permitted to be applied for such purpose is $480,000.

Lockbox and Cash Management. The Heritage Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Heritage Industrial Portfolio Whole Loan requires all rents to be directly deposited by tenants of the Heritage Industrial Portfolio Properties into the lockbox account. The loan documents also require that, the borrowers or property manager deposit all rents into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Sweep Trigger Event (as defined below), all funds in the lockbox account are swept into the borrowers’ operating account. Upon the occurrence and during the continuance of a Cash Sweep Trigger Event, all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account.

A “Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by lender in its sole discretion: (a) an event of default, (b) the amortizing debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter for such quarter, or (c) Staples (i) ceases to operate its business from all or any material portion of the Staples space for more than 30 consecutive days, (ii) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or files for bankruptcy or other insolvency proceedings, (iii) provides notice of its intent to terminate the Staples lease, or (iv) defaults under any monetary or material non-monetary term of the Staples lease and such monetary or material non-monetary default continues after any applicable notice and cure period and such monetary or material non-monetary default would allow the borrowers to terminate the Staples lease.

A “Cash Sweep Cure” will occur, with respect to clause (a) above, upon the cure of such event of default; with respect to clause (b) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; with respect to clause (c) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; provided, however, that, such Cash Sweep Cure set forth in this definition shall be subject to the following conditions, (x) no event of default shall have occurred and be continuing under the cash management agreement or any of the loan documents, (y) no other Cash Sweep Trigger Event shall have occurred and be continuing, and (z) the borrowers shall have paid all of the lender’s expenses in connection with such Cash Sweep Cure including, without limitation, reasonable attorney’s fees and expenses.

Property Management. The Heritage Industrial Portfolio Properties are managed by affiliates of the sponsors.

Assumption. The borrowers have the ongoing right to transfer the Heritage Industrial Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including but not limited to the transferee’s creditworthiness, financial strength and real estate management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that such assumption will not result in a downgrade, withdrawal or qualification of the ratings assigned by it to the Series 2015-P2 Certificates, along with similar confirmations from each applicable rating agency rating any securities backed by the Heritage Industrial Portfolio Companion Loan.

Purchase Option. Midwest Express Inc., the sole tenant at the 16725 Square Drive property, has the right to purchase such property at any time after the 25th payment date after the securitization of the Heritage Industrial Portfolio Whole Loan, for a purchase price equal to $4,000,000 plus all applicable defeasance costs.

Partial Release. Following the lockout period, the borrowers are permitted to obtain the partial release of any of the Heritage Industrial Portfolio Properties in connection with a partial defeasance, subject to certain conditions including: (i) the principal balance defeased equals the greater of (a) 120% of the allocated loan amount for the mortgaged properties located in Pennsylvania (2294 Molly Pitcher Highway; 1001 & 1011 Air Park Drive) and Guilderland, New York (8 Northeastern Industrial Park; 21 Northeastern Industrial Park and 22 Northeastern Industrial Park) or 110% of the allocated loan amount for all other mortgaged properties; and (b) an amount equal to 100% of the net proceeds of the sale of the released property; (ii) the remaining portfolio, following release, would have (x) an amortizing debt service coverage ratio utilizing annual net operating income (without deduction for tenant improvements, leasing commissions or replacement reserves) from leases on the remaining premises that have remaining terms of at least 18 months of at least 1.25x and (y) a loan-to-value ratio of not more than 75.0%; (iv) at the lender’s option, the lender has received confirmation from Fitch, KBRA and Moody’s that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates, along with similar confirmations from each rating agency rating any securities backed by the Heritage Industrial Portfolio Companion Loan; and (v) receipt of a REMIC opinion.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Heritage Industrial Portfolio Properties and business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrowers are required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

A-3-53

ANCHORAGE MARRIOTT DOWNTOWN

A-3-54

ANCHORAGE MARRIOTT DOWNTOWN

Arctic Ocean
Chukchi Sea
Barrow
Prudhoe Bay
NUNAVUT
BROOKS RANGE
RUSSIA
Kotzebue
CANADA
NORTHWEST TERRITORIES
ALASKA
Fairbanks
Nome
YUKON TERRITORY
Bering Sea
ALASKA RANGE
ANCHORAGE
Whitehorse
Valdez
BRITISH COLUMBIA
Bethel
Seward
Homer
Juneau
Gulf of Alaska
Sitka
Kodiak
Ketchikan
Bristol Bay
Kodiak Island
Pacific Ocean
Unalaska
Knik Arm
Elmendorf Air Force Base
Chugach State Park
Davis Hwy
Vanderberg Ave
Elmendorf AFB Regional Hospital
Arctic Warrior Dr
Eagleglen Golf Course
Reeve Blvd
Providence Dr
Palmer 40 miles
Glenn Hwy
Alaska Center for the Performing Arts
Anchorage Convention Center
Glenn Square
Oscar Anderson House Museum
3rd Ave
5th Ave
Anchorage 5th Ave Mall
Merrill Field
Northway Mall
Northeast Anchorage
Downtown
Russian Jack Springs Park
Debarr Rd
Anchorage Marriott Downtown
820 West 7th Avenue
Anchorage, AK 99501
ConocoPhillips Alaska
Anchorage Museum
15th Ave
Alaska Regional Hospital
Dena'ina Civic and Convention Center
Sullivan Arena
Seward Hwy
Bragaw St
Boniface Pkwy
Muldoon Rd
Lake Otis Pkwy
Spenard Thruway
The Mall at Sears
Northern Lights Blvd
University of Alaska-Anchorage
36th Ave
Providence Alaska Med. Ctr.
Alaska Airlines Center
Alaska Native Med. Ctr.
Baxter Rd
ANCHORAGE
Tudor Rd
Ted Stevens Anchorage Intl. Airport
Intl. Airport Rd
Dowling Rd
Conner's Lake Park
Campbell Airstrip Airport
68th Ave
Raspberry Rd
Minnesota Drive
C St
Old Seward Hwy
Strawberry Rd
Sand Lake
Sand Lake Rd
Jewel Lake Rd
Northwood St
Abbott Loop
Elmore Rd
Hilltop Ski Area
Dimond Blvd
Dimond Center
Abbott Rd
Ruth Arcand Park
Anchorage Golf Course
Alaska Zoo
Birch Rd
Hillside Dr
Bayshore/ Klatt
O'Malley Rd
Huffman/ O'Malley
Klatt Rd
Cook Inlet
Huffman Rd
Seward 117 miles

A-3-55

No. 8 – Anchorage Marriott Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$37,975,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$37,926,518			Location:	Anchorage, AK
% of Initial Pool Balance:	3.8%			Size:	392 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$193,503
Borrower Name:	Columbia Properties Anchorage, L.P.			Year Built/Renovated:	2000/2012
Sponsor:	William J. Yung III			Title Vesting:	Fee
Mortgage Rate:	4.670%			Property Manager:	Self-managed
Note Date:	October 7, 2015			3rd Most Recent Occupancy (As of):	65.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	66.3% (12/31/2013)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of):	68.2% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	68.5% (TTM 8/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$9,511,675 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,789,531 (12/31/2014)
Call Protection(2):	L(25),D(92),O(3)			Most Recent NOI (As of):	$10,560,305 (TTM 8/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$21,884,808
				U/W Expenses:	$12,519,868
Escrows and Reserves(3):				U/W NOI:	$9,364,940
				U/W NCF:	$8,270,700
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.99x
Taxes	$245,311	$61,328	NAP	U/W NCF DSCR(1):	1.76x
Insurance	$58,129	$29,064	NAP	U/W NOI Debt Yield(1):	12.3%
FF&E Reserve	$0	$91,187	NAP	U/W NCF Debt Yield(1):	10.9%
Deferred Maintenance	$1,875	$0	NAP	As-Is Appraised Value:	$108,500,000
Comfort Letter Reserve	$2,500	$0	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Seasonality Reserve	$362,604	Springing	NAP	Cut-off Date LTV Ratio(1):	69.9%
PIP Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(4):	51.7%

(1)	The Anchorage Marriott Downtown Whole Loan, with an original principal balance totaling $75,950,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and is expected to be contributed to the CGCMT 2015-GC35 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Anchorage Marriott Downtown Whole Loan.

(2)	Defeasance of the Anchorage Marriott Downtown Mortgage Loan is permitted on or after the date that is the earlier to occur of (i) 24 months after the closing date of the securitization that includes the final portion of the Anchorage Marriott Downtown Mortgage Loan, and (ii) forty-eight months following origination of the Anchorage Marriott Downtown Mortgage Loan.

(3)	See “Escrows” section.

(4)	LTV Ratio at Maturity or ARD is calculated based on the as-stabilized appraised value of $119,500,000 based on an as-stabilized valuation date of September 1, 2017. Based on the as-is value of $108,500,000, the LTV Ratio at Maturity or ARD is 56.9%.

The Mortgage Loan. The mortgage loan (the “Anchorage Marriott Downtown Mortgage Loan”) is part of a whole loan (the “Anchorage Marriott Downtown Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 392-room full service hotel located in Anchorage, Alaska (the “Anchorage Marriott Downtown Property”). The Anchorage Marriott Downtown Whole Loan was originated on October 7, 2015 by Citigroup Global Markets Realty Corp. The Anchorage Marriott Downtown Whole Loan had an original principal balance of $75,950,000, has an outstanding principal balance as of the Cut-off Date of $75,853,035 and accrues interest at an interest rate of 4.670% per annum. The Anchorage Marriott Downtown Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Anchorage Marriott Downtown Whole Loan matures on November 6, 2025. See “Description of the Mortgage Pool — The Whole Loans — The Non-Serviced Pari Passu Whole Loans - The Anchorage Marriott Downtown Whole Loan” in the Preliminary Prospectus.

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and represents the non-controlling interest in the Anchorage Marriott

A-3-56

ANCHORAGE MARRIOTT DOWNTOWN

Downtown Whole Loan. Note A-1 (the “Anchorage Marriott Downtown Companion Loan”), some or all of which is expected to be contributed to the CGCMT 2015-GC35 Trust, had an original principal balance of $37,975,000 and represents the controlling interest in the Anchorage Marriott Downtown Whole Loan.

Following the second anniversary of the Closing Date, the borrower may defease the Anchorage Marriott Downtown Whole Loan, in whole, but not in part, on any date before September 6, 2025. In addition, the Anchorage Marriott Downtown Whole Loan is prepayable without payment of a prepayment premium on or after September 6, 2025.

Sources and Uses

Sources			Uses
Original whole loan amount	$75,950,000	100.0%	Loan payoff	$46,113,190	60.7%
			Reserves	670,419	0.9
			Closing costs	627,362	0.8
			Return of equity	28,539,029	37.6
Total Sources	$75,950,000	100.0%	Total Uses	$75,950,000	100.0%

The Property. The Anchorage Marriott Downtown Property is a 20-story, 392-room, full service hotel located in the central business district of Anchorage, Alaska. The Anchorage Marriott Downtown Property was constructed in 2000 and renovated in 2012 and is situated near the Dena’ina Civic and Convention Center and Delaney Park. Guestrooms at the Anchorage Marriott Downtown Property are located on floors three through twenty and comprise 173 king rooms, 219 double-double rooms and 3 parlor suites (not included in the guestroom count). The Anchorage Marriott Downtown Property offers a variety of amenities including a business center, fitness center, indoor swimming pool, 2 restaurants, lounge and approximately 10,334 square feet of meeting space. The Anchorage Marriott Downtown Property currently has use of 10 parking spaces in an adjacent third-party parking garage pursuant to an agreement with Anchorage Community Development Authority – EasyPark (the “Parking Agreement”). The Parking Agreement is scheduled to expire on December 31, 2016. Additionally, per the appraisal, there are multiple surface and structured parking options in close proximity to the Anchorage Marriott Downtown Property. The Anchorage Marriott Downtown Property operates under a franchise agreement with Marriott International, Inc., that expires in December 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Anchorage Marriott Downtown Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	66.3%	68.2%	68.5%	68.5%
ADR	$156.22	$163.94	$171.98	$171.98
RevPAR	$103.64	$111.75	$117.73	$117.73

Total Revenue	$20,142,514	$20,819,085	$21,884,808	$21,884,808	100.0%	$55,829
Total Department Expenses	5,145,255	5,235,787	5,260,177	5,935,692	27.1	15,142
Gross Operating Profit	$14,997,259	$15,583,298	$16,624,631	$15,949,116	72.9%	$40,687

Total Undistributed Expenses	4,429,213	4,662,437	4,942,270	5,531,236	25.3	14,110
Profit Before Fixed Charges	$10,568,045	$10,920,862	$11,682,361	$10,417,880	47.6%	$26,576

Total Fixed Charges	1,056,371	1,131,331	1,122,056	1,052,940	4.8	2,686

Net Operating Income	$9,511,675	$9,789,531	$10,560,305	$9,364,940	42.8%	$23,890
FF&E	0	0	874,247	1,094,240	5.0	2,791
Net Cash Flow	$9,511,675	$9,789,531	$9,686,058	$8,270,700	37.8%	$21,099

NOI DSCR	2.02x	2.08x	2.24x	1.99x
NCF DSCR	2.02x	2.08x	2.06x	1.76x
NOI DY	12.5%	12.9%	13.9%	12.3%
NCF DY	12.5%	12.9%	12.8%	10.9%

Appraisal. As of the appraisal valuation date of September 1, 2015, the Anchorage Marriott Downtown Property had an “as-is” appraised value of $108,500,000. The appraiser also concluded to an “as stabilized” appraised value of $119,500,000 with an “as stabilized” valuation date of September 1, 2017. The “as stabilized” value assumes occupancy, average daily rate and RevPAR of 69.0%, $188.66 and $130.18, respectively.

Environmental Matters. According to the Phase I environmental report, dated July 22, 2015, there was no evidence of any recognized environmental conditions at the Anchorage Marriott Downtown Property.

Market Overview and Competition. According to the appraisal, Anchorage is home to over 50 parks and recreational facilities and numerous museums. The Ted Stevens Anchorage International Airport serves approximately 5,000,000 passengers annually. According to the appraisal, one million tourists came through Anchorage in 2014 with industry projections indicating a 2%-3% growth in visitors statewide in 2015. Anchorage has major roads and routes that run through the city, including Alaska State Route 1, Glenn Highway and Seward Highway; public transportation is provided by People Mover Bus System throughout the city.

A-3-57

ANCHORAGE MARRIOTT DOWNTOWN

According to the appraisal, the Anchorage Metropolitan Statistical Area (“MSA”) had an estimated 2014 population of approximately 399,000, which is expected to grow by 2.9% to 420,000 by 2019. The top employers are in health services, grocery and merchandise, oil services, airline and financial services industries. The largest employers in the area include: Providence Health & Services, Walmart/Sam’s Club, Carrs/Safeway, Fred Meyer, ASRC Energy Services and BP Exploration Alaska. According to the appraisal, the leisure and hospitality sector is anticipated to account for 16,900 jobs in 2015.

The following table presents certain information relating to the Anchorage Marriott Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Anchorage Marriott Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/31/2015	66.2%	$146.16	$96.71	68.0%	$171.01	$116.30	102.8%	117.0%	120.3%
YTD 7/31/2014	68.3%	$141.72	$96.83	67.3%	$163.03	$109.73	98.5%	115.0%	113.3%
YTD 7/31/2013	65.5%	$139.57	$91.47	67.3%	$158.16	$106.40	102.6%	113.3%	116.3%

(1)	Information obtained from a third party hospitality research report dated August 2015. The competitive set includes the following hotels: Sheraton Hotel & Spa Anchorage, Hilton Anchorage, Millennium The Lakefront Anchorage, Courtyard Anchorage Airport, and Hilton Garden Inn Anchorage.

The Borrower. The borrower is Columbia Properties Anchorage, L.P., a single-purpose entity and limited partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Anchorage Marriott Downtown Whole Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain non-recourse carveouts under the Anchorage Marriott Downtown Whole Loan. The guarantors are required to maintain a combined net worth of $85.0 million and combined liquidity of $10.0 million through the term of the Anchorage Marriott Downtown Whole Loan.

The Sponsor. The sponsor is William J. Yung III. The sponsor is an experienced developer, owner and operator of hotel properties. William J. Yung founded Columbia Sussex Corporation in 1972. Columbia Sussex Corporation is a large private hotel company with a portfolio that primarily consists of 35 hotels (11,502 keys), 27 (8,318 keys) of which are Marriott flags, and is the largest domestic full-service Marriott franchisee. Columbia Sussex Corporation is currently a defendant in litigation pertaining to an unrelated transaction. See also “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $362,604 for a seasonality reserve, $245,311 for: real estate taxes, $58,129 for insurance premiums, $1,875 for deferred maintenance and $2,500 for expenses related to the transfer of the comfort letter.

The loan documents also provide for monthly escrows for real estate taxes in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; insurance premiums in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period; a reserve for FF&E in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement; and a seasonality reserve in an amount equal to the applicable Seasonality Reserve Monthly Deposit (as defined below).

No property improvement plan (“PIP”) was required under the franchise agreement at origination. In the event that a PIP is required by a franchisor, the borrower will be required to deposit an amount equal to 120% of the costs of the related PIP work (as estimated by the lender in its reasonable discretion) (A) in the case of any existing or renewal franchise agreement, prior to the required commencement date of any PIP imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered. Additionally, if 18 months prior to the expiration of the franchise agreement (“Franchise Renewal Date”) a Franchise Renewal Event (as defined below) has not occurred, within 12 months of the Franchise Renewal Date, the borrower is required to post a letter of credit or cash in amount equal to 120% of the estimated PIP costs, less any sums then on deposit in the FF&E escrow and the PIP escrow.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to (1) during the continuance of an Anchorage Marriott Downtown Trigger Period (see “Lockbox and Cash Management” section) where an approved annual budget exists as of the date of determination, one-twelfth of 5% of the greater of (x) the annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or (2) if no Anchorage Marriott Downtown Trigger Period is continuing or during the continuance of an Anchorage Marriott Downtown Trigger Period where no approved annual budget exists as of the date of determination, one-twelfth of 5% of the annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the immediately preceding calendar year as reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2015 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in April 2016 and on each monthly payment date falling in each subsequent April thereafter. Notwithstanding anything herein to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the loan documents upon 30 days’ notice to the borrower if (1) an Anchorage Marriott Downtown Trigger Period is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Anchorage Marriott Downtown Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the franchise agreement and/or set forth in any amendment to the most recently determined approved annual budget.

A-3-58

ANCHORAGE MARRIOTT DOWNTOWN

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has not been extended or replaced by a new franchise agreement in accordance with the terms of the Anchorage Marriott Downtown Whole Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Anchorage Marriott Downtown Whole Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder, and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Anchorage Marriott Downtown Whole Loan documents.

The “Seasonality Reserve Monthly Deposit” is equal to 110% of the quotient of (x) the aggregate amount by which operating income at the Anchorage Marriott Downtown Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget.

Lockbox and Cash Management. The Anchorage Marriott Downtown Loan is structured with a lender-controlled lockbox in place at origination and springing cash management. The borrower sent letters to all credit card companies directing such companies to pay rent directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Anchorage Marriott Downtown Property in the lockbox account. Prior to the occurrence of an Anchorage Marriott Downtown Trigger Period, funds in the lockbox account are disbursed to the borrower’s operating account. Upon the occurrence of an Anchorage Marriott Downtown Trigger Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows, with any excess (i) to the extent the Anchorage Marriott Downtown Trigger Period was caused solely by the failure of a Franchise Renewal Event to occur on or before the Franchise Renewal Date, deposited to the PIP escrow and (ii) to the extent the Anchorage Marriott Downtown Trigger Period was caused by any event other than as described in the preceding clause (i), held as additional collateral by the lender until the expiration of the applicable Anchorage Marriott Downtown Trigger Period after which it is returned to the borrower.

An “Anchorage Marriott Downtown Trigger Period” means a period (a) commencing upon the occurrence of an event of default and continuing until the cure or the lender’s waiver of such event of default; (b) commencing upon the occurrence of the debt service coverage ratio being less than 1.30x, and continuing until the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters; (c) commencing upon the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until the borrower has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, the Anchorage Marriott Downtown Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect; (d) commencing upon the non-delivery of an estoppel attesting to an extension of the franchise agreement or its replacement with a qualifying agreement for a term no shorter than expiring three years after the maturity date of the Anchorage Marriott Downtown Whole Loan, which franchise agreement or qualified replacement is in full force and effect without defaults thereunder, and for which any required renovation reserve has been deposited, on or before eighteen months prior to the expiration of the franchise agreement, and continuing until the delivery of such estoppel; (e) commencing upon the occurrence of a bankruptcy action of the property manager and continuing until such property manager is replaced in accordance with the loan documents; or (f) commencing upon the occurrence of the debt yield falling below 8.25% and continuing until the debt yield is 8.50% for two consecutive calendar quarters.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement; and (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect.

Property Management. The Anchorage Marriott Downtown Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the Anchorage Marriott Downtown Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, delivery of a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2015-P2 Certificates; and (iv) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

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ANCHORAGE MARRIOTT DOWNTOWN

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy with a deductible no greater than $100,000 (except with respect to earthquake and windstorm coverage) that provides coverage for terrorism in an amount equal to the full replacement cost of the Anchorage Marriott Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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HARVEY BUILDING PRODUCTS PORTFOLIO

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HARVEY BUILDING PRODUCTS PORTFOLIO

MONTREAL
CANADA
VERMONT
NEW HAMPSHIRE
MAINE
WHITE MTN. NATIONAL FOREST
GREEN MTN. NATIONAL FOREST
NY
MASSACHUSETTS
Burlington
Montpelier
Berlin
Augusta
Auburn
Portland
Biddeford
Lebanon
Concord
Rochester
Dover
Portsmouth
Manchester
Salem
Nashua
Haverhill
Newburyport
Gloucester
Lowell
Lynn
BOSTON
Leominster
Pittsfield
Atlantic Ocean

NEW HAMPSHIRE
Nashua
Haverhill
Newburyport
Lawrence
Lowell
Gloucester
Fitchburg
Peabody
Woburn
Salem
Lynn
Massachusetts Bay
Marlborough
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
MASSACHUSETTS
Canton
Franklin
Brockton
Plymouth
Woonsocket
Taunton
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
New Bedford
Kingston
Newport
Buzzards Bay
Barnstable
Chatham
Harwich
Falmouth
Martha's Vineyard
Nantucket Sound
CAPE COD NATIONAL SEASHORE
Provincetown
Cape Cod Bay
Atlantic Ocean
CT

Harvey Building Products Portfolio

1 Londonderry Manufacturing	Londonderry, NH	16 Dartmouth	Dartmouth, MA
2 Waltham Corporate	Waltham, MA	17 Braintree	Braintree, MA
3 Dartmouth Manufacturing	North Dartmouth, MA	18 Manchester, CT	Manchester, CT
4 Nashua	Nashua, NH	19 Portland	Portland, ME
5 West Bridgewater	West Bridgewater, MA	20 Norwalk II	Norwalk, CT
6 Woburn	Woburn, MA	21 Warwick	Warwick, RI
7 Manchester, NH	Manchester, NH	22 Fitchburg	Fitchburg, MA
8 New London	Waterford, CT	23 Auburn	Auburn, MA
9 East Haven	East Haven, CT	24 Portsmouth	Portsmouth, NH
10 Salem	Salem, NH	25 Southampton	Huntingdon Valley, PA
11 Bethlehem	Bethlehem, PA	26 Hyannis	Hyannis, MA
12 Lincoln	Lincoln, RI	27 Wilkes-Barre	Forty Fort, PA
13 Berlin	Berlin, CT	28 Berlin CPD	Berlin, CT
14 Woburn CPD	Woburn, MA	29 Springfield	Springfield, MA
15 Norwalk I	Norwalk, CT	30 White River Junction	White River Junction, VT

Elmira
Binghamton
CATSKILL STATE PARK
Kingston
Towanda
Monticello
Poughkeepsie
Carbondale
NEW YORK
Newburgh
Scranton
Wilkes-Barre
PENNSYLVANIA
Tannersville
White Plains
East Stroudsburg
Paterson
Yonkers
Hazleton
Newark
NEW YORK
Pottsville
Easton
Jersey City
Allentown
Bethlehem
New Brunswick
Reading
Harrisburg
Pottstown
Trenton
Norristown
PHILADELPHIA
NEW JERSEY
Lancaster
York
West Chester
Camden
Atlantic Ocean
Wilmington
Glassboro
Toms River
MARYLAND

Hudson
Northampton
WORCESTER
MASSACHUSETTS
Chicopee
Westfield
SPRINGFIELD
Bradley Intl. Airport
Manchester
Torrington
HARTFORD
NEW YORK
Bristol
New Britain
CONNECTICUT
Waterbury
Berlin
Meriden
Norwich
New London
Danbury
BRIDGEPORT
NEW HAVEN
Long Island Sound
White Plains
Norwalk
Stamford
New Rochelle
Huntington
Riverhead
East Hampton
NEW YORK
Atlantic Ocean

A-3-63

No. 9 – Harvey Building Products Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Various
Original Principal Balance(1):	$33,000,000			Specific Property Type:	Various
Cut-off Date Principal Balance(1):	$32,922,772			Location:	Various – See Table
% of Initial Pool Balance:	3.3%			Size:	2,046,119 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$53.63
Borrower Name:	Harvey Propco, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Dunes Point Capital LLC			Title Vesting:	Fee
Mortgage Rate:	4.850%			Property Manager:	Self-managed
Note Date:	October 1, 2015			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAV
Maturity Date:	October 6, 2020			Most Recent Occupancy(4):	NAV
IO Period:	None			Current Occupancy:	100.0% (12/1/2015)
Loan Term (Original):	60 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAV
Call Protection(2):	L(26),D(30),O(4)			Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$14,531,091
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$435,933
				U/W NOI:	$14,095,158
				U/W NCF:	$13,683,832
				U/W NOI DSCR(1):	2.02x
				U/W7 NCF DSCR(1):	1.96x
Escrows and Reserves(3):				U/W NOI Debt Yield(1):	12.8%
				U/W NCF Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(5):	$205,460,000
Taxes	$1,207,022	$199,837	NAP	As-Is Appraisal Valuation Date(5):	Various
Insurance	$594,489	$78,692	NAP	Cut-off Date LTV Ratio(1):	53.4%
Deferred Maintenance	$500,000	NAP	NAP	LTV Ratio at Maturity or ARD(1):	49.3%

(1)	The Harvey Building Products Whole Loan (as defined below), with an original principal balance of $110,000,000, is comprised of four pari passu notes (Notes A-1, A-2-A, A-2-B and A-3). The non-controlling Note A-3 has an original balance of $33,000,000, has an outstanding principal balance of $32,922,772 as of the Cut-off Date and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original principal balance of $42,000,000 and was contributed to the COMM 2015-LC23 Trust. The non-controlling Note A-2-A and Note A-2-B, had an aggregate original principal balance of $35,000,000 and are expected to be contributed to a future trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Harvey Building Products Whole Loan.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 6, 2015. Defeasance of the Harvey Building Products Portfolio Whole Loan is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 1, 2018. The assumed lockout period of 26 payments (and assumed defeasance period of 30 payments) is based on the expected WFCM 2015-P2 Trust closing date in December 2015.

(3)	See “Escrows” section.

(4)	Historical NOI and Historical Occupancy are unavailable as the borrower entered into a new 20-year master lease with an affiliate of the borrower at closing of the Harvey Building Products Portfolio Loan.

(5)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Harvey Building Products Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2-A, A-2-B and A-3) secured by a first mortgage encumbering the fee interest in a portfolio of 27 warehouse properties, two manufacturing properties, and one office property located across seven states, totaling 2,046,119 square feet (the “Harvey Building Products Portfolio” or the “Harvey Building Products Portfolio Properties”). The Harvey Building Products Portfolio Whole Loan was originated on October 1, 2015 by Ladder Capital Finance LLC. The Harvey Building Products Portfolio Whole Loan had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $109,742,575 and accrues interest at an interest rate of 4.850% per annum. The Harvey Building Products Portfolio Whole Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Harvey Building Products Portfolio Whole Loan matures on October 6, 2020. See “Description of the Mortgage Pool — The Whole Loans — The Non-Serviced Pari Passu Whole Loans — The Harvey Building Products Portfolio Whole Loan” in the Preliminary Prospectus.

The non-controlling Note A-3, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $33,000,000 and had an outstanding principal balance as of the Cut-off Date of $32,922,772. The controlling Note A-1, which had an original

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HARVEY BUILDING PRODUCTS PORTFOLIO

principal balance of $42,000,000, was contributed to the COMM 2015-LC23 Trust. The non-controlling Note A-2-A and Note A-2-B have an aggregate original principal balance of $35,000,000 and are expected to be contributed to a future trust. Note A-1, Note A-2-A and A-2-B are referred to herein as the “Harvey Building Products Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further.

Following the lockout period, which is based on the last securitization of the four pari passu notes, the borrower has the right to defease the Harvey Building Products Portfolio Whole Loan in whole or in part (see “Partial Release” section) on any date before July 6, 2020. In addition, the Harvey Building Products Portfolio Whole Loan is prepayable without penalty on or after July 6, 2020.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$42,000,000	$41,901,710	COMM 2015-LC23	Yes
Note A-2-A	$25,000,000	$24,941,494	Ladder Capital Finance LLC(1)	No
Note A-2-B	$10,000,000	$9,976,598	Ladder Capital Finance LLC(1)	No
Note A-3	$33,000,000	$32,922,772	WFCM 2015-P2	No
Total	$110,000,000	$109,742,575

(1)	The Notes A-2-A and A-2-B are expected to be contributed to a future trust.

Sources and Uses

Sources			Uses
Original whole loan amount	$110,000,000	36.7%	Purchase price(2)	$295,000,000	98.4%
Equity	113,000,000	37.7	Reserves	500,000	0.2
Opco Term Loan(1)	70,000,000	23.4	Closing costs(3)	4,250,000	1.4
Seller Preferred Shares(1)	5,000,000	1.7
Opco Revolver(1)	1,750,000	0.6
Total Sources	$299,750,000	100.0%	Total Uses	$299,750,000	100.0%

(1)	Dunes Point Capital acquired Harvey Building Products for a total purchase price of $295.0 million and a total cost basis of $299.8 million inclusive of closing costs.

(2)	The purchase price reflects the acquisition of both the Harvey Building Products Portfolio Opco and Propco. The appraised value for the Harvey Building Products Portfolio Properties is $205.5 million.

(3)	The closing costs reflect the closing costs incurred as a result of the acquisition of the Harvey Building Products Portfolio Opco and Propco. The closing costs for the Harvey Building Products Portfolio Properties were approximately $1.1 million.

The Properties. The Harvey Building Products Portfolio Whole Loan is secured by a first mortgage encumbering the fee interest in a portfolio of 27 warehouse properties, two manufacturing properties and one office property located across seven states, totaling 2,046,119 square feet. The Harvey Building Products Portfolio warehouse properties are located in Massachusetts, Connecticut, Maine, Rhode Island, Pennsylvania, New Hampshire and Vermont and serve as distribution and sales centers for the Harvey Building Products Portfolio. The Harvey Building Products Portfolio manufacturing properties are located in Massachusetts and New Hampshire and are where the company produces all of its windows and doors. The Harvey Building Products Portfolio office property is located in Waltham, Massachusetts and serves as the corporate headquarters for Harvey Industries, Inc., housing its finance, accounting, sales, and senior management teams.

27 of the 30 properties are located in New England (93.2% square feet, 94.9% allocated loan amount), with the largest concentration by state located in Massachusetts, where 11 properties representing 35.6% of property square feet and 39.5% of allocated loan amount are located. The Harvey Building Products Portfolio Properties were built between 1950 and 2009, with an average age of 19 years.

The Harvey Building Products Portfolio Properties consist of a blend of office, warehouse, and manufacturing space and range from approximately 13,736 square feet to 376,294 square feet in size.

Harvey Industries, Inc. (“Harvey Building Products” or “Opco”) executed a single 20 year absolute net unitary master lease (“Master Lease”) for the 30 properties at an initial yearly base rent of $14,950,000 ($7.31 per square foot). The Master Lease represents an absolute net lease, with Harvey Building Products responsible for the direct payment of all real estate taxes, insurance premiums and capital expenditures. The Master Lease has no termination options except with respect to substantial condemnation of an affected property and termination options tied to casualty or changes in law during the last two years of the initial term of the Master Lease or any option period. There are contractual rent steps of a 10.0% increase every six years and there are two, five-year renewal options with 360 days’ notice required.

Harvey Building Products offers a broad base of exterior products including: vinyl windows, exterior doors, vinyl siding, shutters, PVC trim, and decking. The company’s revenue streams are split approximately 40.0% in the manufacture and direct to contractor sale of Harvey-branded windows and doors, and approximately 60.0% in the distribution of third party building products to contractors. Harvey Building Products reported total revenues of $403.9 million over the trailing twelve month period ended May 31, 2015.

Harvey Building Products is a leading manufacturer and marketer of premium vinyl windows, as well as a wholesale distributor of a broad range of exterior building products, and has been in continuous operation since 1961. They currently have the leading market position for vinyl windows in its core Northeastern markets and have installed over 10 million windows since 1990. Harvey Building Products is consistently ranked in the top 15 manufacturers on Windows & Door’s Top 100 Manufacturers list.

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HARVEY BUILDING PRODUCTS PORTFOLIO

According to the company’s trailing 12-month financial statements ended July 2015, the warehouse locations that will serve as collateral for the Harvey Building Products Portfolio Whole Loan generated total sales of $324,852,851, representing a 2.8% occupancy cost on the their allocated rental rate of $9,077,888. Overall, the collateral locations represent a majority of Harvey Building Products’ sales.

Historical Harvey Building Products Portfolio Properties EBITDAR
State	2009	2010	2011	2012	2013	2014	2015	T-12 7/30/2015
EBITDAR	30,400,000	36,725,000	32,102,000	32,441,000	33,300,000	31,877,000	33,470,000	36,238,000
Rent Coverage Ratio	2.0x	2.5x	2.1x	2.2x	2.2x	2.1x	2.2x	2.4x

The following table presents certain information relating to the Harvey Building Products Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Allocated LTV	Appraised Value
Londonderry Manufacturing - Londonderry, NH	$21,200,270	19.3%	100.0%	2007/NAP	376,294	53.0%	$40,000,000
Waltham Corporate - Waltham, MA	$10,854,538	9.9%	100.0%	2000/2015	54,400	45.4%	$23,900,000
Dartmouth Manufacturing - North Dartmouth, MA	$10,126,247	9.2%	100.0%	1998/NAP	235,239	56.9%	$17,800,000
Nashua - Nashua, NH	$5,108,018	4.7%	100.0%	2006/NAP	111,594	53.8%	$9,500,000
West Bridgewater - West Bridgewater, MA	$4,738,884	4.3%	100.0%	2005/NAP	81,776	60.0%	$7,900,000
Woburn - Woburn, MA	$4,689,001	4.3%	100.0%	1989/NAP	76,054	63.4%	$7,400,000
Manchester, NH - Manchester, NH	$3,873,913	3.5%	100.0%	2003/NAP	81,747	53.8%	$7,200,000
New London - Waterford, CT	$3,641,458	3.3%	100.0%	2008/NAP	70,642	55.0%	$6,620,000
East Haven - East Haven, CT	$3,392,043	3.1%	100.0%	2005/NAP	70,089	53.8%	$6,300,000
Salem - Salem, NH	$3,392,043	3.1%	100.0%	2001/NAP	58,286	61.7%	$5,500,000
Bethlehem - Bethlehem, PA	$3,292,277	3.0%	100.0%	1973/NAP	71,091	59.9%	$5,500,000
Lincoln - Lincoln, RI	$3,167,570	2.9%	100.0%	2003/NAP	80,240	53.7%	$5,900,000
Berlin - Berlin, CT	$3,042,862	2.8%	100.0%	1995/NAP	43,796	56.5%	$5,390,000
Woburn CPD - Woburn, MA	$2,992,979	2.7%	100.0%	1984/NAP	59,800	46.8%	$6,400,000
Norwalk I - Norwalk, CT	$2,494,149	2.3%	100.0%	1972/NAP	40,232	47.0%	$5,310,000
Dartmouth - Dartmouth, MA	$2,394,383	2.2%	100.0%	1974/NAP	63,117	48.9%	$4,900,000
Braintree - Braintree, MA	$2,244,735	2.0%	100.0%	1986/NAP	32,531	60.7%	$3,700,000
Manchester, CT - Manchester, CT	$2,095,086	1.9%	100.0%	1996/NAP	49,175	53.4%	$3,920,000
Portland - Portland , ME	$2,095,086	1.9%	100.0%	1976/NAP	48,145	53.7%	$3,900,000
Norwalk II - Norwalk, CT	$1,895,554	1.7%	100.0%	1974/NAP	30,000	44.5%	$4,260,000
Warwick - Warwick, RI	$1,883,582	1.7%	100.0%	1997/NAP	43,899	53.8%	$3,500,000
Fitchburg - Fitchburg, MA	$1,614,214	1.5%	100.0%	2002/NAP	39,433	53.8%	$3,000,000
Auburn - Auburn , MA	$1,560,340	1.4%	100.0%	1983/NAP	37,132	53.8%	$2,900,000
Portsmouth - Portsmouth, NH	$1,506,466	1.4%	100.0%	1993/NAP	31,470	53.8%	$2,800,000
Southampton - Huntingdon Valley, PA	$1,247,075	1.1%	100.0%	2009/NAP	36,421	53.1%	$2,350,000
Hyannis - Hyannis, MA	$1,184,222	1.1%	100.0%	1986/NAP	24,070	53.8%	$2,200,000
Wilkes-Barre - Forty Fort, PA	$1,097,426	1.0%	100.0%	1950/1999	32,200	57.8%	$1,900,000
Berlin CPD - Berlin, CT	$1,072,484	1.0%	100.0%	1977/2002	28,163	56.2%	$1,910,000
Springfield - Springfield, MA	$997,660	0.9%	100.0%	1989/NAP	25,347	47.5%	$2,100,000
White River Junction - White River Junction, VT	$848,011	0.8%	100.0%	1981/NAP	13,736	56.5%	$1,500,000
Total/Weighted Average	$109,742,575	100.0%	100.0%		2,046,119		$205,460,000

(1)	Based on the entire Harvey Building Products Portfolio Whole Loan.

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HARVEY BUILDING PRODUCTS PORTFOLIO

The following table presents certain information relating to the tenant at the Harvey Building Products Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date
Major Tenant
Harvey Industries, Inc.(2)	NR/NR/NR	2,046,119	100.0%	$7.31	$14,947,405	100.0%	$172	4.2%	10/31/2035(3)
Total Major Tenant		2,046,119	100.0%	$7.31	$14,947,405	100.0%

(1)	Sales PSF and Occupancy Costs are for the trailing 12-months period ending July 31, 2015.

(2)	Harvey Industries, Inc., the master tenant, currently subleases 18,648 square feet (0.9% of the net rentable area) to three separate tenants: Massachusetts Association of Realtors, Inc. (10,251 square feet), B4 Consulting, Inc. (4,947 square feet) and Delphi Building Services, Inc. (3,450 square feet).

(3)	Harvey Industries, Inc. has two, 5-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at the Harvey Building Products Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	2,046,119	100.0%	2,046,119	100.0%	$14,947,405	$7.31
Vacant	0	0	0.0%	2,046,119	100.0%	$0	$0.00
Total/Weighted Average	1	2,046,119	100.0%			$14,947,405	$7.31

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Harvey Building Products Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/1/2015(2)

NAV	NAV	NAV	100.0%

(1)	Historical NOI and Historical Occupancy are unavailable as the borrower entered into a new 20-year master lease with an affiliate of the borrower at closing of the Harvey Building Products Portfolio Whole Loan.

(2)	Information obtained from the underwritten rent roll.

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HARVEY BUILDING PRODUCTS PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Harvey Building Products Portfolio Properties:

Cash Flow Analysis

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$14,947,405	102.9%	$7.31
Rent Steps	$0	0.0	0.00
Grossed Up Vacant Space	$0	0.0	0.00
Total Reimbursables(2)	847,259	5.8	0.41
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(1,263,573)(3)	(8.7)	(0.62)
Effective Gross Income	$14,531,091	100%	$7.10
Total Operating Expenses(2)	$435,933	3.0%	$0.21

Net Operating Income	$14,095,158	97.0%	$6.89
TI/LC	0	0.0	0.00
Capital Expenditures(2)	411,326	2.8	0.20
Net Cash Flow	$13,683,832	94.2%	$6.69
NOI DSCR	2.02x
NCF DSCR	1.96x
NOI DY	12.8%
NCF DY	12.5%

(1)	Lease between the borrower and Harvey Industries, Inc. covering all of the Harvey Building Products Portfolio Properties (the “Master Lease”) commenced on October 1, 2015 and extends to October 31, 2035, at which time Harvey Industries, Inc. has two, 5-year options to extend the term. The base rent is currently $14,950,000 and has rent steps of 10% every six years.

(2)	The Master Lease is an absolute-NNN lease with the tenant responsible for all costs of operations and maintenance.

(3)	The underwritten economic vacancy is 8%. The Harvey Building Products Portfolio was 100% leased as of December 1, 2015.

Appraisals. As of the appraisal valuation dates ranging from September 1, 2015 to October 1, 2015, the Harvey Building Products Portfolio Properties had an aggregate “as-is” appraised value of $205,460,000.

Environmental Matters. According to the Phase I environmental site assessments dated from September 9, 2015 to September 16, 2015, Phase II reports were recommended for the following properties: with respect to the Waltham Corporate property, to rule out groundwater contamination; with respect to the Woburn property, to rule out groundwater contamination and ensure containment of existing aboveground storage tanks; with respect to the Woburn CPD property, to ensure that the underground storage tanks have been removed and to rule out groundwater contamination; with respect to the Bethlehem property, to rule out groundwater contamination; and with respect to the Fitchburg property, to rule out groundwater contamination. The borrower agreed to undertake mitigating actions under the environmental indemnity and environmental insurance was obtained for the portfolio in lieu of obtaining Phase II reports. See “Description of the Mortgage Pool — Environmental Considerations” in the Preliminary Prospectus.

The Borrower. The borrower is Harvey Propco, LLC, a limited liability company and single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harvey Building Products Portfolio. Dunes Point Capital LLC is the sponsor of the borrower and Harvey Parent Corporation is the guarantor of certain nonrecourse carveouts under the Harvey Building Products Portfolio Whole Loan.

The Sponsor. The sponsor is Dunes Point Capital LLC (“Dunes Point Capital”). Dunes Point Capital is a family office and private investment firm founded in 2013 by former Blackstone Group LP executive, Timothy White. Dunes Point Capital invests in industrial and energy companies. Dunes Point Capital is a wholly owned subsidiary of White Group Holdings. The Dunes Point Capital team has invested or overseen the investment of over $5 billion in transactions over the last 20 years.

Escrows. The loan documents provide for upfront reserves in the amount of $1,207,022 for real estate taxes, $594,489 for insurance premiums and $500,000 for required repairs. The loan documents also require ongoing monthly reserves of $199,837 for real estate taxes and $78,692 for insurance premiums.

Lockbox and Cash Management. The Harvey Building Products Portfolio Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower cause all receipts payable with respect to the Harvey Building Products Portfolio Properties to be transmitted directly into such lockbox account. Prior to the occurrence of a Cash Sweep Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Sweep Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A Cash Sweep Event Period will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) Opco ceases to conduct its normal business operations in at least 80% of the total square footage at the Harvey Building Products Portfolio (it being understood that one or more subtenants conducting normal business operations in up to 10% of the total square feet at the property in the aggregate may count towards the 80% requirement); (iii) Opco (or its parent) being adjudicated insolvent or filing for bankruptcy; (iv) either (a) the Opco (or its successor) failing to satisfy the 4.5x EBITDA leverage ratio under Opco’s existing term

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HARVEY BUILDING PRODUCTS PORTFOLIO

loan or (b) the borrower failing to deliver the financial information required to be delivered under the lease or under any term loan or credit facility of Opco (“Opco Debt”) (including, without limitation, a calculation of EBITDA and adjusted EBITDA and a calculation of the leverage covenant under such term loan) and/or; (v) a default in the payment of principal or interest under the Opco Debt after applicable notice and cure periods.

A Cash Sweep Event Period will expire with respect to (i), once the event of default has been cured and such cure is accepted by the lender; with respect to (ii), once the Opco or another qualified tenant has reopened for business and is conducting normal business operations in at least 85% of the total square footage at the Harvey Building Products Portfolio and is paying full unabated rent for two consecutive quarters or a Re-tenanting Event (as defined below) has occurred; with respect to (iii), such adjudication has been vacated, withdrawn, reversed on appeal, or determined to be incorrect or no longer the case in a final non-appealable judgment or a Re-tenanting Event has occurred; with respect to (iv)(a), once the EBITDA leverage ratio under Opco’s existing term loan is at or below 4.5x, with respect to (iv)(b), the date on which the borrower delivers financial information; with respect to (v), the date on which the payment default is cured.

A “Re-tenanting Event” means that the borrower has entered into one or more replacement leases acceptable to the lender with a tenant reasonably acceptable to the lender for the portion of the property which had previously been occupied by Opco, and (i) that each tenant has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease(s) are comparable to existing local market rates for similar properties and, in the aggregate, no less than the rent payable under the Opco lease, (iii) that all landlord obligations under any such replacement lease(s) with respect to required landlord and tenant improvement obligations and leasing commission obligations and all other landlord obligations have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed lease and an acceptable estoppel certificate from each such tenant, (iv) each tenant under any such replacement lease has entered into attornment agreement reasonably satisfactory to the lender, and (v) after taking into account any new lease(s) with any such replacement tenant(s), at least eighty percent (80%) of the square footage of the premises demised under the Opco lease is occupied by Opco and/or such replacement tenant(s).

Property Management. The Harvey Building Products Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Harvey Building Products Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards; (ii) execution of recourse guaranty and an environmental indemnity by an acceptable substitute guarantor; and (iii) if requested by the lender (and provided the rating agency responds and considers such event), rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release any constituent properties in connection with a partial defeasance, subject to certain conditions, among other things, (i) no event of default has occurred and is continuing; (ii) partial defeasance of the greater of (a) net sales proceeds of released property and (b) 125% of the allocated loan amount of such released property; (iii) if, after such release, at least $11,000,000 of the principal amount of the Harvey Building Products Portfolio Whole Loan has been prepaid or defeased, the loan-to-value ratio for the remaining Harvey Building Products Portfolio Properties is no greater than 60.0%.

Real Estate Substitution. None.

Subordinate and Mezzanine Indebtedness. None; however the Harvey Building Products Portfolio Whole Loan documents allow for the pledge of direct or indirect interests in the guarantor of the mortgage loan to secure corporate level financing, provided that the aggregate value of the Harvey Building Products Portfolio Properties is not more than 25% of the value of all security for such financing. There is no requirement for an intercreditor agreement in connection with such pledges.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Harvey Building Products Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

A-3-69

JW MARRIOTT SANTA MONICA LE MERIGOT

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JW MARRIOTT SANTA MONICA LE MERIGOT

JW Marriott Santa Monica Le Merigot
1740 Ocean Avenue
Santa Monica, CA 90401
SANTA MONICA MTS.
Topanga State Park
Mt. Saint Mary's University-Los Angeles
Getty Center
Bel Air
Bel Air Country Club
Beverly Hills
Beverly Hills City Hall
Drake Track Stadium
University of California - Los Angeles
Los Angeles Country Club
Westwood
Los Angeles Natl. Cemetery
Westfield Century City
Century City
20th Century Fox Studios
Brentwood
VA Los Angeles Healthcare
LOS ANGELES
Pacific Palisades Farmers Market
Pacific Palisades Commercial Village
Riviera Country Club
Brentwood Country Club
Hillcrest Country Club
Malibu 13 miles
Pacific Palisades
SANTA MONICA
West L.A.
Westside Pavilion
Rancho Park Golf Club
Cheviot Hills
Downtown Los Angeles 9 miles
Will Rogers State Beach
UCLA Medical Center Santa Monica
St. Johns Health Ctr.
METRO EXPO LINE (Open 2016)
Santa Monica Fwy
Palms
Montana Avenue
Santa Monica State Beach
3rd Street Promenade
Santa Monica Place
Santa Monica College
Santa Monica Airport
Mar Vista
Brotman Medical Ctr.
Sony Pictures Studios
Culver City
Memorial Open Air Theatre
Santa Monica Pier/Pacific Place
Main Street Santa Monica
Santa Monica International Chess Park
Penmar Golf Course
Venice
Venice City Beach
Marina del Rey
Marina del Rey Hospital
Waterside Marina del Rey
Fox Hills Mall
The Promenade at Howard Hughes Center
Loyola Marymount University
Playa Vista
Westchester
Westchester Golf Course
Dockweiler State Beach
Los Angeles International Airport
El Segundo
Pacific Ocean
Ballona Creek
San Diego Fwy
Marina Fwy
Sunset Blvd
Wilshire Blvd
Santa Monica Blvd
Pico Blvd
Ocean Park Blvd
Lincoln Blvd
Venice Blvd
Washington Blvd
Sepulveda Blvd
Pacific Coast Hwy
Jefferson Blvd
Culver Blvd
Manchester Ave
Westchester Pkwy
Imperial Hwy
Vista Del Mar

A-3-71

No. 10 – JW Marriott Santa Monica Le Merigot

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$31,200,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$31,162,303			Location:	Santa Monica, CA
% of Initial Pool Balance:	3.1%			Size:	175 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$356,141
Borrower Name:	CW Hotel Limited Partnership			Year Built/Renovated:	1999/2014
Sponsor:	William J. Yung III			Title Vesting:	Leasehold
Mortgage Rate:	4.970%			Property Manager:	Self-managed
Note Date:	October 7, 2015			3rd Most Recent Occupancy (As of):	85.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.3% (12/31/2013)
Maturity Date:	November 6, 2020			Most Recent Occupancy (As of):	99.2% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	97.5% (8/31/2015)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$8,335,496 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,528,195 (12/31/2014)
Call Protection(2):	L(23),GRTR 1% or YM(2), GRTR 1% or YM or D(32),O(3)			Most Recent NOI (As of):	$9,737,032 (TTM 8/31/2015)
Lockbox Type:	Hard/ Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$25,647,276
				U/W Expenses:	$17,260,703
Escrows and Reserves(4):				U/W NOI:	$8,386,572
				U/W NCF:	$7,104,208
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.09x
Taxes	$533,964	$66,746	NAP	U/W NCF DSCR(1):	1.77x
Insurance	$70,120	$23,373	NAP	U/W NOI Debt Yield(1):	13.5%
FF&E	$0	$106,864	NAP	U/W NCF Debt Yield(1):	11.4%
Seasonality Reserve	$389,819	$0	NAP	As-Is Appraised Value:	$104,000,000
Ground Lease Reserve	$272,250	$136,125	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Ground Rent Adjustment Reserve	$9,881,593	$0	NAP	Cut-off Date LTV Ratio(1):	59.9%
Comfort Letter Reserve	$2,500	$0	NAP	LTV Ratio at Maturity or ARD(1):	55.3%

(1)	The JW Marriott Santa Monica Le Merigot Whole Loan, with an original principal balance totaling $62,400,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $31,200,000, has an outstanding principal balance as of the Cut-off Date of $31,162,303 and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original balance of $31,200,000, has an outstanding principal balance as of the Cut-off Date of $31,162,303 and is expected to be contributed to the CGCMT 2015-GC35 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JW Marriott Santa Monica Le Merigot Whole Loan.

(2)	Defeasance of the JW Marriott Santa Monica Le Merigot Whole Loan is permitted on or after the date that is the earlier of (i) 24 months after the closing date of the securitization that includes the final portion of the JW Marriott Santa Monica Le Merigot Whole Loan and (ii) 48 months following origination of the JW Marriott Santa Monica Le Merigot Whole Loan.

(3)	A Mezzanine loan of $17,000,000 was funded at closing. As of the Cut-off Date, the total debt U/W NCF DSCR, total debt Cut-off Date LTV Ratio and total debt U/W NOI Debt Yield are 1.26x, 76.3% and 10.6%, respectively. See “Subordinate and Mezzanine Indebtedness” section

(4)	See “Escrows” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “JW Marriott Santa Monica Le Merigot Whole Loan”) evidenced by two pari passu notes (Notes A-1 and A-2) that are secured by a first mortgage encumbering the borrower’s leasehold interest in a 175-room full service hotel located in Santa Monica, California (the “JW Marriott Santa Monica Le Merigot Property”). The JW Marriott Santa Monica Le Merigot Whole Loan was originated on October 7, 2015 by Citigroup Global Markets Realty Corp. The JW Marriott Santa Monica Le Merigot Whole Loan had an original principal balance of $62,400,000, has an outstanding principal balance as of the Cut-off Date of $62,324,606 and accrues interest at an interest rate of 4.970% per annum. The JW Marriott Santa Monica Le Merigot Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The JW Marriott Santa Monica Le Merigot Whole Loan matures on November 6, 2020.

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JW MARRIOTT SANTA MONICA LE MERIGOT

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $31,200,000, has an outstanding balance as of the Cut-off Date of $31,162,303 and represents the non-controlling interest in the JW Marriott Santa Monica Le Merigot Whole Loan. Note A-1 (the “JW Marriott Santa Monica Le Merigot Mortgage Companion Loan”), which represents the controlling interest in the JW Marriott Santa Monica Le Merigot Whole Loan, had an original principal balance of $31,200,000, has an outstanding principal balance as of the Cut-off Date of $31,162,303 and is expected to be contributed to CGCMT 2015-GC35 Trust.

Following the lockout period, and on any date before September 6, 2020, the borrower has the right to either (i) prepay the JW Marriott Santa Monica Le Merigot Whole Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid or (ii) defease the JW Marriott Santa Monica Le Merigot Whole Loan in whole, but not in part. In addition, the JW Marriott Santa Monica Le Merigot Whole Loan is prepayable without penalty on or after September 6, 2020. If the mezzanine loan is outstanding, simultaneously with any defeasance, the borrower is required to prepay the mezzanine loan in full. Following the determination of the fair market value of the JW Marriott Santa Monica Le Merigot Property, the lender may elect to apply any ground rent adjustment reserve funds remaining after the deduction of the Rent Adjustment Reserve Surplus (see “Escrows” section) as prepayment of the debt in accordance with the loan documents.

Sources and Uses

Sources			Uses
Original whole loan amount	$62,400,000	78.6%	Loan payoff	$34,658,321	43.7%
Mezzanine debt	17,000,000	21.4	Reserves	11,150,246	14.0
			Closing costs	776,615	1.0
			Return of equity	32,814,818	41.3
Total Sources	$79,400,000	100.0%	Total Uses	$79,400,000	100.0%

The Property. The JW Marriott Santa Monica Le Merigot Property is a 175-room, six-story, full service hotel located in Santa Monica, California. Built in 1999 and renovated in 2014, the JW Marriott Santa Monica Le Merigot Property is situated on a 1.5-acre site on Ocean Avenue with guestrooms comprising of 173 standard rooms and 2 suites. Amenities at the JW Marriott Santa Monica Le Merigot Property include 11 event rooms totaling 10,552 square feet of meeting space; Cezanne (a full-service restaurant open for breakfast, lunch and dinner) and Le Troquet Patio, a cocktail/dinner lounge; a business center; Spa Le Merigot; an outdoor swimming pool and whirlpool; and a fitness center. Additionally, the JW Marriott Santa Monica Le Merigot Property features an underground parking garage with 208 spaces, resulting in a parking ratio of 1.2 spaces per room. The JW Marriott Santa Monica Le Merigot Property operates under a franchise agreement with Marriott International, Inc. that expires in December 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the JW Marriott Santa Monica Le Merigot Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	97.3%	99.2%	97.5%	97.5%
ADR	$285.89	$307.09	$316.92	$316.92
RevPAR	$278.30	$304.59	$309.02	$309.02

Total Revenue	$23,679,978	$25,589,767	$25,647,276	$25,647,276	100.0%	$146,556
Total Department Expenses	6,838,077	7,238,099	7,116,335	7,368,733	28.7	42,107
Gross Operating Profit	$16,841,901	$18,351,668	$18,530,940	$18,278,543	71.3%	$104,449

Total Undistributed Expenses	5,569,687	5,947,675	5,926,291	6,443,272	25.1	36,819
Profit Before Fixed Charges	$11,272,214	$12,403,993	$12,604,649	$11,835,271	46.1%	$67,630

Ground Rent	1,633,500	1,633,500	1,633,500	2,376,000(1)	9.3	13,577
Other Fixed Charges	1,303,218	1,242,298	1,234,117	1,072,699	4.2	6,130

Net Operating Income	$8,335,496	$9,528,195	$9,737,032	$8,386,572	32.7%	$47,923
FF&E	1,183,999	1,279,488	1,282,364	1,282,364	5.0	7,328
Net Cash Flow	$7,151,498	$8,248,707	$8,454,668	$7,104,208	27.7%	$40,595

NOI DSCR	2.08x	2.38x	2.43x	2.09x
NCF DSCR	1.79x	2.06x	2.11x	1.77x
NOI DY	13.4%	15.3%	15.6%	13.5%
NCF DY	11.5%	13.2%	13.6%	11.4%

(1) The U/W Ground Rent is calculated as 9% of the appraiser’s concluded unencumbered land value of $26,400,000 for the JW Marriott Santa Monica Le Merigot Property. See “Ground Lease” section.

Appraisal. As of the appraisal valuation date of September 1, 2015, the JW Marriott Santa Monica Le Merigot Property had an “as-is” appraised value of $104,000,000.

A-3-73

JW MARRIOTT SANTA MONICA LE MERIGOT

Environmental Matters. According to the Phase I environmental site assessment dated July 20, 2015, there was no evidence of any recognized environmental conditions at the JW Marriott Santa Monica Le Merigot Property.

Market Overview and Competition. The JW Marriott Santa Monica Le Merigot Property is located in Santa Monica, California, directly off of Ocean Avenue, a four-lane thoroughfare and one of the central arteries of both Santa Monica and neighboring Venice. The JW Marriott Santa Monica Le Merigot Property is accessible from the Pacific Coast Highway, which is approximately one half-mile from the JW Marriott Santa Monica Le Merigot Property, and the I-10 Freeway, which is located approximately one mile northeast. Additionally, the JW Marriott Santa Monica Le Merigot Property is located approximately eight miles northwest of Los Angeles International Airport. The JW Marriott Santa Monica Le Merigot Property is within one mile of the Santa Monica State Beach, a three-mile long stretch covering 245 acres along Santa Monica Bay; Santa Monica Pier, a double-jointed pier with amusement rides, restaurants and street performers; and the Third Street Promenade, an outdoor pedestrian-only shopping district that includes retail stores, restaurants, bars and movie theaters. Recently redeveloped in 2010 and located at the south end of the Third Street Promenade, Santa Monica Place is an indoor/outdoor shopping mall that spans three levels and is anchored by Nordstrom, Bloomingdale’s and ArcLight Cinema. Additional retailers at Santa Monica Place include Louis Vuitton, Burberry, Armani and Tiffany & Co.

The following table presents certain information relating to the JW Marriott Santa Monica Le Merigot Mortgage Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			JW Marriott Santa Monica Le Merigot			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	81.1%	$373.90	$303.18	97.5%	$317.79	$309.86	120.2%	85.0%	102.2%
8/31/2014 TTM	82.4%	$350.05	$288.56	98.0%	$303.72	$297.54	118.8%	86.8%	103.1%
8/31/2013 TTM	83.9%	$321.26	$269.56	96.2%	$284.22	$273.38	114.6%	88.5%	101.4%

(1)	Information obtained from a third party hospitality report as of August 31, 2015. The competitive set includes the following hotels: Fairmont Miramar, Viceroy Santa Monica, Shutters On The Beach, Loews Santa Monica Beach Hotel, DoubleTree Suites Santa Monica, Marriott Marina Del Rey, Ritz-Carlton Marina Del Rey and Casa Del Mar.

The Borrower. The borrower is CW Hotel Limited Partnership, an Ohio limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott Santa Monica Le Merigot Whole Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveouts under the JW Marriott Santa Monica Le Merigot Whole Loan. The guarantors are required to maintain a combined net worth of $85.0 million and combined liquidity of $10.0 million through the term of the JW Marriott Santa Monica Le Merigot Whole Loan.

The Sponsor. The sponsor is William J. Yung III. The sponsor is an experienced developer, owner and operator of hotel properties. William J. Yung founded Columbia Sussex Corporation in 1972. Columbia Sussex Corporation is a large privately owned hotel company and the largest domestic full-service Marriott franchisee with a portfolio that consisting of 35 total hotels (11,502 keys), 27 (8,318 keys) of which are Marriott flags. See also “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $533,964 for real estate taxes, $70,120 for insurance premiums, $272,250 for current ground rent payments and $2,500 to be paid to any franchisor for fees related to the issuance of a replacement comfort letter with respect to the JW Marriott Santa Monica Le Merigot Property. The loan documents also provide for monthly escrows in an amount equal to $66,746 for real estate taxes, $23,373 for insurance premiums and $136,125 for current ground rent payments. The loan documents provide for an upfront escrow in the amount of $389,819 for a seasonality reserve and an ongoing amount which is equal to 110% of the quotient of (x) the aggregate amount by which operating income at the JW Marriott Santa Monica Le Merigot Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget.

The loan documents also provide for an upfront escrow in the amount of $9,881,593 for a rent adjustment reserve which is held as additional cash collateral for the JW Marriott Santa Monica Le Merigot Whole Loan until the determination of the new annual base rent pursuant to the terms of the ground lease (see “Ground Lease” section). After the ground rent determination date and provided that no event of default exists under the loan documents (i) the Rent Adjustment Reserve Surplus (as defined below) may be disbursed to the borrower, provided that, in the event that an event of default exists under the mezzanine loan documents, the Rent Adjustment Reserve Surplus will instead be paid to the mezzanine lender, and (ii) at the lender’s election, rent adjustment reserves remaining after deduction of the Rent Adjustment Reserve Surplus may be used to pay down the JW Marriott Santa Monica Le Merigot Whole Loan rather than be held as additional collateral. If a portion of the reserve is used to pay down the JW Marriott Santa Monica Le Merigot Whole Loan, the mezzanine borrower is required to simultaneously proportionately pay down the mezzanine loan.

“Rent Adjustment Reserve Surplus” is defined as 9.0% multiplied by the difference between the $37,200,000 (a value deemed to be the maximum probable reset value of the land underlying the JW Marriott Santa Monica Le Merigot Property) and the fair market value of the JW Marriott Santa Monica Le Merigot Property at the time of the next ground rent reset, divided by 9.29% (representing the closing debt yield for the JW Marriott Santa Monica Le Merigot Whole Loan and Mezzanine Loan); provided that, if the fair market

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JW MARRIOTT SANTA MONICA LE MERIGOT

value of the JW Marriott Santa Monica Le Merigot Property at the ground rent reset is equal to or less than $27,000,000, the entire rent adjustment reserve constitutes Rent Adjustment Reserve Surplus.

No property improvement plan (“PIP”) was required under the franchise agreement at origination. In the event that a PIP is required by a franchisor, the borrower will be required to deposit an amount equal to 120% of the costs of the related PIP work (as estimated by the lender in its reasonable discretion) (A) in the case of any existing or renewal franchise agreement, prior to the required commencement date of any PIP imposed thereunder and (B) in the case of any new franchise agreement on or prior to the date such new franchise agreement is executed and delivered. Additionally, if 18 months prior to the expiration of the franchise agreement (“Franchise Renewal Date”) a Franchise Renewal Event (as defined below) has not occurred, within 12 months of the Franchise Renewal Date, the borrower is required to post a letter of credit or cash in amount equal to 120% of the estimated PIP costs, less any sums then on deposit in the FF&E escrow and the PIP escrow.

The loan documents require an ongoing monthly FF&E reserve in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement.

“FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 5% of the greater (x) the annual gross revenues for the hotel related operations at the JW Marriott Santa Monica Le Merigot Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the JW Marriott Santa Monica Le Merigot Property for the calendar year in which such monthly payment date occurs as set forth in, generally, (i) during the continuance of a JW Marriott Santa Monica Le Merigot Trigger Period or JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period (see “Lockbox and Cash Management” section), the approved annual budget or (ii) otherwise, the annual budget approved for such calendar year by the mezzanine lender pursuant to the mezzanine loan documents, in each case as more particularly set for in the JW Marriott Santa Monica Le Merigot Loan documents. The FF&E reserve monthly deposit is initially determined for the balance of the 2015 calendar year as of the origination date and thereafter adjusted annually. The lender may require the borrower to increase the monthly deposits required if (1) an JW Marriott Santa Monica Le Merigot Trigger Period is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the JW Marriott Santa Monica Le Merigot Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the franchise agreement and/or set forth in any amendment to the most recently determined approved annual budget.

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has not been extended or replaced by a new franchise agreement in accordance with the terms of the loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the JW Marriott Santa Monica Le Merigot Whole Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder, and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the loan documents.

Lockbox and Cash Management. The JW Marriott Santa Monica Le Merigot Whole Loan requires a lender-controlled lockbox, which is already in place, and that the borrower directs all credit card companies to pay all sums directly into such lockbox account. The loan documents also require that all funds received by the borrower be deposited into such lockbox account, and all funds in the lockbox account are swept directly into the cash management account for the payment of debt service and property operating expenses and funding of reserves. Prior to the occurrence of a JW Marriott Santa Monica Le Merigot Trigger Period or a JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period (as defined below), any excess is released to the borrower. During a JW Marriott Santa Monica Le Merigot Trigger Period, (i) to the extent the JW Marriott Santa Monica Le Merigot Trigger Period was caused solely by the failure of a Franchise Renewal Event to occur on or before eighteen months prior to the expiration of the franchise agreement, excess cash flow will be deposited into the PIP reserve and, (ii) to the extent the JW Marriott Santa Monica Le Merigot Trigger Period was caused by any event other than as described in the preceding clause (i), excess cash flow will be held as additional collateral by the lender. To the extent a JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period has occurred and is then continuing and no JW Marriott Santa Monica Le Merigot Trigger Period exists, excess cash flow will be deposited an account which is distributed to the mezzanine lender for the purpose of paying monthly debt service on the mezzanine loan.

A “JW Marriott Santa Monica Le Merigot Trigger Period” will commence upon the earlier of any of the following: (a) an event of default; (b) the debt yield falling below 8.25%; (c) the borrower defaulting under, providing notice of termination of, or the cancellation or expiration of the franchise agreement; (d) the borrower failing to deliver evidence (including an estoppel from the franchisor) relating to the extension of the franchise agreement or its replacement with a qualifying agreement for a term no shorter than expiring three years after the maturity date of the JW Marriott Santa Monica Le Merigot Whole Loan, which franchise agreement or qualified replacement is in full force and effect without defaults thereunder, and for which any required renovation reserve has been deposited, on or before eighteen months prior to the expiration of the franchise agreement; (e) a bankruptcy action of the manager.

A JW Marriott Santa Monica Le Merigot Trigger Period will cease with respect to clause (a) above, upon the cure or the lender’s waiver of such event of default; with respect to clause (b), upon the achievement of a debt yield equal to or greater than 8.5% for two consecutive calendar quarters; with respect to clause (c), if the borrower (i) has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, the JW Marriott Santa Monica Le Merigot Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect or (ii) has flagged the JW Marriott Santa Monica Le Merigot Property pursuant to a replacement franchise

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JW MARRIOTT SANTA MONICA LE MERIGOT

agreement in accordance with the loan documents; with respect to clause (d), upon the delivery of such evidence; and with respect to clause (e), if the manager is replaced in accordance with the loan documents.

A “JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period” commences upon the date that the lender has received written notice from the mezzanine lender that an event of default exists under the mezzanine loan documents.

Property Management. The JW Marriott Santa Monica Le Merigot Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the JW Marriott Santa Monica Le Merigot Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2015-P2 Certificates, along with similar confirmations from each rating agency rating any securities backed by the JW Marriott Santa Monica Le Merigot Companion Loan; (iii) the borrower pays a non-refundable fee of one percent of the then outstanding principal balance of the JW Marriott Santa Monica Le Merigot Whole Loan; (iv) after the applicable transfer, the JW Marriott Santa Monica Le Merigot Property will continue to be operated pursuant to a franchise agreement permitted under the loan documents; and (v) if the mezzanine loan is outstanding, the mezzanine lender has confirmed the mezzanine borrower has complied with related requirements of the mezzanine loan agreement.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the JW Marriott Santa Monica Le Merigot Whole Loan, SMHF Cayman Hotel, LLC, a Delaware limited liability company, funded a mezzanine loan in the amount of $17,000,000 to CP Santa Monica Mezz, LLC, as mezzanine borrower, which is the direct owner of 99% of the limited liability company interests in the borrower. The mezzanine loan is secured by a pledge of the mezzanine borrower’s 99% limited liability company interests in the borrower and 100% of the limited liability company interests in the general partner of the borrower (which owns a 1% limited liability company interest in the borrower). The mezzanine loan carries an interest rate of 9.500% per annum and is co-terminus with the JW Marriott Santa Monica Le Merigot Whole Loan. The mezzanine loan is interest only for the term of the loan and is subject to a customary intercreditor agreement with the lender.

Ground Lease. The borrower for the JW Marriott Santa Monica Le Merigot Property is a tenant under a ground lease underlying the entire JW Marriott Santa Monica Le Merigot Property. The current term of the ground lease expires on October 15, 2086, without any option to renew. The annual ground rent for the five year period ending on October 31, 2015 was $1,316,000. The annual rent to be paid by the lessee equals 9.0% of the fair market value of the JW Marriott Santa Monica Le Merigot Property with rent resets to occur every five years. The next reset is to be effective as of November 1, 2015. As of the date of origination, the annual ground rent to be paid pursuant to the aforementioned rent reset had not yet been determined. The lender has taken a reserve in the amount of $9,881,593 (see “Escrows” section), a portion of which may, at the lender’s option, be used to partially prepay the JW Marriott Santa Monica Le Merigot Whole Loan in the event that the fair market value used for the purpose of determining the annual ground rent exceeds the underwritten fair market value of the JW Marriott Santa Monica Le Merigot Property.

Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott Santa Monica Le Merigot Property. The loan documents also require business interruption coverage no less than the 18–month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $100,000.

Earthquake Insurance. The loan documents do not require earthquake insurance. Seismic reports prepared in connection with the origination of the JW Marriott Santa Monica Le Merigot Whole Loan indicated a probable maximum loss of 12.0% with respect to the JW Marriott Santa Monica Le Merigot Property.

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KEEPER’S SELF STORAGE MANHATTAN

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KEEPER’S SELF STORAGE MANHATTAN

Keeper's Self Storage Manhattan
444 East 10th Street
New York, NY 10009
MANHATTAN
BROOKLYN
East River
Midtown
Murray Hill
Kips Bay
Flatiron District
Stuyvesant Town
Greenwich Village
East Village
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Chinatown
Queens-Midtown Tunnel
FDR Drive
LONG ISLAND RAILROAD
Williamsburg Bridge
New York Public Library
Republic Bank Tower
The Morgan Library & Museum
Empire State Building
Daily News
E 42nd St
E 40th St
E 39th St
E 38th St
E 37th St
E 36th St
E 35th St
E 34th St
E 30th St
E 29th St
E 28th St
E 27th St
E 26th St
E 25th St
E 24th St
E 23rd St
E 20th St.
E 14th St
E 13th St
E 12th St
E 11th St
E 10th St
E 9th St
E 8th St
E 7th St
E 6th St
E 5th St
E 4th St
E 3rd St
E 2nd St.
E Houston St
W Houston St
Stanton St.
Rivington St.
Delancey St
Grand St
Canal St
Hester St.
East Broadway
Madison St
Bleecker St.
Prince St
Spring St
W 4th St
St. Marks Pl
Astor Pl
Stuyvesant St
Walker St.
5th Ave
Madison Ave
Park Ave
Park Ave South
Lexington Ave
3rd Ave
2nd Ave
1st Ave
Ave A
Ave B
Ave C
Ave D
4th Ave
Broadway
Bowery
Allen St
Forsyth St
Eldridge St
Clinton St
Pitt St.
Columbia St.
Jackson St.
Gouverneur St.
Lafayette St
Greene St
West Broadway
University Pl
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA Medical Center-Manhattan
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
New York Eye & Ear Infirmary
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Baruch College
Madison Square Park
Gramercy Park
Stuyvesant Square
Union Square
Tompkins Square Park
Con Edison
East River Park Track
East River Baseball Field
East River Park
Hamilton Fish Park
Sara D. Roosevelt Park
Seward Park
Grace Church
Cooper Union
The Public Theater
Washington Arch
Washington Square
New York University
Manhattan Mercantile Bldg.
N 12th St
S 2nd St
Milton St
Noble St
Metropolitan Ave
River St
Kent Ave
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
Chelsea
Greenwich Village
NoHo
Tribeca
Chinatown
Financial District
Hoboken
NEW JERSEY
JERSEY CITY
Union City
Hudson River
Liberty State Park
Brooklyn Heights
Park Slope
Prospect Park
Governors Island

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No. 11 – Keeper’s Self Storage Manhattan

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
				Property Type:	Self Storage
Original Principal Balance:	$31,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$31,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.1%			Size:	61,575 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$503.45
Borrower Name:	444 Warehouse Associates, L.P.			Year Built/Renovated:	1928/1984
Sponsors:	David Haver; David Haver 2007 GRAT			Title Vesting:	Fee
Mortgage Rate:	4.900%			Property Manager:	Self-managed
Note Date:	November 13, 2015			3rd Most Recent Occupancy (As of):	87.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.1% (12/31/2013)
Maturity Date:	December 6, 2025			Most Recent Occupancy (As of):	89.8% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	91.0% (10/21/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,109,700 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,168,010 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI (As of):	$2,267,453 (TTM 10/31/2015)
Lockbox Type:	Springing
Additional Debt:	None			U/W Revenues:	$3,343,768
Additional Debt Type:	NAP			U/W Expenses:	$1,084,330
				U/W NOI:	$2,259,438
				U/W NCF:	$2,246,013
				U/W NOI DSCR:	1.46x
Escrows and Reserves(1):				U/W NCF DSCR:	1.45x
				U/W NOI Debt Yield:	7.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.2%
Taxes	$31,109	$31,109	NAP	As-Is Appraised Value(2):	$53,880,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 21, 2015
Replacement Reserves	$0	$1,119	$67,125	Cut-off Date LTV Ratio(2):	57.5%
Deferred Maintenance	$181,750	$0	NAP	LTV Ratio at Maturity or ARD(2):	57.5%

(1)	See “Escrows” section.

(2)	The appraiser also concluded to an appraised value of $62,110,000 based on the property’s highest and best use as vacant land for development to a mixed-use property with commercial use on the 1st floor and residential uses above. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, based on the highest and best use value, are both 49.9%. See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Keeper’s Self Storage Manhattan Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven-story self storage property located in the East Village neighborhood of Manhattan, New York (the “Keeper’s Self Storage Manhattan Property”). The Keeper’s Self Storage Manhattan Mortgage Loan was originated on November 13, 2015 by Citigroup Global Markets Realty Corp. The Keeper’s Self Storage Manhattan Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 4.900% per annum. The Keeper’s Self Storage Manhattan Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Keeper’s Self Storage Manhattan Mortgage Loan. The Keeper’s Self Storage Manhattan Mortgage Loan matures on December 6, 2025.

Following the lockout period, the borrower has the right to prepay the Keeper’s Self Storage Manhattan Mortgage Loan in whole, but not in part, on any day before September 6, 2025, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Keeper’s Self Storage Manhattan Mortgage Loan is prepayable without penalty on or after September 6, 2025.

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KEEPER’S SELF STORAGE MANHATTAN

Sources and Uses

Sources			Uses
Original loan amount	$31,000,000	100.0%	Loan payoff	$10,334,013	33.3%
			Reserves	212,859	0.7
			Closing costs	1,193,039	3.8
			Return of equity	19,260,089	62.1
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

The Property. The Keeper’s Self Storage Manhattan Property is a self storage facility totaling 61,575 rentable square feet located in the East Village neighborhood of Manhattan, New York. Built in 1928 and renovated in 1984, the Keeper’s Self Storage Manhattan Property contains a total of 1,478 interior self-storage units and 24 P.O. Boxes located on a 0.3-acre site at 444 East 10th Street. The Keeper’s Self Storage Manhattan Property offers traditional storage amenities, including interior loading docks, 24-hour security monitoring, on-site property management, and a retail center. As of October 21, 2015, the Keeper’s Self Storage Manhattan Property was 91.0% occupied.

The following table presents historical occupancy percentages at the Keeper’s Self Storage Manhattan Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/21/2015(2)
87.0%	89.1%	89.8%	91.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Keeper’s Self Storage Manhattan Property:

Cash Flow Analysis

	2013	2014	TTM 10/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,980,804	$3,124,468	$3,180,223	$3,227,448	96.5%	$52.41
Grossed Up Vacant Space	0	0	0	326,880	9.8	5.31
Other Income	278,596	278,067	288,096	288,096	8.6	4.68
Less Vacancy, Concession & Credit Loss	(111,877)	(154,790)	(124,551)	(498,656)(1)	(14.9)	(8.10)
Effective Gross Income	$3,147,523	$3,247,745	$3,343,768	$3,343,768	100.0%	$54.30

Total Operating Expenses	1,037,823	1,079,735	1,076,315	1,084,330	32.4	17.61

Net Operating Income	$2,109,700	$2,168,010	$2,267,453	$2,259,438	67.6%	$36.69
Capital Expenditures	0	0	0	13,425	0.4	0.22
Net Cash Flow	$2,109,700	$2,168,010	$2,267,453	$2,246,013	67.2%	$36.48

NOI DSCR	1.37x	1.40x	1.47x	1.46x
NCF DSCR	1.37x	1.40x	1.47x	1.45x
NOI DY	6.8%	7.0%	7.3%	7.3%
NCF DY	6.8%	7.0%	7.3%	7.2%

(1)	The underwritten economic vacancy is 14.0%. The Keeper’s Self Storage Manhattan Property was 91.0% physically occupied as of October 21, 2015.

Appraisal. As of the appraisal valuation date of October 21, 2015, the Keeper’s Self Storage Manhattan Property had an “as-is” value of $53,880,000 which is based on its current use as a self storage facility.  As of the Appraisal Date the mortgaged property has an “as-is” value based on the property’s highest and best use as vacant land for development to a mixed-use property with commercial use on the 1st floor and residential uses above, of $62,110,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $62,110,000 appraised value is 49.9% and 49.9%, respectively.

Environmental Matters. According to Phase I environmental assessment dated October 21, 2015, there was no evidence of any recognized environmental conditions at the Keeper’s Self Storage Manhattan Property.

Market Overview and Competition. The Keeper’s Self Storage Manhattan Property is located on East 10th Street between Avenue D and Avenue C in Manhattan’s East Village. The East Village is known for its diverse community and contains neighborhoods such as Alphabet City and Bowery. According to a third party market research report, in 2015, the average household income and population within one mile radius of the Keeper’s Self Storage Manhattan Property was $89,862 and 183,977, respectively. A third-party industry report forecasts 3.5% rent growth for the New York metropolitan statistical area over the next five years. New York’s rentable storage square footage per person is 3.8, which is substantially lower than the national average ratio of 8.3 rentable storage square feet per person.

The appraiser surveyed four comparable properties within 1.6 miles of the Keeper’s Self Storage Manhattan Property. All four comparable properties were of the Manhattan Mini Storage brand, originally constructed between 1922 and 1927 and totaled 596,764 square feet. The Manhattan self-storage market is highly competitive, and occupancy levels are treated as proprietary information; however, according to a third party market research survey of self-storage properties within five miles of the Keeper’s

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KEEPER’S SELF STORAGE MANHATTAN

Self Storage Manhattan Property, the average vacancy was approximately 7.0%. The appraiser concluded to a monthly rent of $5.18 per square foot, which is higher than the weighted average in-place rent at the Keeper’s Self Storage Manhattan Property of $4.80 per square foot.

The following table presents certain information relating to comparable self storage properties for the Keeper’s Self Storage Manhattan Property:

Competitive Set(1)

	Keeper’s Self Storage Manhattan (Subject)	Manhattan Mini-Storage	Manhattan Mini-Storage	Manhattan Mini-Storage	Manhattan Mini- Storage
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance to Subject	--	1.5 miles	1.6 miles	0.8 miles	1.6 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1928 /1984	1927 / NAP	1924 / NAP	1923 / NAP	1922 / NAP
Net Rentable Area	61,575	206,064	225,110	41,997	123,593
Total Occupancy	91.0%	NAV(2)	NAV(2)	NAV(2)	NAV(2)

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Per the appraisal, the Manhattan self-storage market is highly competitive. Occupancy levels are treated as propriety information and therefore not available.

The Borrower. The borrower is 444 Warehouse Associates, L.P., a single purpose entity and New York limited partnership. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Keeper’s Self Storage Manhattan Mortgage Loan. David Haver is the guarantor of certain nonrecourse carveouts under the Keeper’s Self Storage Manhattan Mortgage Loan.

The Sponsors. The sponsors are David Haver and David Haver 2007 GRAT. Mr. Haver has been involved in the self-storage business since the 1980s, having built, converted, bought, and sold numerous properties over the years. Mr. Haver’s schedule of real estate owned includes commercial properties located in New York, New Jersey, and Florida. His company, Keepers Storage, owns and operates facilities in New York, Staten Island, Nyack, Jersey City, and Bergenfield with total estimated market value of $86 million.

Escrows. The loan documents provide for upfront escrows in the amount of $181,750 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $31,109 for real estate taxes and $1,119 for replacement reserves (subject to a cap of $67,125). At the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the loan documents, the borrower will fund an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all credit card companies and banks to deposit all rents directly into such lockbox account and direct the manager to deposit all revenue derived from the Keeper’s Self Storage Manhattan Property in the lockbox account. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept daily to a lender-controlled cash management account, where the funds are used to pay debt service and operating expenses and to fund required reserves. Excess funds in the lender-controlled cash management account are disbursed to the borrower if no Cash Trap Event Period exists or held by the lender as an excess cash flow reserve for so long as a Cash Trap Event Period exists.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause, (ii) upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Keeper’s Self Storage Manhattan Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Keeper’s Self Storage Manhattan Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty with respect to such transfer and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, rating agency confirmation; and (iv) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Keeper’s Self Storage Manhattan Property, as well

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KEEPER’S SELF STORAGE MANHATTAN

as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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No. 12 – 2052 Century Park East

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Other
Original Principal Balance:	$30,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance:	$30,000,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	3.0%			Size:	63,000 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$476.19
Borrower Name:	CC Plant Fee LLC			Year Built/Renovated:	NAP/NAP
Sponsors:	Steven Gordon; Stephen Massman			Title Vesting:	Fee
Mortgage Rate:	4.650%			Property Manager:	Self-managed
Note Date:	November 18, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	December 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	100.0% (10/19/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(3):	$1,922,148 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,640,956 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM or D(92),O(4)			Most Recent NOI (As of):	$2,639,376 (TTM 9/30/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,735,995
				U/W Expenses:	$200,803
				U/W NOI:	$2,535,192
				U/W NCF:	$2,535,192
				U/W NOI DSCR:	1.79x
Escrows and Reserves:				U/W NCF DSCR:	1.79x
				U/W NOI Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.5%
Taxes(1)	$0	Springing	NAP	As-Is Appraised Value(4):	$58,600,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 23, 2015
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio(4):	51.2%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(4):	51.2%

(1)	Ongoing reserves for taxes are not required as long as (i) no event of default has occurred and is continuing; (ii) Veolia pays taxes prior to delinquency; (iii) no event of default under the Veolia lease has occurred; and (iv) the borrower provides the lender with acceptable evidence that taxes have been paid.
(2)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) Veolia maintains insurance as required by the lender; (iii) no event of default under the Veolia lease has occurred; and (iv) the borrower provides the lender with evidence of renewal and timely proof of payment of insurance premiums.
(3)	See “Cash Flow Analysis” section.
(4)	The appraiser also concluded to an unencumbered land value of $59.6 million, which assumes the highest and best use of a multifamily residential development, which value would be subject to obtaining necessary public and private approvals. Assuming this land value, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD would be 50.3%.

The 2052 Century Park East mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an approximate 1.6-acre parcel of land that is improved with the Century City Central Plant located in Los Angeles, California (the “2052 Century Park East Property”). The 2052 Century Park East Property is ground leased to two tenants: Trigen-LA Energy Corporation (99.98% of the underwritten base rent) and Century City Medical Plaza Land Co. (“Century City Medical”) (0.02% of the underwritten base rent), which have ground lease expirations in 2041 and 2039, respectively. Built in 1965 and 1973 and last renovated in 2007, the Century City Central Plant is operated by Trigen-LA Energy Corporation, which was acquired by Veolia Energy North America in 2007. The Century City Central Plant has a 22,000 ton capacity and supplies chilled water, hot water and/or steam to eight properties. Unlike typical commercial properties, the customers of the Century City Central Plant do not have the on-site equipment required to provide to their tenants the steam, hot water and chilled water necessary for heating, ventilation and air conditioning. The Century City Central Plant provides those properties with hot water and chilled water through an underground pipeline network with rates set through customer contracts. Century City Medical also ground leases a narrow strip of land along the shared access driveway to store equipment including a fuel tank, emergency generator, oxygen tanks and other tanks for medical gases. The 2052 Century Park East Property benefits from strong demographics with an estimated 2015 population within a one-, three- and five-mile radius of the 2052 Century Park East Property of 25,809, 286,616 and 691,364, respectively; while the 2015

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2052 CENTURY PARK EAST

estimated average household income within the same radii was $128,176, $100,357 and $96,185, respectively. As of October 19, 2015, the 2052 Century Park East Property was 100.0% ground leased to two tenants.

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	100.0%	Loan payoff(1)	$7,400,000	24.7%
			Closing costs	440,275	1.5
			Return of equity	22,159,725	73.9
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	The 2052 Century Park East Property was previously securitized in the CD 2006-CD3 transaction.

The following table presents certain information relating to the tenancy at the 2052 Century Park East Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Trigen-LA Energy Corporation	BBB/Baa1/BBB	59,000	93.7%	$44.89	$2,648,560	100.0%	10/31/2041
Century City Medical Plaza Land Co.	NR/NR/NR	4,000	6.3%	$0.15	$600	0.0%	9/30/2039
Total Major Tenants		63,000	100.0%	$42.05	$2,649,160	100.0%

Occupied Collateral Total		63,000	100.0%	$42.05	$2,649,160	100.0%

Vacant Space		0	0.0%

Collateral Total		63,000	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 2052 Century Park East Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	2	63,000	100.0%	63,000	100.0%	$2,649,160	$42.05
Vacant	0	0	0.0%	63,000	100.0%	$0	$0.00
Total/Weighted Average	2	63,000	100.0%			$2,649,160	$42.05
(1)	Information obtained from the underwritten rent roll.

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2052 CENTURY PARK EAST

The following table presents historical occupancy percentages at the 2052 Century Park East Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/19/2015(2)

100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the leases.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 2052 Century Park East Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,930,292	$2,649,160	$2,663,579	$2,649,160	96.8%	$42.05
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	172,510	171,418	167,317	166,310	6.1	2.64
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(79,475)(2)	(2.9)	(1.26)
Effective Gross Income	$2,102,802	$2,820,578	$2,830,896	$2,735,995	100.0%	$43.43

Total Operating Expenses	$180,654	$179,621	$191,520	$200,803	7.3%	$3.19

Net Operating Income	$1,922,148	$2,640,956	$2,639,376	$2,535,192	92.7%	$40.24
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0	0.0	0.00
Net Cash Flow	$1,922,148	$2,640,956	$2,639,376	$2,535,192	92.7%	$40.24

NOI DSCR	1.36x	1.86x	1.86x	1.79x
NCF DSCR	1.36x	1.86x	1.86x	1.79x
NOI DY	6.4%	8.8%	8.8%	8.5%
NCF DY	6.4%	8.8%	8.8%	8.5%

(1)	The increase in Net Operating Income from 2013 to 2014 was due primarily to a contractual rent increase for Trigan-LA Energy Corporation.

(2)	The underwritten economic vacancy is 3.0%. The 2052 Century Park East Property was 100.0% physically occupied as of October 19, 2015.

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A-3-87

No. 13 – Home Depot Jamaica

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
				Property Type:	Other
Original Principal Balance:	$25,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance:	$25,000,000			Location:	Jamaica, NY
% of Initial Pool Balance:	2.5%			Size:	105,196 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$237.65
Borrower Name:	168th Street Jamaica, LLC			Year Built/Renovated:	2007/NAP
Sponsors:	Louis L. Ceruzzi, Jr., Joseph Mattone, Sr.			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.280%			Property Manager:	Self-managed
Note Date:	August 13, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,114,929 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,111,693 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI: (As of)(4):	$2,107,586 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$3,026,100
				U/W Expenses:	$586,998
				U/W NOI:	$2,439,102
				U/W NCF:	$2,439,102
Escrows and Reserves:				U/W NOI DSCR(4):	1.65x
				U/W NCF DSCR(4):	1.65x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(4):	9.8%
Taxes(1)	$0	Springing	NAP	U/W NCF Debt Yield(4):	9.8%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$39,000,000
Replacement Reserves(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 16, 2015
TI/LC Reserves(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.1%
Other (Ground Rent Escrow)	$46,363	$46,363	NAP	LTV Ratio at Maturity or ARD:	58.4%

(1)	The loan documents do not require monthly escrows for real estate taxes so long as (i) there is no cancelation, termination or expiration of the Ground Sublease (as defined below) between the borrower and Home Depot USA, Inc. (“Home Depot”), (ii) there is no continuing monetary or other material event of default by Home Depot under the Ground Sublease, and (iii) Home Depot continues to be obligated under the Ground Sublease to maintain and pay taxes and assessments directly.

(2)	Ongoing monthly reserves for insurance are waived so long as (i) there is no cancelation, termination or expiration of the Ground Sublease, (ii) there is no continuing monetary or other material event of default by Home Depot under the Ground Sublease, and (iii) Home Depot continues to be obligated under the Ground Sublease to maintain property insurance. In addition Home Depot may self insure if it (i) maintains a minimum net worth of $100.0 million; (ii) is in compliance with the self-insurance requirements of, and is not in default under, the Ground Sublease; and (iii) provides lender written evidence confirming its agreement to self-insure. In such event no insurance premiums would be due, and therefore no insurance reserve required.

(3)	Ongoing TI/LC reserves or capital improvements reserves are not required unless there is a continuing “Cash Sweep Trigger Event,” which means (i) Home Depot goes dark; (ii) subleases substantially all its premises; (iii) is downgraded below BBB-/Baa3 (collectively, the “Partial Sweep Events”); (iv) fails to rebuild after a casualty; (v) is bankrupt/insolvent; (vi) defaults under, terminates its lease; (vii) fails to renew its lease nine months prior to expiration; or (viii) an event of default. Partial Sweep Events require a sweep of $81,250 during the interest only period, and $52,000 thereafter (each capped at $30.00 per square foot) into a lender controlled cash management account; all other Cash Sweep Trigger Events require a full sweep.

(4)	See “Cash Flow Analysis” section.

The Home Depot Jamaica mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a fee and leasehold interest in land located in Jamaica, New York (the “Home Depot Jamaica Property”), in the central section of the Borough of Queens. The land consists of 3.0 acres within nine contiguous parcels. Six parcels are owned fee simple (2.3 acres or approximately 76.0% of the net rentable area) and three parcels (0.7 acres or approximately 24.0% of the net rentable area), which are located under the Home Depot parking garage, loading docks and access drives are ground leased parcels. Each ground lease has an initial  term that expires September 1, 2025 with five five-year extension options (provided, that in the case of one ground lease, the final extension option is for four years and 364 days).  See “Description of the Mortgage Pool — Mortgage Pool Characteristics — Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. The entire site is ground sub-leased (“Ground Sublease”) to Home Depot U.S.A, Inc. (“Home Depot”) through June 28, 2025, which owns a 105,196 square foot single tenant retail building on the site. Home Depot has four five-year extension options, as well as a final option through June 17, 2053. Constructed in 2007, the improvements at the Home Depot Jamaica Property have three secured loading docks that are fully

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HOME DEPOT JAMAICA

enclosed/covered, a separate contractor pick-up area, two entrances/exits, and a roof level containing a garden center and outdoor product sales area. The Home Depot Jamaica Property features 250 parking spaces resulting in a parking ratio of 2.4 spaces per 1,000 square feet of net rentable area. The building and other improvements are owned by Home Depot. The tenant’s parent company, The Home Depot, Inc., is the world’s largest home improvement specialty retailer with 2,273 stores, of which 1,977 stores are located in the United States. The Home Depot, Inc. (NYSE: HD) is rated A, A2, and A by Fitch, Moody’s and S&P, respectively. As of the third quarter of 2015, The Home Depot, Inc. reported revenues of $21.8 billion, a 6.4% increase over the third quarter of 2014. The Home Depot, Inc. does not guarantee the lease.

The 2015 population within a one-, three-, and five-mile radius of the Home Depot Jamaica Property was 92,854, 661,479, and 1,634,812, respectively, while the estimated 2015 average household income within the same radii was $65,475, $76,688, and $76,726, respectively. According to the appraisal, the Home Depot Jamaica Property is located in the South Queens retail market which, as of the second quarter of 2015, was comprised of 2,101 buildings totaling 15,637,006 square feet. As of the first quarter of 2015, the South Queens retail market reported a vacancy rate of 5.2% and an average annual rental rate of $31.50 per square foot, triple-net.

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff(1)	$24,099,392	96.4%
			Reserves	46,363	0.2
			Closing costs	469,280	1.9
			Return of equity	384,965	1.5
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Home Depot Jamaica Property was securitized in MSC 2006-IQ11.

The following table presents certain information relating to the tenant at the Home Depot Jamaica Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenant
Home Depot	A/A2/A	105,196	100.0%	$27.40(2)	$2,882,000(2)	100.0%	NAV(3)	NAV(3)	6/28/2025(4)
Total Major Tenant		105,196	100.0%	$27.40	$2,882,000	100.0%

Vacant Space		0	0.0%

Collateral Total		105,196	100.0%

(1)	Rating is of tenant’s parent company, The Home Depot, Inc. The Home Depot, Inc. does not guarantee the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF reflect Home Depot’s contractual rent increase that occurs in January 2016. Home Depot’s in-place annual rent is $2,620,000 ($24.91 per square foot). In addition, $144,100 of straight-lined rent increases were underwritten (see “Cash Flow Analysis” section) as other income.

(3)	Home Depot is not required to report sales.

(4)	Home Depot has four, five-year lease extension options, and one, 7.8-year renewal option to extend the lease to June 17, 2053. All renewal options require nine months’ notice; provided that if the tenant fails to give notice within such time limit, its right to renew continues until the earlier of (x) 95 days prior to the expiration of the current term and (y) 30 days after the borrower gives the tenant notice of its election to terminate the renewal option. Home Depot has the right to terminate in the last two years of the term, if greater than 25% of the building is damaged; however, the borrower or Home Depot is required to obtain 24 months of rent loss insurance under the loan documents (provided that Home Depot may self-insure for such insurance if the conditions in the loan documents are satisfied). In addition, Home Depot has the option to either rebuild the improvements or to raze such improvements and place the premises in a safe condition. While Home Depot has the general right to raze the improvements at any time, Home Depot will remain obligated under its lease except in the circumstance of a casualty as described in the prior sentence.

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HOME DEPOT JAMAICA

The following table presents certain information relating to the lease rollover schedule at the Home Depot Jamaica Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	105,196	100.0%	105,196	100.0%	$2,882,000	$27.40
Thereafter	0	0	0.0%	105,196	100.0%	$0	$0.00
Vacant	0	0	0.0%	105,196	100.0%	$0	$0.00
Total/Weighted Average	1	105,196	100.0%			$2,882,000	$27.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Home Depot Jamaica Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/1/2015(2)

100.0%	100.0%	100.0%	100.0%
(1)	Information based on the lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Home Depot Jamaica Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,620,000	$2,620,000	$2,620,000	$2,882,000(1)	95.2%	$27.40
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	32,724	32,384	29,718	0	0.0	0.00
Other Income	2,481	0	576	144,100(2)	4.8	1.37
Less Vacancy & Credit Loss	0	0	0	0(3)	0.0	0.00
Effective Gross Income	$2,655,205	$2,652,384	$2,650,294	$3,026,100	100.0%	$28.77

Total Operating Expenses	$540,276	$540,691	$542,708	$586,998	19.4%	$5.58

Net Operating Income	$2,114,929	$2,111,693	$2,107,586	$2,439,102	80.6%	$23.19
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0	0.0	0.00
Net Cash Flow	$2,114,929	$2,111,693	$2,107,586	$2,439,102	80.6%	$23.19

NOI DSCR	1.43x	1.43x	1.42x	1.65x(1)
NCF DSCR	1.43x	1.43x	1.42x	1.65x(1)
NOI DY	8.5%	8.4%	8.4%	9.8%(1)
NCF DY	8.5%	8.4%	8.4%	9.8%(1)

(1)	U/W Base Rent represents Home Depot’s contractual rent increase that occurs in January 2016. Home Depot’s current rent is $2,620,000. Based on the in-place rent, the U/W NOI DSCR is 1.47x, U/W NCF DSCR is 1.47x, U/W NOI DY is 8.7% and U/W NCF DY is 8.7%.

(2)	Other Income represents the straight-line rent steps for the remaining original lease term of the Home Depot lease.

(3)	The underwritten economic vacancy is 0.0%. A vacancy factor has not been applied given the credit nature of the tenant’s parent, The Home Depot, Inc., which is rated A/A2/A by Fitch/Moody’s/S&P.

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A-3-91

No. 14 – Aloft Nashville West End

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$24,600,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$24,600,000			Location:	Nashville, TN
% of Initial Pool Balance:	2.5%			Size:	139 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$176,978
Borrower Name:	AIGGRE Nashville Hotel Investor LLC			Year Built/Renovated:	1956/2015
Sponsor:	AIG Global Real Estate Investment Corp.			Title Vesting:	Fee
Mortgage Rate:	4.690%			Property Manager:	Aimbridge Hospitality, LLC
Note Date:	November 19, 2015			3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	71.2% (12/31/2013)
Maturity Date:	December 1, 2025			Most Recent Occupancy (As of):	83.2% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	83.6% (8/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(5):	$2,078,304 (12/31/2013)
Call Protection:	L(24),D(89),O(7)			2nd Most Recent NOI (As of):	$3,077,048 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$3,548,280 (TTM 8/31/2015)
Additional Debt(1):	Yes
Additional Debt Type(1):	Unsecured Debt
				U/W Revenues:	$8,745,233
				U/W Expenses:	$5,194,791
				U/W NOI:	$3,550,442
				U/W NCF:	$3,200,633
				U/W NOI DSCR:	2.32x
Escrows and Reserves:				U/W NCF DSCR:	2.09x
				U/W NOI Debt Yield:	14.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	13.0%
Taxes	$224,536	$22,454	NAP	Appraised Value(6):	$43,800,000
Insurance(2)	$0	Springing	NAP	Appraisal Valuation Date(6):	October 9, 2015
FF&E Reserves(3)	$300,000	$29,151	NAP	Cut-Off Date LTV Ratio(6):	56.2%
PIP Reserve(4)	$1,800,000	$0	NAP	LTV Ratio at Maturity or ARD(6):	51.5%

(1)	The franchisor or an affiliate previously funded to the ERGS HI Nashville REO, L.L.C (the “Seller”) of the Aloft Nashville West End Property (as defined below) key money in the amount of $1,250,000 pursuant to the terms of the prior license agreement between the franchisor and the Seller dated August 29, 2012. The Sheraton LLC (“Starwood”), in connection with the new franchise agreement with the borrower, transferred to the borrower the obligation to pay the balance of the unamortized key money if the franchise agreement is terminated prior to its stated expiration date. The borrower’s obligation to repay these funds, if any, is unsecured and no ongoing payments are required to be made by the borrower to Starwood. If the obligation to repay the financing is triggered, the unamortized portion of the key money financing will be payable to Starwood. The amortization is calculated on a straight-line basis over the 20 year term of the franchise agreement. The current balance of the unamortized portion of the key money is $1,104,167. The parent company of the borrower has guaranteed the obligation to repay the unamortized portion of the key money. No subordination and standstill agreement or intercreditor agreement has been entered into in connection with this financing. The loan documents include a nonrecourse carve-out to the borrower and guarantor of the Aloft Nashville West End mortgage loan for any losses associated with this financing.
(2)	Ongoing monthly reserves for insurance are waived as long as (i) the Aloft Nashville West End Property is insured via an acceptable blanket insurance policy; (ii) no event of default has occurred and is continuing; and (iii) the borrower provides timely proof of payment of insurance premiums.
(3)	Ongoing monthly reserves for FF&E are required in an amount equal to one-twelfth of 4.0% of gross revenues based on the annual budget (initially estimated to be $29,151). An upfront FF&E Reserve in the amount of $300,000 was collected for planned capital expenditures at the Aloft Nashville West End Property for the first half of 2016 in addition to immediate repairs identified in the property condition report.
(4)	An upfront PIP Reserve of $1,800,000 for the Aloft Nashville West End Property was required for renovations planned in 2016.
(5)	See “Cash Flow Analysis” section.
(6)	The Appraised Value, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “as if complete” value, which assumes the PIP renovations to the Aloft Nashville West End Property scheduled to be performed in 2016, as well as certain capital expenditures and immediate repairs, have been completed. At closing, the borrower reserved an aggregate of $2,100,000 for the PIP renovations and immediate repairs/capital expenditures. The “as-is” value as of October 9, 2015 is $40,800,000 which results in a Cut-Off Date LTV and LTV Ratio at Maturity or ARD of 60.3% and 55.3%, respectively.

The Aloft Nashville West End mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a 139-room limited service hotel located in the West End district of Nashville, Tennessee (the “Aloft Nashville West End Property”), which is within walking distance to Music Row and Vanderbilt University. The Aloft Nashville West End Property was originally built in 1956, converted from an office to a hotel in 2007, and rebranded in 2012 as an Aloft brand of Starwood Hotels & Resorts. The franchise agreement with Starwood Hotels & Resorts expires in November 2035. The Aloft Nashville West End Property is situated on a 0.8-acre site and comprises 139 guestrooms, which include 54 king rooms, 76

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ALOFT NASHVILLE WEST END

double queen rooms, 8 suites and a 2,500 square foot penthouse suite. Each guestroom features a flat screen television, workspace with ergonomic desk chair, mini-refrigerator, coffee maker, luxury bed, and walk-in shower. Amenities at the Aloft Nashville West End Property include an on-site parking garage providing 249 spaces, w xyz Bar (a self-serve eatery), a restaurant leased to Goten Japanese Restaurant, 24-hour business center, fitness center, outdoor terrace, and 2,502 square feet of meeting and event space. Guestrooms are located on levels two through eleven of the 11-story building.

A reported total of $3,300,000 ($23,741 per room) has been invested in the property since 2013 including a comprehensive room and lobby renovation in 2013 and recent upgrades to guestrooms in the second quarter 2015. An upfront reserve of $1,800,000 or $12,950 per room was required for the Property Improvement Plan (“PIP”) planned for the first half of 2016. The PIP includes renovations to a portion of guestrooms, facilities, common areas, meeting space, recreational amenities, and plans to streamline management operations. An additional $300,000 or $2,158 per room FF&E reserve was established at closing for planned capital expenditures for the first half of 2016, in addition to the immediate repair items ($43,650) identified in the property condition report.

Sources and Uses

Sources			Uses
Original loan amount	$24,600,000	65.2%	Purchase price	$34,750,000	92.1%
Sponsor’s new cash contribution	12,799,444	33.9	Reserves	2,324,536	6.2
Other	321,060	0.9	Closing costs	645,967	1.7
Total Sources	$37,720,503	100.0%	Total Uses	$37,720,503	100.0%

The following table presents certain information relating to the Aloft Nashville West End Property’s competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Aloft Nashville West End			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 8/31/2015	82.3%	$174.71	$143.70	83.6%	$176.89	$147.81	101.6%	101.2%	102.9%
TTM 8/31/2014	84.7%	$159.15	$134.76	79.4%	$157.93	$125.45	93.8%	99.2%	93.1%
TTM 8/31/2013	81.5%	$142.46	$116.15	67.6%	$138.61	$93.73	82.9%	97.3%	80.7%
(1)	Information obtained from a third party hospitality report dated September 17, 2015. The competitive set includes the following hotels: Holiday Inn Nashville Vanderbilt Downtown, Courtyard Nashville Vanderbilt West End, Embassy Suites Nashville at Vanderbilt University and Hilton Garden Inn Nashville Vanderbilt.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Aloft Nashville West End Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	71.2%	83.2%	83.6%	83.6%
ADR	$141.25	$161.07	$176.81	$176.81
RevPAR	$100.56	$133.93	$147.81	$147.81

Total Revenue	$6,041,103	$7,974,002	$8,745,233	$8,745,233	100.0%	$62,915
Total Department Expenses	1,652,389	2,015,875	2,199,059	2,199,059	25.1	15,821
Gross Operating Profit	$4,388,714	$5,958,127	$6,546,174	$6,546,174	74.9%	$47,095

Total Undistributed Expenses	2,007,813	2,564,977	2,659,485	2,659,485	30.4	19,133
Profit Before Fixed Charges	$2,380,901	$3,393,150	$3,886,689	$3,886,689	44.4%	$27,962

Total Fixed Charges	302,597	316,102	338,409	336,247	3.8	2,419

Net Operating Income	$2,078,304	$3,077,048	$3,548,280	$3,550,442	40.6%	$25,543
FF&E	241,644	318,960	349,809	349,809	4.0	2,517
Net Cash Flow	$1,836,660(1)	$2,758,088	$3,198,471	$3,200,633	36.6%	$23,026

NOI DSCR	1.36x	2.01x	2.32x	2.32x
NCF DSCR	1.20x	1.80x	2.09x	2.09x
NOI DY	8.4%	12.5%	14.4%	14.4%
NCF DY	7.5%	11.2%	13.0%	13.0%
(1)	The 2013 Net Cash Flow reflects extensive renovations at the Aloft Nashville West End Property as well as rebranding, which left a portion of the rooms offline.

A-3-93

No. 15 – Merritt Creek Farm Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,000,000			Location:	Barboursville, WV
% of Initial Pool Balance:	2.2%			Size:	265,070 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$83.00
Borrower Name:	THD, LP			Year Built/Renovated:	2002/NAP
Sponsors(1):	J. Brent Roswall; J. Michael Nidiffer			Title Vesting:	Fee
Mortgage Rate:	4.730%			Property Manager:	Interstate Management L.L.C.
Note Date:	September 08, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.9% (12/31/2013)
Maturity Date:	October 1, 2025			Most Recent Occupancy (As of):	98.9% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	98.9% (9/8/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,897,459 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,098,755 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(4):	$2,065,035 (T-9 Annualized 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,572,107
				U/W Expenses:	$543,938
				U/W NOI:	$2,028,169
				U/W NCF:	$1,898,618
Escrows and Reserves:				U/W NOI DSCR:	1.48x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$42,978	$14,326	NAP	U/W NCF Debt Yield:	8.6%
Insurance	$35,868	$3,587	NAP	As-Is Appraised Value:	$30,900,000
Replacement Reserves	$0	$5,068	NAP	As-Is Appraisal Valuation Date:	July 29, 2015
TI/LC Reserves(2)	$8,400	$6,002	$144,047	Cut-off Date LTV Ratio:	71.2%
Other Reserves(3)	$31,602	Springing	NAP	LTV Ratio at Maturity or ARD:	61.2%

(1)	The Merritt Creek Farm Shopping Center mortgage loan refinanced a bank loan, which in turn refinanced a prior securitized loan to an affiliate of the borrower, which was secured by a portion of the Merritt Creek Farm Shopping Center Property and by adjacent parcels, and experienced a maturity default in 2014. The borrower also reported two prior foreclosures and a prior deed-in-lieu of foreclosure. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(2)	The lender collected $8,400 upfront for remaining landlord obligations to pay leasing commissions on the Massage Envy Spa lease.
(3)	Other Reserves consist of (i) initial reserves representing six months’ free rent for Massage Envy Spa and (ii) ongoing monthly reserves required upon the occurrence of (a) an event of default is continuing; (b) the debt service coverage ratio being less than 1.10x as of the last day of the quarter; (c) Home Depot fails to renew its lease twelve months prior to expiration, goes dark, files bankruptcy or other insolvency proceedings, provides notice of termination, or materially defaults (subject to a $1,200,000 cap); or (d) Target (a shadow anchor) goes dark or the borrower receives notice or gains public information of Target’s intent to go dark or Target files bankruptcy or insolvency proceedings (subject to a $2,000,000 cap).
(4)	See “Cash Flow Analysis” section.

The Merritt Creek Farm Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 265,070 square foot community shopping center located in Barboursville, West Virginia (the “Merritt Creek Farm Shopping Center Property”). Bourboursville is located ten miles east of Huntington, and 50 miles west of Charleston, West Virginia. Constructed between 2002 and 2005, the Merritt Creek Farm Shopping Center Property is situated on 49.3 acres of land and is anchored by Home Depot U.S.A., Inc. (subject to a ground lease), and shadow anchored by Target (not part of the collateral). Junior anchors consist of Marshall’s, A.C. Moore, Office Depot, Petco, Shoe Show, Dollar Tree and Dress Barn. The Merritt Creek Farm Shopping Center Property provides 1,366 parking spaces resulting in a parking ratio of 5.2 spaces per 1,000 square feet of rentable area.

The Merritt Creek Farm Shopping Center Property is located one mile west of the Huntington Mall, the largest retail center in West Virginia. Shoppers coming from the Huntington-Ashland area pass the Merritt Creek Farm Shopping Center Property to reach the mall. The Merritt Creek Farm Shopping Center Property also benefits from its proximity to Marshall University (13,500 students),

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MERRITT CREEK FARM SHOPPING CENTER

located approximately five miles west of the Merritt Creek Farm Shopping Center Property. Since its completion in 2002, the Merritt Creek Farm Shopping Center has reportedly consistently maintained occupancy above 95.0%. Historic occupancy data provided back to 2010 reflects average occupancy over the last 5-years of 99.0%. As of September 8, 2015, the Merritt Creek Farm Shopping Center Property was 98.9% occupied by 17 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff	$20,769,422	94.4%
			Reserves	118,848	0.5
			Closing costs	288,196	1.3
			Return of equity	823,534	3.7
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

The following table presents certain information relating to the tenants at the Merritt Creek Farm Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants
Home Depot U.S.A., Inc. (Ground Lease)(3)	A/A2/A	121,039	45.7%	$2.48	$300,000	13.5%	NAV	NAV	1/31/2024
Total Anchor Tenants		121,039	45.7%	$2.48	$300,000	13.5%
Major Tenants
Marshalls	NR/A2/A+	30,000	11.3%	$8.75	$262,500	11.8%	$345	2.5%	1/31/2023
A.C. Moore	NR/NR/NR	21,306	8.0%	$12.00	$255,672	11.5%	NAV	NAV	10/31/2024
Office Depot	NR/B2/NR	18,448	7.0%	$13.50	$249,048	11.2%	NAV	NAV	2/28/2025
Petco Animal Supplies Stores	NR/B2/B	12,500	4.7%	$17.50	$218,750	9.8%	NAV	NAV	1/31/2024
Shoe Show	NR/NR/NR	10,075	3.8%	$16.00	$161,200	7.2%	NAV	NAV	11/30/2017
Dollar Tree Stores	NR/Ba2/BB	10,020	3.8%	$13.41	$134,368	6.0%	NAV	NAV	2/28/2019
The Dress Barn	NR/Ba2/NR	8,400	3.2%	$18.00	$151,200	6.8%	$193	9.3%	12/31/2017
Total Major Tenants		110,749	41.8%	$12.94	$1,432,738	63.4%

Other Tenants(4)		30,395	11.5%	$16.23	$493,250	22.2%

Occupied Total		262,183	98.9%	$8.49	$2,225,988	100.0%

Vacant Space		2,887	1.1%

Total		265,070	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Marshall’s, Dress Barn and Catherines (included in Other Tenants) are the only tenants required to formally report store sales.
(3)	Home Depot U.S.A, Inc. has a right of first refusal to purchase its leased parcel at the Merritt Creek Farm Shopping Center Property.
(4)	Other Tenants includes Massage Envy Spa (1.1% net rentable square feet), which executed a lease on September 1, 2015 with the tenant expected to take possession of its space on December 1, 2015 and commence rent payments of $57,740 on March 1, 2016. All outstanding landlord obligations related to the tenant and six months free rent were reserved upfront.

A-3-95

MERRITT CREEK FARM SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Merritt Creek Farm Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	2	4,400	1.7%	4,400	1.7%	$64,800	$14.73
2015	1	3,600	1.4%	8,000	3.0%	$74,052	$20.57
2016	0	0	0.0%	8,000	3.0%	$0	$0.00
2017	4	29,598	11.2%	37,598	14.2%	$475,600	$16.07
2018	0	0	0.0%	37,598	14.2%	$0	$0.00
2019	1	10,020	3.8%	47,618	18.0%	$134,368	$13.41
2020	3	9,600	3.6%	57,218	21.6%	$150,736	$15.70
2021	0	0	0.0%	57,218	21.6%	$0	$0.00
2022	0	0	0.0%	57,218	21.6%	$0	$0.00
2023	1	30000	11.3%	87,218	32.9%	$262,500	$8.75
2024	4	156,517	59.0%	243,735	92.0%	$814,884	$5.21
2025	1	18,448	7.0%	262,183	98.9%	$249,048	$13.50
Thereafter	0	0	0.0%	262,183	98.9%	$0	$0.00
Vacant	0	2,887	1.1%	265,070	100.0%	$0	$0.00
Total/Weighted Average	17	265,070	100.0%			$2,225,988	$8.49

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated lease expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Merritt Creek Farm Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	9/8/2015(2)

100.0%	98.9%	98.9%	98.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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MERRITT CREEK FARM SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Merritt Creek Farm Shopping Center Property:

Cash Flow Analysis

	2013	2014	Annualized September 2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,092,824	$2,253,166	$2,175,393	$2,276,511(1)	88.5%	$8.59
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	310,217	380,006	385,611	402,767	15.7	1.52
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	107,171(2)	4.2	0.40
Effective Gross Income	$2,403,041	$2,633,172	$2,561,004	$2,572,107	100.0%	$9.70

Total Operating Expenses	$505,581	$534,416	$495,969	$543,938	21.1%	$2.05

Net Operating Income	$1,897,459	$2,098,755	$2,065,035	$2,028,169	78.9%	$7.65
TI/LC	0	0	0	68,733	2.7	0.26
Capital Expenditures	0	0	0	60,818	2.4	0.23
Net Cash Flow	$1,897,459	$2,098,755	$2,065,035	$1,898,618	73.8%	$7.16

NOI DSCR	1.38x	1.53x	1.50x	1.48x
NCF DSCR	1.38x	1.53x	1.50x	1.38x
NOI DY	8.6%	9.5%	9.4%	9.2%
NCF DY	8.6%	9.5%	9.4%	8.6%

(1)	U/W Base Rent includes a new lease with Massage Envy (1.1% of the net rentable area), executed on September 1, 2015 with the tenant expected to take possession of its space on December 1, 2015 and annual rent of $57,740 commencing on March 1, 2016. The outstanding landlord obligations and six months free rent related to the lease were reserved upfront.
(2)	The underwritten economic vacancy is 4.0%. The Merritt Creek Farm Shopping Center Property was 98.9% occupied as of September 8, 2015. There are currently two month to month tenants (Guiding Light Christian and Renee’s Birkenstock) which account for 1.7% of the net rentable square feet. If such tenants’ space were treated as vacant, vacancy would increase to 2.8%, which remains lower than the 4.0% underwritten vacancy.

A-3-97

No. 16 – Westgate Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,000,000			Location:	Ann Arbor, MI
% of Initial Pool Balance:	2.2%			Size:	174,426 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$126.13
Borrower Name:	Westgate Enterprises, L.L.C.			Year Built/Renovated:	1960/2004
Sponsors:	Sam Berman, Gerald Byer, James Chaconas and Barry Margolis			Title Vesting:	Fee
Mortgage Rate:	4.930%			Property Manager:	JDP Management, L.L.C.
Note Date:	November 17, 2015			3rd Most Recent Occupancy (As of):	99.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	December 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	100.0% (10/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest Only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,722,876 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,881,660 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI (As of):	$1,844,184 (TTM 9/30/2015)
Lockbox Type:	Springing
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$2,983,239
				U/W Expenses:	$959,325
Escrows and Reserves:				U/W NOI:	$2,023,914
				U/W NCF:	$1,905,985
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.44x
Taxes	$270,773	$38,682	NAP	U/W NCF DSCR:	1.36x
Insurance	$33,218	$2,555	NAP	U/W NOI Debt Yield:	9.2%
Replacement Reserves	$0	$2,180	$78,492	U/W NCF Debt Yield:	8.7%
TI/LC	$175,000	$9,448	$350,000	As-Is Appraised Value:	$28,600,000
Outstanding TI/LC(2)	$1,732,311	$0	NAP	As-Is Appraisal Valuation Date:	October 26, 2015
Gap Rent Holdback(3)	$304,960	$0	NAP	Cut-off Date LTV Ratio(5):	72.8%
Specified Tenant Leasing Reserve(4)	$261,874	$0	NAP	LTV Ratio at Maturity or ARD(5):	64.4%

(1)	The borrower is permitted to incur future mezzanine debt provided that an intercreditor agreement is obtained and the combined debt service coverage ratio is at least 1.30x, the combined loan to value ratio is not greater than 75%, and the combined debt yield is at least 8.0%.

(2)	The Outstanding TI/LC reserve consists of Tenant Improvement allowances for the Ann Arbor Public Library ($1,600,000), Leasing Commissions for the Ann Arbor Public Library ($69,311), Picture Plus ($60,000) and Expo Kitchen ($3,000).

(3)	The Gap Rent Holdback reserve consists of 7 months of gap rent for the Ann Arbor Public Library ($302,860) while the tenant expands its space and one month of gap rent for the Pictures Plus ($2,100) as it relocates within the center.

(4)	The Specified Tenant Leasing Reserve will be released upon receipt of the Rite Aid Estoppel.

(5)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the Westgate Shopping Center Property’s “as stabilized” appraised value of $30,200,000 with an “as-stabalized” valuation date of July 1, 2016. The “as stabilized” appraised value assumes the Ann Arbor Public Library tenant’s improvements are completed and the lease has commenced. Ann Arbor Public library has been a tenant at the property since 1983 and executed a lease in September 2015 to expand its space from 5,536 square feet to 21,914 square feet (12.6% of the net rentable area). The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as is” appraised value are 76.9% and 68.0%, respectively.

The Westgate Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center comprising 174,426 square feet and located in Ann Arbor, Michigan (the “Westgate Shopping Center Property”). The Westgate Shopping Center Property was built in 1960 and is anchored by TJ Maxx. The Westgate Shopping Center Property is situated on the southwest corner of the intersection between West Stadium Boulevard and Jackson Avenue. Parking at the Westgate Shopping Center Property is provided by 766 surface spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. As of October 1, 2015, the Westgate Shopping Center Property was 100.0% occupied by 28 tenants.

A-3-98

WESTGATE SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	99.8%	Loan payoff	$17,474,540	79.3%
Other sources	37,500	0.2%	Reserves	2,778,136	12.6%
			Return of equity	1,349,874	6.1%
			Closing costs	434,950	2.0%
Total Sources	$22,037,500	100.0%	Total Uses	$22,037,500	100.0%

The following table presents certain information relating to the tenancy at the Westgate Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Ann Arbor Public Library	NR/NR/NR	21,914	12.6%	$19.26	$422,050	17.6%	NAV	NAV	6/30/2024(4)
TJ Maxx	NR/A2/A+	34,746	19.9%	$8.00	$277,968	11.6%	$392	3.4%	1/31/2017(5)
Rite Aid	B/B2/B	34,803	20.0%	$7.52	$261,874	10.9%	NAV	NAV	12/31/2018
Schuler’s Books	NR/NR/NR	9,804	5.6%	$17.21	$168,766	7.0%	NAV	NAV	6/16/2019(6)
Happy House	NR/NR/NR	8,300	4.8%	$14.88	$123,504	5.1%	NAV	NAV	10/31/2016(7)
Total Major Tenants		109,567	62.8%	$11.45	$1,254,162	52.2%

Non-Major Tenants		64,859	37.2%	$17.74	$1,150,466	47.8%

Occupied Collateral Total		174,426	100.0%	$13.79	$2,404,628	100.0%

Vacant Space		0	0.0%

Collateral Total		174,426	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes rent steps through June 2016 totaling $20,431.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2014.

(4)	Ann Arbor Public Library has two, five-year lease renewal options.

(5)	TJ Maxx has three, five-year lease renewal options.

(6)	Schuler’s Books has three, three-year lease renewal options.

(7)	Happy House has one, five-year lease renewal option.

A-3-99

WESTGATE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Westgate Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	3	11,721	6.7%	11,721	6.7%	$191,952	$16.38
2017	10	57,910	33.2%	69,631	39.9%	$682,712	$11.79
2018	7	54,907	31.5%	124,538	71.4%	$588,142	$10.71
2019	3	17,574	10.1%	142,112	81.5%	$308,643	$17.56
2020	1	1,350	0.8%	143,462	82.2%	$28,111	$20.82
2021	1	5,500	3.2%	148,962	85.4%	$107,947	$19.63
2022	1	2,000	1.1%	150,962	86.5%	$39,265	$19.63
2023	1	1,550	0.9%	152,512	87.4%	$35,805	$23.10
2024	1	21,914	12.6%	174,426	100.0%	$422,050	$19.26
2025	0	0	0.0%	174,426	100.0%	$0	$0.00
Thereafter	0	0	0.0%	174,426	100.0%	$0	$0.00
Vacant	0	0	0.0%	174,426	100.0%	$0	$0.00
Total/Weighted Average	28	174,426	100.0%			$2,404,627	$13.79

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Westgate Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(2)
99.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westgate Shopping Center Property:

Cash Flow Analysis

	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,991,240	$2,121,854	$2,138,723	$2,404,628(1)	80.6%	$13.79
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	592,742	631,956	581,969	681,300	22.8	3.91
Other Income	53,522	51,101	54,119	54,119	1.8	0.31
Less Vacancy & Credit Loss	(5,769)	(29,447)	(178)	(156,809)(2)	(5.3)	(0.90)
Effective Gross Income	$2,631,735	$2,775,464	$2,774,634	$2,983,239	100.0%	$17.10

Total Operating Expenses	$908,858	$963,804	$930,450	$959,325	32.2%	$5.50

Net Operating Income	$1,722,876	$1,811,660	$1,844,184	$2,023,914	67.8%	$11.60
TI/LC	0	0	0	91,765	3.1	0.53
Capital Expenditures	0	0	0	26,164	0.9	0.15
Net Cash Flow	$1,722,876	$1,811,660	$1,844,184	$1,905,985	63.9%	$10.93

NOI DSCR	1.23x	1.29x	1.31x	1.44x
NCF DSCR	1.23x	1.29x	1.31x	1.36x
NOI DY	7.8%	8.2%	8.4%	9.2%
NCF DY	7.8%	8.2%	8.4%	8.7%

(1)	The U/W Base Rent includes rent steps through June 2016 totaling $20,431.

(2)	The underwritten economic vacancy is 5.1%. The Westgate Shopping Center Property was 100.0% physically occupied as of October 1, 2015.

A-3-100

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/ Operating Advisor
Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	C-III Asset Management LLC 5221 N. O’Connor Blvd., Suite 600	Pentalpha Surveillance LLC 375 North French Road
375 Park Avenue	550 S. Tryon Street, 14th Floor	Irving, TX 75039	Suite 100
2nd Floor, J0127-23	Charlotte, NC 28202		Amherst, NY 14228
New York, NY 10152
Contact:	Contact:
Anthony.Sfarra@wellsfargo.com	REAM_InvestorRelations@wellsfargo.com	Contact: CMBS SS Group	Contact: Don Simon
Phone Number: (212) 214-5613	Phone Number: (866) 898-1615	Phone Number: (972) 868-5300	Phone Number: (203) 660-6100

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment remiums.

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2015-P2 Commercial Mortgage Pass-Through Certificates Series 2015-P2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/15/16
8480 Stagecoach Circle		Record Date:	12/31/15
Frederick, MD 21701-4747		Determination Date:	1/11/16

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2015 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2015-P2,
Commercial Mortgage Pass-Through Certificates
Series 2015-P2
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: C-III Asset Management LLC
Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

1   This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

C-2

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.         Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a pari passu portion of a whole loan evidenced by a pari passu note. At the time of the sale, transfer and assignment to depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the sponsor), participation or pledge, and the sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any other pooling and servicing agreement with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement. The sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement.

2.         Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization,

D-1-1

moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

3.         Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.         Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

5.         Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of mortgage and assignment of Assignment of Leases to the issuing entity constitutes a legal, valid and binding assignment to the issuing entity. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule attached as an exhibit to the applicable MLPA, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances that are prior to or equal with the lien of the related mortgage, except those that are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances

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and the Title Exceptions), no rights exist that under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those that are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

6.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Intercreditor Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would first be payable thereon. Except as contemplated by clauses (f) and (g) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the sponsor thereunder and no claims have been paid thereunder. Neither the sponsor, nor to the sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.         Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property

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financing). Except as set forth on an exhibit to the applicable MLPA, the sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.         Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.         UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.      Condition of Property. The sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11.      Taxes and Assessments. As of the date of origination and, to the sponsor’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have

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been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the date on which interest and/or penalties would first be payable thereon.

12.      Condemnation. As of the date of origination and to the sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13.      Actions Concerning Mortgage Loan. As of the date of origination and to the sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14.      Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Mortgage Loan documents are being conveyed by the sponsor to depositor or its servicer.

15.      No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule attached as an exhibit to the applicable MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the sponsor to merit such holdback).

16.      Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance that (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at

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least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the sponsor.

17.      Access; Utilities; Separate Tax Lots. Based solely on evaluation of the Title Policy (as defined in paragraph (6) of this Annex D-1) and survey, if any, an engineering report or property condition assessment as described in paragraph (10) of this Annex D-1, applicable local law compliance materials as described in paragraph (24) of this Annex D-1, and the ESA (as defined in paragraph (40) of this Annex D-1), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18.      No Encroachments. To the sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

19.      No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

20.      REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole

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Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21.      Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.      Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to originate, acquire and/or hold (as applicable) the mortgage note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23.      Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related Mortgagee.

24.      Local Law Compliance. To the sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

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25.      Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits, franchises and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the related Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.      Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

27.      Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With

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respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Whole Loan) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan originated after December 6, 2010 that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

28.      Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

29.      Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring

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coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

30.      Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) as set forth on an exhibit to the applicable MLPA by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable MLPA or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable MLPA or (iv) Permitted Encumbrances. The mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.      Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and (with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $10 million) the organizational documents of the Mortgagor provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date

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Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.      Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.      Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

34.      Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor

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conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the sponsor, its successors and assigns, the sponsor represents and warrants that:

a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

f)	The sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the sponsor’s knowledge, there is

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no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.      Servicing. The servicing and collection practices used by the sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.      Origination and Underwriting. The origination practices of the sponsor (or the related originator if the sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law

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relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37.      No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments. To the sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the sponsor in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38.      Bankruptcy. As of the date of origination of the related Mortgage Loan and to the sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.      Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

40.      Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be

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instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

41.      Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a MAI and, to the sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

42.      Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43.      Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

44.      Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the sponsor to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to the sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

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45.      Compliance with Anti-Money Laundering Laws. The sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Principal Commercial Capital
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6	Heritage Industrial Portfolio (Loan No. 7)

(Permitted Liens; Title Insurance) - Iron Mountain Management LLC, the sole tenant of the 4500 Steelway Boulevard building located at the 4500 & 4510 Steelway Boulevard Mortgaged Property, has a right of first refusal to purchase its building or such Mortgaged Property. The tenant executed a subordination, non-disturbance and attornment agreement pursuant to which the lease is subject and subordinate to the mortgage and the right of first refusal shall not be triggered in the event that the lender, its successors or assigns, acquire the Mortgaged Property through a foreclosure, a deed-in-lieu, or otherwise. However, such right of first refusal would apply to a foreclosure or deed in lieu of foreclosure if the proceeds of such event were sufficient to repay the entire Whole Loan (which has an original principal balance of $81,375,000). In addition, such right of first refusal would apply to subsequent sales by lender of the Mortgaged Property after it has acquired the Mortgaged Property.

Midwest Express, Inc., the sole tenant at the Mortgaged Property located at 16725 Square Drive, has an option to purchase the Mortgaged Property at any time after the date which is the 25th payment date after the securitization of the Mortgage Loan, for a purchase price equal to $4,000,000 plus all costs and expenses of Mortgagor of defeasing

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Principal Commercial Capital
the Mortgage Loan related to such Mortgaged Property. Pursuant to the lease, if for any reason, other than the intentional or arbitrary acts of Mortgagor, Mortgagor is unable to convey the Mortgaged Property in accordance with the lease, the sole obligation and liability of Mortgagor shall be to refund the deposit provided by tenant in connection with the anticipated sale.
6	Home Depot Jamaica (Loan No. 13)	(Permitted Liens; Title Insurance) - Home Depot, U.S.A., Inc., the sole tenant, which ground leases 6 parcels of the Mortgaged Property and sub-ground leases 3 parcels of the Mortgaged Property from Mortgagor, has a right of first offer to purchase Mortgagor’s fee and leasehold interest in the Mortgaged Property if at any time Mortgagor desires to offer its interest for sale. Tenant executed a subordination, non-disturbance and attornment agreement pursuant to which the sublease is subject and subordinate to the mortgage and the right of first offer shall not be triggered in the event the lender, its successors or assigns, acquire the Mortgaged Property through a foreclosure, a deed-in-lieu, or otherwise. Such right of first offer would, however, apply to subsequent sales by lender of the Mortgaged Property after it has acquired the Mortgaged Property.
6	Merritt Creek Farm Shopping Center (Loan No. 15)	(Permitted Liens; Title Insurance) - Home Depot U.S.A., Inc., which ground leases a parcel at the Mortgaged Property, has a right of first refusal to purchase its leased parcel at the Mortgaged Property. Such tenant executed a subordination, non-disturbance and attornment agreement pursuant to which the right of first refusal does not apply to a foreclosure or a

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Principal Commercial Capital
deed-in-lieu of foreclosure. Such right of first refusal would, however, apply to subsequent sales by lender of the Mortgaged Property after it has acquired the Mortgaged Property.
7	Pineapple Hotel Portfolio (Loan No. 3)	(Junior Liens) - The Mortgage Loan has two Mortgagors, the fee owner of the Mortgaged Properties and an operating lessee of the Mortgaged Properties. A family trust of which Michelle Foreman Barnet, the non-recourse carveout guarantor, is a trustee (the “MFB Family Trust”), owns a 49% equity ownership interest in an entity named Dream Legacy LLC, which owns 100% of the equity ownership interest in the fee owner Mortgagor. The other 51% equity ownership interest in Dream Legacy LLC is owned by a family trust of which Diane Foreman, Michelle Foreman Barnet’s mother, is a trustee. The MFB Family Trust obtained its 49% equity ownership interest in Dream Legacy LLC from Diane Foreman and, in connection therewith executed a promissory note in favor of Diane Foreman. The MFB Family Trust has pledged its equity ownership interest in Dream Legacy LLC to Diane Foreman to secure such promissory note.
16	Home Depot Jamaica (Loan No. 13)	(Insurance) - Home Depot U.S.A., Inc. (“Home Depot”), the sole tenant, has been permitted by lender to provide business interruption and liability insurance in lieu of the Mortgagor providing such insurance. In addition, Home Depot, the sole tenant, which owns the improvements located on the Mortgaged Property, has the right to self-insure with respect to all insurance required under the loan documents in lieu of the Mortgagor or such tenant obtaining an insurance policy issued by a third

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Principal Commercial Capital

party insurer, so long as Home Depot maintains a net worth of $100,000,000.

Business interruption insurance is currently being maintained by Home Depot through a blanket policy with a third party carrier, which has a deductible of $5,000,000, except with respect to business interruption insurance related to terrorism, which is being maintained by Home Depot through a blanket policy with a third party carrier, which has a deductible of $250,000. Each such deductible is in excess of the deductible of $50,000 permitted by the related loan documents and may be considered to exceed a customary deductible.

In addition, the exceptions to representation 34 with respect to insurance proceeds and restoration with respect to this Mortgage Loan, are also exceptions to this representation.

16	Merritt Creek Farm Shopping Center (Loan No. 15)	(Insurance) - The related loan documents provide that if the ground sublease to Home Depot remains in full force and effect, in satisfaction of the requirements for liability, builder’s risk, and flood insurance (as applicable) under the loan documents, the Mortgagor shall cause the ground subtenant to maintain such insurance required by the terms of the loan agreement. In addition, Home Depot, the ground lessee of the portion of the Mortgaged Property upon which its improvements are built, has the right to self-insure in satisfaction of the insurance requirements contained in the loan agreement; provided that certain conditions are satisfied pursuant to the loan documents, including a net worth requirement of $100,000,000, in lieu of the

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Principal Commercial Capital
Mortgagor or the ground lessor or ground lessee obtaining third party insurance. The related loan documents further provide that for so long as the ground lease with O’Charley’s Inc. shall remain in full force and effect, in satisfaction of the requirements for liability, builder’s risk and flood insurance (as applicable) under the loan agreement, Mortgagor shall cause O’Charley’s Inc. to obtain and maintain all insurance required by the terms of its ground lease.

16	All Principal Commercial Capital Mortgage Loans	(Insurance)-The required insurer rating from S&P is “A1” rather than “A-”. In addition, all exceptions to Representation 29 are also exceptions to this Representation 16.
18	Adler Office (Loan No. 4)	(No Encroachments) - Improvement on parcel 2 (7925 NW 12th Street) encroaches over Florida Power and Light Company easement, as to the easterly one-third of the structure. No title insurance has been obtained with respect to such encroachment. The loan agreement and guaranty for the Mortgage Loan includes an additional carveout for any loss or damage as a result of Florida Power & Light Company’s removal of or damage to any improvements.
18	Adler Industrial (Loan No. 5)	(No Encroachments) - Improvement on parcel 7 (1701-1723 NW 82nd Avenue) encroaches over Florida Power and Light Company easement. No title insurance has been obtained with respect to such encroachment.
25	Pineapple Hotel Portfolio (Loan	(Licenses and Permits) - Certain licenses and/or permits are in the

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Principal Commercial Capital
	No. 3)	name of Mortgagor affiliates that are predecessors-in-interest to Mortgagor. Pursuant to the Mortgage Loan documents, Mortgagor is required to cause such affiliates to transfer such licenses or permits as soon as commercially reasonable and no later than by the date that is 3 months from the origination date of the Mortgage Loan or such later date established by lender in its sole discretion. Mortgagor has represented in the Mortgage Loan documents that the failure of any such license or permit to be in Mortgagor’s name does not materially and adversely affect the use and/or operation of the Mortgaged Property. The Mortgage Loan documents includes a recourse carve-out for losses as a result of any failure of any license or permit relating to the Mortgaged Property or the business operated thereon to be held in the name of Mortgagor.
26	All Principal Commercial Capital Mortgage Loans	(Recourse Obligations) - The related Mortgage Loan documents provide for recourse for non-permitted transfers of interests in the related Mortgagor only if such transfers result in a change in control.
26	Aloft Nashville West End (Loan No. 14)	(Recourse Obligations) - The Mortgage Loan documents provide that so long as an AIG Entity owns and controls the related borrower, in no event shall the non-recourse carve-out guarantor or environmental indemnitor have any obligation or liability pursuant, under or in connection with the related guaranty or environmental indemnity to the extent the same first arises by reason of any event, thing or matter occurring, or any liability or obligations accruing, after the earliest of (1) the Tender Date, (2) the Repayment Date and

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Principal Commercial Capital
(3) the date that title to the Mortgaged Property is sold pursuant to a foreclosure sale or that title to the Mortgaged Property is acquired by lender or its nominee or designee pursuant to a deed-in-lieu of foreclosure. The “Tender Date” is the date upon which (i) lender has received and reasonably approved certain specified items provided by the Mortgagor in connection with the delivery of a special warranty deed or deed in lieu of foreclosure, authorized, executed and acknowledged in proper form for recording in the appropriate real estate records for the conveyance of the Mortgaged Property and in commercially reasonable form acceptable to lender, (ii) the title company is in receipt of all executed documents, required fees and forms from the Mortgagor together with all fees for the issuance of the title policy or as customarily required by the title company and (iii) the title company is unconditionally prepared to issue the title policy in form and substance reasonably acceptable to lender (provided that a title policy that insures title to the Mortgaged Property in the name of lender in an amount equal to the unpaid principal balance of the Mortgage Loan, subject only to permitted encumbrances will be deemed acceptable) and record the deed in the real property records, insuring any gap in the time between the Tender Date and the recording of the deed. The “Repayment Date” is the date the date that all principal, accrued interest and all other amounts then due under the Mortgage Loan documents and environmental indemnity have been repaid in full, or if sooner, the date there is a collateral release pursuant to the loan agreement. An AIG Entity is defined as (i)

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Principal Commercial Capital
American International Group, Inc. and successors and assigns of such entity, (ii) any insurance company which at the time it acquires an interest in the borrower is controlled directly or indirectly by an entity included in (i), or any successor or assign of any such insurance company or (iii) any entity controlled directly or indirectly by an entity included in (i) or (ii).
29	All Principal Commercial Capital Mortgage Loans	(Acts of Terrorism Exclusion) - Mortgagor is required to maintain insurance against loss or damage incurred as a result of acts of terrorism or similar acts of sabotage only if such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender. In addition, all exceptions to Representation 16 are also exceptions to this Representation 29.
31	Adler Office (Loan No. 4)

(Single Purpose Entity) - The Mortgagor previously advanced funds to, and borrowed funds from, affiliated entities. The prior intercompany loans have been repaid and are not an asset or liability on Mortgagor’s balance sheet.

A portion of the Mortgaged Property was previously owned by a Delaware statutory trust affiliated with Mortgagor, which was not a single purpose entity; such Delaware statutory trust was merged with and into Mortgagor to convey such portion of the Mortgaged Property to Mortgagor. In addition, the Mortgagor was previously the ground lessee under a ground lease with an affiliate, which was not a single purpose entity, for a portion of the

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Mortgaged Property; however, in connection with origination of the Mortgage Loan, the ground lease was extinguished and the fee interest in such portion of the Mortgaged Property was transferred to the Mortgagor by merging the affiliated ground lessor with and into the Mortgagor.
31	Adler Industrial (Loan No. 5)

(Single Purpose Entity) - The Mortgagor previously advanced funds to, and borrowed funds from, affiliated entities. The prior intercompany loans have been repaid and are not an asset or liability on Mortgagor’s balance sheet.

The Mortgaged Property was previously owned by a Delaware statutory trust affiliated with Mortgagor, which was not a single purpose entity; such Delaware statutory trust was merged with and into Mortgagor to convey the Mortgaged Property to Mortgagor.

31	Marley Manor Apartments (Loan No. 24)	(Single Purpose Entity) - The Mortgagor is a recycled entity that previously owned other real property that has been transferred to an affiliate of the Mortgagor, and also previously borrowed and loaned funds from affiliates. The prior intercompany loans are no longer assets or liabilities of the Mortgagor.
34	Home Depot Jamaica (Loan No. 13)	(Ground Leases) - (c) The Mortgaged Property includes 9 parcels of real property, of which 3 are ground leasehold interests and the remainder are fee interests. With respect to the 3 ground lease parcels, each related ground lease has an expiration date (taking into account optional renewal terms that can be exercised by Mortgagor or by lender) of 20 years after the

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maturity date of the Mortgage Loan. However, with respect to one such ground leasehold parcel, known as the Kimaqu Ground Lease, lender has the right to exercise optional renewal terms only if there is an event of default under the Kimaqu Ground Lease.

(j) Home Depot, the sole tenant, which ground leases the 6 fee parcels of the Mortgaged Property and ground subleases the 3 ground leased parcels of the Mortgaged Property from Mortgagor (such ground lease and sublease between Mortgagor and Home Depot, the “Ground Sublease”), is the owner of the improvements on the Mortgaged Property and it is entitled to receive insurance proceeds with respect to all insurance it provides relating to the improvements. While the Ground Sublease is in effect and Home Depot provides the insurance required under the loan agreement, neither the Mortgagor nor the lender is entitled to receive such insurance proceeds. Home Depot has the right, at its election, to either rebuild the improvements or to raze such improvements and place the premises in a safe condition.

(k) With respect to condemnation, each ground lease provides that condemnation proceeds are disbursed in the following order: (1) To the fee owner for the value of the land taken. (2) To the tenant (Mortgagor) for the unamortized costs of the improvements. (3) Remainder to fee owner. The Ground Sublease provides that condemnation proceeds belong to the party to whom such award is made or if only one award is made, such award shall be allocated between overlandlord (the landlords under the three ground leases),

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landlord (Mortgagor) and tenant (Home Depot) in accordance with their respective interests, provided, however, that any award attributable to the improvements shall belong to Home Depot. Consequently, condemnation proceeds attributable to the fee interest in the land held by the landlords under the three ground leases would be payable to such fee owners, and condemnation proceeds related to the improvements would be payable to Home Depot. The Mortgagor would not have a claim to any award for the improvements or the fee interest in the land but would be entitled to any award made for the value of its leasehold estate.

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Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6	All Mortgage Loans transferred by LCF	(Permitted Liens; Title Insurance) - The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
6	Harvey Building Products Portfolio (Loan No. 9)	(Permitted Liens; Title Insurance) - The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
6	Tally Ho (Loan No. 32)	(Permitted Liens; Title Insurance) – Bank of America occupies an outparcel of the mortgaged property, and has a right of first refusal to purchase such outparcel in the event that such outparcel is subdivided from the shopping center and sold separately. The right of first refusal does not apply to foreclosure or deed-in-lieu thereof.
6	Fairfield Inn & Suites Lumberton (Loan No. 38)	(Permitted Liens; Title Insurance) – The related franchisor has a right of first refusal to purchase the mortgaged property. The right of first refusal does not apply to foreclosure or deed-in-lieu thereof.
8	Harvey Building Products Portfolio (Loan No. 9)	(Assignment of Leases and Rents) - The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related

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Companion Loans on a pari passu basis.
16	All Mortgage Loans transferred by LCF	(Insurance) - The exceptions to Representation and Warranty No. 29, relating to terrorism insurance, are also exceptions to Representation and Warranty No. 16.
16	Harvey Building Products Portfolio (Loan No. 9)	(Insurance) - The Mortgage Loan documents require that any trustee appointed by the lender to hold and disburse insurance proceeds must be acceptable to the borrower and the single tenant, Harvey Industries.

The sole tenant at each related Mortgaged Property is permitted to self-insure.
16

Reasor’s Foods – Bixby (Loan No. 34)

Harp’s Foods – Grove (Loan No. 58)

Dollar General – Farmington (Loan No. 67)

Dollar General – Rice (Loan No. 68)

Dollar General – Bloomington (Loan No. 69)

Dollar General – Cape Girardeau (Loan No. 70)

Dollar General – Troy (Loan No. 71)

(Insurance) - With respect to each of the subject Mortgage Loans, the related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted (or, in the case of the Reasor’s Foods - Bixby Mortgage Loan, the related Mortgagor is required) per the terms of the related lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement (or, in the case of Reasor’s Foods - Bixby Mortgage Loan and the Harp’s Foods - Grove Mortgage Loan, either there is no abatement of rent (and with respect to the Reasor’s Foods - Bixby Mortgage Loan, for any portion of the twelve month period after the related casualty) as a result of such casualty or

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Ladder Capital Finance LLC

the related Mortgagor obtains and maintains the loss of rents insurance required under Section 5.1.1 of the related loan agreement), and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease, as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing (except that in the case of the Dollar General - Farmington, Dollar General - Troy, Dollar General - Bloomington, Dollar General - Cape Girardeau and Dollar General - Rice Mortgage Loans, the Mortgage Loan documents require that such insurance be maintained with an insurance company that is rated at least A-:VIII by A.M. Best Company), the related Mortgagor will not be required to maintain coverage under Section 5.1.1 of the related loan agreement (other than the loss of rents insurance with respect to the Reasor’s Foods - Bixby Mortgage Loan and the Harp’s Foods - Grove Mortgage Loan).

In the event that the insurance policies maintained by the related sole tenant no longer satisfies the requirements described above, then the related Mortgagor is required to, upon obtaining knowledge thereof, at its sole cost and expense, promptly procure and “primary” or “excess and contingent” insurance coverage, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the

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Ladder Capital Finance LLC

related Mortgaged Property to at least the types and amount of coverage required under the related lease.

If, at any time, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related Mortgagor is required to maintain the insurance policies required under the related lease as of the date of the related loan agreement, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

16	Walgreens - York (Loan No. 50) Walgreens – Reynoldsburg (Loan No. 53) Walgreens - Dyersburg (Loan No. 59)	(Insurance) - The sole tenant at each Mortgaged Property is permitted to self-insure, provided, among other things, the tenant maintains a rating of “BBB-” by S&P. The borrower is required to maintain insurance required to be maintained pursuant to the related loan documents to the extent not maintained by such tenant.
19

Reasor’s Foods - Bixby (Loan No. 34)

Harp’s Foods - Grove (Loan No. 58)

Dollar General - Farmington (Loan No. 67)

Dollar General - Rice (Loan No. 68)

Dollar General - Bloomington (Loan No. 69)

Dollar General - Cape Girardeau (Loan No. 70)

Dollar General - Troy (Loan No. 71)

(No Contingent Interest or Equity Participation) – An affiliate of the lender has an equity interest in the related borrower.
24	Harvey Building Products Portfolio	(Local Law Compliance) - The

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(Loan No. 9)

Bethlehem Mortgaged Property is legal, non-conforming as to use. Following a casualty or condemnation, the Bethlehem Mortgaged Property may be rebuilt if the exterior structure is properly secured following the damage or destruction and reconstruction begins within 12 months of the date of such damage or destruction.

The Norwalk Mortgaged Property is legal, non-conforming as to use. If 50% or more of the Norwalk Mortgaged Property is destroyed, such Mortgaged Property could only be rebuilt with a special use permit.

The following Mortgaged Properties are non-conforming due to parking deficiencies. The related loan documents require the borrower to remedy such parking deficiencies within 180 days of the origination date of the Mortgage Loan, subject to additional time if a permit is required so long as the borrower is diligently pursuing such remedy.

•     The Manchester, CT Mortgaged Property is deficient by 8 parking spaces.

•     The New London Mortgaged Property is deficient by 26 parking spaces.

•     The Auburn Mortgaged Property is deficient by 11 parking spaces.

•     The Springfield Mortgaged Property is deficient by 7 parking spaces.

•     The West Bridgewater Mortgaged Property is

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Ladder Capital Finance LLC

       deficient by 1 parking space.

•     The Portland Mortgaged Property is deficient by 16 parking spaces.

•     The Manchester, NH Mortgaged Property is deficient by 11 parking spaces.

•     The Nashua Mortgaged Property is deficient by 14 parking spaces.

•     The White River Junction Mortgaged Property is deficient by 5 parking spaces.

24	Golf Plaza (Loan No. 40)	(Local Law Compliance) - The Mortgaged Property is deficient by one (1) parking space. The Mortgage Loan documents require the borrower to stripe one (1) additional parking space at the Mortgaged Property to ensure compliance with zoning requirements.
24	Alpha Corners (Loan No. 64)	(Local Law Compliance) - The Mortgaged Property is deficient by one (1) parking space. The Mortgage Loan documents require the borrower to stripe one (1) additional parking space within the earlier of (a) 120 days following the origination date of the Mortgage Loan and (b) prior to the commencement of any enforcement action in connection therewith.
26	All Mortgage Loans transferred by LCF	(Recourse Obligations) - The related loan documents may limit recourse for the related Borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there

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Ladder Capital Finance LLC
is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse.
26

Reasor’s Foods - Bixby (Loan No. 34)

Harp’s Foods - Grove (Loan No. 58)

Dollar General - Farmington (Loan No. 67)

Dollar General - Rice (Loan No. 68)

Dollar General - Bloomington (Loan No. 69)

Dollar General - Cape Girardeau (Loan No. 70)

Dollar General - Troy (Loan No. 71)

(Recourse Obligations) - There is no guarantor liable for losses resulting from any breach of the environmental covenants contained in the related Mortgage Loan documents.

There is no recourse for misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits, if the same was applied in accordance with the terms of the related tenant’s lease.

26	Walgreens - York (Loan No. 50) Walgreens – Reynoldsburg (Loan No. 53) Walgreens - Dyersburg (Loan No. 59)	(Recourse Obligations) - There is no recourse for misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits, if the same was applied in accordance with related loan agreement or the terms of the related tenant’s lease.
27	All Mortgage Loans transferred by LCF	(Mortgage Releases) - If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the

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Ladder Capital Finance LLC
subject Mortgage Loan to fail to qualify as such.
28	All Mortgage Loans transferred by LCF	(Financial Reporting and Rent Rolls) - The related loan documents, in each case, do not require the financial statements of the co-mortgagors to be combined. Also, mortgagor reporting obligations may be in the related loan agreement instead of the mortgage.
28	Harvey Building Products Portfolio (Loan No. 9)	(Financial Reporting and Rent Rolls) - The loan documents do not require the borrower to provide annual operating statements.
28

Reasor’s Foods - Bixby (Loan No. 34)

Harp’s Foods - Grove (Loan No. 58)

Dollar General - Farmington (Loan No. 67)

Dollar General - Rice (Loan No. 68)

Dollar General - Bloomington (Loan No. 69)

Dollar General - Cape Girardeau (Loan No. 70)

Dollar General - Troy (Loan No. 71)

(Financial Reporting and Rent Rolls) - The related loan documents provide that, so long as the tenant’s lease is a triple-net tenant lease, the Borrower’s delivery of a certified rent roll is sufficient to satisfy the requirement to deliver annual operating statements and annual financial statements.
29	All Mortgage Loans transferred by LCF	(Acts of Terrorism Exclusion) - Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified

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Ladder Capital Finance LLC
Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. In addition, subject to the other exceptions to the Representation and Warranty No. 29, even where terrorism insurance is required, the related Borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, the related Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
29	Walgreens - York (Loan No. 50) Walgreens – Reynoldsburg (Loan No. 53) Walgreens - Dyersburg (Loan No. 59)	(Acts of Terrorism Exclusions) - The exceptions to Representation and Warranty No. 16 are exceptions to Representation and Warranty No. 29.

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Ladder Capital Finance LLC
29

Reasor’s Foods - Bixby (Loan No. 34)

Harp’s Foods - Grove (Loan No. 58)

Dollar General - Farmington (Loan No. 67)

Dollar General - Rice (Loan No. 68)

Dollar General - Bloomington (Loan No. 69)

Dollar General - Cape Girardeau (Loan No. 70)

Dollar General - Troy (Loan No. 71)

(Acts of Terrorism Exclusions) - With respect to each of the subject Mortgage Loans, the related Mortgagor is not required to maintain insurance for so long as the related sole tenant maintains insurance in accordance with the related lease (see exception to Representation and Warranty No. 16 above), and the related lease does not require terrorism insurance coverage.
30	All Mortgage Loans transferred by LCF	(Due on Sale or Encumbrance) - Any pledge of a direct or indirect equity interest in the related Borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein. In addition, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related Borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

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Ladder Capital Finance LLC
30	Harvey Building Products Portfolio (Loan No. 9)	(Due on Sale or Encumbrance) - Direct or indirect interests in the guarantor may be pledged to secure corporate level financing, so long as the value of the Mortgaged Property is not, and is not intended at any time to be (including through operation of collateral release provisions), more than 25% of the value of all security for such corporate level financing.

Upper tier entity interests in the borrower may be sold to a transferee that has $300,000,000 of assets and a net worth of $100,000,000.
30

Reasor’s Foods - Bixby (Loan No. 34)

Harp’s Foods - Grove (Loan No. 58)

Dollar General - Farmington (Loan No. 67)

Dollar General - Rice (Loan No. 68)

Dollar General - Bloomington (Loan No. 69)

Dollar General - Cape Girardeau (Loan No. 70)

Dollar General - Troy (Loan No. 71)

(Due on Sale or Encumbrance) - The related loan documents permit transfers of direct or indirect interests in the Borrower to certain affiliates of Ladder Capital Finance Holdings LLLP and certain qualified without the consent of the lender.

In addition, the borrower is permitted to obtain mezzanine financing and corporate financing, subject to certain conditions provided in the related Mortgage Loan documents.

31	Savannah Club Apartments (Loan No. 25)	(Single Purpose Entity) – The borrower is a recycled entity, which entity represented in the related Mortgage Loan documents that, from the time the borrower was acquired by the current borrower sponsor in 2012, such entity did not have any assets other than those related to its interest in and operation of such Mortgaged Property or any indebtedness other than as permitted by the

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related mortgage.
39

Reasor’s Foods - Bixby (Loan No. 34)

Harp’s Foods - Grove (Loan No. 58)

Dollar General - Farmington (Loan No. 67)

Dollar General - Rice (Loan No. 68)

Dollar General - Bloomington (Loan No. 69)

Dollar General - Cape Girardeau (Loan No. 70)

Dollar General - Troy (Loan No. 71)

(Organization of Mortgagor) - The borrowers under these Mortgage Loans are affiliated.
39	Tally Ho (Loan No. 32) Dover Downs (Loan No. 49)	(Organization of Mortgage) - The borrowers under these Mortgage Loans are affiliated.
39	Walgreens - York (Loan No. 50) Walgreens – Reynoldsburg (Loan No. 53 Walgreens - Dyersburg (Loan No. 59)	(Organization of Mortgage) - The borrowers under these Mortgage Loans are affiliated.
40	Golf Plaza (Loan No. 40)	(Environmental Conditions) - The borrower is required to cooperate in all respects with all applicable governmental authorities with respect to the former dry cleaning operation at the Mortgaged Property and with respect to the issuance of a “No Further Remediation” determination with respect to such former use.
40	Alpha Corners (Loan No. 64)	(Environmental Conditions) - The Mortgaged Property is located on the site of a former gas station. When the borrower acquired the Mortgaged Property in 2014, a $125,000 escrow was established by the property’s prior owner (7-11 Corp.) and held by First

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American Title Company to perform testing, monitoring and remediation as necessary, as well as removal of a fuel tank. The escrow will be released upon delivery of a No Further Action Letter (NFA). The on-site investigation related to removal of the underground storage tanks in 2014 and related soil and groundwater contamination is ongoing and this remains an Environmental Condition. 7-11 Corp. (which is a party unrelated to the borrower) has been identified as a responsible party and is performing that work under the supervision of the applicable state environmental authority. 7-11 Corp. is currently conducting a Tier I Delineation and it is as yet unknown whether additional response actions will be required. The loan documents require the borrower to (i) complete (or cause to be completed) any such remediation work required for the issuance of a NFA, and in any event within 1 year of the origination date of the Mortgage Loan and (ii) deposit with lender any funds received under the escrow agreement. The borrower and guarantors are liable for losses resulting from borrower’s failure to comply with such requirements.

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Citigroup Global Markets Realty Corp.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Anchorage Marriott Downtown (Loan No. 8) JW Marriott Santa Monica Le Merigot (Loan No. 10)	(Financial Reporting and Rent Rolls) – The related Mortgage Loan documents require the Mortgagor to provide monthly, not quarterly, operating statements.
31	Amsdell Michigan Pool (Loan No. 23)	(Single-Purpose Entity) - Prior to the origination of the Mortgage Loan, the Mortgagor owned another property (the “Conveyed Property”). The Mortgaged Property and the Conveyed Property were previously financed together under a CMBS loan. The Conveyed Property was transferred out of the Mortgagor prior to origination of the Mortgage Loan. The Mortgagor represented in the Mortgage Loan documents that the Conveyed Property complies with all legal requirements (including all environmental laws) and that the Conveyed Property is free and clear of all mechanics’ or similar liens.
39	Anchorage Marriott Downtown (Loan No. 8) JW Marriott Santa Monica Le Merigot (Loan No. 10)	(Organization of Mortgagor) – The related Mortgagors are affiliates.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6	Huntington Park Shopping Center (Loan No. 18)	(Permitted Liens; Title Insurance) – Pad site tenant (In-N-Out) Burger has a right of first refusal to purchase the property if a bona fide offer is received (as to the related parcel only) that the borrower is otherwise willing to accept. The right of first refusal is not extinguished by foreclosure; however, the right of first refusal does not apply to foreclosure or died-in-lieu thereof.
16	2052 Century Park East (Loan No. 12)	(Insurance) – (i) Insurance Deductible. The loan documents permit the required insurance to have a $250,000 deductible for property coverage. (ii) Leased Fee. The mortgaged property is leased fee, where the tenant or other non-borrower party constructed improvement and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.
16	Huntington Park Shopping Center (Loan No. 18)	(Insurance) – The In-N-Out Burger pad site is leased fee, where the tenant or other non-borrower party constructed improvement and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.
16	OSH San Leandro (Loan No. 35)	(Insurance) – Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is

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Wells Fargo Bank, National Association
suspended if tenant (Orchard Supply Hardware) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $100 million. If tenant elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the lease is in full force effect and there is no lease or loan default, the provisions of the lease shall control disbursement of any casualty proceeds. Third party insurance is currently in-place that satisfies loan document requirements.
29	2052 Century Park East (Loan No. 12)	(Acts of Terrorism Exclusion) – The mortgaged property is leased fee, where the tenant or other non-borrower party constructed improvement and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.
29	Huntington Park Shopping Center (Loan No. 18)	(Acts of Terrorism Exclusion) – The In-N-Out Burger pad site is leased fee, where the tenant or other non-borrower party constructed improvement and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.
29	OSH San Leandro (Loan No. 35)	(Acts of Terrorism Exclusion) – The borrower’s obligation to provide required insurance (including

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Wells Fargo Bank, National Association
property, rent loss, terrorism and liability coverage) is suspended if the tenant (Orchard Supply Hardware) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $100 million. If tenant elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the lease is in full force and effect and there is no lease or loan default, the provisions of the lease shall control disbursement of any casualty proceeds. Third party insurance is currently in place that satisfies the loan document requirements.
40	2200 Harbor Boulevard (Loan No. 20)	(Environmental Conditions) – The Phase I environmental site assessment identified a recognized environmental conditions associated with former on-site dry cleaners, including related soil and groundwater contamination. In lieu of a Phase II, the lender obtained a $2 million lender environmental collateral protection and liability -type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $50,000 deductible (which was reserved at loan closing). The policy premium was pre-paid at closing, and the loan documents provide for personal liability to the borrower and guarantor for losses related to the failure to pay such policy deductible. Zurich North America has an S & P rating of

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“AA-”.
41	University Center South (Loan No. 60)	(Appraisal) – The loan was originated May 30, 2014 (storm damage occurred on-site in July 2014 that delayed securitization of the loan until the physical damage was repaired and property re-tenanted). The appraisal is dated April 1, 2014, more than 12 months prior to the cut-off date for the WFCM 2015-P2 loan pool.

D-2-29

Société Générale
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Empire Mall (Loan No. 2)	(Lien; Valid Assignment) – The Mortgage Loan is evidenced by a $75,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu controlling A-1 Note ($40,000,000), A-3 Note ($40,000,000), A-4 Note ($25,000,000) and A-5 Note ($10,000,000) which have an aggregate original principal balance of $190,000,000. The A-1 Note, A-3 Note, A-4 Note and A-5 Note will be contributed to future securitizations.
26	Empire Mall (Loan No. 2)	(Recourse Obligations) - The guarantor’s liability is limited to $38,000,000 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with an entity controlled by any key principal of the guarantor.
34	Empire Mall (Loan No. 2)	(Ground Leases) - The Mortgaged Property is partially subject to a ground lease that expires on September 30, 2033, with no renewal options remaining, which is eight years following the stated maturity date of the Mortgage Loan. Additionally, the ground lease requires the lessor to give the mortgagee written notice of any default; however, there is no provision that no notice of default or termination is effective against the mortgagee unless such notice is given to the mortgagee. Finally, the ground lease is silent on the

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Société Générale
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
right of the lender to hold condemnation awards, though it provides for equitable sharing of the award.
39	LA Fitness – Euless (Loan No. 39) LA Fitness – Grand Prairie (Loan No. 42) LA Fitness – Pearland (Loan No. 43)	(Organization of Mortgagor) – The Mortgagors for the following properties are affiliated: LA Fitness – Euless, LA Fitness – Grand Prairie, and LA Fitness – Pearland.

D-2-31

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Annex E

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2016	57,582,000.00
February 2016	57,582,000.00
March 2016	57,582,000.00
April 2016	57,582,000.00
May 2016	57,582,000.00
June 2016	57,582,000.00
July 2016	57,582,000.00
August 2016	57,582,000.00
September 2016	57,582,000.00
October 2016	57,582,000.00
November 2016	57,582,000.00
December 2016	57,582,000.00
January 2017	57,582,000.00
February 2017	57,582,000.00
March 2017	57,582,000.00
April 2017	57,582,000.00
May 2017	57,582,000.00
June 2017	57,582,000.00
July 2017	57,582,000.00
August 2017	57,582,000.00
September 2017	57,582,000.00
October 2017	57,582,000.00
November 2017	57,582,000.00
December 2017	57,582,000.00
January 2018	57,582,000.00
February 2018	57,582,000.00
March 2018	57,582,000.00
April 2018	57,582,000.00
May 2018	57,582,000.00
June 2018	57,582,000.00
July 2018	57,582,000.00
August 2018	57,582,000.00
September 2018	57,582,000.00
October 2018	57,582,000.00
November 2018	57,582,000.00
December 2018	57,582,000.00
January 2019	57,582,000.00
February 2019	57,582,000.00
March 2019	57,582,000.00
April 2019	57,582,000.00
May 2019	57,582,000.00
June 2019	57,582,000.00
July 2019	57,582,000.00
August 2019	57,582,000.00
September 2019	57,582,000.00
October 2019	57,582,000.00
November 2019	57,582,000.00
December 2019	57,582,000.00
January 2020	57,582,000.00
February 2020	57,582,000.00
March 2020	57,582,000.00
April 2020	57,582,000.00
May 2020	57,582,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
June 2020	57,582,000.00
July 2020	57,582,000.00
August 2020	57,582,000.00
September 2020	57,582,000.00
October 2020	57,582,000.00
November 2020	57,582,000.00
December 2020	57,581,408.06
January 2021	56,735,218.41
February 2021	55,885,605.03
March 2021	54,791,656.38
April 2021	53,934,176.68
May 2021	52,993,183.01
June 2021	52,128,425.49
July 2021	51,180,360.19
August 2021	50,308,266.64
September 2021	49,432,644.27
October 2021	48,474,021.95
November 2021	47,590,976.64
December 2021	46,625,141.70
January 2022	45,734,614.08
February 2022	44,840,482.87
March 2022	43,706,161.43
April 2022	42,803,819.50
May 2022	41,819,234.64
June 2022	40,909,256.04
July 2022	39,917,250.86
August 2022	38,999,574.49
September 2022	38,078,184.37
October 2022	37,075,090.99
November 2022	36,145,911.82
December 2022	35,125,711.00
January 2023	34,180,038.87
February 2023	33,230,540.39
March 2023	32,042,369.90
April 2023	31,084,219.85
May 2023	30,044,196.34
June 2023	29,077,960.34
July 2023	28,030,079.97
August 2023	27,055,693.34
September 2023	26,077,363.87
October 2023	25,017,732.65
November 2023	24,031,155.82
December 2023	22,963,510.92
January 2024	21,968,620.76
February 2024	20,969,704.58
March 2024	19,813,393.80
April 2024	18,805,754.68
May 2024	17,717,644.22
June 2024	14,124,183.93
July 2024	13,034,037.52
August 2024	12,015,251.18
September 2024	10,992,342.56
October 2024	9,889,932.10

E-1

Distribution Date	Class A-SB Planned Principal Balance ($)
November 2024	8,858,423.17
December 2024	7,747,656.06
January 2025	6,707,478.02
February 2025	5,663,090.93
March 2025	4,390,476.15
April 2025	3,336,711.51
May 2025	2,204,319.24
June 2025	1,141,707.48
July 2025	718.74
August 2025 and thereafter	0.00

E-2

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$860,640,000

(Approximate)

Wells Fargo

Commercial Mortgage

Securities, Inc.

Depositor

WELLS FARGO

COMMERCIAL MORTGAGE

TRUST 2015-P2

Issuing Entity

Commercial Mortgage

Pass-Through Certificates,

Series 2015-P2

Summary of Certificates	3
Important Notice Regarding the Offered
Certificates	15
Important Notice About Information Presented
in this Prospectus	16
Summary of Terms	23
Risk Factors	57
Description of the Mortgage Pool	140
Transaction Parties	235
Description of the Certificates	302
Description of the Mortgage Loan Purchase
Agreements	341
Pooling and Servicing Agreement	351	Class A-1	$28,655,000
Certain Legal Aspects of Mortgage Loans	459	Class A-2A	$70,000,000
Certain Affiliations, Relationships and Related		Class A-2B	$82,513,000
Transactions Involving Transaction Parties	477	Class A-3	$170,000,000
Pending Legal Proceedings Involving		Class A-4	$292,790,000
Transaction Parties	479	Class A-SB	$57,582,000
Use of Proceeds	480	Class A-S	$47,605,000
Yield and Maturity Considerations	480	Class X-A	$749,145,000
Material Federal Income Tax Considerations	495	Class X-B	$61,385,000
Certain State and Local Tax Considerations	509	Class B	$61,385,000
Method of Distribution (Underwriter)	510	Class C	$50,110,000
Incorporation of Certain Information by

PROSPECTUS

WELLS FARGO SECURITIES

Co-Lead Manager and Joint Bookrunner

CITIGROUP

Co-Lead Manager and Joint Bookrunner

SOCIETE GENERALE

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Manager

December      , 2015

Reference	512
Where You Can Find More Information	513
Financial Information	513
Certain ERISA Considerations	514
Legal Investment	518
Legal Matters	519
Ratings	519
Index of Defined Terms	522

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.